As filed with the Securities and Exchange Commission on August 7, 2025

Registration No. 333-288582

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Amendment No. 2

to

Form F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nasus Pharma Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	2834	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Udi Gilboa Executive Chairman Yigal Alon 65 Tel Aviv, Israel 6744317 Tel: +972.3.573.6632	Puglisi & Associates 850 Library Ave., Suite 204 Newark, DE 19711 Tel: (302) 738-6680
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Oded Har-Even, Esq. Eric Victorson, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas, 19th Floor New York, NY 10020 Tel: +1.212.660.3000	Reut Alfiah, Adv. Gal Cohen, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel-Aviv, Israel 6473925 Tel: +972.74.758.0480	Ross D. Carmel, Esq. Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas New York, New York 10036 (212) 930-9700

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date hereof.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards † provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED AUGUST 7, 2025

1,250,000 Ordinary Shares

Nasus Pharma Ltd.

This is a firm commitment initial public offering of 1,250,000 ordinary shares, no par value, or Ordinary Shares, of Nasus Pharma Ltd., an Israeli company. Prior to this offering, there has been no public market for our Ordinary Shares. We anticipate that the initial public offering price of our shares will be between $8.00 and $10.00.

We have applied to list our Ordinary Shares on the NYSE American LLC, or NYSE American, under the symbol “NSRX”. This offering is contingent upon the Ordinary Shares being listed on the NYSE American, and no assurance can be given that our application will be approved or that a trading market will develop.

We are both an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and a “foreign private issuer” as defined under the U.S. federal securities laws and have elected to comply with certain reduced public company reporting requirements.

Investing in our Ordinary Shares involves a high degree of risk. See “Risk Factors” beginning on page 8. Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds to us (before expenses)	$	$

(1)	Underwriting discounts and commissions do not include a non-accountable expense allowance equal to 1.0% of the initial public offering price payable to the underwriters. We have agreed to issue to Laidlaw & Company (UK) Ltd. and to Craft Capital Management LLC, the underwriters, upon the consummation of this offering, warrants in an aggregate amount equal to 3% of the Ordinary Shares sold in this offering, or the Underwriter’s Warrants. We refer you to “Underwriting” beginning on page 163 for additional information regarding underwriters’ compensation.

We have granted a 45-day option to Laidlaw and Company (UK) Ltd, the representative of the underwriters, or the Representative, to purchase up to additional 187,500 Ordinary Shares solely to cover over-allotments, if any.

The underwriters expect to deliver the Ordinary Shares on or about               , 2025.

Laidlaw & Company (UK) Ltd.	CRAFT CAPITAL MANAGEMENT LLC

The date of this prospectus is             , 2025

NASUS PHARMA

A NEW FRONTIER IN INTRANASAL DRUG DELIVERY

ANAPHYLAXIS: NS002 SUMMARY

- **NS002 is an intranasal powder Epinephrine spray** for the treatment of type 1 severe allergies and anaphylaxis
- **Anaphylaxis is a severe allergic reaction** that exists on a spectrum and requires immediate medical attention

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- **The standard of care for anaphylaxis is Epinephrine**: this is typically self-administered via an Epinephrine auto-injector (EAI) or given via intramuscular (IM) injection by a healthcare provider
- **Intramuscular Epinephrine delivery faces several significant limitations:** Epinephrine autoinjectors can be expensive, bulky, and many patients have a fear of needles

NS002 aims to offer a compact, simple, and needle free alternative for rapid Epinephrine delivery*

Study Data & Results

Time to Hemodynamic Clinical Threshold

Clinical data has shown that NS002 reached the clinical plasma threshold (T100pg) faster (3.6 minutes compared to 9 minutes).

Peak Concentration

Clinical data has shown that NS002 achieved higher maximum plasma Epinephrine levels (Cmax) (477pg/ml vs 360pg/ml)

Time to Maximum Absorption

Clinical data has shown that time to maximum Epinephrine absorption (Tmax) was significantly shorter for NS002 (10 minutes compared to 14.6 minutes)

Well-Tolerated

Clinical data has shown that NS002 was well tolerated with no unexpected adverse events in both dose concentrations and conditions tested

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* Nasus Pharma Ltd. is a developmental stage company. As such, none of the Company's product candidates, including NS002, have been approved by the United States Food and Drug Administration (FDA). Until such approval is obtained, none of the Company's product candidates may be sold in the United States. NS002 does not currently offer a compact, simple, and needle free alternative for rapid Epinephrine delivery. Furthermore, the Company cannot guarantee that its product candidates will be approved by the FDA. The Phase 2 portion of the Company's NS002 study included twelve patients and the trial was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size.

You should rely only on the information contained in this prospectus and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not authorized anyone to provide you with information that is different. We are offering to sell the Ordinary Shares, and seeking offers to buy the Ordinary Shares, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the Ordinary Shares.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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ABOUT THIS PROSPECTUS

In this prospectus, “we,” “us,” “our,” the “Company” and “Nasus” refer to Nasus Pharma Ltd.

We are incorporated in the State of Israel, and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we are currently eligible for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

TRADEMARKS

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

MARKET, INDUSTRY AND OTHER DATA

Unless otherwise indicated, this prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources, concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size estimates, is based on information from independent industry analysts, third-party sources and management estimates. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. Management estimates are derived from publicly available information released by independent industry analysts and third-party sources, as well as data from our internal research, and are based on assumptions made by us based on such data and our knowledge of such industry and market, which we believe to be reasonable. In addition, while we believe the market opportunity information included in this prospectus is generally reliable and is based on reasonable assumptions, such data involves risks and uncertainties and is subject to change based on various factors, including those discussed under the heading “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

PRESENTATION OF FINANCIAL INFORMATION

Our reporting currency and functional currency is the U.S. dollar. Unless otherwise expressly stated or the context otherwise requires, references in this prospectus to “NIS” are to New Israeli Shekels, references to “Euro” or “€” mean the currency of the European Union and references to “dollars” or “$” mean U.S. dollars. Unless otherwise noted, all translations from NIS to U.S. dollars in this prospectus were made at a rate of NIS 3.6417 for $1.00, the exchange rate as of December 31, 2024, published by the Bank of Israel. All translations from Euro to U.S. dollars in this prospectus were made at a rate of €1.00 for $1.0351, the exchange rate as of December 31, 2024, published by the H.10 statistical release of the Federal Reserve Board. The aforementioned exchange rate is provided solely for your convenience and may differ from the actual rates used in the preparation of the consolidated financial statements included in this prospectus and other financial data appearing in this prospectus.

We report our financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the “Risk Factors” section and the financial statements and related notes appearing elsewhere in this prospectus.

Our Company

We are a clinical-stage specialty pharmaceutical company focused primarily on the development of intranasal drugs to treat emergency medical conditions. Intranasal administration is especially suitable for medical emergencies when prompt drug administration is critical, since the nose is lined up with a very rich vascular bed enabling quick drug absorption. We are developing a unique powder-based intranasal technology, or PBI, with a specialized product portfolio to address acute medical conditions and public health threats. We believe that PBI may be superior over liquid-based solutions due to potentially significantly higher dispersion of powder throughout the nasal cavity, thus creating a larger absorption area and enabling more rapid and higher drug absorption. In addition, the uniform spherical powder particles of our proprietary formulation may enhance the consistency and reliability of the delivered dose. The initial clinical trials of our PBI products involving different molecules performed thus far have demonstrated quicker and higher drug absorption over similar solution-based nasal products. However, to date we have only tested our product candidates on a relatively small patient population and none of our products have been approved by the Food and Drug Administration, or the FDA. Prior to obtaining FDA approval of any of our product candidates, we will need to perform additional clinical testing of our product candidates to confirm any benefits and advantages our products may have over similar nasal products.

Our mission is to offer better protection to patients during acute, severe and life-threatening medical conditions by an effective, user-friendly and immediately active PBI specialized products. To help achieve this we are focused on developing NS002, an intranasal powder Epinephrine nasal spray for the treatment of type 1 severe allergies and anaphylaxis, or Intranasal Epinephrine, and we also have been developing NS001, an intranasal Naloxone powder nasal spray for the treatment of opioid overdose, or Intranasal Naloxone, however we currently paused our work on NS001 and plan to pursue partnering opportunities for further development of NS001. We will need to obtain regulatory approval for our products in order for us to grow our business. We currently have no FDA approved products. Our products have been tested on relatively small patient populations thus far.

Obtaining regulatory approvals and developing NS002 and NS001 will require the incurrence of significant costs and our success will depend, in part, on gaining market acceptance. In order to gain market acceptance in the United States, we will require specific approval from the FDA for our product candidates. We intend to seek approval of NS002 as an approved molecule and a new delivery route (with EpiPen autoinjector as the reference device) under Section 505(b)(2) of the Federal Food, Drug and Cosmetic Act, or FFDCA, which allows the applicant to rely in part on previous studies conducted by unrelated parties, such as another drug manufacturer, and existing sources including published literature, for marketing approval by the FDA in the United States, and will seek approval under the comparable hybrid application pathway in the European Union, or the EU. The FDA may not agree that our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval. Such abbreviated approval pathways may not lead to a faster development or review process compared to traditional approval pathways and do not increase the likelihood that NS002 or NS001 will receive regulatory approval in the United States or the EU. See “Business – Government Regulation” and “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization” for additional information.

To date, we have conducted a twelve-patient pilot study of NS002, which included the testing of bioavailability of Epinephrine under “allergenic challenge” - the creation of severe acute allergic reaction in the nose by inserting ascending doses of allergens to the nose of the healthy volunteers with known allergic rhinitis included in the study. The results showed that Epinephrine intranasal delivery of our NS002 followed the established characteristics of our platform technology, namely, there were higher levels of the drug in the plasma in situations where immediate administration could be lifesaving. The Phase 2 portion of our NS002 study included twelve patients and the trial was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. The Phase 2 study, which is meant to optimize the dose that will be used in the Phase 3 study for registration, is conducted in limited patient populations to identify possible adverse effects and safety risks, to preliminarily evaluate the dosage tolerance of the product for specific targeted diseases or conditions and to determine dosage tolerance, optimal dosage and dosing schedule. Our Phase 2 study is aimed at defining the final clinical dose to be used in our powder Epinephrine product candidate, compared to the bioavailability of Epinephrine following a various dosing of NS002 Microspheres Epinephrine powder. The pharmacokinetic, or PK, results of our Phase 2 study are in line with the known attributes of our nasal powder technology, namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to intramuscular, or IM, Epinephrine injections. We intend to perform two additional Phase 2 studies of NS002. The first will be aimed at determining whether, if necessary, during a real-life anaphylaxis a second dose of NS002 should be administered in the same nostril as the one used for the first administration of NS002 or whether it should be in the other nostril. The second Phase 2 study will test the “carry-over effect,” or whether the first dose of Epinephrine changes the absorption of Epinephrine of a following dose. Each study is currently planned to include at least 12 healthy volunteers with allergic rhinitis. Prior to submission to the FDA for marketing approval, we also intend to perform a pivotal clinical, or Phase 3, study that will include a subsection of self-administration. We also intend to separately perform: (1) stability testing which involves testing the product candidate under various temperature and humidity points; (2) a reliability study, which is a subset of the stability study that tests the NS002’s administration device in several potential conditions; (3) a usability study, which tests how user friendly the device is; (4) preclinical studies or short animal safety studies in two animal species; and (5) a pediatric study, the details of which will be agreed upon with the FDA as we progress with the program. We have not yet made an investigational new drug, or IND, application for NS002. IND submission for NS002 is planned for the third quarter of 2026 following the completion of the additional Phase 2 studies.

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With respect to NS001 Intranasal Naloxone, we have performed a pilot study, which is a first in human study aimed at safety and bioequivalence, and pivotal clinical study, which is the Phase 3 registration study, in 14 and 42 healthy volunteers, respectively, with the objective of evaluating the comparative bioavailability of Naloxone between NS001 and certain competitor products. The pilot study results were submitted to the FDA in support of the progression to the pivotal study. While the pilot study was not powered for statistical significance, the results suggested our technology demonstrated a faster absorption rate in the immediate critical period after administration. This finding was further supported by the pivotal clinical, or Phase 3, which was powered for statistical significance and confirmed the enhanced absorption profile. The Phase 3 study included an expanded patient population to further evaluate dosage and clinical efficacy. Our pivotal clinical study consistently showed an advantage in the first 30 minutes after administration. We have not yet made an IND application for NS001. As of the date of this prospectus, we currently intend to focus our development and regulatory approval efforts on our Intranasal Epinephrine and other preclinical programs and plan to pursue partnering opportunities for further development of NS001.

Our platform technology can also be incorporated into other products as it has been tested with several additional preclinical and invitro molecules based on our proprietary nasal powder formulation and technology. In addition to our two main products, Intranasal Epinephrine and Intranasal Naloxone, we are exploring other potential indications for which our PBI technology may be applicable, including: NS005, an intranasal midazolam powder nasal spray for the treatment of acute seizures, or Intranasal Midazolam; NS004, an intranasal atropine powder nasal spray for the treatment of organophosphate poisoning, or Intranasal Atropine; and NS003, an intranasal ondansetron powder nasal spray for the treatment of intractable vomiting, or Intranasal Ondansetron.

Competition in the pharmaceutical industry is intense. Some of our competitors hold significant market share, have long histories and strong reputations within the industry, greater brand recognition, and more financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. Their dominant market position and significant control over the market could significantly limit our ability to introduce or effectively market and generate sales of NS002 or NS001.

To date, we have incurred significant operating losses, generated no revenues from existing products, and as of December 31, 2024, our accumulated deficit was $12.7 million. We expect that we will need to raise substantial additional funding in the future. See “Risk Factors – Risks Related to Our Financial Position and Capital Requirements.”

Corporate Information

We are an Israeli corporation and were incorporated in Israel in May 2019 under the name Nasus Pharma Ltd. Our principal executive offices are located at Yigal Alon 65, Tel Aviv, Israel 6744317. Our telephone number is +972.3.573.6632. Our website address is www.nasus-pharma.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at http://www.sec.gov.

Implications of Being an Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act of 1933, as amended, or the Securities Act, as modified by the JOBS Act. As such, we are eligible to, and intend to, take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not “emerging growth companies” such as not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act, and not being required to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. We could remain an “emerging growth company” until the end of the fifth year following this offering, or until the earliest of (a) the last day of the first fiscal year in which our annual gross revenue exceeds $1.235 billion, (b) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary Shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (c) the date on which we have issued more than $1 billion in nonconvertible debt during the preceding three-year period.

Implications of being a Foreign Private Issuer

We are subject to the information reporting requirements of the Exchange Act that are applicable to “foreign private issuers,” and under those requirements we file reports with the SEC. As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Exchange Act, we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we are not required to issue quarterly reports, proxy statements that comply with the requirements applicable to U.S. domestic reporting companies, or individual executive compensation information that is as detailed as that required of U.S. domestic reporting companies. We also have four months after the end of each fiscal year to file our annual report with the SEC and are not required to file current reports as frequently or promptly as U.S. domestic reporting companies. Our officers, directors and principal shareholders are exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. As a foreign private issuer, we are not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. In addition, as a foreign private issuer, we are permitted to follow certain home country corporate governance practices instead of those otherwise required under the NYSE American Listing Rules for domestic U.S. issuers (see “Risk Factors — Risks Related to this Offering and the Ownership of Our Securities”). These exemptions and leniencies will reduce the frequency and scope of information and protections available to you in comparison to those applicable to a U.S. domestic reporting company. We intend to take advantage of the exemptions available to us as a foreign private issuer during and after the period we qualify as an “emerging growth company,” until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents; (ii) more than 50% of our assets are located in the United States; or (iii) our business is administered principally in the United States.

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Summary Risk Factors

Our business is subject to numerous risks, as more fully described in the section entitled “Risk Factors” immediately following this prospectus summary. You should read these risks before you invest in the Ordinary Shares. In particular, our risks include, but are not limited to, the following:

Risks Related to Our Financial Position and Capital Requirements

●	We have not generated revenues from our continued activities, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability, which raise a substantial doubt about our ability to continue as a going concern and could prevent us from obtaining new financing on reasonable terms or at all.
●	We are a clinical stage pharmaceutical company and we have incurred significant operating losses since our inception and anticipate that we will incur continued losses for the foreseeable future.
●	Notwithstanding our legacy product and business activity, we have not generated revenue from any product candidate and may never be profitable, even if we receive regulatory approval to commercialize our products.
●	We do not believe that our current cash on hand will be sufficient to fund our projected operating requirements. This raises substantial doubt about our ability to continue as a going concern.
●	We have identified material weaknesses in our internal control over financial reporting. If our remediations are not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial conditions or results or operations, or prevent fraud, which may adversely affect investor confidence in our Company and as a result, the market price of our Ordinary Shares.

Risks Related to Product Development, Regulatory Approval and Commercialization

●	We depend substantially on the success of our proprietary intranasal powder product candidates. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.
●	All of our product candidates are in various stages of clinical development. Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of our product candidates are prolonged, delayed or not commercially viable, we or our collaborators may be unable to obtain required regulatory approvals, and therefore may be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business.
●	The denial of regulatory approval for NS002 could mean that we need to delay or even cease operations, and a delay in obtaining such approval would delay commercialization of our products and adversely impact our ability to generate revenue, business and results of operations.
●	The results of pre-clinical studies, early-stage clinical trials, data obtained from real-world use, and published third-party studies may not be indicative of results in future clinical trials and we cannot assure you that any planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals.
●	We or others could discover that NS002, NS001, or any product candidate we may pursue in the future (including current pre-clinical programs) lacks sufficient efficacy, or that it causes undesirable side effects that were not previously identified, which could delay or prevent regulatory approval or commercialization.
●	Our clinical trials or the clinical trials of any of our current or potential future partners may encounter delays, suspensions or other problems.
●	Even if we obtain regulatory approval for a product candidate, our products will remain subject to ongoing regulatory oversight.

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Risks Related to Our Reliance on Third Parties

●	We are dependent on manufacturers for Naloxone and Epinephrine. Any delay, price increase or unavailability of our manufacturers could materially adversely affect our ability to conduct clinical trials and, if this were to occur after we obtained commercialization and marketing approval, could materially impact our operations.
●	We rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers on a cost-effective basis, or at all.
●	We rely on third parties to conduct our pre-clinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.
●	We have limited manufacturing experience and could experience production problems that result in delays in our development or commercialization programs or otherwise adversely affect our business. We currently have no manufacturing facilities and anticipate reliance on third-party manufacturers for our products.

Risks Related to Our Intellectual Property

●	We own several issued patents but may require filing of additional patents in the future. There can be no assurance that all or some of our patent applications will result in issued patents. Consequently, our ability to protect our proprietary technology in the marketplace beyond the intellectual property already protected by our currently issued patents may be limited.
●	Our proprietary position for our product candidates currently depends upon patents protecting the method of use, which may not prevent a competitor or other third party from using the same product candidate for another use.
●	Even if our patents are issued, because the patent status of pharmaceutical products can be complex and uncertain, we cannot predict the scope and extent of patent protection for our product candidates.
●	We may not be able to enforce our intellectual property rights throughout the world.

Risks Related to Our Business and Industry

●	Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.
●	Our product candidates for which we intend to seek approval may face competition sooner than anticipated.
●	We manage our business through a small number of employees and key consultants. We will need to significantly increase the size of our organization, and we may experience difficulties in managing growth.

Risks Related to this Offering and the Ownership of Our Securities

●	The market price of our Ordinary Shares may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.
●	Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.
●	Raising additional capital would cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.
●	Our principal shareholders and management own a significant percentage of our Ordinary Shares and will be able to exert significant influence over matters subject to shareholder approval.
●	Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Risks Related to Israeli Law and Our Operations in Israel

●	We conduct our operations in Israel. Conditions in Israel, including the multi-front war Israel is facing, may affect our operations.
●	We expect to be exposed to fluctuations in currency exchange rates, which could adversely affect our results of operations.
●	The termination or reduction of tax and other incentives that the Israeli government provides to Israeli companies may increase our costs and taxes.

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THE OFFERING

Issuer	Nasus Pharma Ltd.

Ordinary Shares issued and outstanding prior to this offering(1)	7,362,906 Ordinary Shares

Ordinary Shares offered by us	1,250,000 Ordinary Shares(2)

Ordinary Shares to be outstanding after this offering(1)	9,009,999 Ordinary Shares or 9,197,499 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares.

Over-allotment option	We have granted the underwriters an option for a period of up to 45 days to purchase, at the public offering price less underwriting discounts and commissions, up to 187,500 additional Ordinary Shares, to cover over-allotments, if any.

Underwriter’s Warrants	We will issue to Laidlaw & Company (UK) Ltd. and to Craft Capital Management LLC, the Underwriters, or their permitted designees, Underwriter’s Warrants, to purchase up to an aggregate amount of 37,500 Ordinary Shares (or up to 43,125 Ordinary Shares if the underwriters exercise their over-allotment option in full). The Underwriter’s Warrants will have an exercise price equal to $11.25, or 125% of the per Ordinary Share assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, will be exercisable beginning on a date which is 180 days from the commencement of sales under the registration statement of which this prospectus forms a part and will expire four and a half years from such commencement of sales.

Use of proceeds

We expect to receive approximately $9.5 million in net proceeds from the sale of Ordinary Shares offered by us in this offering (approximately $11.1 million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for our research and development efforts as well as general and administrative corporate purposes, including working capital and capital expenditures. We currently expect that such use of the net proceeds from this offering would specifically support the development of our Intranasal Epinephrine program, including, manufacturing scale-up and additional Phase 2 studies.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering. See “Use of Proceeds” for more information about the intended use of proceeds from this offering.

Lock Up

Our directors, executive officers and certain shareholders, including all 5% or greater shareholders, have agreed with the underwriters not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our Ordinary Shares or securities convertible into Ordinary Shares for a period of six (6) months commencing on the date of this prospectus. See “Underwriting.”

Risk factors	Investing in our securities involves a high degree of risk. You should read the “Risk Factors” section starting on page 8 of this prospectus for a discussion of factors to consider carefully before deciding to invest in the Ordinary Shares.

Proposed NYSE American symbol	We have applied to list the Ordinary Shares to be issued in this offering on the NYSE American under the symbol “NSRX”. This offering is contingent upon the Ordinary Shares being listed on the NYSE American. There is no assurance that such listing will be approved.

(1)	The actual number of Ordinary Shares that we will offer and that will be outstanding after this offering will be determined based on the actual public offering price.

(2)	The number of the Ordinary Shares to be outstanding immediately after this offering as shown above assumes that all of the Ordinary Shares offered hereby are sold, and is based on 7,362,906 ordinary shares, outstanding as of December 31, 2024. This number excludes:

●	346,537 Ordinary Shares issuable upon the exercise of options, or share options, granted subsequent to December 31, 2024, at a weighted average exercise price of $6.05 per ordinary share;
●	191,700 Ordinary Shares issuable upon the exercise of share options to directors, employees and consultants under our 2019 Incentive Option Plan, or the 2019 Plan, outstanding as of December 31, 2024, at a weighted average exercise price of $2.77, of which 180,201 were vested as of December 31, 2024; and
●	184,612 Ordinary Shares reserved for future grants under the 2019 Plan as of August 7, 2025.

5

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	an assumed initial public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus;
●	the automatic conversion of all outstanding existing classes of ordinary shares, including Class A, Class A-1, Class A-2, Class A-3, Class A-3A, Class A-3B ordinary shares into 2,592,496 Ordinary Shares, which will occur upon the effectiveness of the registration statement for this offering;
●	397,081 Ordinary Shares issuable upon the conversion of the Simple Agreements for Future Equity, or the SAFEs, entered into between March 2024 and March 2025, or, collectively, the 2024 SAFEs, in the aggregate amount of $2,322,922, which will automatically convert into Ordinary Shares upon the effectiveness of the registration statement for this offering, based on an assumed public offering price of $9.00, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming this offering occurs within 18 months of the execution of such SAFEs, otherwise such SAFEs will be converted into our securities on the basis of a previous round of equity financing consummated by the Company;
●	the adoption of our amended and restated articles of association upon the effectiveness of the registration statement for this offering (except that, where Ordinary Shares as of a date prior to the effectiveness of this registration statement are mentioned, the par value of our ordinary shares is NIS 0.01 per share), which will replace our amended and restated articles of association as currently in effect;
●	no exercise of the underwriters’ over-allotment option and the Underwriter’s Warrants; and
●	a 1-for-4.77008 forward share split, which was effected on August 6, 2025, and the customary adjustments to our outstanding options and warrants;

6

SUMMARY FINANCIAL DATA

The following table summarizes our financial data. We have derived the following statements of operations data for the years ended December 31, 2024 and 2023 from our consolidated audited financial statements which are included elsewhere in this prospectus. We have derived the following statements of operations data for the years ended December 31, 2024, and 2023 and balance sheet data as of December 31, 2024 from our audited consolidated financial statements, which are included elsewhere in this prospectus. Such financial statements have been prepared in accordance with U.S. GAAP. Our historical results are not necessarily indicative of the results that may be expected in the future. The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes, which are included elsewhere in this prospectus.

Our financial statements included in this prospectus were prepared in accordance with U.S. GAAP.

	Year Ended December 31,
U.S. dollars in thousands, except share and per share data	2024	2023
Consolidated statements of operations:
Operating expenses:
Research and development(1)	$335	$567
General and administrative(2)	743	580
Total operating expenses	1,078	1,147
Operating loss from continuing operations	(1,078)	(1,147)

Interest expense(3)	(29)	(49)
Change in fair value of convertible securities	(443)	219
Other expenses, net	(2)	(28)
Loss from continuing operations	(1,552)	(1,005)
Net income (loss) from discontinued operations	20	(46)
Net loss	$(1,532)	$(1,051)

Per share data:
Loss per share attributable to shareholders:
Basic	$(0.22)	$(0.15)
Diluted	(0.22)	$(0.20)
Weighted average ordinary shares outstanding - basic	7,027,725	6,889,708
Weighted average ordinary shares outstanding - diluted	7,027,725	7,057,820

(1)	Research and development expenses includes $208 thousand and $228 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.
(2)	General and administrative expenses includes $307 thousand and $288 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.
(3)	Interest expenses includes $17 thousand and $27 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.

	As of December 31, 2024
U.S. dollars in thousands	Actual	Pro Forma (1)	Pro Forma As Adjusted (2)
Consolidated Balance Sheet Data:		Unaudited

Cash and cash equivalents	$284	969	11,319
Total assets	717	1,402	11,492
Convertible securities	1,802	-	-
Total current liabilities	3,929	2,127	2,127
Accumulated deficit	(12,664)	(12,664)	(12,664)
Total shareholders’ deficit	(3,212)	(725)	9,365

(1)	The pro forma data gives effect to (i) the issuance of 397,081 Ordinary Shares to be issued upon the conversion of the 2024 SAFEs into Ordinary Shares upon the effectiveness of the registration statement for this offering; and (ii) our receipt of aggregate proceeds of $685,000 from the 2024 SAFEs we entered into with certain investors from January 2025 through March 2025, including $250,000 to be received.
(2)	The pro forma as adjusted data gives effect to the pro forma adjustments set forth above and the issuance of 1,250,000 Ordinary Shares in this offering, at an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting the underwriting discounts and commissions and estimated offering expenses, as if the sale of the Ordinary Shares had occurred on December 31, 2024.

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RISK FACTORS

An investment in our securities involves a high degree of risk. We operate in a dynamic and rapidly changing industry that involves numerous risks and uncertainties. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the financial statements and the related notes included elsewhere in this prospectus, before deciding whether to invest in our securities. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our Ordinary Shares to decline, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to Our Financial Position and Capital Requirements

We have not generated revenues from our continued activities, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability, which raise a substantial doubt about our ability to continue as a going concern and could prevent us from obtaining new financing on reasonable terms or at all.

To date, we have not generated revenues from our continued activities, we have incurred substantial operating losses, and funded our operations primarily through equity financing and the raise of outside capital. As of December 31, 2024, we incurred accumulated deficit of approximately $12.7 million. Management expects us to continue to generate substantial operating losses and to continue to fund our operations primarily through the utilization of our current financial resources, and through additional raises of capital.

Until we can generate significant revenues, we expect to satisfy our future cash needs through existing cash, debt or equity financing. We expect to require additional financing to fund our operations in the near future. Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to begin generating revenue from the commercialization of any products or achieve or maintain profitability. Our expenses will also increase substantially if and as we proceed with development. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products and it risks our ability to continue operating as a going concern.

These events and conditions, along with other matters, indicated that a material uncertainty existed as of December 31, 2024, that raises substantial doubt on our ability to continue as a going concern. The report of our auditors for our financial statements for the period ended December 31, 2024 contains an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our financial statements for the year ended December 31, 2024 do not reflect any adjustments that might result from the outcome of this uncertainty.

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We are a clinical stage pharmaceutical company and we have incurred significant operating losses since our inception and anticipate that we will incur continued losses for the foreseeable future.

We are an emerging pharmaceutical company with a limited operating history. We have funded our operations to date primarily through proceeds from the private placement of securities, credit facilities, loans, convertible notes and revenues from our past legacy product and business operations and activities. We expect to continue to incur substantial losses over the next several years during our clinical development phase. To fully execute our business plan, which we estimate will cost between $18 and $22 million, we will need to complete Phase 2 and 3 clinical studies and certain development activities as well as manufacture the required clinical and commercial production batches in the pilot manufacturing plant. Further, our product candidates will require regulatory approval prior to commercialization, and we will need to establish sales, marketing and logistic infrastructures. These activities may span many years and require substantial expenditures to complete and may ultimately be unsuccessful. Any delays in completing these activities could adversely impact us. Management plans to seek additional equity financing through private and public offerings or strategic partnerships and, in the longer term, by generating revenues from product sales. We have incurred losses in each year since our inception. Our net loss for the years ended December 31, 2024 and 2023 were $1.5 million and $1.1 million, respectively. As of December 31, 2024, we had an accumulated deficit of approximately $12.7 million. Substantially all of our operating losses resulted from costs incurred in connection with Epinephrine development, compensation and general and administrative costs.

Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through existing cash, debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products.

We expect our research and development expenses to increase in connection with our planned expanded clinical trials. In addition, if we obtain marketing approval for Intranasal Epinephrine, Intranasal Naloxone or any other current or future product candidate, we will likely incur significant sales, marketing and outsourced manufacturing expenses, as well as continued research and development expenses.

Furthermore, in addition to such operating expenses, we expect to incur additional costs associated with operating as a public company subject to the rules and regulations of the SEC, which we estimate will be at least $1 million dollars annually. As a result, we expect to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with developing a pharmaceutical candidate, we are unable to predict the extent of any future losses or when we will become profitable, if at all.

We expect to continue to incur significant losses until we are able to commercialize our product candidates, which we may not be successful in achieving. We anticipate that our expenses will increase substantially if and as we:

●	continue the research and development of our product candidates;
●	expand the scope of our current clinical studies for our product candidates;
●	seek regulatory and marketing approvals for our product candidates that successfully complete clinical studies;
●	establish a sales, marketing, and distribution infrastructure to commercialize our product candidates;
●	seek to identify, assess, acquire, license, and/or develop other product candidates and subsequent generations of our current product candidates;
●	seek to maintain, protect, and expand our intellectual property portfolio;
●	seek to attract and retain skilled personnel; and
●	create additional infrastructure to support our operations as a public company and our product candidate development and planned future commercialization efforts.

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Notwithstanding our legacy product and business activity, we have not generated revenue from any product candidate and may never be profitable, even if we receive regulatory approval to commercialize our products.

Our ability to become profitable depends upon our ability to generate revenue. To date, we have not generated any revenue from our development stage product candidates, other than from our legacy product and past business activities. In order to generate significant revenue, we will need to obtain additional regulatory approvals in jurisdictions within which we already have certain regulatory approvals and also in jurisdictions in which we currently have no regulatory approvals to market our products. Even if our current products or any future products are approved for marketing and sale, we anticipate incurring significant incremental costs associated with commercializing such products, including:

●	obtaining favorable results from and progress the pre-clinical and clinical development of our product candidates, including Intranasal Epinephrine, Intranasal Naloxone and other current or future product candidates;
●	developing and obtaining regulatory approval for registration studies protocols for our product candidates, including Intranasal Epinephrine, Intranasal Naloxone and other current or future product candidates;
●	subject to successful completion of registration and clinical trials of Intranasal Epinephrine, Intranasal Naloxone and other current or future product candidates, applying for and obtaining marketing approval;
●	establishing and maintaining supply and manufacturing relationships with third parties that can provide adequate (in amount and quality) products, and at acceptable costs, to support market demand for our product candidates, if marketing approval is received;
●	identifying, assessing, acquiring and/or developing new product candidates;
●	accurately identifying demand for our product candidates;
●	continued consumer interest in treatments for products for intranasal drug delivery;
●	obtaining market acceptance of our product candidates, if approved for marketing, as viable treatment options;
●	negotiating favorable terms in any collaboration, licensing or other arrangements into which we may enter;
●	obtaining and maintaining CIV labeling (no FDA-imposed boxed warning, commonly referred to as a “Black Box” warning) of our lead product candidates, Intranasal Epinephrine, Intranasal Naloxone and other current or future product candidates;
●	establishing and nurturing relationships with the leading physicians in the United States; and
●	attracting, hiring and retaining qualified personnel.

We do not believe that our current cash on hand will be sufficient to fund our projected operating requirements. This raises substantial doubt about our ability to continue as a going concern.

We do not believe that our current cash on hand will be sufficient to fund our projected operating requirements. This raises substantial doubt about our ability to continue as a going concern. If we cannot continue as a going concern, our investors may lose their entire investment in our securities. Until we can generate significant revenues, if ever, we expect to satisfy our future cash needs through debt or equity financing. Even if we raise the proceeds from this offering, we do not believe that such proceeds will be sufficient to complete all research and development activities necessary to commercialize our product candidates. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate research or development plans for, or commercialization efforts with respect to our products.

10

We have identified material weaknesses in our internal control over financial reporting. If our remediations are not effective, or if we experience additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately or timely report our financial conditions or results or operations, or prevent fraud, which may adversely affect investor confidence in our Company and as a result, the market price of our Ordinary Shares.

As a public company, we will be required to maintain internal control over financial reporting and will be required to report any material weaknesses in such internal control. Section 404 of the Sarbanes-Oxley Act requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 20-F. In addition, once we cease to be an EGC as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. According to the U.S. Public Company Accounting Oversight Board, a material weakness is a deficiency or combination of deficiencies in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our financial statements will not be prevented or detected on a timely basis. If we fail to remediate the material weaknesses, or are otherwise unable to maintain effective internal control over financial reporting, management could be required to expend significant resources and we could fail to meet our public reporting requirements on a timely basis, and be subject to fines, penalties (including any penalties associated with late filing of tax returns), investigations or judgements, all of which could negatively affect investor confidence and adversely impact our stock price.

As of December 31, 2023, we identified a material weakness with our internal control over financial reporting as we had not designed or maintained an effective control environment and associated control activities to meet our accounting and reporting requirements. Specifically, we did not have a sufficient complement of personnel with an appropriate degree of internal controls and accounting knowledge, we have not performed a documented risk assessment process to identify and analyze risks of misstatement due to error and/or fraud, have not documented our financial reporting processes, have not implemented, documented, or tested internal controls over financial reporting and, in certain cases, we did not have appropriate reviews over journal entries and third party reported information to allow for reliable and timely financial reporting. As of the date of this prospectus, we have not remediated this material weakness.

All of our existing material weaknesses may not have been identified, and we may in the future identify additional material weaknesses. Our management did not perform an evaluation of our internal control over financial reporting during any period in accordance with the provisions of Sarbanes-Oxley Act. Had we performed an evaluation of our internal control over financial reporting in accordance with the provisions of Sarbanes-Oxley Act, additional control deficiencies amounting to material weaknesses may have been identified.

We will take steps to develop a plan to remediate the material weakness identified above and to strengthen our internal control over financial reporting. This involves assessing risk factors, understanding process gaps, and pinpointing areas that needed improvement. We cannot assure investors that our future remediation plan will be sufficient to establish and maintain effective internal control over financial reporting.

Even if this offering is successful, we expect that we will need to raise substantial additional funding before we can expect to complete the development of Intranasal Epinephrine or any other product candidate. This additional financing may not be available on acceptable terms, or at all. Failure to obtain this necessary capital when needed may force us to delay, limit or terminate our product candidate development efforts or other operations.

As of December 31, 2024, our cash and cash equivalents were approximately $0.3 million, and we had a working capital deficit of $3.3 million and an accumulated deficit of $12.7 million. Based upon our currently expected level of operating expenditures, we expect that our existing cash and cash equivalents will be sufficient to fund operations through September 2025. Even if this offering is completed, we expect that we will require substantial additional capital to commercialize our product candidates. In addition, our operating plans may change as a result of many factors that may currently be unknown to us, and we may need to seek additional funds sooner than planned. Our future funding requirements will depend on many factors, including but not limited to:

●	our clinical trial results;
●	the cost, timing and outcomes of seeking marketing approval of Intranasal Epinephrine, Intranasal Naloxone and other current or future product candidates;
●	the cost of filing and prosecuting patent applications and the cost of defending our patents;
●	the cost of prosecuting patent infringement actions against third parties;
●	development of other early-stage development product candidates;
●	the costs associated with commercializing Intranasal Epinephrine or any other product candidate, if we receive marketing approval, including the cost and timing of establishing sales and marketing capabilities to market and sell such product candidates;
●	subject to receipt of marketing approval, revenue received from sales of approved products, if any, in the future;
●	any product liability or other lawsuits related to our products;
●	the expenses needed to attract and retain skilled personnel; and
●	the costs associated with being a public company.

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Any additional fundraising efforts may divert our management from their day-to-day activities, which may adversely affect our ability to develop and commercialize our product candidates. Moreover, the terms of any financing may adversely affect the holdings or the rights of holders of our securities and the issuance of additional securities, whether equity or debt, by us, or the possibility of such issuance, may cause the market price of our common shares to decline. The incurrence of indebtedness could result in increased fixed payment obligations, and we may be required to agree to certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire, sell or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business. We could also be required to seek funds through arrangements with collaborative partners or otherwise at an earlier stage than otherwise would be desirable, and we may be required to relinquish rights to some of our technologies or product candidates or otherwise agree to terms unfavorable to us, any of which may have a material adverse effect on our business, operating results and prospects. Even if we believe that we have sufficient funds for our current or future operating plans, we may seek additional capital if market conditions are favorable or if we have specific strategic considerations.

If we are unable to obtain funding on a timely basis, we may be required to significantly curtail, delay or discontinue one or more of our research or development programs or the development or commercialization, if any, of any product candidates or be unable to expand our operations or otherwise capitalize on our business opportunities, as desired, which could materially affect our business, financial condition and results of operations.

Certain agreements that we may enter into with lenders and future debt agreements may contain restrictions that may limit our flexibility in operating our business.

We may enter into credit facilities with certain lenders which contain restrictions, such as prohibiting that we merge into another company or change our accounting standards, that could limit our flexibility in operating our business. Documents governing our future indebtedness, or in connection with additional capital raises, if any, may contain, numerous financial and operating covenants that limit the discretion of management with respect to certain business matters. Restrictive covenants included in the above-mentioned credit facility include restrictions on, among others, our ability to:

●	create or permit to subsist any security interest over any of our assets;
●	sell, transfer or otherwise dispose of any or our assets on recourse terms;
●	pay dividends;
●	buy back our own securities;
●	incur or permit additional indebtedness;
●	merge or conduct any other corporate reconstruction; and
●	change the nature of our business.

Our ability to comply with these and other provisions of the existing debt agreements is dependent on our future performance, which will be subject to many factors, some of which are beyond our control. The breach of any negative covenants in our current or future agreements could result in an event of default, as may be defined in such agreements, thereby leading to a potential default interest rate or immediate repayment of any borrowed amounts. These restrictive covenants which may be in place from time to time and a lack of compliance by us could limit our flexibility in operating our business.

12

Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and share price.

The global economy, including credit and financial markets, has experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, fluctuations in unemployment rates, fluctuations in inflation rates and uncertainty about economic stability. For example, the ongoing conflicts between Ukraine and Russia and in the Middle East have created volatility in the global capital markets and may have further global economic consequences, including disruptions of the global supply chain and energy markets. Any such volatility and disruptions may have adverse consequences on us or the third parties on whom we rely. If the equity and credit markets deteriorate, including as a result of political unrest or war, it may make any necessary debt or equity financing more difficult to obtain in a timely manner or on favorable terms, more costly or more dilutive. Inflation can adversely affect us by increasing our costs. Any significant increases in inflation and related increase in interest rates could have a material adverse effect on our business, results of operations, financial condition and our ability to raise funds.

Risks Related to Product Development, Regulatory Approval and Commercialization

We depend substantially on the success of our proprietary intranasal powder product candidates. We cannot give any assurance that any of our product candidates will receive regulatory approval, which is necessary before they can be commercialized.

We have invested almost all of our efforts and financial resources in general and administrative costs and the research and development of our intranasal powder product candidates. Our portfolio comprises a number of programs: Intranasal Epinephrine (completed Phase 2), Intranasal Naloxone (completed pivotal study), as well as a number of preclinical proof of concept, or POC, programs. We currently intend to focus our development and regulatory approval efforts on our Intranasal Epinephrine and POC programs. The process to develop, obtain regulatory approval for and commercialize pharmaceutical product candidates is long, complex, costly and inherently uncertain of outcome. We are not permitted to market any of our product candidates in the United States, the EU, or any other jurisdiction until we receive the requisite regulatory approvals. We cannot give any assurance that our current clinical development plan will proceed as planned, or that our product candidates will receive regulatory approval, or that such regulatory approval, if received, will be within a timeframe that allows us to effectively compete with our competitors, or be successfully marketed and commercialized.

We currently have no product candidates approved for marketing and are investing the majority of our efforts and financial resources in the development of NS002 for the emergency treatment of allergic reactions and potential other indications. Successful continued development and ultimate regulatory approval of NS002 for our initial indication or potential additional indications is critical to the future success of our business. We will need to successfully complete our clinical development of NS002 for the emergency treatment of allergic reactions and potential other indications. The future regulatory and commercial success of our product candidates is subject to a number of risks, including the following:

●	successful completion of nonclinical studies and clinical trials;
●	successful patient enrollment in clinical trials;
●	successful data from our nonclinical studies and clinical trials that support an acceptable risk-benefit profile of our product candidates in the intended populations and indications;
●	satisfaction of applicable regulatory requirements, including to satisfy applicable rules governing combination products;
●	potential unforeseen safety issues or adverse side effects;
●	receipt and maintenance of marketing approvals from applicable regulatory authorities;
●	remaining in compliance with post-marketing regulatory requirements;
●	obtaining and maintaining patent and trade secret protection and regulatory exclusivity for our product candidates;

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●	making arrangements or maintaining existing arrangements with third-party manufacturers, or establishing manufacturing capabilities, for both clinical and commercial supplies of our product candidates;
●	entry into collaborations to further the development of NS002, NS001 or any future product candidates;
●	establishing sales, marketing and distribution capabilities and launching commercial sales of any approved products, whether alone or in collaboration with others;
●	successfully launching commercial sales of our product candidates, if and when approved;
●	acceptance of our product candidates, if and when approved, by patients, the medical community and third-party payors;
●	obtaining and maintaining third-party coverage and adequate reimbursement;
●	products, following approval, maintaining a continued acceptable safety profile;
●	effectively competing with other therapies;
●	ensuring that we promote and distribute our products consistent with all applicable healthcare laws; and
●	enforcing and defending intellectual property rights and claims.

Many of these risks are beyond our control, including the risks related to clinical development, the regulatory submission and review process, potential threats to our intellectual property rights and the manufacturing, marketing and sales efforts of any current or future collaboration partner. If we are unable to develop, receive regulatory approval for, or successfully commercialize NS002 for the indications we are developing it for, or if we experience delays as a result of any of these risks or otherwise, our business will be materially harmed.

In addition, of the large number of products in development in the pharmaceutical industry, only a small percentage result in the submission of a New Drug Application, or NDA, to the FDA or a Marketing Authorization Application, or MAA, to the European Medicines Agency, or EMA, and even fewer are approved for marketing and commercialization. Furthermore, even if we receive regulatory approval to market NS002 for any indication, any such approval may be subject to limitations on the indications or uses or the patient populations for which we may market the product. Accordingly, even if we are able to obtain the requisite financing to continue to fund our development activities, we cannot assure you that we will successfully develop or commercialize NS002 for any indication. If we or any of our current or future licensing and collaboration partners are unable to develop, or obtain regulatory approval for, or, if approved, successfully commercialize NS002 for its initial indication or potential additional indications, we may not be able to generate sufficient revenue to continue our business. In addition, our failure to satisfy other regulatory requirements could adversely affect our development efforts for NS002 in other indications.

Our product candidates are in different stages of clinical development. Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of our product candidates are prolonged, delayed or not commercially viable, we or our collaborators may be unable to obtain required regulatory approvals, and therefore may be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business.

To obtain the requisite regulatory approvals to market and sell any of our product candidates, we or our collaborators for such candidates must demonstrate through extensive preclinical studies and clinical trials that our products are safe, pure and potent or effective in humans. Further, the process of obtaining regulatory approval is expensive, often takes many years following the commencement of clinical trials and can vary substantially based upon the type, complexity and novelty of the product candidates involved, as well as the target indications and patient population. Prior to obtaining approval to commercialize a product candidate in the United States or abroad, we or our potential future collaborators must demonstrate with substantial evidence from adequate and well-controlled clinical trials, and to the satisfaction of the FDA or comparable foreign regulatory authorities, that such product candidates are safe and effective for their intended uses. Additionally, clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. Failure can occur at any time during the clinical trial process and our future clinical trial results may not be successful. In addition, we cannot make comparative claims regarding the use of our products against any alternative treatments without conducting head-to-head comparative clinical studies, which would be expensive and time-consuming.

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We may not be able to commence or complete the clinical trials that would support our submission of an NDA to the FDA or an MAA to EMA. Drug development is a long, expensive and uncertain process, and delay or failure can occur at any stage of any of our clinical trials. Clinical trials can be delayed or prevented for a number of reasons, including:

●	difficulties obtaining regulatory approval to commence a clinical trial or complying with conditions imposed by a regulatory authority regarding the scope or term of a clinical trial;
●	delays in reaching or failing to reach agreement on acceptable terms with prospective contract research organizations, or CROs, and trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;
●	insufficient or inadequate supply or quality of a product candidate or other materials necessary to conduct our clinical trials;
●	if the FDA or EMA elect to enact policy changes, as a result of the COVID-19 pandemic or otherwise;
●	difficulties obtaining institutional review board, or IRB, approval to conduct a clinical trial at a prospective site; and
●	challenges recruiting and enrolling patients to participate in clinical trials for a variety of reasons, including fears resulting from the COVID-19 pandemic or due to government actions enacted and as a result of such pandemic, size and nature of patient population, proximity of patients to clinical sites, eligibility criteria for the trial, nature of trial protocol, the availability of approved effective treatments for the relevant disease and competition from other clinical trial programs for similar indications.

Clinical trials may also be delayed or terminated as a result of ambiguous or negative interim results. In addition, a clinical trial may be suspended or terminated by us, the FDA, IRBs, at the sites where the IRBs are overseeing a trial, a data safety monitoring board overseeing the clinical trial at issue or by other regulatory authorities due to a number of factors, including:

●	failure to conduct the clinical trial in accordance with regulatory requirements or our clinical protocols;
●	inspection of the clinical trial operations or trial sites by the FDA or other regulatory authorities;
●	unforeseen safety issues or lack of effectiveness; and
●	lack of adequate funding to continue the clinical trial.

Any of these occurrences may harm our business, financial condition and prospects significantly. In addition, many of the factors that cause, or lead to, a delay in the commencement or completion of clinical trials may also ultimately lead to the denial of regulatory approval of our product candidates or result in the development of our product candidates being stopped early.

The denial of regulatory approval for NS002 or NS001 could mean that we need to delay or even cease operations, and a delay in obtaining such approval would delay commercialization of our products and adversely impact our ability to generate revenue, business and results of operations.

If we are not successful in commercializing NS002 or NS001, or are significantly delayed in doing so, our business will be materially harmed, and we may need to curtail or cease operations. We currently have no pharmaceutical products approved for marketing, and we may never obtain regulatory approval to market and commercialize NS002 or NS001 for any indication. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of pharmaceutical products are subject to extensive regulation by the FDA, the EMA, and other regulatory agencies in the United States, EU and other countries, and such regulations differ from country to country. We are not permitted to market NS002 and NS001 until we receive approval or marketing authorization from the relevant regulatory authority. Of the large number of pharmaceutical products in development, only a small percentage successfully complete the FDA, the EMA or other regulatory approval processes and are commercialized.

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Even if we eventually complete clinical testing and receive approval of an NDA, MAA or other foreign marketing authorization for NS002 or NS001, the FDA, the EMA or other applicable foreign regulatory agency may grant approval contingent on the performance of costly additional clinical trials, which may be required after approval. The FDA, the EMA or other applicable foreign regulatory agency may also approve NS002 and NS001 for a more limited indication and/or a narrower patient population than we originally request, and the FDA, the EMA or any other applicable foreign regulatory agency may not approve the labeling that we believe is necessary or desirable for the successful commercialization of NS002 or NS001. Any delay in obtaining, or inability to obtain, applicable regulatory approvals would delay or prevent commercialization of NS002 and NS001 and would materially adversely impact our business and prospects.

The results of pre-clinical studies, early-stage clinical trials, data obtained from real-world use, and published third-party studies may not be indicative of results in future clinical trials and we cannot assure you that any planned or future clinical trials will lead to results sufficient for the necessary regulatory approvals.

The results of pre-clinical studies may not be predictive of the results of clinical trials, and the results of any completed clinical trials, including studies derived from real-world use and studies in published literature, or clinical trials we commence may not be predictive of the results of later-stage clinical trials. Additionally, interim results during a clinical trial do not necessarily predict final results. Later clinical trial results may not replicate earlier clinical trials for a variety of reasons, including differences in trial design, different trial endpoints (or lack of trial endpoints in exploratory studies), subject population, number of subjects, subject selection criteria, trial duration, drug dosage and formulation and lack of statistical power in the earlier studies. The Phase 2 portion of our NS002 study included twelve patients and the trial was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size.

There can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of any of our product candidates. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in our clinical development could have a negative impact on our business.

We or others could discover that NS002, NS001, or any product candidate we may pursue in the future, lacks sufficient efficacy, or that it causes undesirable side effects that were not previously identified, which could delay or prevent regulatory approval or commercialization.

We do not currently have any FDA approved products and our product candidates have been tested in relatively small patient populations and for limited durations to date. Therefore, our product candidates require additional clinical testing and it is possible that our clinical trials have or will indicate an apparent positive effect that is greater than the actual positive effect, if any, or that additional and unforeseen side effects may be observed as its development progresses. The discovery that NS002, NS001 or any POC program lacks sufficient efficacy, or that it causes undesirable side effects (including side effects not previously identified in our completed clinical trials), could cause us or regulatory authorities to interrupt, delay or discontinue clinical trials and could result in the denial of regulatory approval by the FDA or other non-U.S. regulatory authorities for any or all targeted indications, including, but not limited to, a determination by the FDA that the 505(b)(2) regulatory pathway is not available for a product candidate. The most common events reported to date have been tachycardia, hypertension, headache, anxiety, apprehension, palpitations, diaphoresis, nausea, vomiting, weakness, and tremors.

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The discovery that NS002, NS001, or any POC program or future product candidate, lacks sufficient efficacy or that it causes undesirable side effects that were not previously identified could prevent us from commercializing such product candidate and generating revenues from its sale. In addition, if we receive marketing approval for any of our current or future products and we or others later discover that it is less effective, or identify undesirable side effects caused by them:

●	regulatory authorities may withdraw their approval of the product;

●	we may be required to recall the product, change the way this product is administered, conduct additional clinical trials or change the labeling or distribution of the product;

●	additional restrictions may be imposed on the marketing of, or the manufacturing processes for, the product;

●	we may be subject to fines, injunctions or the imposition of civil or criminal penalties;

●	we could be sued and held liable for harm caused to patients;

●	the product may be rendered less competitive and sales may decrease; or

●	our reputation may suffer generally both among clinicians and patients.

Any one or a combination of these events could prevent us from achieving or maintaining market acceptance of the affected product or could substantially increase the costs and expenses of commercializing the product, which in turn could delay or prevent us from generating significant, or any, revenues from the sale of the product.

Our clinical trials or the clinical trials of any of our current or potential future partners may encounter delays, suspensions or other problems.

We, or our partners, may encounter problems in clinical trials that may cause us or the FDA or foreign regulatory agencies to delay, suspend or terminate any such clinical trials at any phase. These problems could include the possibility that we may not be able to conduct clinical trials at our preferred sites, enroll a sufficient number of patients for our clinical trials at one or more sites or begin or successfully complete clinical trials in a timely fashion, if at all. Furthermore, we, our partners, the FDA or foreign regulatory agencies may suspend clinical trials at any time if we or they believe the subjects participating in the trials are being exposed to unacceptable health risks or if we or they find deficiencies in the clinical trial process or conduct of the investigation. If clinical trials of any of our products fail, we will not be able to market the product which is the subject of the failed clinical trials. The FDA and foreign regulatory agencies could also require additional clinical trials, which would result in increased costs and significant development delays. Our, or our partners’, failure to adequately demonstrate the safety and effectiveness of a product under development could delay or prevent regulatory approval of the product and could have a material adverse effect on our business, prospects, financial condition and results of operations.

Obtaining approval of an NDA or an MAA, even after clinical trials that are believed to be successful, is an uncertain process.

We are not permitted to market our products in the United States or the EU until we receive regulatory approval of an NDA from the FDA, or MAA from the EMA, or in any foreign countries until we receive the requisite approval from regulatory authorities in such countries.

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Even if we complete our planned clinical trials and believe the results to be successful, all of which are uncertain, obtaining regulatory approval is an extensive, lengthy, expensive and uncertain process, and the FDA and EMA, and other regulatory authorities may delay, limit or deny approval of our products for many reasons, including, but not limited to:

●	we may not be able to demonstrate to their satisfaction that the product candidate is a safe or effective treatment for a given indication;
●	the results of clinical trials may not meet the level of statistical significance or clinical significance required by the regulatory agencies;
●	disagreements regarding the number, design, size, conduct or implementation of our clinical trials, or with our interpretation of data from pre-clinical studies or clinical trials;
●	a lack of acceptance of the accuracy or sufficiency of the data generated at our clinical trial sites to demonstrate, among others, that clinical and other benefits outweigh its safety risks or to support the submission of an NDA or MAA;
●	difficulties scheduling an advisory committee meeting in a timely manner or the advisory committee, or such other similar committee, may recommend against approval of our application or may recommend that such regulators require, as a condition of approval, additional pre-clinical studies or clinical trials, limitations on approved labeling, or distribution and use restrictions;
●	the requirement that we develop a Risk Evaluation and Mitigation Strategy, or REMS, as a condition of approval, which may or may not be feasible for us;
●	the identification of deficiencies in the manufacturing processes or facilities of third-party manufacturers with which we enter into agreements for clinical and commercial supplies;
●	changes in approval policies or the adoption of new regulations by such regulators; and
●	we may be unable to be granted a pediatric investigation plan, or PIP, deferral which we intend to request from the EMA for delayed clinical trials and subsequent approval in children; this may delay our clinical trial program or approvals for adults, or we may have successful clinical trial results for adults but not children (if we were required to conduct pediatric studies prior to the receipt of an NDA or MMA for use of our product candidates in adults), or vice versa.

Generally, before we can submit an NDA to the FDA, we must conduct Phase 3 trials (PK and bioavailability studies) that will be substantially broader than our Phase 2 trials. An NDA must be supported by extensive clinical and pre-clinical data, as well as extensive information regarding chemistry, manufacturing and controls to demonstrate the safety and effectiveness of the applicable product candidate. The number and types of pre-clinical studies and clinical trials that will be required varies depending on the product candidate, the disease or condition that the product candidate is designed to target and the regulations applicable to any particular product candidate. Obtaining approval of an NDA is a lengthy, expensive and uncertain process, and we may not be successful in obtaining approval. The FDA review processes can take years to complete and approval is never guaranteed.

In this respect, we will also need to agree on a protocol with the FDA for the Phase 3 clinical trials before commencing those trials. Phase 3 clinical trials frequently produce unsatisfactory results even though prior clinical trials were successful. Therefore, the results of the additional trials that we conduct may or may not be successful. The FDA may suspend all clinical trials or require that we conduct additional clinical, nonclinical, manufacturing validation or drug product quality studies and submit those data before it will consider or reconsider the NDA. Depending on the extent of these or any other studies, approval of any applications that we submit may be delayed by several years, or may require us to expend more resources than we have available. It is also possible that additional studies, if performed and completed, may not be considered sufficient by the FDA to approve the NDA. If any of these outcomes occur, we would not receive approval at such time, if any, that we seek FDA approval. We may face similar risks with respect to obtaining regulatory approval from the EMA at such time, if any, that we seek EMA approval. The risks that we face in obtaining applicable approvals from the FDA and EMA Intranasal Epinephrine, Intranasal Naloxone or any other product candidate that we may seek to develop, may also exist with other regulatory authorities, such as those in Latin America or other regions.

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Even if we obtain FDA, EMA or other regulatory approval for Intranasal Epinephrine or any other product candidate, the approval might contain significant limitations related to use restrictions, warnings, precautions or contraindications, or may be subject to significant post-marketing studies or risk mitigation requirements. If we are unable to successfully commercialize Intranasal Epinephrine or other current or future product candidates, we may be forced to cease operations.

Preliminary data that we or others announce or publish from time to time with respect to our product candidates may change as more data becomes available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we, or our partners, may publish or seek to publish preliminary data from ongoing clinical trials, which are based on a preliminary analysis of then-available data. Positive preliminary data may not be predictive of such trial’s subsequent or overall results. Preliminary data are subject to the risk that one or more of the results and related findings and conclusions may materially change following a more comprehensive review of the data or as more data become available. Therefore, positive preliminary results in any ongoing clinical trial may not be predictive of such results in the completed trial. We also make assumptions, estimations, calculations and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully evaluate all data. As a result, preliminary data that we report may differ from future results from the same clinical trials, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, preliminary data should be viewed with caution until the final data are available. Material adverse changes in the final data compared to preliminary data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is material or otherwise appropriate information to include in our disclosure. If the interim, top-line or preliminary data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, in scale, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

The results of clinical trials conducted at clinical sites outside the United States may not be accepted by the FDA and the results of clinical trials conducted at clinical sites in the United States may not be accepted by international regulatory authorities.

We plan to conduct some of our clinical trials outside the United States. For example, we are planning to conduct some of our Intranasal Epinephrine clinical studies in Canada and Israel. We have also previously performed our pivotal study for Naloxone in Canada in an FDA approved facility. However, although the FDA may accept data from clinical trials conducted outside the United States, acceptance of this data is subject to certain conditions imposed by the FDA. For example, the clinical trial must be well-designed and conducted and performed by qualified investigators in accordance with ethical principles such as or IRB or ethics committee approval and informed consent. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the subject population for any clinical trials conducted outside of the United States must be representative of the U.S. population. In addition, while these clinical trials are subject to the applicable local laws, FDA acceptance of the data will be dependent upon its determination that the trials were conducted consistent with all applicable U.S. laws and regulations. There can be no assurance the FDA or international regulatory authorities will accept data from trials conducted outside of the United States or inside the United States, as the case may be, as adequate support of a marketing application. If the FDA does not accept the data from sites in our globally conducted clinical trials, or if international regulatory authorities do not accept the data from our U.S. clinical trials, it would likely result in the need for additional trials, which would be costly and time-consuming and could delay or permanently halt the development of one or more of our product candidates.

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Our product candidates may cause undesirable side effects or have other properties that could delay or prevent their regulatory approval, limit the commercial potential or result in significant negative consequences following regulatory approval, if obtained.

During the conduct of clinical trials, patients may experience changes in their health, including illnesses, injuries, discomforts or a fatal outcome. It is possible that as we develop Intranasal Epinephrine, Intranasal Naloxone or other product candidates that we may seek to develop, in larger, longer and more extensive clinical trials as use of our product candidates becomes more widespread if they receive regulatory approval, illnesses, injuries, discomforts and other adverse events that were observed in earlier clinical trials, as well as conditions that did not occur or went undetected in previous clinical trials, will be reported by subjects. Many times, side effects are only detectable after investigational products are tested in larger scale, Phase 2 and 3 clinical trials or, in some cases, after they are made available to patients on a commercial scale after approval. If additional clinical experience indicates that Intranasal Epinephrine, Intranasal Naloxone or other product candidates that we seek or may seek to develop, have side effects or cause serious or life-threatening side effects, the development of the product candidate may fail or be delayed, or, if the product candidate has received regulatory approval, such approval may be revoked or limited.

Additionally, if any of our product candidates receives marketing approval, the FDA or EMA could require us to adopt a REMS to ensure that the benefits outweigh its risks, which may include, among other things, a medication guide outlining the risks of the product for distribution to patients, a communication plan to health care practitioners, and restrictions on how or where the product can be distributed, dispensed or used. Furthermore, if we or others later identify undesirable side effects caused by Intranasal Epinephrine, Intranasal Naloxone or other current or future product candidates, several potentially significant negative consequences could result, including:

●	regulatory authorities may suspend or withdraw approvals of such a product candidate;
●	regulatory authorities may require additional warnings on the label;
●	regulatory authorities may issue negative publicity regarding the affected product, including safety communications;
●	we may be required to change the way the product is distributed, dispensed or administered, or conduct additional pre-clinical studies or clinical trials;
●	we may need to voluntarily recall our products; and
●	we could be sued and held liable for harm caused to patients.

Any of these events could prevent us from achieving or maintaining market acceptance of the affected product candidate and could significantly harm our business, prospects, financial condition and results of operations.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates proceed through pre-clinical studies to late-stage clinical trials towards potential approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize processes and results. Such changes carry the risk that they will not achieve these intended objectives. Any of these changes could cause our product candidates to perform differently and affect the results of planned clinical trials or other future clinical trials conducted with the materials manufactured using altered processes. Such changes may also require additional testing, FDA or EMA notification or FDA approval. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of our product candidates and jeopardize our ability to commence sales and generate revenue.

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We will need to obtain FDA approval of any proposed names for our product candidates that gain marketing approval, and any failure or delay associated with such naming approval may adversely impact our business.

Any name we intend to use for our product candidates will require approval from the FDA regardless of whether we have secured a formal trademark registration from the U.S. Patent and Trademark Office, or the U.S. PTO. The FDA typically conducts a review of proposed product names, including an evaluation of whether proposed names may be confused with the names of other drug products. The FDA may object to any product name we submit if it believes the name inappropriately implies medical claims. If the FDA objects to any of our proposed product names, we may be required to adopt an alternative name for our product candidates, which could result in further evaluation of proposed names with the potential for additional delays and costs.

Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, which may result in necessary changes to clinical trial protocols, which could result in increased costs to us, delay our development timeline or reduce the likelihood of successful completion of our clinical trials.

Changes in regulatory requirements and guidance or unanticipated events during our clinical trials may occur, as a result of which we may need to amend clinical trial protocols. Amendments may require us to resubmit our clinical trial protocols to IRBs for review and approval, which may impact the cost, timing or successful completion of a clinical trial. If we experience delays in completion of, or if we terminate, any of our clinical trials, the commercial prospects for our products would be harmed and our ability to generate product revenue would be delayed, possibly materially.

Our development and regulatory strategy for our product candidates depends in part on published scientific literature and the FDA’s prior findings regarding the safety and efficacy of approved product candidates. If the FDA does not conclude that our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval pathway, or if the requirements for our product candidates under Section 505(b)(2) are not as we expect, the approval pathway would likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated and in either case may not be successful.

The Drug Price Competition and Patent Term Restoration Act of 1984, also known as the Hatch-Waxman Amendments, added Section 505(b)(2) to the FFDCA, or Section 505(b)(2). Section 505(b)(2) permits the submission of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. We intend to seek FDA approval through the Section 505(b)(2) regulatory pathway for Intranasal Epinephrine and may seek this regulatory pathway for other product candidates that we seek to develop, which we believe could expedite the development program for Intranasal Epinephrine and other current and future product candidates by potentially decreasing the amount of preclinical and clinical data that we would need to generate in order to obtain FDA approval. However, while we believe that Intranasal Epinephrine and Intranasal Naloxone are reformulation of already-approved drugs and, therefore, will be eligible for submission of an NDA under Section 505(b)(2), the FDA may disagree and determine that are not eligible for review under such regulatory pathway.

If the FDA does not allow us to pursue the Section 505(b)(2) regulatory pathway as anticipated, we may need to conduct additional clinical trials, provide additional data and information and meet additional standards for regulatory approval. If this were to occur, the time and financial resources required to obtain FDA approval, and complications and risks associated with FDA approval, would substantially increase. We may need to obtain additional funding, which could result in significant dilution to the ownership interests of our then existing shareholders to the extent we issue equity securities or convertible debt. We cannot assure you that we would be able to obtain such additional financing on terms acceptable to us, if at all. Moreover, inability to pursue the Section 505(b)(2) regulatory pathway could result in new competitive product candidates reaching the market faster than our product candidates, which could materially adversely impact our competitive position and prospects. Even if we are allowed to pursue the Section 505(b)(2) regulatory pathway, we cannot assure you that our product candidates will receive the requisite approvals for commercialization.

In addition, notwithstanding the approval of a number of products by the FDA under Section 505(b)(2) over the last few years, certain competitors and others have objected to the FDA’s interpretation of Section 505(b)(2). If the FDA’s interpretation of Section 505(b)(2) is successfully challenged, the FDA may be required to change its 505(b)(2) policies and practices, which could delay or even prevent the FDA from approving any NDA that we submit under Section 505(b)(2). In addition, the pharmaceutical industry is highly competitive, and Section 505(b)(2) NDAs are subject to special requirements designed to protect the patent rights of sponsors of previously approved drugs that are referenced in a Section 505(b)(2) NDA. These requirements may give rise to patent litigation and mandatory delays in approval of our potential future NDAs for up to 30 months depending on the outcome of any litigation. It is also not uncommon for a manufacturer of an approved product to file a citizen petition with the FDA seeking to delay approval of, or impose additional approval requirements for, pending competing products. If successful, such petitions can significantly delay, or even prevent, the approval of the new product. However, even if the FDA ultimately denies such a petition, the FDA may substantially delay approval while it considers and responds to the petition.

Moreover, even if and NS002, NS001 or any POC program or future product candidates are approved under the Section 505(b)(2) pathway, as the case may be, the approval may be subject to limitations on the indicated uses for which the products may be marketed or to other conditions of approval, or may contain requirements for costly post-marketing testing and surveillance to monitor the safety or efficacy of the products.

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We may seek designations for our product candidates with the FDA and other comparable regulatory authorities that are intended to confer benefits such as a faster development process or an accelerated regulatory pathway, but there can be no assurance that we will successfully obtain such designations. In addition, even if one or more of our product candidates are granted such designations, we may not be able to realize the intended benefits of such designations.

The FDA, and other comparable regulatory authorities, offer certain designations for product candidates that are intended to encourage the research and development of pharmaceutical products addressing conditions with significant unmet medical need. These designations may confer benefits such as additional interaction with regulatory authorities, a potentially accelerated regulatory pathway and priority review. There can be no assurance that we will successfully obtain any such designation for our products. In addition, while such designations could expedite the development or approval process, they generally do not change the standards for approval. Even if we obtain such designations for one or more of our product candidates, there can be no assurance that we will realize their intended benefits.

For example, we may seek a Breakthrough Therapy designation from the FDA for one or more of our product candidates. A Breakthrough Therapy designation is defined as a therapy that is intended, alone or in combination with one or more other therapies, to treat a serious or life-threatening disease or condition, if preliminary clinical evidence indicates that the therapy may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. For therapies that have Breakthrough Therapy designation, interaction and communication between the FDA and the sponsor of the trial can help to identify the most efficient path for clinical development while minimizing the number of patients placed in ineffective control regimens. Therapies with Breakthrough Therapy designation from the FDA are also eligible for accelerated approval. Designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for Breakthrough Therapy designation, the FDA may disagree and instead determine not to make such designation. In any event, the receipt of a Breakthrough Therapy designation for a product candidate may not result in a faster development process, review or approval compared to therapies considered for approval under conventional FDA procedures and does not assure ultimate approval by the FDA. In addition, even if one or more of our product candidates qualify for Breakthrough Therapy designation, the FDA may later decide that such product candidates no longer meet the conditions for qualification.

We may also seek Fast Track designation from the FDA for some of our product candidates. If a therapy is intended for the treatment of a serious or life-threatening condition and the therapy demonstrates the potential to address unmet medical needs for this condition, the therapy sponsor may apply for Fast Track designation. The FDA has broad discretion whether or not to grant this designation, so even if we believe a particular product candidate is eligible for this designation, there can be no assurance that the FDA would decide to grant it. Even if we do receive Fast Track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures, and receiving a Fast Track Designation does not provide assurance of ultimate FDA approval. The FDA may withdraw Fast Track designation if it believes that the designation is no longer supported by data from our clinical development program.

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The results of preclinical studies and early-stage clinical trials of our product candidates may not be predictive of the results of later-stage clinical trials. Initial success in our ongoing clinical trials may not be indicative of results obtained when these trials are completed or in later stage trials.

Product candidates in later stages of clinical trials may fail to show the desired safety and efficacy traits despite having progressed through preclinical studies and initial clinical trials. Furthermore, there can be no assurance that any of our clinical trials will ultimately be successful or support further clinical development of any of our product candidates. There is a high failure rate for drugs and biologics proceeding through clinical trials. A number of companies in the pharmaceutical and biotechnology industries have suffered significant setbacks in clinical development even after achieving promising results in earlier studies, and any such setbacks in our clinical development could harm our business and operating results.

Interim, topline and preliminary data from our clinical trials that we announce or publish may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publish interim, topline or preliminary data from our clinical trials. Preliminary and interim data from our clinical trials may change as more patient data become available. Preliminary or interim data from our clinical trials are not necessarily predictive of final results. Preliminary and interim data are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues, more patient data become available, and we issue our final clinical trial report. Interim, topline and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data we previously published. As a result, preliminary and interim data should be viewed with caution until the final data are available. Adverse changes in the final data compared to the interim data could significantly harm our business prospects.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, the approvability or commercialization of the particular product candidate or product and our company in general. In addition, the information we choose to publicly disclose regarding a particular preclinical study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product, product candidate or our business. If the preliminary and interim data that we report differ from actual results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to obtain approval for, and commercialize, our product candidates may be harmed, which could harm our business, operating results, prospects or financial condition.

Even if we obtain regulatory approval for a product candidate, our products will remain subject to ongoing regulatory oversight.

Even if we obtain any regulatory approval for our product candidates, they will be subject to ongoing regulatory requirements for manufacturing, labeling, packaging, storage, advertising, promotion, sampling, record-keeping and submission of safety and other post-market information. Any regulatory approvals that we receive for our product candidates also may be subject to a REMS, limitations on the approved indicated uses for which the product may be marketed or to the conditions of approval, or contain requirements for potentially costly post-marketing testing, including Phase 4 clinical trials, and surveillance to monitor the quality, safety and efficacy of the product. The holder of an approved marketing application also must submit new or supplemental applications and obtain FDA approval for certain changes to the approved product, product labeling or manufacturing process. Advertising and promotional materials must comply with FDA rules and are subject to FDA review, in addition to other potentially applicable federal and state laws.

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In addition, product manufacturers and their facilities are subject to payment of user fees and continual review and periodic inspections by the FDA and other regulatory authorities for compliance with current good manufacturing practices, or cGMP, requirements and adherence to commitments made in the NDA or foreign marketing application. If we, or a regulatory authority, discover previously unknown problems with a product, such as adverse events of unanticipated severity or frequency, or problems with the facility where the product is manufactured or disagrees with the promotion, marketing or labeling of that product, a regulatory authority may impose restrictions relative to that product, the manufacturing facility or us, including requiring recall or withdrawal of the product from the market or suspension of manufacturing.

If we fail to comply with applicable regulatory requirements, a regulatory authority may:

●	issue an untitled letter or warning letter that we are in violation of the law;
●	seek an injunction or impose administrative, civil or criminal penalties or monetary fines;
●	suspend or withdraw regulatory approval;
●	suspend any ongoing clinical trials;
●	refuse to approve pending applications or supplements to applications;
●	restrict the marketing or manufacturing of the product;
●	seize or detain the products or require the withdrawal of the product from the market;
●	refuse to permit the import or export of the products; or
●	refuse to allow us to enter into supply contracts, including government contracts.

Any government investigation of alleged violations of law could require us to expend significant time and resources in response and could generate negative publicity. The occurrence of any event or penalty described above may inhibit our ability to commercialize our product candidates and adversely affect our business, financial condition, results of operations and prospects.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States, Israel or the EU.

Other than our headquarters and other operations which are located in Israel, we currently have limited international operations, but our business strategy incorporates potentially significant international expansion, particularly in anticipation of approval of our product candidates. We may plan to maintain sales representatives and conduct physician and patient association outreach activities, as well as clinical trials, outside of the United States, Israel and Europe. If our products are approved for commercialization outside the United States, Israel, or the EU, we will likely enter into agreements with third parties to market the drugs in these additional global territories. We expect that we will be subject to additional risks related to entering into or maintaining international business relationships, including:

●	different regulatory requirements for drug approvals in foreign countries;
●	differing United States and foreign drug import and export rules, tariffs and other trade barriers;
●	reduced protection for intellectual property rights in foreign countries;
●	failure by us to obtain regulatory approvals for the use of our products in various countries;
●	different reimbursement systems;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

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●	complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems;
●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations, which could result in increased operating expenses and reduced revenues;
●	workforce uncertainty in countries where labor unrest is more common than in the United States;
●	production shortages resulting from any events affecting raw material supply or manufacturing capabilities abroad;
●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the U.S. Foreign Corrupt Practices Act, or FCPA, its books and records provisions or its anti-bribery provisions;
●	potential liability resulting from development work conducted by these distributors; and
●	business interruptions resulting from a local or worldwide pandemic, such as COVID-19, geopolitical actions, including war and terrorism, or natural disasters.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Even if any of our product candidates receives marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payors, pharmacists and others in the medical community necessary for commercial success.

The commercial success of our products will depend upon the acceptance of each product by the medical community, including physicians, patients and third-party payors. The degree of market acceptance of any approved product will depend on a number of factors, including:

●	the efficacy and safety of the product;
●	the potential advantages of the product compared to available therapies;
●	the convenience and ease of administration compared to alternative treatments;
●	limitations or warnings, including use restrictions contained in the product’s approved labeling;
●	distribution and use restrictions imposed by the EMA, FDA or other regulatory authority or agreed to by us as part of a mandatory or voluntary risk management plan;
●	pricing and cost effectiveness in relation to alternative treatments;
●	if the product is included under physician treatment guidelines as a first-, second,- or third-line therapy;
●	the strength of sales, marketing and distribution support;
●	the availability of third-party coverage and adequate reimbursement and the willingness of patients to pay out-of-pocket in the absence of coverage by third-party payors;
●	the strength of sales, marketing and distribution support;
●	the willingness of patients to pay for drugs out of pocket in the absence of third-party coverage; and
●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies.

If our products are approved but do not achieve an adequate level of acceptance by physicians, third party payors and patients, we may not generate sufficient revenue from the product, and we may not become or remain profitable. In addition, our efforts to educate the medical community and third-party payors on the benefits of the product may require significant resources and may never be successful.

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In addition, we may choose to collaborate with third parties that have direct sales forces and established distribution systems, either to augment our own sales force and distribution systems or in lieu of our own sales force and distribution systems. If we enter into arrangements with third parties to perform sales, marketing and distribution services for our products, the resulting revenues or the profitability from these revenues to us are likely to be lower than if we had sold, marketed and distributed our products ourselves. If we are unable to enter into such arrangements on acceptable terms or at all, we may not be able to successfully commercialize any of our product candidates that receive regulatory approval. Depending on the nature of the third-party relationship, we may have little control over such third parties, and any of these third parties may fail to devote the necessary resources and attention to sell, market and distribute our products effectively. If we are not successful in commercializing our product candidates, either on our own or through collaborations with one or more third parties, our future product revenue will suffer, and we may incur significant additional losses.

We currently have no marketing and sales organization. If we are unable to establish sales and marketing capabilities or enter into agreements with third parties to market and sell our product candidates, we may be unable to generate any product revenue.

We have no experience selling and marketing our product candidates, and we currently have no marketing or sales organization. To successfully commercialize any product candidates that may result from our development programs, we will need to develop these capabilities, either on our own or with others. If our product candidates receive regulatory approval, we intend to establish a sales and marketing organization independently or by utilizing experienced third parties with technical expertise and supporting distribution capabilities to commercialize our product candidates in major markets, all of which will be expensive, difficult and time consuming. Any failure or delay in the development of our internal sales, marketing and distribution capabilities would adversely impact our ability to commercialize our product candidates.

Further, given our lack of prior experience in marketing and selling pharmaceutical products, our initial estimate of the size of the required sales force may be materially more or less than the size of the sales force actually required to effectively commercialize our product candidates. As such, we may be required to hire sales representatives and third-party distributors to adequately support the commercialization of our product candidates, or we may incur excess costs if we hire more sales representatives than necessary. With respect to certain geographical markets, we may enter into collaborations with other entities to utilize their local marketing and distribution capabilities, but we may be unable to enter into such agreements on favorable terms, if at all. We also may enter into collaborations with large pharmaceutical companies to develop and commercialize product candidates. If our future collaborators do not commit sufficient resources to develop and commercialize our future products, if any, and we are unable to develop the necessary marketing capabilities on our own, we will be unable to generate sufficient product revenue to sustain our business. We may compete with companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, we may be unable to compete successfully against these more established companies.

Our efforts to educate the medical community, including physicians, hospital pharmacists and third-party payors on the benefits of our product candidates may require significant resources and may never be successful. If any of our product candidates are approved but fail to achieve market acceptance among physicians, patients or third-party payors, we will not be able to generate significant revenues from such product, which could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Even if we are able to commercialize any product candidates, the products may become subject to unfavorable pricing regulations or third-party coverage and reimbursement policies, any of which could harm our business.

Our ability to commercialize any product candidates successfully will depend, in part, on the extent to which coverage and reimbursement for these products and related treatments will be available from government health administration authorities, private health insurers and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which medications they will pay for and impact reimbursement levels.

Obtaining and maintaining adequate reimbursement for our products may be difficult. We cannot be certain if and when we will obtain an adequate level of reimbursement for our products by third party payors. Even if we do obtain adequate levels of reimbursement, third-party payors, such as government or private healthcare insurers, carefully review and increasingly question the coverage of, and challenge the prices charged for, drugs. Reimbursement rates from private health insurance companies vary depending on the company, the insurance plan and other factors. A primary trend in the U.S. healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular medications. Increasingly, third-party payors are requiring that drug companies provide them with predetermined discounts from list prices and are challenging the prices charged for drugs. We may also be required to conduct expensive pharmacoeconomic studies to justify coverage and reimbursement or the level of reimbursement relative to other therapies. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not be able to successfully commercialize any product candidate for which we obtain marketing approval, and the royalties resulting from the sales of those products may also be adversely impacted.

There may be significant delays in obtaining reimbursement for newly approved drugs, and coverage may be more limited than the purposes for which the drug is approved by the FDA or similar regulatory authorities outside the United States. Moreover, eligibility for reimbursement does not imply that a drug will be paid for in all cases or at a rate that covers our costs, including research, development, manufacture, sale and distribution. Interim reimbursement levels for new drugs, if applicable, may also not be sufficient to cover our costs and may not be made permanent. Reimbursement rates may vary according to the use of the drug and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost drugs and may be incorporated into existing payments for other services. Net prices for drugs may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors and by any future relaxation of laws that presently restrict imports of drugs from countries where they may be sold at lower prices than in the United States. Our inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that we develop could have a material adverse effect on our operating results, our ability to raise capital needed to commercialize products and our overall financial condition.

The regulations that govern marketing approvals, pricing, coverage and reimbursement for new drug products vary widely from country to country. Current and future legislation may significantly change the approval requirements in ways that could involve additional costs and cause delays in obtaining approvals. Some countries require approval of the sale price of a drug before it can be reimbursed. In many countries, the pricing review period begins after marketing or product licensing approval is granted. In some foreign markets, prescription drug pricing remains subject to continuing governmental control, including possible price reductions, even after initial approval is granted. As a result, we might obtain marketing approval for a product in a particular country, but then be subject to price regulations that delay our commercial launch of the product, possibly for lengthy time periods, and negatively impact the revenues we are able to generate from the sale of the product in that country. Adverse pricing limitations may hinder our ability to recoup our investment in one or more product candidates, even if our product candidates obtain marketing approval. There can be no assurance that our product candidates, if they are approved for sale in the United States or in other countries, will be considered medically necessary or cost-effective for a specific indication, or that coverage or an adequate level of reimbursement will be available.

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We face intense competition in an environment of rapid technological change and the possibility that our competitors may develop products and drug delivery systems that are similar, more advanced or more effective than ours. As a result, we may be unable to effectively compete in our industry, which may adversely affect our financial condition and our ability to successfully market or commercialize our product candidates.

The pharmaceutical industry in which we operate is intensely competitive and subject to rapid and significant technological change. We are currently aware of various existing therapies in the market and in development that may in the future compete with our product candidates, including other products that address opioid overdose or anaphylactic shock, as well as other drug delivery mechanisms. Other approaches may also emerge for the prevention or treatment of any of the indications on which we focus, and new technologies may emerge in localized drug delivery.

We have competitors both in the United States and internationally, including major multinational pharmaceutical companies and specialty pharmaceutical companies. The major market players within the intranasal drug market and our primary competitors in the United States and abroad include ADAPT Pharma, Inc., Teva Pharmaceuticals Ltd., Pfizer Inc., Viatris Inc., and Kaléo, Inc., among others. Some of these companies hold significant market share. Their dominant market position and significant control over the market could significantly limit our ability to introduce or effectively market and generate sales and capture market share. Many of our competitors have long histories and strong reputations within the industry. They have significantly greater brand recognition, financial and human resources than we do. They also have more experience and capabilities in researching and developing medical devices, obtaining and maintaining regulatory clearances, manufacturing and marketing those products and other resources, than we do. There is a significant risk that we may be unable to overcome the advantages held by our competition, and our inability to do so could lead to the failure of our business and the loss of your investment. In addition, we may be unable to develop additional products in the future or to keep pace with developments and innovations in the market and lose market share to our competitors.

Our competitors may succeed in developing, acquiring or licensing on products that are more effective or less costly than any product candidate that we may develop, or achieve earlier patent protection, regulatory approval, product commercialization and market penetration than we do. Additionally, technologies developed by our competitors may render our potential product candidates uneconomical or obsolete, and we may not be successful in marketing our product candidates against competitors.

Further, competition in the pharmaceutical industry is intense, and can lead to, among other things, price reductions, longer selling cycles, lower product margins, loss of market share and additional working capital requirements. To succeed, we must, among other critical matters, gain consumer acceptance for our products, as compared to other solutions currently available in the market. For example, since the currently accepted treatment for opioid overdose and anaphylactic shock are Narcan (Naloxone HCI) and the EpiPen (Epinephrine Injection USP), respectively, we will need to invest resources in educating the medical community and consumers, and establish strategic collaborations before we will be able to gain market acceptance for our Intranasal Epinephrine and Intranasal Naloxone as a treatment in severe acute emergency situations. If our competitors offer significant discounts on certain products and solutions, we may need to lower our prices or offer other favorable terms in order to compete successfully. Moreover, any broad-based changes to our prices and pricing policies could make it difficult to generate revenues or cause our revenues to decline. Moreover, if our competitors develop and commercialize products and solutions that are more effective or desirable than products and solutions that we may develop, we may not convince our customers to use our products and solutions. Any such changes would likely reduce our commercial opportunity and revenues potential and could materially adversely impact our operating results. See “Business Overview - Competition.”

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The FDA and other regulatory authorities actively enforce the laws and regulations prohibiting the promotion of off-label uses. The misuse or off-label use of our products may harm our reputation in the marketplace, result in injuries that may lead to product liability suits or result in costly investigations, fines or sanctions by regulatory bodies if we are deemed to have engaged in the promotion of these uses, any of which could be costly to our business.

If any of our product candidates are approved and we are found to have improperly promoted off-label uses of those products, we may become subject to significant liability. The FDA and other regulatory agencies strictly regulate the promotional claims that may be made about prescription products, if approved. In particular, while the FDA permits the dissemination of truthful and non-misleading information about an approved product, a manufacturer may not promote a product for uses that are not approved by the FDA or such other regulatory agencies as reflected in the product’s approved labeling. If we are found to have promoted such off-label uses, we may become subject to significant liability. The federal government has levied large civil and criminal fines against companies for alleged improper promotion of off-label use and has enjoined several companies from engaging in off-label promotion. The FDA has also requested that companies enter into consent decrees, corporate integrity agreements or permanent injunctions under which specified promotional conduct must be changed or curtailed. If we cannot successfully manage the promotion of our product candidates, if approved, we could become subject to significant liability, which would materially adversely affect our business and financial condition.

Further, advertising and promotion of our products that obtain marketing approval in the United States may be heavily scrutinized by the FDA, the U.S. Department of Justice, or DOJ, U.S. Department of Health and Human Services, or HHS, state attorneys general, members of Congress, and the public. In addition, advertising and promotion of any product that obtains approval outside of the United States may be heavily scrutinized by comparable foreign regulatory authorities.

We expect that, if cleared or approved, our products, will be cleared by the requisite regulatory authorities for specific indications. We expect to train our marketing personnel and direct sales force to not promote our devices for uses outside of the FDA-approved indications for use, known as “off-label uses.” We cannot, however, prevent a physician from using our devices off-label, when in the physician’s independent professional medical judgment, he or she deems it appropriate. There may be increased risk of injury to patients if physicians attempt to use our devices off-label. Furthermore, the use of our devices for indications other than those approved by the FDA or approved by any foreign regulatory body may not effectively treat such conditions, which could harm our reputation in the marketplace among healthcare providers and patients.

If the FDA or any state or foreign regulatory body determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter, which is used for violators that do not necessitate a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations. We may become subject to such actions and, if we are not successful in defending against such actions, those actions may have a material adverse effect on our business, financial condition and results of operations. Equivalent laws and potential consequences exist in foreign jurisdictions.

In addition, if our products are cleared or approved, healthcare providers may misuse our products or use improper techniques if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our products are misused or used with improper technique, we may become subject to costly litigation by our customers or their patients. As described above, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

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If product liability lawsuits are brought against us, we may incur substantial liabilities, even if we have appropriate insurance policies, and we may be required to limit commercialization of our product candidates. Product liability or similar claims that could be expensive, damage our reputation and harm our business.

We are exposed to potential product liability and professional indemnity risks that are inherent in the research, development, manufacturing, marketing and use of pharmaceutical products. Currently, we have no products that have been approved for marketing or commercialization; however, the use of our product candidates in clinical trials, and the sale of these product candidates, if approved, in the future, may expose us to liability claims. Product liability claims may be brought against us or our partners by participants enrolled in our clinical trials, patients, health care providers, pharmaceutical companies, our collaborators or others using, administering or selling any of our future approved products. If we cannot successfully defend ourselves against any such claims, we may incur substantial liabilities, even if we have product liability or such other applicable insurance policies in effect. We may not be able to maintain adequate levels of insurance for these liabilities at reasonable cost and/or reasonable terms. Excessive insurance costs or uninsured claims would add to our future operating expenses and adversely affect our financial condition. As a result of such lawsuits and their potential results, we may be required to limit commercialization of our product candidates. Regardless of the merits or eventual outcome, liability claims may result in:

●	decreased demand for our product candidates;
●	termination of clinical trial sites or entire trial programs;
●	injury to our reputation and negative media attention;
●	product recalls or increased warnings on product labels;
●	withdrawal of clinical trial participants;
●	costs of to defend the related litigation;
●	diversion of management and our resources;
●	substantial monetary awards to, or costly settlements with, clinical trial participants, patients or other claimants;
●	higher insurance premiums;
●	loss of initiation of investigations by regulators or other authorities; and
●	the inability to successfully commercialize our product candidates, if approved.

Further, our business exposes us to an inherent risk of potential product liability or similar claims. The pharmaceutical industry has historically been litigious, and we face financial exposure to product liability or similar claims if the use of any of our products were to cause or contribute to injury or death. There is also the possibility that defects in the design or manufacture of any of our products might necessitate a product recall. Although we plan to maintain product liability insurance, the coverage limits of these policies may not be adequate to cover future claims. In the future, we may be unable to maintain product liability insurance on acceptable terms or at reasonable costs and such insurance may not provide us with adequate coverage against potential liabilities. A product liability claim, regardless of merit or ultimate outcome, or any product recall could result in substantial costs to us, damage to our reputation, customer dissatisfaction and frustration and a substantial diversion of management attention. A successful claim brought against us in excess of, or outside of, our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

We may be subject to litigation for a variety of claims, including class actions, which could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business.

We may be subject to litigation for a variety of claims, including class actions and contract claims, arising from our normal business activities. These may include claims, suits, and proceedings involving labor and employment, wage and hour, commercial, contractual and other matters. For example, on October 5, 2022, we received a termination notice from Aptar Group Inc., or Aptar, in connection with an alleged breach of our contractual obligations with Aptar under a master services agreement, or MSA, we entered into with Aptar on September 6, 2019. We timely responded to such notice, exchanged correspondence with Aptar through February 2023 and have been unable to resolve the claims and allegations made by each party. Since February 2023, we have continued to purchase products from Aptar under our MSA and related schedules of work and, as of August 7, 2025, we have not received any further notices, demands or claims from Aptar. Termination of the MSA with Aptar could result in significant delays to our commercialization efforts and adversely harm our business, operating results, and financial condition. See “Business—Our Solution—Aptar UDS and collaboration” for further information.

The outcome of any litigation, regardless of its merits, is inherently uncertain. Further, we are unable to predict whether unknown claims and lawsuits may be brought against us that could become material. Any claims and lawsuits, and the disposition of such claims and lawsuits, could be time-consuming and expensive to resolve, divert management attention and resources, and lead to attempts on the part of other parties to pursue similar claims. Any adverse determination related to litigation could adversely affect our results of operations, harm our reputation or otherwise negatively impact our business. In addition, depending on the nature and timing of any such dispute, a resolution of a legal matter could materially affect our operating results, cash flows and our ability to raise capital.

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Obtaining and maintaining regulatory approval of our product candidates in one jurisdiction does not mean that we will be successful in obtaining regulatory approval of our product candidates in other jurisdictions. Our failure to obtain regulatory approval in foreign jurisdictions would prevent our product candidates from being marketed abroad, and any approval we are granted for our product candidates in the United States would not assure approval of product candidates in foreign jurisdictions.

In order to market any products outside of the United States, we must establish and comply with numerous and varying regulatory requirements of other countries regarding clinical trial design, safety and efficacy. The research, testing, manufacturing, labeling, approval, sale, marketing and distribution of drugs are subject to extensive regulation by the FDA in the United States and other regulatory authorities in other countries. These regulations differ from country to country. Even if we obtain and maintain regulatory approval of our product candidates in one jurisdiction, such approval does not guarantee that we will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. For example, even if the FDA grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing and promotion of the product candidate in those countries.

Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional nonclinical studies or clinical trials as investigations conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that we intend to charge for our products is also subject to approval. These regulatory procedures can result in substantial delays in such countries. In other countries, product approval depends on showing superiority to an approved alternative therapy. This can result in significant expense for conducting complex clinical trials.

If we, or any third parties with whom we work, fail to comply with regulatory requirements in United States or international markets or to obtain and maintain required approvals or if regulatory approvals in international markets are delayed, our target market may be reduced and our ability to realize the full market potential of our products will likely be harmed. The inability to meet continuously evolving regulatory standards for approval may result in our failing to obtain regulatory approval to market our current product candidates, which could significantly harm our business, results of operations and prospects.

Our market is subject to intense competition, which may result in others commercializing products before or more successfully than us. If we are unable to compete effectively, our products may be rendered non-competitive or obsolete, which may adversely affect our operating results.

The development and commercialization of new products is highly competitive. Our potential competitors include major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide with respect to our intranasal powder products or any future product candidate that we may seek to develop or commercialize. Our competitors may succeed in developing, acquiring or licensing technologies and products that are more effective, have fewer or more tolerable side effects or are more convenient or less costly than our products or any future product candidate we may develop, which could render any product candidates obsolete and non-competitive. Our competitors also may obtain FDA or other marketing approval for their products before we are able to obtain approval for ours, which could result in competitors establishing a strong market position before we are able to enter the applicable market.

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Many of our potential competitors, alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, pre-clinical testing, conducting clinical trials, obtaining marketing approvals and commercializing approved products than we do. There is a trend toward consolidation in the pharmaceutical and biotechnology industry, and additional mergers and acquisitions in these industries may result in even more resources being concentrated among a smaller number of our competitors, which may adversely affect us.

Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials.

In addition, if we enter the markets of our product candidates, with such entrance remaining subject to various additional regulatory approvals, too late in the cycle, we may not achieve commercial success, or we may have to reduce our price in order to effectively compete, which would impact our ability to generate revenue, obtain profitability and adversely affect our operating results.

Legislative or regulatory healthcare reforms in the United States may make it more difficult and costly for us to obtain regulatory clearance or approval of our product candidates and to produce, market and distribute our products after clearance or approval is obtained.

From time to time, legislation is drafted and introduced in Congress that could significantly change the statutory provisions governing the regulatory clearance or approval, manufacture and marketing of regulated products or the reimbursement thereof. In addition, FDA regulations and guidance are often revised or reinterpreted by the FDA in ways that may significantly affect our business and our products. Any new regulations or revisions or reinterpretations of existing regulations may impose additional costs or lengthen review times of our product candidates. We cannot determine what effect changes in regulations, statutes, legal interpretation or policies, when and if promulgated, enacted or adopted may have on our business in the future. Such changes could, among other things, require:

●	changes to manufacturing methods;

●	change in protocol design;

●	additional treatment arm (control);

●	recall, replacement, or discontinuance of one or more of our products; and

●	additional recordkeeping.

In addition, in the United States, there have been a number of legislative and regulatory proposals to change the health care system in ways that could affect our ability to sell our products profitably. The pharmaceutical industry in the United States, as an example, has been affected by the passage of the Patient Protection and Affordable Care Act 2010, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively the Affordable Care Act, which, among other things, imposed new fees on entities that manufacture or import certain branded prescription drugs and expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs. There have been executive, judicial and Congressional challenges to certain aspects of the Affordable Care Act. For example, on June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. On August 16, 2022, President Biden signed the Inflation Reduction Act of 2022, or IRA, into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in Affordable Care Act marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the Affordable Care Act will be subject to judicial or Congressional challenges in the future. It is unclear how any such challenges and any potential future healthcare reform measures of the Trump administration will impact the Affordable Care Act and our business.

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Other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. These changes include, among others, aggregate reductions to Medicare payments to providers of up to 2% per fiscal year, which went into effect in 2013 and, due to subsequent legislative amendments to the statute, will remain in effect until 2032 unless additional Congressional action is taken. Congress is considering additional health reform measures.

Further, there has been particular and increasing legislative and enforcement interest in the United States with respect to drug pricing practices in recent years, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. There have been several recent U.S. Presidential executive orders, Congressional inquiries and proposed bills designed to, among other things, bring more transparency to drug pricing, reduce the cost of prescription drugs under Medicare, review the relationship between pricing and manufacturer patient programs, and reform government program reimbursement methodologies for drugs.

For example, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at prescription drugs. In response to President Biden’s executive order, on September 9, 2021, the Department of Health and Human Services, or HHS, released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions will take effect progressively starting in fiscal year 2023. On August 29, 2023, HHS announced the list of the first ten drugs that will be subject to price negotiations, although the Medicare drug price negotiation program is currently subject to legal challenges. On January 17, 2025, HHS selected fifteen additional drugs covered under Part D for price negotiation in 2025. Each year thereafter more Part B and Part D products will become subject to the Medicare Drug Price Negotiation Program. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. Further in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the Centers for Medicare & Medicare Services, or CMS, Innovation Center which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future.

Further, on December 7, 2023, the Biden administration announced an initiative to control the price of prescription drugs through the use of march-in rights under the Bayh-Dole Act. On December 8, 2023, the National Institute of Standards and Technology published for comment a Draft Interagency Guidance Framework for Considering the Exercise of March-In Rights which for the first time includes the price of a product as one factor an agency can use when deciding to exercise march-in rights. While march-in rights have not previously been exercised, it is uncertain if that will continue under the new framework. Individual states in the United States have also become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and in some cases, designed to encourage importation from other countries and bulk purchasing. For example, on January 5, 2024, the FDA approved Florida’s Section 804 Importation Program (SIP) proposal to import certain drugs from Canada for specific state healthcare programs. It is unclear how this program will be implemented, including which drugs will be chosen, and whether it will be subject to legal challenges in the United States or Canada. Other states have also submitted SIP proposals that are pending review by the FDA. Any such approved importation plans, when implemented, may result in lower drug prices for products covered by those programs.

In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of drug products, including our product candidates. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Our results of operations could be adversely affected by the Affordable Care Act and by other health care reforms that may be enacted or adopted in the future.

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In addition, the delivery of healthcare in the EU, including the establishment and operation of health services, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay additional marketing approval of product candidates or any initial marketing approval for our current or any future product candidates, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

We are currently unable to predict what additional legislation or regulation, if any, relating to the health care industry may be enacted in the future or what effect recently enacted federal legislation or any such additional legislation or regulation would have on our business. The pendency or approval of such proposals or reforms could result in a decrease in the price of our Ordinary Shares or limit our ability to raise capital or to enter into collaboration agreements for the further development and potential commercialization of our products.

Inadequate funding for the FDA and other government agencies and/or potentially shifting priorities under the new administration could hinder the FDA’s and/or those other government agencies’ ability to hire and retain key leadership and other personnel, prevent new products and services from being developed or commercialized in a timely manner, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could negatively impact our business.

The ability of the FDA to review and approve new products, provide feedback on clinical trials and development programs, meet with sponsors and otherwise review regulatory submissions can be affected by a variety of factors, including government budget and funding levels; ability to hire and retain key personnel and accept the payment of user fees; and statutory, regulatory, and policy changes, among other factors. Average review times at the agency may fluctuate as a result. In addition, government funding of other government agencies on which our operations may rely is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also increase the time necessary for new drugs to be reviewed and/or approved by necessary government agencies or to otherwise respond to regulatory submissions, such as our future-planned NDA submission for NS002, which would adversely affect our business. For example, the Trump administration has discussed several changes to the reach and oversight of the FDA, which could affect its relationship with the pharmaceutical industry, transparency in decision making and ultimately the cost and availability of prescription drugs. Additionally, over the last several years, the U.S. government has shut down multiple times and certain regulatory agencies, such as the FDA, have had to furlough critical FDA and other government employees and stop critical activities. If funding for the FDA is reduced, FDA priorities change, or a prolonged government shutdown occurs, it could significantly impact the ability of the FDA to timely review and process our regulatory submissions, including our future-planned NDA submission for NS002, which could have a material adverse effect on our business.

Failure to comply with post-marketing regulatory requirements could subject us to enforcement actions, including substantial penalties, and might require us to recall or withdraw a product from the market.

Even after we achieve regulatory approvals to market our products in certain countries, we are still subject to ongoing and pervasive regulatory requirements governing, among other things, the manufacture, marketing, advertising, sale, promotion, import, export, and registration. In addition, if we receive additional regulatory approvals to market our products, we will likewise remain subject to ongoing regulation. Failure to comply with these regulations could result in enforcement action by the FDA. Following its review of the periodic reports, the FDA might ask for additional information or initiate further investigation.

The regulations to which we are subject are complex and have become more stringent over time. Regulatory changes could result in restrictions on our ability to continue or expand our operations, higher than anticipated costs, or lower than anticipated sales. Even after we have obtained the proper regulatory clearance to market a device, we have ongoing responsibilities under FDA regulations and applicable foreign laws and regulations. The FDA, state and foreign regulatory authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in enforcement action by the FDA, state or foreign regulatory authorities, which may include any of the following sanctions:

●	untitled letters or warning letters;
●	fines, injunctions, consent decrees and civil penalties;
●	recalls, termination of distribution, administrative detention, or seizure of our products;
●	customer notifications or repair, replacement or refunds;
●	operating restrictions or partial suspension or total shutdown of production;
●	delays in or refusal to grant our requests for future clearances or approvals or foreign marketing authorizations of new products, new intended uses, or modifications to existing products;
●	withdrawals or suspensions of product clearances or approvals, resulting in prohibitions on sales of our products;
●	FDA refusal to issue certificates to foreign governments needed to export products for sale in other countries; and criminal prosecution.

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Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and have a material adverse effect on our reputation, business, financial condition and results of operations.

In addition, the FDA or state or foreign authorities may change their clearance and approval policies, adopt additional regulations or revise existing regulations, or take other actions, which may prevent or delay clearance or approval of our future products under development on a timely basis. Such policy or regulatory changes could impose additional requirements upon us that could delay our ability to obtain new clearances or approvals, increase the costs of compliance or restrict our ability to maintain any approvals we are able to obtain.

Environmental, social and corporate governance (ESG) issues, including those related to climate change and sustainability, may have an adverse effect on our business, financial condition and results of operations and damage our reputation.

There is an increasing focus from certain investors, customers, consumers, employees and other stakeholders concerning ESG matters. Additionally, public interest and legislative pressure related to public companies’ ESG practices continue to grow. If our ESG practices fail to meet regulatory requirements or investor, customer, consumer, employee or other stakeholders’ evolving expectations and standards for responsible corporate citizenship in areas including environmental stewardship, support for local communities, board of directors and employee diversity, human capital management, employee health and safety practices, product quality, supply chain management, corporate governance and transparency, our reputation, brand and employee retention may be negatively impacted, and our customers and suppliers may be unwilling to continue to do business with us.

Customers, consumers, investors and other stakeholders are increasingly focusing on environmental issues, including climate change, energy and water use, plastic waste and other sustainability concerns. Concern over climate change may result in new or increased legal and regulatory requirements to reduce or mitigate impacts to the environment. Changing customer and consumer preferences or increased regulatory requirements may result in increased demands or requirements regarding plastics and packaging materials, including single-use and non-recyclable plastic products and packaging, other components of our products and their environmental impact on sustainability, or increased customer and consumer concerns or perceptions (whether accurate or inaccurate) regarding the effects of substances present in certain of our products. Complying with these demands or requirements could cause us to incur additional manufacturing, operating or product development costs.

If we do not adapt to or comply with new regulations, or fail to meet evolving investor, industry or stakeholder expectations and concerns regarding ESG issues, investors may reconsider their capital investment in our Company, and customers and consumers may choose to stop purchasing our products, which could have a material adverse effect on our reputation, business or financial condition.

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Risks Related to Our Reliance on Third Parties

We are dependent on manufacturers for Epinephrine and other formulations. Any delay, price increase or unavailability of our manufacturers could materially adversely affect our ability to conduct clinical trials and, if this were to occur after we obtained commercialization and marketing approval, could materially impact our operations.

The FDA requires identification of raw material suppliers in applications for approval of drug products. If Epinephrine and other formulations were unavailable from a specified manufacturer, FDA approval of a new manufacturer, assuming one is found, could delay the manufacture of the drug involved or delay any clinical trial we are then conducting or planning to conduct. Either such occurrence could have an adverse effect on our operations and reputation and could materially impact our operations.

Furthermore, there is a risk of a sole approved manufacturer significantly raising prices. If prices for raw materials were to be significantly increased, our profit margins and sales, if any, would be greatly reduced and, assuming our products were approved for commercialization or marketing, delay product launches, or delay clinical trials at earlier stages of development. Such price increase occurrences could be resolved by the successful FDA approval of an alternate supplier; however, such approval process can be lengthy and costly. There can be no guarantee that a resolution would be reached in the event of a significant price increase.

We rely on a limited number of suppliers or, in some cases, single suppliers, for some of our laboratory instruments and materials and may not be able to find replacements or immediately transition to alternative suppliers on a cost-effective basis, or at all.

We source components of our technology from third parties and certain components are sole sourced, as is customary for development stage pharmaceutical companies. Obtaining substitute components may affect our timelines. For example, as a small pharmaceutical development company, Aptar, a leading global manufacturer of inhalers, is our sole supplier for supply of its intranasal Unit Dose Spray product, or UDS, to be the delivery system for our Intranasal Epinephrine powder and Intranasal Naloxone powder. Although alternatives for UDS are commercially available, including generic versions, if Aptar is unable to supply UDS to us in the quantities we require, or at all, or otherwise default on their supply obligations to us, we may not be able to obtain alternative supplies from other suppliers on acceptable terms in a timely manner. In addition, if we are required to change UDS manufacturers for any reason, we will be required to verify that the new manufacturer maintains facilities and procedures that comply with quality standards and with all applicable regulations and guidelines. In the event that we are required to change UDS manufacturers, we will also need to verify, such as through a manufacturing comparability study, that any new manufacturer or manufacturing process will produce our product candidate according to the specifications. A change in manufacturer may also require the conduct of a small bridging study to show comparability, as is the case in every change in the manufacturing process. The delays associated with the verification of a new manufacturer could negatively affect our ability to develop product candidates in a timely manner or within budget.

Further, any natural or other disasters, epidemic or pandemic, acts of war or terrorism, shipping embargoes, labor unrest or political instability or similar events at our third-party suppliers’ facilities that cause a loss of manufacturing capacity or a reduction in the quality of the items manufactured would heighten the risks that we face. Changes to, failure to renew or termination of our existing agreements or our inability to enter into new agreements with other suppliers could result in the loss of access to important components of our tests and could impair, delay or suspend our commercialization efforts. Our failure to maintain a continued and cost-effective supply of high-quality components could materially and adversely harm our business, operating results, and financial condition.

We rely on third parties to conduct our pre-clinical and clinical studies and perform other tasks for us. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or comply with regulatory requirements, we may not be able to obtain regulatory approval for or commercialize our product candidates and our business could be substantially harmed.

We have relied upon and plan to continue to rely upon third-party CROs to monitor and manage data for our ongoing pre-clinical and clinical programs. We rely on these parties for execution of our pre-clinical and clinical studies, and control only certain aspects of their activities. Nevertheless, we are responsible for ensuring that each of our studies is conducted in accordance with the applicable protocol, legal, regulatory and scientific standards and our reliance on the CROs does not relieve us of our regulatory responsibilities. We and our CROs and other vendors are required to comply with current cGMP, Good Clinical Practices, or GCP, quality system requirements, or QSR, and Good Laboratory Practices, or GLP, which are regulations and guidelines enforced by the FDA, the Competent Authorities of the Member States of the European Economic Area, and comparable foreign regulatory authorities for all of our product candidates in clinical development. Regulatory authorities enforce these regulations through periodic inspections of study sponsors, principal investigators, study sites and other contractors. If we or any of our CROs or vendors fail to comply with applicable regulations, the clinical data generated in our clinical studies may be deemed unreliable and the FDA, EMA or comparable foreign regulatory authorities may require us to perform additional clinical studies before approving our marketing applications. We cannot assure you that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical studies comply with GCP regulations. In addition, our clinical studies must be conducted with product candidates which are produced under cGMP regulations. Our failure to comply with these regulations may require us to repeat clinical studies, which would delay the regulatory approval process.

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We have limited manufacturing experience and could experience production problems that result in delays in our development or commercialization programs or otherwise adversely affect our business. We currently have no manufacturing facilities and anticipate reliance on third-party manufacturers for our products.

We have limited experience manufacturing NS002 and NS001. We are currently only able to produce clinical trial material up to and including Phase 2 studies of our products. We may be unable to produce commercial materials or meet demand for our product candidates if we are unable to receive or maintain commercial regulatory approvals for our facility. Any such failure could delay or prevent our development of our products and would have a material adverse effect on our business, financial condition and results of operations.

If either of our product candidates is approved, we may need to increase the scale or capacity of our manufacturing process. We currently do not have manufacturing facilities capable of producing our product candidates on a commercial scale and do not intend to develop facilities for the manufacture of products for commercial purposes in the foreseeable future. We will rely on third-party manufacturers to produce bulk drug products required for our Phase 3 clinical trials and commercial sales, if any. We plan to rely upon contract manufacturers and, potentially, collaboration partners to manufacture commercial quantities of our drug product candidates if and when approved for marketing by the applicable regulatory authorities. The use of new manufacturers may require obtaining new approvals. Our contract manufacturers will need to complete process validation for the drug substance manufacturing process. Process validation involves a series of activities taking place over the lifecycle of the product and process. If our contract manufacturers are not approved by the FDA, or other regulatory bodies, our commercial supply of drug substance will be significantly delayed and may result in significant additional costs. If the FDA does not consider the result of the process validation or required testing to be satisfactory, regulatory approval and/or commercial supply after launch may be delayed. The FDA and similar foreign regulatory bodies may also implement new requirements, or change their interpretation and enforcement of existing requirements, for manufacturers, packaging or testing of products at any time. If we, or our contract manufacturers are unable to comply with such process validation or other requirements, we may be subject to regulatory, civil actions or penalties which could harm our business.

Any future contract manufacturers may not perform as agreed or may not remain in the contract manufacturing business. In the event of a natural disaster, business failure, strike or other difficulty, such as difficulties involving production yields, quality control and quality assurance, we may be unable to replace a third-party manufacturer in a timely manner and the production of any product candidate or commercialized drug would be interrupted, resulting in delays and additional costs.

If we collaborate with contract manufacturers located outside of the United States, we may face difficulties in importing our drug substances into the United States as a result of, among other things, FDA import inspections, incomplete or inaccurate import documentation or defective packaging.

Further, we may not be successful in producing sufficient quantities of our products, due to several factors, including equipment malfunctions, facility contamination, technical process challenges, raw material shortages or contamination, natural disasters, disruption in utility services, human error or disruptions in the operations of our suppliers. Problems with the manufacturing process, even minor deviations from the normal process, could result in product defects or manufacturing failures that result in lot failures, product recalls, product liability claims or insufficient inventory. We may encounter problems achieving adequate quantities and quality of clinical- and commercial-grade materials that meet FDA, EMA or other applicable standards or specifications with consistent and acceptable production yields and costs.

Slight deviations in the manufacturing process, including those affecting quality attributes and stability, may result in unacceptable changes in the product that could result in lot failures or product recalls. There is no assurance we will not experience such failures at our own manufacturing facility or that of a third party in the future. Lot failures or product recalls could cause delays in product supply or clinical trials, which could be costly to us and otherwise harm our business, financial condition, results of operations and prospects.

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We also may encounter problems hiring and retaining the experienced specialist scientific, quality assurance, quality control and manufacturing personnel needed to operate our manufacturing process, which could result in delays in our production or difficulties in maintaining compliance with applicable regulatory requirements.

Any problems in our manufacturing process or facilities could make us a less attractive collaborator for potential partners, including pharmaceutical companies, which could limit our access to additional attractive development programs.

We and our potential collaborators and contract manufacturers are subject to significant regulation with respect to manufacturing our product candidates. The manufacturing facilities on which we rely may not continue to meet regulatory requirements and have limited capacity.

Manufacturers and their facilities are required to comply with extensive regulatory requirements, including ensuring that quality control and manufacturing procedures conform to cGMPs. These cGMP regulations cover all aspects of manufacturing relating to our product candidates. These regulations govern manufacturing processes and procedures (including record keeping) and the implementation and operation of quality systems to control and assure the quality of investigational product candidates and products approved for sale. Poor control of production processes can lead to the introduction of contaminants or to inadvertent changes in the properties or stability of our product candidates that may not be detectable in final product testing. We, our potential collaborators or our contract manufacturers must supply all necessary documentation in support of an NDA or MAA on a timely basis and must adhere to GLP and cGMP QSR regulations enforced by the FDA and other regulatory authorities through their facilities inspection program. The facilities and quality systems of some or all of our potential and future collaborators and third-party contractors must pass a pre-approval inspection for compliance with the applicable regulations as a condition of regulatory approval of our product candidates or any of our other potential product candidates. In addition, the regulatory authorities may, at any time, audit or inspect a manufacturing facility involved with the preparation of our product candidates or our other potential product candidates or the associated quality systems for compliance with the regulations applicable to the activities being conducted. We do not control the manufacturing process of, and are completely dependent on, our contract manufacturing partners for compliance with the regulatory requirements. If these facilities do not pass a pre-approval plant inspection, regulatory approval of the product candidates may not be granted or may be substantially delayed until any violations are corrected to the satisfaction of the regulatory authority, if ever. Moreover, if our contract manufacturer’s fail to achieve and maintain high manufacturing standards, in accordance with applicable regulatory requirements, or there are substantial manufacturing errors, this could result in patient injury or death, product shortages, product recalls or withdrawals, delays or failures in product testing or delivery, cost overruns or other problems that could seriously harm our business.

Any collaboration arrangements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our current and potential future product candidates.

We may seek collaboration arrangements with pharmaceutical or biotechnology companies for the development or commercialization of our current and potential future product candidates. We may enter into these arrangements on a selective basis depending on the merits of retaining commercialization rights for ourselves as compared to entering into selective collaboration arrangements with other pharmaceutical or biotechnology companies for each product candidate, both in the United States and internationally. We will face, to the extent that we decide to enter into collaboration agreements, significant competition in seeking appropriate collaborators. Moreover, collaboration arrangements are complex and time consuming to negotiate, document and implement. We may not be successful in our efforts to establish and implement collaborations or other alternative arrangements should we so choose to enter into such arrangements. The terms of any collaborations or other arrangements that we may establish may not be favorable to us.

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Disagreements between parties to a collaboration arrangement regarding clinical development and commercialization matters can lead to delays in the development process or commercializing the applicable product candidate and, in some cases, termination of the collaboration arrangement. These disagreements can be difficult to resolve if neither of the parties has final decision-making authority.

Collaborations with pharmaceutical or biotechnology companies and other third parties often are terminated or allowed to expire by the other party. Any such termination or expiration could adversely affect us financially and could harm our business reputation.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we rely on third parties to develop and manufacture our product candidates, we must, at times, share trade secrets with them. We seek to protect our proprietary technology in part by entering into confidentiality agreements and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information, such as trade secrets. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are inadvertently incorporated into the technology of others, or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets, a competitor’s discovery of our trade secrets or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business.

Risks Related to Our Intellectual Property

We own several issued patents but may require filing of additional patents in the future. There can be no assurance that all or some of our patent applications will result in issued patents. Consequently, our ability to protect our proprietary technology in the marketplace beyond the intellectual property already protected by our currently issued patents may be limited.

We have filed patent applications in many countries worldwide. These applications cover a range of technological areas including:, compositions of matter, such as but not limited to pharmaceutical compositions and formulations, comprising multiple active pharmaceutical ingredients, or APIs, which may be known or novel, specific dosage forms such a dosage unit forms of the compositions of matter, methods of treatment of various medical/physiological conditions using the compositions of matter, including treatment regimens, and process/es of manufacturing the pharmaceutical compositions and formulations, and the dosage unit forms. While several patent applications have been granted, others are still pending. Unless and until our pending patent applications are granted and patents thereon are issued, their protective scope cannot be established. It is also not possible to predict whether or how many of our patent applications will mature into issued patents. Even if patents on pending applications are issued, they may be issued with a scope significantly narrower than that we currently seek.

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Our proprietary position for our product candidates currently depends upon patents protecting the method of use, which may not prevent a competitor or other third party from using the same product candidate for another use.

The primary patent based intellectual property protection for our product candidates will be patents granted on the formulation and/or pharmaceutical composition, optionally in dosage unit form/s, and method/s of their use in treating specific medical/physiological conditions. We have patents and patent applications covering our products as a composition of matter, specifically formulations and pharmaceutical compositions comprising a desired API such as, but not limited to Epinephrine and Naloxone. We also have patents and patent applications directed to methods of preparing these compositions of matter, dosage unit forms of these compositions of matter and methods of treating medical conditions using them.

Composition of matter patent claims on the API, per se or comprised in pharmaceutical drug products are generally considered to be the favored intellectual property protection for pharmaceutical products, as such patents provide protection irrespective of any particular method of use, manufacture or formulation of the API used. Method of use patent claims protect the use of a product, which may be the API or a composition/formulation comprising the same, for a defined indication, by the specified method, which may be limited, for example, to route of administration/application and/or dosing regimen. These types of patent claims do not prevent a competitor or other third party from making and marketing an identical API or composition comprising the API, for treating an indication that is outside the scope of the method claims or from developing a different dosing regimen. Moreover, even if competitors or other third parties do not actively promote their product for our targeted indications or uses for which we may obtain patents, physicians may recommend that patients use these products off-label, or patients may do so themselves. Although off-label use may infringe or contribute to the infringement of method of use patents, the practice is common and such infringement is difficult to prevent or prosecute.

Even if our patents are issued, because the patent status of pharmaceutical products can be complex and uncertain, we cannot predict the scope and extent of patent protection for our product candidates.

Any patents that may be issued to us will not ensure the protection of our intellectual property for a number of reasons, including without limitation the following:

●	any issued patents may not be broad or strong enough to prevent competition by other drug products including identical or similar drug products;
●	if we are not issued patents or if issued patents expire, there would be no protection against competitors making generic equivalents;
●	there may be prior art of which we are not aware that may affect the validity or enforceability of a patent claim throughout the patent term;
●	there may be other patents existing, now or in the future, in the patent landscape for PBI products, or any other product candidates that we seek to commercialize or develop, if any, that will affect our freedom to operate;
●	if our patents are challenged, a court could determine that they are not valid or enforceable;
●	a court could determine that a competitor’s technology or product does not infringe our patents;
●	a court could determine we infringe a competitor’s patents;
●	our patents could irretrievably lapse due to failure to pay fees or otherwise comply with regulations, or could be subject to compulsory licensing; and
●	if we encounter delays in our development or clinical trials, the period of time during which we could market our products under patent protection would be reduced.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental or other patent authorities, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the U.S. PTO and foreign patent authorities at several stages over the term of the patent. The U.S. PTO and various foreign governmental or other patent authorities require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to office actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In any such events, our competitors might be able to enter the market, which would have a material adverse effect on our business.

We may not be able to enforce our intellectual property rights throughout the world.

Filing, prosecuting and defending patents on product candidates in all countries throughout the world would be prohibitively expensive, and our intellectual property rights in some countries outside the United States and Israel can be less extensive than those in the United States and Israel. In addition, the laws of some foreign countries do not protect intellectual property to the same extent as laws in the United States and Israel. Consequently, we may not be able to seek to prevent third parties from practicing our inventions in all countries outside the United States and Israel, or from selling or importing products made using our inventions in and into the United States or other jurisdictions. Competitors, for example, may use our technologies in jurisdictions where we have not obtained patents to develop their own products and further, may export otherwise infringing products to territories where we have patents, but enforcement is not as strong as that in the United States and Israel.

Many companies have encountered significant problems in protecting and defending intellectual property in foreign jurisdictions. The legal systems of certain countries, particularly China and certain other developing countries, do not favor the enforcement of patents, trade secrets and other intellectual property, particularly those relating to medical devices and pharmaceutical and biotechnology products, which could make it difficult for us to stop the infringement of our patents or marketing of competing products in violation of our proprietary rights generally. To date, we have not sought to enforce any issued patents in any jurisdictions. Proceedings to enforce our patent rights in foreign jurisdictions could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly and our patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded, if any, may not be commercially meaningful. The requirements for patentability may differ in certain countries, particularly developing countries. Certain countries in Europe and developing countries, including China and India, have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In those countries, we and our licensors may have limited remedies if patents are infringed or if we or our licensors are compelled to grant a license to a third party, which could materially diminish the value of those patents. This could limit our potential revenue opportunities. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

If we are unable to maintain effective proprietary rights for our product candidates, we may not be able to compete effectively in our markets.

In addition to the protection afforded by any patents currently owned and that may be granted, historically, we have relied on trade secret protection and confidentiality agreements to protect proprietary know-how that is not patentable or that we elect not to patent, processes that are not easily known, knowable, understood, analyzed or easily ascertainable, and for which patent infringement is difficult to monitor and enforce and any other elements of our product candidate discovery and development processes that involve proprietary know-how, information or technology that is not covered by patents. However, trade secrets can be difficult to protect. We seek to protect our proprietary technology and processes, in part, by entering into confidentiality agreements with our employees, consultants, scientific advisors, and contractors. We also seek to preserve the integrity and confidentiality of our data, trade secrets and intellectual property by maintaining physical security of our premises and physical and electronic security of our information technology systems. Agreements or security measures may be breached, and we may not have adequate remedies for any breach. In addition, our trade secrets and intellectual property may otherwise become known or be independently discovered by competitors.

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We cannot provide any assurances that our trade secrets and other confidential proprietary information will not be disclosed in violation of our confidentiality agreements or that competitors will not otherwise gain access to our trade secrets or independently develop substantially equivalent information and techniques. Also, misappropriation or unauthorized and unavoidable disclosure of our trade secrets and intellectual property could impair our competitive position and may have a material adverse effect on our business. Additionally, if the steps taken to maintain our trade secrets and intellectual property are deemed inadequate, we may have insufficient recourse against third parties for misappropriating any trade secret.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our platform technology without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the medical device and pharmaceutical industries. While no such litigation has been brought against us to date and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our technology or use of our technology does not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000 and certain applications filed after that date that will not be filed outside the United States remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing, which is referred to as the priority date. Therefore, patent applications covering our technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technology.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our technology, including inter parties review, interference, or derivation proceedings before the U.S. PTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our technology. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Any inability to secure licenses or alternative technology could result in delays in the introduction of our products or lead to prohibition of the manufacture or sale of products by us. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our technology or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

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We may be subject to claims challenging the inventorship of our patents and other intellectual property.

We may be subject to claims that former employees, collaborators or other third parties have an interest in our patents or other intellectual property as an inventor or co-inventor. For example, we may have inventorship disputes arise from conflicting obligations of consultants or others who are involved in developing our product candidates. Litigation may be necessary to defend against these and other claims challenging inventorship. If we fail in defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights, such as exclusive ownership of, or right to use, valuable intellectual property. Such an outcome could have a material adverse effect on our business. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and other employees. In addition, we may receive less revenue from future products if any of our employees successfully claim for compensation for their work in developing our intellectual property, which in turn could impact our future profitability.

Under applicable employment laws, we may not be able to enforce covenants not to compete and therefore may be unable to prevent our competitors from benefiting from the expertise of some of our former employees. In addition, employees may be entitled to seek compensation for their inventions irrespective of their agreements with us.

We generally enter into non-competition agreements with our employees and certain key consultants. These agreements prohibit our employees and certain key consultants, if they cease working for us, from competing directly with us or working for our competitors or clients for a limited period of time. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees work and it may be difficult for us to restrict our competitors from benefitting from the expertise our former employees or consultants developed while working for us. For example, Israeli courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer which have been recognized by the courts, such as the secrecy of a company’s confidential commercial information or the protection of its intellectual property. If we cannot demonstrate that such interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

In addition, under Israeli law, if we wish to obtain ownership over inventions developed by our employees, which inventions were developed while performing their employment activities, but outside the performance of their contractual duties, we are required to compensate the employee for the rights to their respective inventions. There can be no guarantee that we will be able to obtain any such inventions and the failure to obtain such ownership rights over employee inventions could have a material adverse effect on our operations and ability to effectively compete.

Risks Related to Our Business and Industry

Our future success depends on our ability to retain key executives and to attract, retain and motivate qualified personnel.

Our future growth and success depend to a large extent on the continued services of members of our current management including, who each have valuable and extensive experience and knowledge of the pharmaceutical industry. In particular, Mr. Udi Gilboa, who is our co-founder and Executive Chairman of the board of directors, Mr. Dan Teleman, who serves as our Chief Executive Officer, Dr. Dalia Megiddo, who serves as our Chief Development Officer and Chief Medical Officer, Ms. Tair Lapidot, our Vice President of Research and Development and Clinical Development, and Ms. Galia Temtsin Kryaz, who serves as our Director of Product, have been instrumental in formulating our business strategies and spearheading the growth of our business and operations. We do not maintain “key person” insurance for any of our executives or employees. Recruiting and retaining qualified scientific and clinical personnel and, if we progress the development of our product pipeline toward scaling up for commercialization, manufacturing and sales and marketing personnel, will also be critical to our success. The loss of the services of our executive officers or other key employees could impede the achievement of our development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

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Our product candidates for which we intend to seek approval may face competition sooner than anticipated.

The Biologics Price Competition and Innovation Act of 2009, or BPCIA, created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a biosimilar product may not be submitted to the FDA until four years following the date that the reference product was first licensed by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first licensed. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full BLA for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of their product. The law is complex and is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation and meaning are subject to uncertainty.

We manage our business through a small number of part-time employees and key consultants. We will need to significantly increase the size of our organization, and we may experience difficulties in managing our planned growth.

As of August 7, 2025, we had one full-time employee (Mr. Dan Teleman), one part-time employee (Ms. Tair Lapidot), three service providers (Dr. Dalia Megiddo, Mr. Udi Gilboa, and Mr. Oren Elmaliach) and one consultant (Ms. Galia Temtsin Kryaz). Our future growth and success depend to a large extent on the continued services of members of our current management including, in particular, Mr. Udi Gilboa, who is our co-founder and Executive Chairman of the board of directors, Mr. Dan Teleman, who serves as our Chief Executive Officer, Dr. Dalia Megiddo who serves as our Chief Development Officer and Chief Medical Officer, Ms. Tair Lapidot, our Vice President of Research and Development and Clinical Development, and Ms. Galia Temtsin Kryaz, who serves as our Director of Product. Any of our employees and consultants may leave our company at any time, subject to certain notice periods. The loss of the services of any of our executive officers or any key employees or consultants may adversely affect our ability to execute our business plan and harm our operating results. Our operational success will substantially depend on the continued employment of senior executives, technical staff and other key personnel, especially given the intense competition for qualified personnel. The loss of key personnel may have an adverse effect on our operations and financial performance.

Since we currently have a very limited number of employees, in order to commercialize our products, we will need to substantially increase our operations, including expanding our employee base of managerial, operational and financial personnel. Any future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate additional employees. To that end, we must be able to:

●	manage our clinical trials and the regulatory process effectively;
●	develop our administrative, accounting and management information systems and controls;
●	hire and train additional qualified personnel; and
●	integrate current and additional management, administrative, financial and sales and marketing personnel.

Expansion will place a significant strain on our financial, management and other resources, and will require us, among other things, to change, expand and improve our operating, managerial and financial systems and controls and improve coordination between our various corporate functions. Although we intend to hire a full-time Chief Financial Officer following the consummation of our initial public offering, we presently rely entirely on one full-time employee, one part-time employee, three service providers and one consultant.

Our inability to effectively manage our growth, including the failure of any new personnel we hire to achieve anticipated performance levels, would have a material adverse effect on our business, consolidated financial condition and results of operations.

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We may be subject, directly or indirectly, to federal and state healthcare fraud and abuse laws, false claims laws and health information privacy and security laws. If we are unable to comply, or have not fully complied, with such laws, we could face substantial penalties.

If we obtain FDA approval for any of our product candidates and begin commercializing those products in the United States, our operations may be directly or indirectly through our customers, subject to various federal and state fraud and abuse laws, including, without limitation, the federal Anti-Kickback Statute, the federal False Claims Act, or the FCA, and physician sunshine laws and regulations. These laws may impact, among other things, our proposed sales, marketing and education programs. In addition, we may be subject to patient privacy regulation by both the federal government and the states in which we conduct our business. The laws that may affect our ability to operate include:

●	the federal Anti-Kickback Statute, which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, to induce, or in return for, the purchase or recommendation of an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs;
●	federal civil and criminal false claims laws and civil monetary penalty laws, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other third-party payors that are false or fraudulent;
●	the Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created new federal criminal statutes that prohibit executing a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;
●	HIPAA, as amended by the Health Information Technology and Clinical Health Act, and its implementing regulations, which imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;
●	the federal physician sunshine requirements under Affordable Care Act, requires manufacturers of drugs, devices and medical supplies to report annually to the HHS information related to payments and other transfers of value to physicians, other healthcare providers and teaching hospitals and ownership and investment interests held by physicians and other healthcare providers and their immediate family members and applicable group purchasing organizations;
●	state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, or otherwise restrict payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures; and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts; and
●	European and other foreign law equivalents of each of the laws, including reporting requirements detailing interactions with and payments to healthcare providers, and the European General Data Protection Regulation, or GDPR, which became effective in May 2018 and contains new provisions specifically directed at the processing of health information, higher sanctions and extra-territoriality measures intended to bring non-EU companies under the regulation, including companies like us that conduct clinical trials in the EU; we anticipate that over time we may expand our business operations to include additional operations in the EU and with such expansion, we would be subject to increased governmental regulation in the EU countries in which we might operate, including the GDPR.

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The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform, especially in light of the lack of applicable precedent and regulations. Federal and state enforcement bodies have recently increased their scrutiny of interactions between healthcare companies and healthcare providers, which has led to a number of investigations, prosecutions, convictions and settlements in the healthcare industry. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations are found to be in violation of any of these laws or any other related governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, including, without limitation, damages, fines, imprisonment, disgorgement, exclusion from participation in government funded healthcare programs, such as Medicare and Medicaid, reputational harm, additional oversight and reporting obligations if we become subject to a corporate integrity agreement or similar settlement to resolve allegations of non-compliance with these laws and the curtailment or restructuring of our operations. If any of the physicians or other healthcare providers or entities with whom we expect to do business is found to be not in compliance with applicable laws, they may be subject to similar actions, penalties and sanctions. Efforts to ensure that our business arrangements comply with applicable healthcare laws and regulations, as well as responding to possible investigations by government authorities, can be time- and resource-consuming and can divert a company’s attention from the business.

Current and future healthcare and other legislation and regulatory reform measures may have a material adverse effect on our business and results of operations.

In the United States and some foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, including cost-containment measures that may reduce or limit coverage and reimbursement for newly approved drugs and affect our ability to profitably sell any product candidates for which we obtain marketing approval. In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs and improve the quality of healthcare.

Our industry is highly regulated and changes in law may adversely impact our business, operations or financial results. The Affordable Care Act is a sweeping measure intended to, among other things, expand healthcare coverage within the United States, primarily through the imposition of health insurance mandates on employers and individuals and expansion of the Medicaid program. Several provisions of the law may affect us and increase certain of our costs. Among the provisions of the Affordable Care Act of importance to our potential product candidates, the Affordable Care Act established an annual, nondeductible fee on any entity that manufactures or imports specified branded prescription drugs and biologic agents; expands eligibility criteria for Medicaid programs; increased the statutory minimum rebates a manufacturer must pay under the Medicaid Drug Rebate Program; created a new Medicare Part D coverage gap discount program; required certain Affordable Care Act marketplace and other private payor plans to include coverage for preventative services, including vaccinations recommended by the Advisory Committee on Immunization Practices without cost share obligations (i.e., co-payments, deductibles or co-insurance) for plan members; established a new Patient-Centered Outcomes Research Institute to oversee, identify priorities in and conduct comparative clinical effectiveness research, along with funding for such research; and established a Center for Medicare and Medicaid Innovation at the CMS to test innovative payment and service delivery models to lower Medicare and Medicaid spending.

In addition, other legislative changes have been adopted since the Affordable Care Act was enacted. These changes include aggregate reductions in Medicare payments to providers of 2% per fiscal year, which went into effect on April 1, 2013. These reductions went into effect in April 2013 and, due to subsequent legislative amendments to the statute, will remain in effect until 2031.

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In January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, further reduced Medicare payments to several types of providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. These laws and new laws may result in additional reductions in Medicare and other healthcare funding, which could have a material adverse effect on our customers and, accordingly, our financial operations.

We anticipate that the Affordable Care Act, as well as other healthcare reform measures that may be adopted in the future, may result in more rigorous coverage criteria and an additional downward pressure on the reimbursement our customers may receive for our products. Further, there have been, and there may continue to be, judicial and Congressional challenges to certain aspects of the Affordable Care Act. For example, the U.S. Tax Cuts and Jobs Act of 2017, or TCJA, includes a provision repealing, effective January 1, 2019, the tax-based shared responsibility payment imposed by the Affordable Care Act on certain individuals who fail to maintain qualifying health coverage for all or part of a year that is commonly referred to as the “individual mandate.” On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, prior to the U.S. Supreme Court ruling, on January 28, 2021, President Biden issued an executive order to initiate a special enrollment period from February 26, 2021 through August 15, 2021 for purposes of obtaining health insurance coverage through the Affordable Care Act marketplace. The executive order also instructed certain governmental agencies to review and reconsider their existing policies and rules that limit access to healthcare, including among others, reexamining Medicaid demonstration projects and waiver programs that include work requirements, and policies that create unnecessary barriers to obtaining access to health insurance coverage through Medicaid or the Affordable Care Act. In addition, on August 16, 2022, President Biden signed the IRA into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in Affordable Care Act marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost through a newly established manufacturer discount program. Additional legislative and regulatory changes to the Affordable Care Act, its implementing regulations and guidance and its policies, remain possible. However, it remains unclear how any new legislation or regulation might affect the prices we may obtain for any of our product candidates for which regulatory approval is obtained. Any reduction in reimbursement from Medicare and other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our products.

In addition, the delivery of healthcare in the EU, including the establishment and operation of health services and the pricing and reimbursement of medicines, is almost exclusively a matter for national, rather than EU, law and policy. National governments and health service providers have different priorities and approaches to the delivery of health care and the pricing and reimbursement of products in that context. In general, however, the healthcare budgetary constraints in most EU member states have resulted in restrictions on the pricing and reimbursement of medicines by relevant health service providers. Coupled with ever-increasing EU and national regulatory burdens on those wishing to develop and market products, this could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to commercialize any products for which we obtain marketing approval.

We are currently unable to predict what additional legislation or regulation, if any, relating to the health care industry may be enacted in the future or what effect recently enacted federal legislation or any such additional legislation or regulation would have on our business. The pendency or approval of such proposals or reforms could result in a decrease in the price of our securities or limit our ability to raise capital or to enter into collaboration agreements for the further development and potential commercialization of our products.

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We may be subject to securities litigation, which is expensive and could divert management attention.

In the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Unsuccessful compliance with certain European privacy regulations could have an adverse effect on our business and reputation.

The collection and use of personal health data in the EU is governed by the provisions of the Data Protection Directive, and as of May 2018, the GDPR. These directives impose several requirements relating to the consent of the individuals to whom the personal data relates, the information provided to the individuals, notification of data processing obligations to the competent national data protection authorities and the security and confidentiality of the personal data. The GDPR also extends the geographical scope of EU data protection law to non-EU entities under certain conditions, tightens existing EU data protection principles and creates new obligations for companies and new rights for individuals. Failure to comply with the requirements of the Data Protection Directive, the GDPR, and the related national data protection laws of the EU Member States may result in fines and other administrative penalties. The GDPR introduces new data protection requirements in the EU and substantial fines for breaches of the data protection rules. The GDPR regulations impose additional responsibility and liability in relation to personal data that we process, and we intend to put in place additional mechanisms ensuring compliance with these and/or new data protection rules. In addition, other jurisdictions, including Switzerland, are currently discussing or implementing regulations similar to GDPR. Changes to these European privacy regulations (and similar regulations in other jurisdictions) and unsuccessful compliance may be onerous and adversely affect our business, financial condition, prospects, results of operations and reputation.

International expansion of our business exposes us to business, regulatory, political, operational, financial and economic risks associated with doing business outside of the United States or Israel.

Other than our headquarters and other operations which are located in Israel, our business strategy incorporates significant international expansion, particularly in anticipated expansion of regulatory approvals of our products. Doing business internationally involves a number of risks, including but not limited to:

●	multiple, conflicting and changing laws and regulations such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

●	failure by us to obtain regulatory approvals for the use of our products and services in various countries;

●	additional potentially relevant third-party patent rights;

●	complexities and difficulties in obtaining protection and enforcing our intellectual property;

●	difficulties in staffing and managing foreign operations;

●	complexities associated with managing multiple regulatory, governmental and reimbursement regimes;

●	limits in our ability to penetrate international markets;

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●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for our products and exposure to foreign currency exchange rate fluctuations;

●	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions;

●	certain expenses including, among others, expenses for travel, translation and insurance; and

●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the FCPA, its books and records provisions or its anti-bribery provisions.

Any of these factors could significantly harm our future international expansion and operations and, consequently, our results of operations.

Our management team has limited experience managing a U.S. reporting company.

Most members of our management team do not have experience or have limited experience managing a publicly traded company in the United States, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies in the United States. Our management team may not successfully or efficiently manage our transition to being a public company in the United States that is subject to significant regulatory oversight and reporting obligations under the U.S. federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day management of our business, which could adversely affect our business, financial condition, results of operations and prospects.

Our business and operations might be adversely affected by security breaches, including any cybersecurity incidents.

We depend on the efficient and uninterrupted operation of our computer and communications systems, and those of our consultants, contractors and vendors, which we use for, among other things, sensitive company data, including our intellectual property, financial data and other proprietary business information.

While certain of our operations have business continuity and disaster recovery plans and other security measures intended to prevent and minimize the impact of IT-related interruptions, our IT infrastructure and the IT infrastructure of our consultants, contractors and vendors are vulnerable to damage from cyberattacks, computer viruses, unauthorized access, electrical failures and natural disasters or other catastrophic events. We could experience failures in our information systems and computer servers, which could result in an interruption of our normal business operations and require substantial expenditure of financial and administrative resources to remedy. System failures, accidents or security breaches can cause interruptions in our operations and can result in a material disruption of our targeted phage therapies, product candidates and other business operations. The loss of data from completed or future studies or clinical trials could result in delays in our research, development or regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur regulatory investigations and redresses, penalties and liabilities and the development of our product candidates could be delayed or otherwise adversely affected.

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Despite the implementation of security measures intended to secure our data against impermissible access and to preserve the integrity and confidentiality of our data, our internal computer systems, and those of third parties on which we rely, are vulnerable to damage from computer viruses, malware, natural disasters, terrorism, war, telecommunication and electrical failures, cyber-attacks or cyber-intrusions over the Internet, attachments to emails, persons inside our organization, or persons with access to systems inside our organization. The risk of a security breach or disruption, particularly through cyber-attacks or cyber intrusion, including by computer hackers, foreign governments, and cyber terrorists, has generally increased as the number, intensity and sophistication of attempted attacks and intrusions from around the world have increased. If such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our new products development programs. For example, the loss of clinical trial data from completed or ongoing or planned clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. To the extent that any disruption or security breach was to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur material legal claims and liability, including under data privacy laws such as the GDPR, damage to our reputation, and the further development of our new products could be delayed.

Even though we believe we carry commercially reasonable business interruption and liability insurance, we might suffer losses as a result of business interruptions that exceed the coverage available under our insurance policies or for which we do not have coverage. For example, we are not insured against terrorist attacks or cyberattacks. Any natural disaster or catastrophic event could have a significant negative impact on our operations and financial results. Moreover, any such event could delay the development of our product candidates.

Furthermore, it is possible that a cybersecurity attack might not be noticed for some period of time. The occurrence of a cybersecurity attack or incident could result in negative publicity resulting in reputational damage with our shareholders and other stakeholders and/or increased costs to prevent, respond to or mitigate cybersecurity events. In addition, the unauthorized dissemination of sensitive personal information or proprietary or confidential information could expose us or other third parties to regulatory fines or penalties, litigation and potential liability, or otherwise harm our business.

Risks Related to this Offering and the Ownership of Our Securities

The market price of our Ordinary Shares may be highly volatile, and you may not be able to resell your shares at or above the initial public offering price.

Prior to this offering, there has not been a public market for our Ordinary Shares. If an active trading market for our Ordinary Shares does not develop following this offering, you may not be able to sell your shares quickly or at the market price. The initial public offering price for the Ordinary Shares will be determined by negotiations between us and representative of the underwriters and may not be indicative of prices that will prevail in the trading market.

The trading price of each of our Ordinary Shares is likely to be volatile. The following factors, in addition to other risk factors described in this section, may have a significant impact on the market price of such securities:

●	inability to obtain the approvals necessary to commence further clinical trials;
●	unsatisfactory results of clinical trials;
●	announcements of regulatory approval or the failure to obtain it, or specific label indications or patient populations for its use, or changes or delays in the regulatory review process;
●	announcements of therapeutic innovations or new products by us or our competitors;
●	adverse actions taken by regulatory authorities with respect to our clinical trials, manufacturing supply chain or sales and marketing activities;

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●	changes or developments in laws or regulations applicable to the treatment of opioid overdose and anaphylactic shock, or any other indication that we may seek to develop;
●	any adverse changes to our relationship with manufacturers or suppliers;
●	any intellectual property infringement actions in which we may become involved;
●	announcements concerning our competitors or the pharmaceutical industry in general;
●	our commencement of, or involvement in, litigation;
●	any major changes in our board of directors or management;
●	our ability to recruit and retain qualified regulatory, research and development personnel;
●	legislation in the United States relating to the sale or pricing of pharmaceuticals;
●	the depth of the trading market in our Ordinary Shares;
●	termination of the lock-up agreements or other restrictions limiting our ability or that of any of our existing shareholders to sell our common shares (or any other securities that we may issue, if any) after this offering;
●	economic weakness, including inflation, or political instability in particular foreign economies and markets;
●	business interruptions resulting from a local or worldwide pandemic, such as COVID-19, geopolitical actions, including war and terrorism, or natural disasters
●	the granting or exercise of employee share options or other equity awards; and
●	changes in investors’ and securities analysts’ perception of the business risks and conditions of our business.

In addition, the stock market in general, and the NYSE American in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of small companies. Broad market and industry factors may negatively affect the market price of our Ordinary Shares, regardless of our actual operating performance. Further, a systemic decline in the financial markets and related factors beyond our control may cause our share price to decline rapidly and unexpectedly.

Sales of a substantial number of our Ordinary Shares in the public market by our existing shareholders could cause our share price to fall.

Sales of a substantial number of our Ordinary Shares in the public market or the perception that these sales might occur, could depress the market price of our common shares and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common shares. While the Ordinary Shares sold to non-affiliates in this offering will be freely tradable, without restriction, in the public market, certain of the Ordinary Shares owned prior to this offering, including all shares owned by 5% or more shareholders, or purchased in this offering by such existing shareholders are expected to be subject to lock-up agreements with the underwriters of this offering that restrict the ability of these shareholders’ to transfer our common shares held by them for at least six months from the date of this prospectus. These outstanding shares that are subject to lock-up agreements are expected to become eligible for unrestricted sale upon expiration of the lockup period, as described in the section of this prospectus entitled “Shares Eligible for Future Sale.” In addition, shares issued or issuable upon exercise of share options vested as of the expiration of the lock-up period will be eligible for sale at that time. Sales of shares by these shareholders could have a material adverse effect on the trading price of our common shares.

Raising additional capital would cause dilution to our existing shareholders and may adversely affect the rights of existing shareholders.

We may seek additional capital through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of equity (such as this offering) or otherwise including through convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a shareholder. Future sales of our Ordinary Shares or of securities convertible into our Ordinary Shares, or the perception that such sales may occur, could cause immediate dilution and adversely affect the market price of our Ordinary Shares.

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Our principal shareholders and management own a significant percentage of our Ordinary Shares and will be able to exert significant influence over matters subject to shareholder approval.

Our executive officers, directors, five percent shareholders and their affiliates currently beneficially own approximately 75% of our Ordinary Shares as of August 7, 2025. Following the completion of this offering, it is expected that our executive officers, directors and principal shareholders will beneficially own 72% of our Ordinary Shares, assuming no exercise of the underwriters’ over-allotment option to purchase additional Ordinary Shares. Therefore, these shareholders, and in particular, our largest shareholders, Ehud Gilboa and Dr. Dalia Megiddo, will have the ability to influence us through their ownership positions. These shareholders may be able to determine all matters requiring shareholder approval. For example, these shareholders, acting together, may be able to control elections of directors, amendments of our organizational documents or approval of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our securities that you may believe are in your best interest as one of our shareholders. See “Beneficial Ownership of Principal Shareholders and Management” for additional information.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion in the allocation of the net proceeds and could use them for purposes other than those contemplated at the time of this offering and as described in the section entitled “Use of Proceeds.” Our management could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our securities.

As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and NYSE American requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of the NYSE American, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor. See “Management – Differences between the Companies Law and NYSE American Requirements” for additional information.

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As a foreign private issuer, we are permitted, and intend, to follow certain home country corporate governance practices instead of otherwise applicable SEC and NYSE American requirements, which may result in less protection than is accorded to investors under rules applicable to domestic U.S. issuers.

Our status as a foreign private issuer exempts us from compliance with certain SEC laws and regulations and certain regulations of the NYSE American, including the proxy rules, the short-swing profits recapture rules, and certain governance requirements such as independent director oversight of the nomination of directors and executive compensation. In addition, we will not be required under the Exchange Act to file current reports and financial statements with the SEC as frequently or as promptly as U.S. domestic companies whose securities are registered under the Exchange Act and we will generally be exempt from filing quarterly reports with the SEC. Furthermore, as a foreign private issuer, we are also not subject to the requirements of Regulation FD (Fair Disclosure) promulgated under the Exchange Act. These exemptions and leniencies will reduce the frequency and scope of information and protections to which you are entitled as an investor. See “Management – Differences between the Companies Law and NYSE American Requirements” for additional information.

If we were to be characterized as a “passive foreign investment company” for U.S. tax purposes, U.S. holders of our securities could have adverse U.S. income tax consequences.

In general, we will be treated as a passive foreign investment company, or PFIC, for U.S. federal income tax purposes in any taxable year in which either (1) at least 75% of our gross income is “passive income” or (2) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Passive income for this purpose generally includes, among other things, certain dividends, interest, royalties, rents and gains from commodities and securities transactions and from the sale or exchange of property that gives rise to passive income. Passive income also includes amounts derived by reason of the temporary investment of funds, including those raised in a public offering. In determining whether a non-U.S. corporation is a PFIC, a proportionate share of the income and assets of each corporation in which it owns, directly or indirectly, at least a 25% interest (by value) is taken into account. We do not expect to be a PFIC for 2024 and we do not expect to become a PFIC in the future, although there can be no assurance in this regard. If we are a PFIC in any taxable year during which a U.S. taxpayer holds the securities, such U.S. taxpayer would be subject to certain adverse U.S. federal income tax rules. In particular, if the U.S. taxpayer did not make an election to treat us as a qualified electing fund, or QEF, or make a “mark-to-market” election, then “excess distributions” to the U.S. taxpayer, and any gain realized on the sale or other disposition of the securities by the U.S. taxpayer: (1) would be allocated ratably over the U.S. taxpayer’s holding period for the securities; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, if the U.S. Internal Revenue Service, or IRS, determines that we are a PFIC for a year with respect to which we have determined that we were not a PFIC, it may be too late for a U.S. taxpayer to make a timely QEF or mark-to-market election. U.S. taxpayers that have held the securities during a period when we were a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC in subsequent years, subject to exceptions for U.S. taxpayer who made a timely QEF or mark-to-market election. A U.S. taxpayer can make a QEF election by completing the relevant portions of and filing IRS Form 8621 in accordance with the instructions thereto. We do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we are a PFIC. U.S. taxpayers that hold the securities are strongly urged to consult their tax advisors about the PFIC rules, including tax return filing requirements and the eligibility, manner, and consequences to them of making a QEF or mark-to-market election with respect to the securities in the event that we are a PFIC. See “Taxation—U.S. Federal Income Tax Consequences—Passive Foreign Investment Companies” for additional information.

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We have not paid, and do not intend to pay, dividends on our Ordinary Shares and, therefore, unless our traded securities appreciate in value, our investors may not benefit from holding our Ordinary Shares.

We have never declared or paid any dividends on our Ordinary Shares. We do not anticipate paying any dividends in the foreseeable future. We currently intend to retain future earnings, if any, to finance operations and expand our business. Our board of directors has sole discretion whether to pay dividends. If our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that our directors may deem relevant. The Israeli Companies Law, 5759-1999, or the Companies Law, imposes restrictions on our ability to declare and pay dividends. See “Dividend Policy.”

The JOBS Act allows us to postpone the date by which we must comply with some of the laws and regulations intended to protect investors and to reduce the amount of information we provide in our reports filed with the SEC, which could undermine investor confidence in our Company and adversely affect the market price of our common shares.

For so long as we remain an “emerging growth company” as defined in the JOBS Act, we intend to take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies” including:

●	the provisions of the Sarbanes-Oxley Act requiring that our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;
●	Section 107 of the JOBS Act, which provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. This means that an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are electing to delay such adoption of new or revised accounting standards. As a result of this adoption, our financial statements may not be comparable to companies that comply with the public company effective date;
●	any rules that may be adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report on the financial statements; and
●	our ability to furnish two rather than three years of income statements and statements of cash flows in the registration statement on Form F-1 of which this prospectus is part.

We intend to take advantage of these exemptions until we are no longer an “emerging growth company.” We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the date of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are deemed to be a large accelerated filer, as defined in the rule under the Exchange Act, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

We cannot predict if investors will find our ordinary less attractive because we may rely on these exemptions. If some investors find our Ordinary Shares less attractive as a result, there may be a less active trading market for each such traded security, and the trading price of each may be more volatile and may decline.

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If securities or industry analysts do not publish or cease publishing research or reports about us, our business or our market, or if they adversely change their recommendations or publish negative reports regarding our business or our shares, the trading prices of our shares and trading volume of our shares could decline.

The trading market for our Ordinary Shares will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market or our competitors. We do not have any control over these analysts and we cannot provide any assurance that analysts will cover us or provide favorable coverage. If any of the analysts who may cover us adversely change their recommendation regarding our shares or provide more favorable relative recommendations about our competitors, the trading price of our shares would likely decline. If any analyst who may cover us were to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the trading price of our shares and trading volume of our shares to decline.

Risks Related to Israeli Law and Our Operations in Israel

Potential political, economic and military instability in Israel, where our headquarters, members of our management team, our production facilities, and employees are located, may adversely affect our results of operations.

Our headquarters and principal offices and most of our operations are located in the State of Israel. In addition, all of our key employees and officers are residents of Israel. Accordingly, political, economic and military conditions in Israel may directly affect our business. Since the establishment of the State of Israel in 1948, a number of armed conflicts have taken place between Israel and countries in the region or groups in neighboring countries. In addition, several countries, principally in the Middle East, restrict doing business with Israel, and additional countries may impose restrictions on doing business with Israel and Israeli companies whether as a result of hostilities in the region or otherwise. Any hostilities involving Israel, terrorist activities, political instability, violence in the region or the interruption or curtailment of trade or transport between Israel and its trading partners could adversely affect our operations and results of operations and the market price of our Ordinary Shares.

Our commercial insurance does not cover losses that may occur as a result of an event associated with war and terrorism. Although the Israeli government is currently committed to covering the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or, if maintained, will be sufficient to compensate us fully for any damages incurred. Any losses or damages incurred by us could have a material adverse effect on our business, financial condition and results of operations. As of August 7, 2025, we have not incurred any direct losses or damages caused by terrorism or war.

On October 7, 2023, an attack was launched against Israel by the Hamas terrorist organization. In response, the Security Cabinet of the State of Israel declared war on Hamas and a military campaign ensued. On March 18, 2025, the ceasefire with Hamas that had been in place since January 2025 has ended and hostilities resumed. To date, the State of Israel continues to be at war with Hamas. On Israel’s northern border, Israel has been engaged with Hezbollah in Lebanon, a terrorist organization that has been launching missile, rocket, and shooting attacks against Israeli military sites, troops, and Israeli towns. In response to these attacks, the Israeli army has carried out a number of targeted strikes on sites associated with Hezbollah in Lebanon. As of the end of November 2024, Israel entered into a ceasefire agreement with Hezbollah, but there are no assurances as to whether the agreement will hold or whether further hostilities with Hezbollah will resume. In addition, the Houthi movement in Yemen has launched direct attacks on Israel involving drones and missiles and has threatened to continue to attack Israel. In April 2024 and October 2024, Iran launched direct attacks on Israel involving hundreds of drones and missiles and has threatened to continue to attack Israel. On June 13, 2025, in light of continued nuclear threats and intelligence assessments indicating imminent attacks, Israel launched a preemptive strike directly targeting military and nuclear infrastructure inside Iran aimed to disrupt Iran’s capacity to coordinate or launch further hostilities against Israel, as well as disrupt its nuclear program. For 12 days, both sides launched attacks against one another, with Iran targeting civilian infrastructure. As a result of the escalation with Iran, Israel temporarily closed its airspace and ceased all port activity related to commercial shipments. On June 22, 2024, the U.S. military joined Israel to launch strikes directly targeting nuclear infrastructure in Iran. On June 24, 2025, Israel entered into a ceasefire agreement with Iran, but there are no guarantees as to whether the agreement will hold or whether future hostilities will resume. Iran is also widely believed to have a strong influence among extremist groups in the region, such as Hamas in Gaza, Hezbollah in Lebanon, and the Houthi movement in Yemen and various rebel militia groups in Iraq. The continuation of the conflict with Hamas has led to heightened security concerns, potential disruptions to business operations, and economic instability. There remains significant uncertainty regarding the duration and escalation of the conflict, and further military actions, restrictions, or government-imposed measures could adversely affect our operations, supply chains, and financial condition.

Since the war with Hamas broke out on October 7, 2023, our operations have not been adversely affected. At this time, it is not possible to predict the intensity or duration of the war, nor can we predict how this war will ultimately affect Israel’s economy in general, which may involve additional credit rating agencies downgrading Israel’s credit rating score after Moody’s downgraded Israel’s credit rating from A2 to Baa1 and its outlook rating remains at “negative.” We continue to monitor the situation closely and examine the potential disruptions that could adversely affect our operations.

Further, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older for certain reservists) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. In connection with the Israeli security cabinet’s declaration of war against Hamas, hostilities with Hezbollah and Iran, and possible hostilities with other organizations, several hundred thousand Israeli military reservists were drafted to perform immediate military service. Although many such military reservists have been discharged, they may be called up again depending on how events unfold. As of August 7, 2025, none of our current employees in Israel have been called to active military duty. Moreover, we rely on service providers located in Israel and have entered into certain agreements with Israeli counterparties. Employees of such service providers or contractual counterparties may be called for service in the current or future wars or other armed conflicts Israel may be engaged in and such persons may be absent from their positions for a period of time. Military service call ups that result in absences of our personnel, service providers or contractual counterparties in Israel may disrupt our operations and absences for an extended period of time may materially and adversely affect our business, prospects, financial condition and results of operations. As of August 7, 2025, we have not been affected by any absences of personnel of our service providers or counterparties located in Israel.

Any hostilities involving Israel or the interruption or curtailment of trade between Israel and its trading partners could adversely affect our operations and results of operations. Our insurance policies do not cover losses that may occur as a result of events associated with war and terrorism.

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Although the Israeli government currently covers the reinstatement value of direct damages that are caused by terrorist attacks or acts of war, we cannot assure you that this government coverage will be maintained or that it will sufficiently cover our potential damages. Any losses or damages incurred by us could have a material adverse effect on our business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm our results of operations.

Several countries, principally in the Middle East, still restrict doing business with Israel and Israeli companies, and additional countries may impose restrictions on doing business with Israel and Israeli companies, whether as a result of hostilities in the region or otherwise. In addition, there have been increased efforts by certain countries, activists and organizations to cause companies, research institutions and consumers to boycott Israeli goods and cooperation with Israeli-related entities based on Israeli government policies. Such actions, particularly if they become more widespread, may adversely impact our ability to collaborate with other third parties.

Additionally, political conditions within Israel may affect our operations. Many citizens and groups have responded strongly against the Israeli government’s pursuit of judicial reform. To date, these initiatives have been substantially put on hold. Actual or perceived instability in Israel or any negative changes in the political environment may individually or in the aggregate adversely affect the Israeli economy and, in turn, our business, financial condition, results of operations and growth prospects.

We expect to be exposed to fluctuations in currency exchange rates, which could adversely affect our results of operations.

We incur expenses in NIS, U.S. dollars, and Euros, but our functional currency is the U.S. dollar. Accordingly, we face exposure to adverse movements in currency exchange rates. Accordingly, we face exposure to adverse movements in the currency exchange rate of the U.S. dollars against these foreign currencies, which may have a negative effect on our revenue and costs. If the U.S. dollar strengthens against any of these currencies, the translation of these foreign currency denominated transactions will result in decreased revenue in U.S. dollars. Changes in currency exchange rates may have a negative effect on our financial results. If the U.S. dollar weakens against the NIS and Euro, the translation of the NIS and Euro currency denominated transactions to U.S. dollar will result in increased operating expenses. Similarly, if the U.S. dollar strengthens against NIS and Euro denominated, the translation of these NIS and Euro denominated transactions to U.S. dollars will result in decreased expenses. As exchange rates vary, sales and other operating results, when translated, may differ materially from our or the capital market’s expectations.

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The termination or reduction of tax and other incentives that the Israeli government provides to Israeli companies may increase our costs and taxes.

The Israeli government currently provides tax and capital investment incentives to Israeli companies, as well as grant and loan programs relating to research and development and marketing and export activities. In recent years, the Israeli government has reduced the benefits available under these programs and the Israeli governmental authorities may in the future further reduce or eliminate the benefits of these programs. While we have not previously received any such benefits or grants, we may take advantage of these benefits and programs in the future; however, there can be no assurance that such benefits and programs will be available to us. If we qualify for such benefits and programs and fail to meet the conditions thereof, the benefits could be canceled and we could be required to refund any benefits we might already have enjoyed and become subject to penalties. Additionally, if we qualify for such benefits and programs and they are subsequently terminated or reduced, it could have an adverse effect on our financial condition and results of operations.

We may be required to pay monetary remuneration to our Israeli employees for their inventions, even if the rights to such inventions have been duly assigned to us.

We enter into agreements with our Israeli employees pursuant to which such individuals agree that any inventions created in the scope of their employment are either owned exclusively by us or are assigned to us, depending on the jurisdiction, without the employee retaining any rights. A portion of our intellectual property has been developed by our Israeli employees during their employment for us. Under the Israeli Patent Law, 5727-1967, or the Patent Law, inventions conceived by an employee during the course of his or her employment and within the scope of said employment are considered “service inventions.” Service inventions belong to the employer by default, absent a specific agreement between the employee and employer otherwise. The Patent Law also provides that if there is no agreement regarding the remuneration for the service inventions, even if the ownership rights were assigned to the employer, the Israeli Compensation and Royalties Committee, or the Committee, a body constituted under the Patent Law, shall determine whether the employee is entitled to remuneration for these inventions. The Committee has not yet determined the method for calculating this Committee-enforced remuneration. While it has previously been held that an employee may waive his or her rights to remuneration in writing, orally or by conduct, litigation is pending in the Israeli labor court is questioning whether such waiver under an employment agreement is enforceable. Although our Israeli employees have agreed that we exclusively own any rights related to their inventions, we may face claims demanding remuneration in consideration for employees’ service inventions. As a result, we could be required to pay additional remuneration or royalties to our current and/or former employees, or be forced to litigate such claims, which could negatively affect our business.

We may not be able to enforce covenants not-to-compete under current Israeli law that might result in added competition for our products.

We have non-competition agreements with all of our employees, all of which are governed by Israeli law. These agreements prohibit our employees from competing with or working for our competitors, generally during their employment and for up to 12 months after termination of their employment. However, Israeli courts are reluctant to enforce non-compete undertakings of former employees and tend, if at all, to enforce those provisions for relatively brief periods of time in restricted geographical areas, and only when the employee has obtained unique value to the employer specific to that employer’s business and not just regarding the professional development of the employee. If we are not able to enforce non-compete covenants, we may be faced with added competition.

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Provisions of Israeli law and our amended and restated articles of association may delay, prevent or otherwise impede a merger with, or an acquisition of, us, which could prevent a change of control, even when the terms of such a transaction are favorable to us and our shareholders.

Israeli corporate law regulates mergers, requires tender offers for acquisitions of securities above specified thresholds, requires special approvals for transactions involving directors, officers or significant shareholders and regulates other matters that may be relevant to such types of transactions. For example, a merger may not be consummated unless at least 50 days have passed from the date on which a merger proposal is filed by each merging company with the Israel Registrar of Companies and at least 30 days have passed from the date on which the shareholders of both merging companies have approved the merger. In addition, a majority of each class of securities of the target company must approve a merger. Moreover, a tender offer for all of a company’s issued and outstanding securities can only be completed if the acquirer receives positive responses from the holders of at least 95% of the issued share capital. Completion of the tender offer also requires approval of a majority of the offerees that do not have a personal interest in the tender offer, unless, following consummation of the tender offer, the acquirer would hold at least 98% of the Company’s outstanding securities. Furthermore, the shareholders, including those who indicated their acceptance of the tender offer, may, at any time within six months following the completion of the tender offer, claim that the consideration for the acquisition of the securities does not reflect their fair market value, and petition an Israeli court to alter the consideration for the acquisition accordingly, unless the acquirer stipulated in its tender offer that a shareholder that accepts the offer may not seek such appraisal rights, and the acquirer or the company published all required information with respect to the tender offer prior to the tender offer’s response date.

Furthermore, Israeli tax considerations may make potential transactions unappealing to us or to our shareholders whose country of residence does not have a tax treaty with Israel exempting such shareholders from Israeli tax. For example, Israeli tax law does not recognize tax-free share exchanges to the same extent as U.S. tax law. With respect to mergers, Israeli tax law allows for tax deferral in certain circumstances but makes the deferral contingent on the fulfilment of a number of conditions, including, in some cases, a holding period of two years from the date of the transaction during which sales and dispositions of securities of the participating companies are subject to certain restrictions. Moreover, with respect to certain share swap transactions, the tax deferral is limited in time, and when such time expires, the tax becomes payable even if no disposition of the securities has occurred. These provisions could delay, prevent or impede an acquisition of us or our merger with another company, even if such an acquisition or merger would be beneficial to us or to our shareholders.

It may be difficult to enforce a judgment of a U.S. court against us and our executive officers and directors and the Israeli experts named in this prospectus in Israel or the United States, to assert U.S. securities laws claims in Israel or to serve process on our executive officers and directors and these experts.

We were incorporated in Israel. Substantially all of our executive officers and directors reside outside of the United States, and all of our assets and most of the assets of these persons are located outside of the United States. Therefore, a judgment obtained against us, or any of these persons, including a judgment based on the civil liability provisions of the U.S. federal securities laws, may not be collectible in the United States and may not be enforced by an Israeli court. It also may be difficult for you to effect service of process on these persons in the United States or to assert U.S. securities law claims in original actions instituted in Israel. Additionally, it may be difficult for an investor, or any other person or entity, to initiate an action with respect to U.S. securities laws in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum in which to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact by expert witnesses, which can be a time consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel that addresses the matters described above. As a result of the difficulty associated with enforcing a judgment against us in Israel, you may not be able to collect any damages awarded by either a U.S. or foreign court (see “Enforceability of Civil Liabilities” for additional information on your ability to enforce a civil claim against us and our executive officers or directors named in this prospectus).

Your rights and responsibilities as a shareholder will be governed in key respects by Israeli laws, which differs in some material respects from the rights and responsibilities of shareholders of U.S. companies.

The rights and responsibilities of the holders of our securities are governed by our amended and restated articles of association and by Israeli law. These rights and responsibilities differ in some material respects from the rights and responsibilities of shareholders in U.S. companies. In particular, a shareholder of an Israeli company has a duty to act in good faith and in a customary manner in exercising its rights and performing its obligations towards the company and other shareholders, and to refrain from abusing its power in such company, including, among other things, in voting at a general meeting of shareholders on matters such as amendments to a company’s amended and restated articles of association, increases in a company’s authorized share capital, mergers and acquisitions and related party transactions requiring shareholder approval, as well as a general duty to refrain from discriminating against other shareholders. In addition, a shareholder who is aware that it possesses the power to determine the outcome of a vote at a meeting of the shareholders or to appoint or prevent the appointment of a director or executive officer in the company has a duty of fairness toward the company. There is limited case law available to assist us in understanding the nature of these duties or the implications of these provisions. These provisions may be interpreted to impose additional obligations and liabilities on holders of our securities that are not typically imposed on shareholders of U.S. companies.

Our articles of association to be effective upon the consummation of this offering may be deemed to have an anti-takeover effect.

Certain provisions of our articles of association to be effective upon the effectiveness of the registration statement for this offering may make a change in control of us more difficult to affect. Our articles of association will provide for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our shareholders. This classified board of directors provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors. Thus, the classified board of directors provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent an attempt to change control of us, even though a change in control might be considered by our shareholders to be in their best interest.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” “intends” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	the regulatory pathways that we may elect to utilize in seeking EMA, FDA and other regulatory approvals;

●	obtaining EMA and FDA approval of, or other regulatory action in Europe or the United States and elsewhere with respect to Intranasal Epinephrine, Intranasal Naloxone or other product candidates that we may seek to develop;

●	the commercial launch and future sales of Intranasal Epinephrine or any other future product candidates;

●	our expectations regarding the timing of commencing further clinical trials, the process entailed in conducting each such trial, including dosages, and the order of such trials with each of our product candidates or whether such trials will be conducted at all;

●	third-party payor reimbursement for Intranasal Epinephrine;

●	our estimates regarding anticipated expenses, capital requirements, and our needs for additional financing;

●	changes to the patient market size and market adoption of Intranasal Epinephrine by physicians and patients;

●	the timing, cost, regulatory approvals or other aspects of the commercial launch of Intranasal Epinephrine;

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●	submission of an MAA and NDA with the EMA and FDA for Intranasal Epinephrine;

●	completion and receiving favorable results of clinical trials for Intranasal Epinephrine and Intranasal Naloxone;

●	our use of proceeds from this offering;

●	our ability to raise capital through the issuance of additional securities;

●	issuance of patents to us by the U.S. PTO and other governmental patent agencies and our ability to maintain, protect, and enhance our intellectual property;

●	the development and commercialization, if any, of any other product candidates that we may seek to develop;

●	the ability of our management team to lead the development of our product candidates;

●	our expectations regarding licensing, acquisitions, and strategic operations;

●	general market, political and economic conditions in the countries in which we operate, including those related to recent unrest and actual or potential armed conflict in Israel and other parts of the Middle East, such as the multi-front war Israel is facing;

●	projected capital expenditures and liquidity;

●	the impact of competition and new technologies;

●	changes in our strategy; and

●	litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

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LISTING

We have applied to list the Ordinary Shares on the NYSE American under the symbol “NSRX”. No public market currently exists for our Ordinary Shares included in this offering. This offering is contingent upon the Ordinary Shares being listed on the NYSE American; however, no assurance can be given that our application will be approved.

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USE OF PROCEEDS

We expect to receive approximately $9.5 million in net proceeds from the sale of 1,250,000 Ordinary Shares offered by us in this offering (approximately $11.1 million if the underwriters exercise their over-allotment option in full), based upon an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus.

A $1.00 increase or decrease in the assumed public offering price of $9.00 per Ordinary Share would increase or decrease the proceeds from this offering by approximately $1,150,000, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 500,000 Ordinary Shares offered would increase or decrease our proceeds by approximately $4,140,000, assuming the assumed public offering price remains the same, and after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for the following purposes:

●	approximately $6 million to $7 million for the development of our Intranasal Epinephrine program, including, manufacturing scale-up and additional Phase 2 studies; and
●	the remainder for general and administrative corporate purposes, including working capital, and capital expenditures.

The amounts and schedule of our actual expenditures will depend on multiple factors. As a result, our management will have broad discretion in the application of the net proceeds of this offering.

Changing circumstances may cause us to consume capital significantly faster than we currently anticipate. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our global marketing and sales efforts, the development efforts, and the overall economic environment. Therefore, our management will retain broad discretion over the use of the proceeds from this offering. We may ultimately use the proceeds for different purposes than what we currently intend. Pending any ultimate use of any portion of the proceeds from this offering, if the anticipated proceeds will not be sufficient to fund all the proposed purposes, our management will determine the order of priority for using the proceeds, as well as the amount and sources of other funds needed.

Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. government securities.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our Ordinary Shares and do not anticipate paying any cash dividends in the foreseeable future. Payment of cash dividends, if any, in the future will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant. Under the Companies Law, repurchase of shares is considered a dividend distribution.

The Companies Law imposes further restrictions on our ability to declare and pay dividends. Under the Companies Law, we may declare and pay dividends only if, upon the determination of our board of directors, there is no reasonable concern that the distribution will prevent us from being able to meet the terms of our existing and foreseeable obligations as they become due. Under the Companies Law, the distribution amount is further limited to the greater of retained earnings or earnings generated over the two most recent years legally available for distribution according to our then last reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of distribution, generally referred to as the Earnings Criteria. In the event that we do not meet such earnings criteria, we may seek the approval of a court in order to distribute a dividend. The court may approve our request if it is convinced that there is no reasonable concern that the payment of a dividend will prevent us from satisfying our existing and foreseeable obligations as they become due, generally referred to as the Solvency Criteria.

However, under the exemptions applicable as of March 12, 2024, generally referred to as the Exemptions Regulations, an Israeli company whose shares are listed outside of Israel, is permitted to perform distribution in a way of repurchasing its own shares, even if the Earnings Criteria is not met, without the need for court’s approval. The exemption is subject to certain conditions, including, among others: (i) The distribution meets the Solvency Criteria; and (ii) no rejection was filed by any of the company’s creditors to the court. If any creditor objects to the distribution, the company will be required to obtain the court’s approval for the distribution.

Payment of dividends may be subject to Israeli withholding taxes (see “Taxation—Israeli Tax Considerations and Government Programs”).

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CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of December 31, 2024:

●	on an actual basis;

●

on a pro forma basis to give effect to (i) the issuance of 397,081 Ordinary Shares to be issued upon the conversion of the 2024 SAFEs into Ordinary Shares upon the effectiveness of the registration statement for this offering; and (ii) our receipt of aggregate proceeds of $685,000 from the 2024 SAFEs we entered into with certain investors from January 2025 through March 2025, including $250,000 to be received; and.

●	on a pro forma as adjusted basis to give effect to the issuance of 1,250,000 Ordinary Shares in this offering, at an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses, as if the sale of the Ordinary Shares had occurred on December 31, 2024.

The pro forma as adjusted information set forth in the table below is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

You should read this table in conjunction with the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes included elsewhere in this prospectus.

	As of December 31, 2024
U.S. dollars in thousands	Actual	Pro Forma	Pro Forma As Adjusted
		Unaudited
Cash and cash equivalents	284	969	11,319

Convertible securities	1,802	-	-
Shareholders’ equity (deficit):
13,265,593 Ordinary Shares authorized as of December 31, 2024; and 7,362,906 Ordinary Shares issued as of December 31, 2024; 7,759,999 Ordinary Shares on a pro forma basis and 9,009,999 Ordinary Shares on a pro forma as adjusted basis.	20	21	24
Additional Paid-In Capital	9,432	11,918	22,005

Accumulated deficit	(12,664)	(12,664)	(12,664)
Total shareholders’ equity (deficit)	(3,212)	(725)	9,365

Total capitalization	(1,410)	(725)	9,365

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The number of Ordinary Shares purchased from us by existing shareholders is based on 7,362,906 Ordinary Shares issued and outstanding as of December 31, 2024, and excludes the following as of such date:

●	346,537 Ordinary Shares issuable upon the exercise of share options granted subsequent to December 31, 2024, at a weighted average exercise price of $6.05 per ordinary share;
●	191,700 Ordinary Shares issuable upon the exercise of share options to directors, employees and consultants under the 2019 Plan outstanding as of December 31, 2024, at a weighted average exercise price of $2.77, of which 184,612 were vested as of December 31, 2024 and 184,612 Ordinary Shares reserved for future grants under the 2019 Plan.

The adjusted information discussed above is illustrative only and will be adjusted based on the actual initial public offering price and other terms of our initial public offering determined at pricing. Each $1.00 increase (decrease) in the assumed initial public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the pro forma as adjusted amount of each of cash, cash equivalents and shareholders’ equity (deficiency) by $0.9 million, assuming that the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase (decrease) of 500,000 Ordinary Shares offered by us at the assumed initial public offering price would increase (decrease) each of cash, cash equivalents and shareholders’ equity (deficiency) by $4.1 million.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted immediately to the extent of the difference between the public offering price per Ordinary Share you will pay in this offering and the pro forma net tangible book value per Ordinary Share after this offering.

As of December 31, 2024, we had a net tangible book value of $(3.2) million, corresponding to a net tangible book value of $(0.44) per Ordinary Share. Net tangible book value per share or per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 7,362,906, the total number of Ordinary Shares issued and outstanding on December 31, 2024.

Our pro forma net tangible book value as of December 31, 2024 was $(0.7) million, representing approximately $(0.09) per Ordinary Share. Pro forma net tangible book value per Ordinary Share represents the amount of our total tangible assets less our total liabilities, divided by 7,759,999, the total number of Ordinary Shares outstanding at December 31, 2024, after giving effect to (i) the issuance of 397,081 Ordinary Shares to be issued upon the conversion of the 2024 SAFEs into Ordinary Shares upon the effectiveness of the registration statement for this offering; and (ii) our receipt of aggregate proceeds of $685,000 from the 2024 SAFEs we entered into with certain investors from January 2025 through March 2025, including $250,000 to be received.

After giving effect to the pro forma adjustments set forth above and the sale of the 1,250,000 Ordinary Shares offered by us in this offering, at an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming no exercise of the underwriter’s option to purchase additional Ordinary Shares and after deducting the estimated underwriting discounts and commissions and management fees and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value estimated at December 31, 2024 would have been approximately $9.4 million, representing $1.04 per Ordinary Share based on 9,009,999 Ordinary Shares deemed outstanding after this offering assuming no exercise of the underwriters’ over-allotment option. At the assumed public offering price for this offering of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus, this represents an immediate increase in historical net tangible book value of $1.48 per Ordinary Share to existing shareholders and an immediate dilution in net tangible book value of $7.96 per Ordinary Share to purchasers of Ordinary Shares in this offering. Dilution for this purpose represents the difference between the price per Ordinary Share paid by these purchasers and pro forma net tangible book value per Ordinary Share immediately after the completion of this offering.

The following table illustrates this dilution on a per Ordinary Share basis to purchasers of Ordinary Shares in this offering:

Assumed public offering price per Ordinary Share	$9.00
Historical net tangible book value per share as of December 31, 2024	$(0.44)
Increase in pro forma net tangible book value per Ordinary Share attributable to new investors	$0.35
Pro Forma net tangible book value per Ordinary Share as of December 31, 2024	$(0.09)
Increase in pro forma as adjusted net tangible book value per Ordinary Share attributable to new investors	$1.13
Pro forma as adjusted net tangible book value per Ordinary Share after this offering	$1.04
Dilution per Ordinary Share to new investors	$7.96
Percentage of dilution in net tangible book value per Ordinary Share for new investors	88%

The dilution information set forth in the table above is illustrative only and will be adjusted based on the actual public offering price and other terms of this offering determined at pricing.

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A $1.00 increase or decrease in the assumed initial public offering price of $9.00 per Ordinary Share would increase (decrease) our pro forma as adjusted net tangible book value per Ordinary Share after this offering by $0.13 and the dilution per Ordinary Share to new investors by $0.87, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us. Similarly, each increase or decrease of 500,000 Ordinary Shares would increase or decrease our pro forma as adjusted net tangible book value per Ordinary Share after this offering by $0.38 and the dilution per Ordinary Share to new investors by $(0.38), assuming the assumed initial offering price of $9.00 per Ordinary Share, as set forth on the cover page of this prospectus, remains the same, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The following table summarizes, on a pro forma as adjusted basis as of December 31, 2024, the differences between the number of Ordinary Shares acquired from us, the total amount paid and the average price per Ordinary Share paid by the existing holders of our Ordinary Shares and by investors in this offering and based upon an assumed public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus before deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	7,759,999	86%	$11,277,501	50%	$1.47
New investors	1,250,000	14%	$11,250,000	50%	$9.00
Total	9,009,999	100.0%	$22,527,501	100%	$2.50

The number of Ordinary Shares purchased from us by existing shareholders is based on 7,362,906 Ordinary Shares issued and outstanding as of December 31, 2024, and excludes the following as of such date:

●	346,537 Ordinary Shares issuable upon the exercise of share options granted subsequent to December 31, 2024, at a weighted average exercise price of $6.05 per ordinary share;
●	191,700 Ordinary Shares issuable upon the exercise of share options to directors, employees and consultants under the 2019 Plan outstanding as of December 31, 2024, at a weighted average exercise price of $2.77, of which 180,201 were vested as of December 31, 2024; and
●	184,612 Ordinary Shares reserved for future grants under the 2019 Plan as of August 7, 2025.

Unless otherwise indicated, all information in this prospectus assumes or gives effect to:

●	an initial public offering price of $9.00 per Ordinary Share, which is the midpoint of the price range set forth on the cover page of this prospectus;
●	the automatic conversion of all outstanding Class A, Class A-1, Class A-2, Class A-3, Class A-3A, Class A-3B Ordinary Shares into 2,592,496 Ordinary Shares, which will occur upon the effectiveness of the registration statement for this offering;
●	397,081 Ordinary Shares issuable upon the conversion of 2024 SAFEs in the aggregate amount of $2,322,922, which will automatically convert into Ordinary Shares upon the effectiveness of the registration statement for this offering, based on an offering price of $9.00, which is the midpoint of the price range set forth on the cover page of this prospectus, assuming this offering occurs within 18 months of the execution of such SAFEs, otherwise such SAFEs will be converted into our securities on the basis of a previous round of equity financing consummated by the Company;
●	the adoption of our amended and restated articles of association upon the effectiveness of the registration statement for this offering, which will replace our amended and restated articles of association as currently in effect;
●	no exercise of the underwriters’ over-allotment option and the Underwriter’s Warrants; and
●	a 1-for-4.77008 forward share split, which was effected on August 6, 2025, and the customary adjustments to our outstanding options and warrants;

If all of such issued and outstanding share options had been exercised as of December 31, 2024, the number of Ordinary Shares held by existing shareholders would increase to 7,901,143, or 86% of the total number of Ordinary Shares outstanding after this offering (in each case, not taking into account the conversion of SAFEs as described above), and the average price per Ordinary Share paid by the existing shareholders would be $1.34.

If the underwriters exercise their option to purchase additional Ordinary Shares in full in this offering, the number of Ordinary Shares held by new investors will increase to 1,437,500, or 16% of the total number of Ordinary Shares issued and outstanding after this offering and the percentage of Ordinary Shares held by existing shareholders will decrease to 84% of the total Ordinary Shares issued and outstanding (in each case, not taking into account the conversion of SAFEs as described above).

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion and other parts of the prospectus contain forward-looking statements based upon current expectations that involve risks and uncertainties. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus.

Overview

We are a clinical-stage specialty pharmaceutical company focused primarily on the development of intranasal drugs to treat emergency medical conditions. Intranasal administration is especially suitable for medical emergencies when prompt drug administration is critical, since the nose is lined up with a very rich vascular bed enabling quick drug absorption. We are developing a unique PBI technology with a specialized product portfolio to address acute medical conditions and public health threats. We believe that PBI may be superior over liquid-based solutions due to potentially significantly higher dispersion of powder throughout the nasal cavity, thus creating a larger absorption area and enabling more rapid and higher drug absorption. In addition, the uniform spherical powder particles of our proprietary formulation may enhance the consistency and reliability of the delivered dose. The initial clinical trials of our PBI products involving different molecules performed thus far have demonstrated quicker and higher drug absorption over similar solution-based nasal products. However, to date we have only tested our product candidates on a relatively small patient population and none of our products have been approved by the FDA. Prior to obtaining FDA approval of any of our product candidates, we will need to perform additional clinical testing of our product candidates to confirm any benefits and advantages our products may have over similar nasal products.

Our mission is to offer better protection to patients during acute, severe and life-threatening medical conditions by an effective, user-friendly and immediately active PBI specialized products. To help achieve this we are focused on developing NS002, an Intranasal Epinephrine, and we also have been developing NS001, an Intranasal Naloxone, however we currently paused our work on NS001 and plan to pursue partnering opportunities for further development of NS001. We will need to obtain regulatory approval for our products in order for us to grow our business. We currently have no FDA approved products. Our products have been tested on relatively small patient populations thus far.

Obtaining regulatory approvals and developing NS002 and NS001 will require the incurrence of significant costs and our success will depend, in part, on gaining market acceptance. In order to gain market acceptance in the United States, we will require specific approval from the FDA for our product candidates. We intend to seek approval of NS002 as an approved molecule and a new delivery route (with EpiPen autoinjector as the reference device) under Section 505(b)(2) of the FFDCA which allows the applicant to rely in part on previous studies conducted by unrelated parties, such as another drug manufacturer and, existing sources, including published literature, for marketing approval by the FDA in the United States, and will seek approval under the comparable hybrid application pathway in the EU. The FDA may not agree that our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval. Such abbreviated approval pathways may not lead to a faster development or review process compared to traditional approval pathways and do not increase the likelihood that NS002 or NS001 will receive regulatory approval in the United States or the EU. See “Business – Government Regulation” and “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization” for additional information.

To date, we have conducted a twelve-patient pilot study of NS002, which included the testing of bioavailability of Epinephrine under “allergenic challenge” - the creation of severe acute allergic reaction in the nose by inserting ascending doses of allergens to the nose of the healthy volunteers with known allergic rhinitis included in the study. The results showed that Epinephrine intranasal delivery of our NS002 followed the established characteristics of our platform technology, namely, there were higher levels of the drug in the plasma in situations where immediate administration could be lifesaving. The Phase 2 portion of our NS002 study included twelve patients and the trial was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. The Phase 2 study, which is meant to optimize the dose that will be used in the Phase 3 study for registration, is conducted in limited patient populations to identify possible adverse effects and safety risks, to preliminarily evaluate the dosage tolerance of the product for specific targeted diseases or conditions and to determine dosage tolerance, optimal dosage and dosing schedule. Our Phase 2 study is aimed at defining the final clinical dose to be used in our powder Epinephrine product candidate, compared the bioavailability of Epinephrine following a various dosing of NS002 Microspheres Epinephrine powder. The PK results of our Phase 2 study are in line with the known attributes of our nasal powder technology—namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to IM Epinephrine injections. We intend to perform two additional Phase 2 studies of NS002. The first will be aimed at determining whether, if necessary, during a real-life anaphylaxis a second dose of NS002 should be administered in the same nostril as the one used for the first administration of NS002 or whether it should be in the other nostril. The second Phase 2 study will test the “carry-over effect,” or whether the first dose of Epinephrine changes the absorption of Epinephrine of a following dose. Each study is currently planned to include at least 12 healthy volunteers with allergic rhinitis. Prior to submission to the FDA for marketing approval, we also intend to perform a pivotal clinical, or Phase 3, study that will include a subsection of self-administration. We also intend to separately perform: (1) stability testing which involves testing the product candidate under various temperature and humidity points; (2) a reliability study, which is a subset of the stability study that tests the NS002’s administration device in several potential conditions; (3) a usability study, which tests how user friendly the device is; (4) preclinical studies or short animal safety studies in two animal species; and (5) a pediatric study, the details of which will be agreed upon with the FDA as we progress with the program. We have not yet made an IND application for NS002. IND submission for NS002 is planned for the third quarter of 2026 following the completion of the additional Phase 2 studies.

With respect to NS001 Intranasal Naloxone, we have performed a pilot study, which is a first in human study aimed at safety and bioequivalence, and pivotal clinical study, which is the Phase 3 registration study, in 14 and 42 healthy volunteers, respectively, with the objective of evaluating the comparative bioavailability of Naloxone between NS001 and certain competitor products. The pilot study results were submitted to the FDA in support of the progression to the pivotal study. The results of the pilot study showed our technology having a faster absorption rate in the immediate critical period after administration. The Phase 3 study included an expanded patient population to further evaluate dosage and clinical efficacy. Our pivotal clinical study consistently showed an advantage in the first 30 minutes after administration. We have not yet made an IND application for NS001. As of the date of this prospectus, we currently intend to focus our development and regulatory approval efforts on our Intranasal Epinephrine and other preclinical programs, and plan to pursue partnering opportunities for further development of NS001.

Our platform technology can also be incorporated into other products as it has been tested with several additional preclinical and invitro molecules based on our proprietary nasal powder formulation and technology. In addition to our two main products, Intranasal Epinephrine and Intranasal Naloxone, we are exploring other potential indications for which our PBI technology may be applicable, including Intranasal Midazolam, Intranasal Atropine and Intranasal Ondansetron.

Competition in the pharmaceutical industry is intense. Some of our competitors hold significant market share, have long histories and strong reputations within the industry, greater brand recognition, and more financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. Their dominant market position and significant control over the market could significantly limit our ability to introduce or effectively market and generate sales of NS002 or NS001.

To date, we have incurred significant operating losses, generated no revenues from existing products, and as of December 31, 2024, our accumulated deficit was $12.7 million. We expect that we will need to raise substantial additional funding in the future. See “Risk Factors–Risks Related to Our Financial Position and Capital Requirements.”

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Components of Operating Results

Operating Expenses

Our current operating expenses consist of two components – research and development expenses and general and administrative expenses.

Research and Development Expenses.

Research and development expenses consist primarily of costs incurred in connection with our research and development activities. This includes conducting clinical trials and preclinical studies, manufacturing development efforts and activities related to regulatory filings for product candidates, as well as overhead costs. Our research and development expenses primarily consist of:

●	salaries and personnel-related costs, including benefits and share-based compensation expense, for our scientific personnel for executing clinical trials, preclinical studies, regulatory activities and for performing research and development activities;

●	costs related to executing clinical trials and preclinical studies;

●	costs of third-party clinical consultants and expenses related to conducting clinical and pre-clinical trials;

●	costs related to acquiring, developing and manufacturing materials for such clinical trials and preclinical studies; and

●	other related overhead costs.

Research and development expenses are expensed as incurred. We record accrued expenses for research and development activities conducted, on our behalf, by third-party service providers, which include the performance of clinical trials and the conduct of preclinical studies. We record these accrued expenses based upon research and development activities performed by such third-party service providers and reported to us, and we include these costs in accrued liabilities in the consolidated balance sheets and within research and development expense in the consolidated statements of operations.

From inception though December 31, 2024, we have incurred approximately $11.5 million in research and development expenses to advance the development of our product candidates, as well as other preclinical research and development programs. Substantially all of our research and development expenses for the years ended December 31, 2024 and 2023 were related to the development of NS001 and NS002.

We expect that our research and development expenses will materially increase as we enter into the Phase 2 and Phase 3 clinical development stage of our product candidates, start Chemical Control and Manufacturing activity, or CMC, and recruit additional research and development employees. At this time, we cannot reasonably estimate or know the nature, timing and estimated costs of the efforts that will be necessary to complete the development of our product candidates. We are also unable to predict when, if ever, material net cash inflows will commence from sales of our product candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries and related expenses, professional service fees for accounting, legal and bookkeeping, facilities, travel expenses and other general and administrative expenses.

We expect our general and administrative expenses will increase in the future to support continued research and development activities. We also anticipate that we will incur increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs, as well as investor, public relations and compliance expenses, associated with operating as a public company. We expect increased expenses if any of our product candidates receives regulatory approval and we determine to build a commercial infrastructure to support commercial sales and marketing of our products.

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Comparison of the Year Ended December 31, 2024 to the Year Ended December 31, 2023

Results of Operations

The following table presents our results of operations for the year ended December 31, 2024 and 2023.

	Year Ended December 31,
U.S. dollars in thousands	2024	2023
Consolidated statements of operations:
Operating Expenses:
Research and development(1)	$335	$567
General and administrative(2)	743	580
Total operating expenses	1,078	1,147
Operating loss from continuing operations	(1,078)	(1,147)
Interest expense(3)	(29)	(49)
Change in fair value of convertible securities	(443)	219
Other expense, net	(2)	(28)
Loss from continuing operations	(1,552)	(1,005)
Net income (loss) from discontinued operations	20	(46)
Net loss	$(1,532)	$(1,051)

(1)	Research and development expenses includes $208 thousand and $228 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.
(2)	General and administrative expenses includes $307 thousand and $288 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.
(3)	Interest expenses includes $17 thousand and $27 thousand in expenses to related parties in the years ended December 31, 2024 and 2023, respectively.

Research and Development Expenses

Our research and development expenses for the year ended December 31, 2024 amounted to $335 thousand representing a decrease of $232 thousand, or 41%, compared to $567 thousand for the year ended December 31, 2023. The decrease was primarily attributable to a reduction in clinical trial costs as we have not conducted clinical trials during 2024, while clinical trial costs incurred in 2023. For further information regarding our research and development activities, see “Business – Research and Development.”

General and Administrative Expenses

Our general and administrative expenses totaled $743 thousand for the year ended December 31, 2024, representing an increase of $163 thousand, or 28%, compared to $580 thousand for the year ended December 31, 2023. The increase was primarily attributable to costs associated with this offering that do not meet the criteria for capitalization as deferred issuance costs.

Operating Loss from Continuing Operations

As a result of the foregoing, our operating loss totaled $1,078 thousand for the year ended December 31, 2024, representing a decrease of $69 thousand, or 6%, compared to $1,147 thousand for the year ended December 31, 2023.

Change in Fair Value of Convertible Securities

Change in fair value of convertible securities consists of changes in fair value as done from time to time. We recognized financial income of $443 thousand for the year ended December 31, 2024, representing an increase of $662 thousand, or 302%, compared to financial expense of $219 thousand for the year ended December 31, 2023. The increase was due to an increase in the fair value of the Company’s SAFE instruments.

Net Loss (Income) from Discontinued Operations

Net income from discontinued operations totaled $20 thousand for the year ended December 31, 2024, representing an increase of $66 thousand, or 143%, compared to $46 thousand in net loss from discontinued operations for the year ended December 31, 2023. The decrease was primarily attributable to effect of changes in foreign currency in connection with current liabilities related to discontinued operations.

Net Loss

As a result of the foregoing, our net loss totaled $1,532 thousand for the year ended December 31, 2024, representing an increase of $481 thousand, or 31%, compared to $1,051 thousand for the year ended December 31, 2023.

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Liquidity and Capital Resources

Overview

Since our inception through December 31, 2024, we have funded our operations principally with approximately $10.7 million (net of issuance expenses) through proceeds from equity financing and the issuance of convertible securities in the form of SAFEs. As of December 31, 2024, we had approximately $284 thousand in cash and cash equivalents.

The table below presents our cash flows for the periods indicated:

	Year Ended December 31,
U.S. dollars in thousands	2024	2023

Net cash used in operating activities	(665)	(1,029)

Cash used in investing activities	-	-

Net cash provided by financing activities	770	1,055

Net increase decrease in cash and cash equivalents	101	39

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Net cash used in operating activities

Net cash used in operating activities of $0.7 million during the year ended December 31, 2024 compared to $1.0 million during the year ended December 31, 2023. The decrease is mainly due to a change in other current assets as of December 31, 2024 and higher operational costs in 2023.

Net cash used in operating activities during the year ended December 31, 2024 was primarily attributable to our net loss from continuing operations of $1,552 thousand, adjusted for non-cash expenses of $891 thousand, which includes a $443 thousand loss from change in convertible securities, share-based compensation of $10 thousand, and a net decrease in working capital of $438 thousand.

Net cash used in operating activities during the year ended December 31, 2023 was primarily attributable to our net loss from continuing operations of $1,005 thousand, adjusted for non-cash expenses of $23 thousand, which includes a $219 thousand income from change in convertible securities, share-based compensation of $39 thousand, and a net decrease in working capital of $203 thousand.

Cash used in investing activities

We had no net cash used in investing activities during the year ended December 31, 2024 and 2023.

Net cash provided by financing activities

Net cash provided by financing activities was $0.8 million for the year ended December 31, 2024, as compared to $1.1 million for the year ended December 31, 2023. The decrease was mainly attributable to deferred issuance costs incurred during 2024.

Between February 2022 and April 2022, we entered into the 2022 SAFEs for aggregate proceeds of $966,000. Per the terms of the 2022 SAFEs, since an initial public offering, merger, acquisition, equity financing other liquidity event or dissolution event did not take place within 15 months from the execution of such the 2022 SAFEs, on August 28, 2024, the subscription amounts under such SAFEs were converted into Class A-3A Ordinary Shares. Upon the effectiveness of the registration statement for this offering, such Class A-3A Ordinary Shares will automatically convert into Ordinary Shares.

In July 2022, we received a loan, or the July 2022 Loan, from Dr. Ronnie Hershman, a director and shareholder, and Michael Gibber, a shareholder, pursuant to which we received a principal amount of $500,000, for a term of twelve (12) months, at an interest rate of 8% per annum. On August 28, 2024, we and each of Dr. Ronnie Hershman and Michael Gibber entered into an exchange letter, or the July 2022 Loan Exchange Letter, according to which our obligations in connection with the loan were discharged in consideration for the issuance of a SAFE under the same terms as the 2024 SAFEs, under which it is deemed that Dr. Hershman invested an amount of $284,154 and Michael Gibber invested an amount of $286,210.

In February 2023, we received a loan in an aggregate amount of $60,000 from Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa, or the February 2023 Loan, under substantially the same terms as the July 2022 Loan, for a term of twelve (12) months, at an interest rate of 8% per annum. A definitive agreement for the February 2023 Loan was not executed. In August 2024, we and each of Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa entered into an exchange letter, or the February 2023 Loan Exchange Letter, according to which our obligations in connection with the February 2023 Loan were discharged in consideration for the issuance of a SAFE under the same terms as the 2024 SAFEs, under which Dr. Ronnie Hershman was deemed to have invested an amount of $43,954, Dr. Dalia Megiddo was deemed to have invested an amount of $11,286, and Mr. Udi Gilboa was deemed to have invested an amount of $10,963 in said SAFEs. See “Related Party Transactions—SAFEs” for information regarding the terms of the 2024 SAFEs.

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In March 2023 through April 2023, we entered into the 2023 SAFEs for aggregate proceeds of $995,000. Per the terms of the 2023 SAFEs, since an initial public offering, merger, acquisition, equity financing or other liquidity event or dissolution event did not take place within 15 months from the execution of the 2023 SAFEs, on August 28, 2024, the subscription amounts under such SAFEs were converted into Class A-3B Ordinary Shares. Upon the effectiveness of the registration statement for this offering, such Class A-3B Ordinary Shares will automatically convert into Ordinary Shares.

In March 2024 through March 2025, we entered into the 2024 SAFEs in the aggregate amount of $1,986,500, of which $300,000 were canceled and terminated in November 2024. In addition, pursuant to the terms of the July 2022 Loan Exchange Letter and the February 2023 Loan Exchange Letter, the July 2022 Loan and February 2023 Loan were converted into 2024 SAFEs in the amount of $570,364 and $66,203, respectively; however, no additional proceeds were received pursuant to said exchanges. Our co-founders and members of our board of directors participated in the 2024 SAFEs (see “Related Party Transactions—SAFEs”). Per the terms of the 2024 SAFEs, upon an initial public offering, merger, acquisition, qualified equity financing or other liquidity event, the subscription amounts under such SAFEs will be converted into our Ordinary Shares upon the effectiveness of the registration statement for this offering, at a conversion price reflecting a discount of 35%. However, if such events do not occur within 18 months of the execution of such SAFEs, such SAFEs will be converted into our securities of such class of shares having certain rights identical to the respective rights of the most senior class of shares on the basis of a previous round of equity financing consummated by the Company at a conversion price reflecting a discount of 35%, as prescribed in such SAFEs.

Current Outlook

As of December 31, 2024, our cash and cash equivalents were approximately $0.3 million, and we had a working capital deficit of $3.3 million and an accumulated deficit of $12.7 million. Based upon our currently expected level of operating expenditures, we expect that our existing cash and cash equivalents will be sufficient to fund operations through September 2025.

We have financed our operations to date primarily through proceeds from equity financing and the issuance of convertible securities in the form of SAFEs.

We expect to generate revenues from the sale of our products and other revenues in the future. However, we do not expect these revenues to support all of our operations in the near future. We expect our expenses to increase in connection with our activities, particularly as we continue the development of our products, and continue our commercialization efforts. Accordingly, we expect that we will require substantial additional funding in connection with the growth of our operations, continuing our research and development activity, and commercializing our products. Until we can generate recurring revenues and profit, we expect to satisfy our future cash needs through debt and equity financings. However, there is no assurance that we will be successful accomplishing these plans. If we are unable to obtain sufficient capital, we may need to reduce, delay, or adjust our operating expenses, including commercialization of our products or be unable to expand our operations, as desired. We expect to continue incurring losses and negative cash flows from operations until our products reach profitability. As a result of these expected losses and negative cash flows from operations, along with our current cash position, our management has concluded that a material uncertainty exists that raises substantial doubt about our ability to continue as a going concern. The proceeds from this offering may or may not alleviate the going concern. Even if we raise the proceeds from this offering, we do not believe that such proceeds will be sufficient to complete all research and development activities necessary to commercialize our product candidates. See also “Risk Factors – Risks Related to Our Financial Position and Capital Requirements — We have not generated revenues from our continued activities, have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future, and we may never achieve or maintain profitability, which raise a substantial doubt about our ability to continue as a going concern and could prevent us from obtaining new financing on reasonable terms or at all.”

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Seasonality

Seasonality does not materially affect our business or the results of our operations.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements.

Quantitative and Qualitative Disclosure About Market Risk

We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our current investment policy is to invest available cash in bank deposits with banks that have a credit rating of at least A-. Accordingly, a substantial majority of our cash and cash equivalents is held in deposits that bear interest. Our market risk exposure is primarily a result of foreign currency exchange rates, which is discussed in detail in the following paragraph.

Foreign Currency Exchange Risk

We operate primarily in Israel, and part of our expenses are denominated in NIS. We are therefore exposed to market risk, which represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. We are subject to fluctuations in foreign currency rates in connection with these arrangements.

As of December 31, 2024, we have not entered into any hedging transactions, but we may do so in the future. Even if we do enter into such hedging transactions in the future, we cannot guarantee that such measures will effectively protect us from adverse effects due to the impact of fluctuations in currency exchange rates.

Critical Accounting Policies and Estimates

We describe our significant accounting policies more fully in Note 2 to our financial statements for the year ended December 31, 2024. We believe that the accounting policy below is critical in order to fully understand and evaluate our financial condition and results of operations.

We prepare our financial statements in accordance with U.S. GAAP. At the time of the preparation of the financial statements, our management is required to use estimates, evaluations and assumptions which affect the application of the accounting policy and the amounts reported for assets, obligations, income and expenses. Our management believes that the estimates, judgment and assumptions used are reasonable based upon information available at the time they are made. These estimates, judgment and assumptions can affect reported amounts and disclosures made. Actual results could differ from those estimates. Any estimates and assumptions are continually reviewed. The changes to the accounting estimates are credited during the period in which the change to the estimate is made.

Fair Value Measurements

Critical accounting estimates include the valuation of our convertible securities, including SAFEs, which are measured at fair value on a recurring basis with changes in fair value reported in the consolidated statements of operations. We elected the fair value option in accordance with ASC 825, Financial Instruments. The SAFEs are measured at fair value each period by using the probability-weighted expected return model. In estimating the fair value of our SAFEs, we used the assistance of a third-party valuation specialist and considered factors we believed are material to the valuation process, including, but not limited to, the likelihood of a SAFE mandatory conversion, qualified equity finance or liquidity event or dissolution and fair value of Ordinary Shares, risk free rate, time to maturity and weighted average cost of capital.

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Share-based compensation

We account for share-based compensation in accordance with ASC Topic 718, “Compensation-Stock Compensation.” We calculate the fair value of share options on the date of grant using the Black-Scholes option-pricing model, and the expense is recognized over the requisite service period for awards expected to vest using the graded vesting method. This model requires various significant judgmental assumptions in order to derive a final fair value determination for each type of award, including the expected term, expected volatility, expected dividend yield, risk-free interest rate, and fair value of our share on the date of grant. The requisite service period for share options is generally four years.

As there is no public market for our Ordinary Shares, the fair value of our equity is being approved by our board of directors as of the date share-based awards were granted. In estimating the fair value of our Ordinary Shares, we used the assistance of a third-party valuation specialist and considered factors we believed are material to the valuation process, including, but not limited to, the price at which recent equity was issued by us to independent third parties or transacted between third parties, risks, prospects, and economic and market conditions, among other factors. We believe the combination of these factors provided an appropriate estimate of our expected fair value and reflects the best estimate of the fair value of our Ordinary Shares at each grant date.

The fair value of the Ordinary Shares underlying our option awards was determined by our board of directors, with input from management. We believe that our board of directors has the relevant experience and expertise to determine the fair value of our Ordinary Shares as of each respective grant date. The valuations of our Ordinary Shares were determined in accordance with the guidelines outlined in the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation, or the AICPA Practice Aid. The assumptions used in the valuation model are based on future expectations combined with management judgment. Our board of directors, with input from management, exercised significant judgment and considered numerous objective and subjective factors to determine the fair value of our Ordinary Shares as of the date of each option grant, including the following factors:

●	independent valuations performed at periodic intervals by independent third-party valuation specialist;

●	our current business projections;

●	our stage of development;

●	the prices, rights, preferences and privileges of our convertible classes of Ordinary Shares;

●	current business conditions;

●	the likelihood of a liquidity event for the Ordinary Shares underlying these share options, such as an initial public offering or sale of our company, given prevailing market conditions;

●	any adjustments necessary due to the lack of marketability of our Ordinary Shares;

●	the purchase of our Ordinary Shares by third party investors in arms-length transactions; and

●	the market performance of comparable publicly traded companies.

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Impact of Inflation and Currency Fluctuations

Our functional and reporting currency is the U.S. dollar. We incur some of our expenses in other currencies. As a result, we are exposed to the risk that the rate of inflation in countries in which we are active other than the United States will exceed the rate of devaluation of such countries’ currencies in relation to the dollar or that the timing of any such devaluation will lag behind inflation in such countries. To date, we have not been materially affected by changes in the rate of inflation or the exchange rates of other countries’ currencies compared to the dollar, and we cannot assure you that we will not be adversely affected in the future.

The annual rate of inflation in Israel was 3% in 2024 and 3% in 2023. The NIS weakened against the U.S. dollar by approximately 1% in 2024 and 3.07 % in 2023.

JOBS Act Accounting Election

We are an “emerging growth company.” Under the JOBS Act, an emerging growth company can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will not be subject to the same new or revised accounting standards as public companies that are not emerging growth companies.

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BUSINESS

Company Overview

We are a clinical-stage specialty pharmaceutical company focused primarily on the development of intranasal drugs to treat emergency medical conditions. Intranasal administration is especially suitable for medical emergencies when prompt drug administration is critical, since the nose is lined up with a very rich vascular bed enabling quick drug absorption. We are developing a unique PBI technology with a specialized product portfolio to address acute medical conditions and public health threats. We believe that PBI may be superior over liquid-based solutions due to potentially significantly higher dispersion of powder throughout the nasal cavity, thus creating a larger absorption area and enabling more rapid and higher drug absorption. In addition, the uniform spherical powder particles of our proprietary formulation may enhance the consistency and reliability of the delivered dose. The initial clinical trials of our PBI products involving different molecules performed thus far have demonstrated quicker and higher drug absorption over similar solution-based nasal products. However, to date we have only tested our product candidates on a relatively small patient population and none of our products have been approved by the FDA. Prior to obtaining FDA approval of any of our product candidates, we will need to perform additional clinical testing of our product candidates to confirm any benefits and advantages our products may have over similar nasal products.

Our mission is to offer better protection to patients during acute, severe and life-threatening medical conditions by an effective, user-friendly and immediately active PBI specialized products. To help achieve this we are focused on developing NS002, an Intranasal Epinephrine, and we also have been developing NS001, an Intranasal Naloxone, however we currently paused our work on NS001 and plan to pursue partnering opportunities for further development of NS001. We will need to obtain regulatory approval for our products in order for us to grow our business. We currently have no FDA approved products. Our products have been tested on relatively small patient populations thus far.

Obtaining regulatory approvals and developing NS002 and NS001 will require the incurrence of significant costs and our success will depend, in part, on gaining market acceptance. In order to gain market acceptance in the United States, we will require specific approval from the FDA for our product candidates. We intend to seek approval of NS002 as an approved molecule and a new delivery route (with EpiPen autoinjector as the reference device) under Section 505(b)(2) of the FFDCA which allows the applicant to rely in part on previous studies conducted by unrelated parties, such as another drug manufacturer, and existing sources including published literature, for marketing approval by the FDA in the United States, and will seek approval under the comparable hybrid application pathway in the EU. The FDA may not agree that our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval. Such abbreviated approval pathways may not lead to a faster development or review process compared to traditional approval pathways and do not increase the likelihood that NS002 or NS001 will receive regulatory approval in the United States or the EU. See “Business – Government Regulation” and “Risk Factors – Risks Related to Product Development, Regulatory Approval and Commercialization” for additional information.

To date, we have conducted a twelve-patient pilot study of NS002, which included the testing of bioavailability of Epinephrine under “allergenic challenge” - the creation of severe acute allergic reaction in the nose by inserting ascending doses of allergens to the nose of the healthy volunteers with known allergic rhinitis included in the study. The results showed that Epinephrine intranasal delivery of our NS002 followed the established characteristics of our platform technology, namely, there were higher levels of the drug in the plasma in situations where immediate administration could be lifesaving. The Phase 2 portion of our NS002 study included twelve patients and the trial was not powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. The Phase 2 study, which is meant to optimize the dose that will be used in the Phase 3 study for registration, is conducted in limited patient populations to identify possible adverse effects and safety risks, to preliminarily evaluate the dosage tolerance of the product for specific targeted diseases or conditions and to determine dosage tolerance, optimal dosage and dosing schedule. Our Phase 2 study is aimed at defining the final clinical dose to be used in our powder Epinephrine product candidate, compared the bioavailability of Epinephrine following a various dosing of NS002 Microspheres Epinephrine powder. The PK results of our Phase 2 study are in line with the known attributes of our nasal powder technology—namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to IM Epinephrine injections. We intend to perform two additional Phase 2 studies of NS002. The first will be aimed at determining whether, if necessary, during a real-life anaphylaxis a second dose of NS002 should be administered in the same nostril as the one used for the first administration of NS002 or whether it should be in the other nostril. The second Phase 2 study will test the “carry-over effect,” or whether the first dose of Epinephrine changes the absorption of Epinephrine of a following dose. Each study is currently planned to include at least 12 healthy volunteers with allergic rhinitis. Prior to submission to the FDA for marketing approval, we also intend to perform a pivotal clinical, or Phase 3, study that will include a subsection of self-administration. We also intend to separately perform: (1) stability testing which involves testing the product candidate under various temperature and humidity points; (2) a reliability study, which is a subset of the stability study that tests the NS002’s administration device in several potential conditions; (3) a usability study, which tests how user friendly the device is; (4) preclinical studies or short animal safety studies in two animal species; and (5) a pediatric study, the details of which will be agreed upon with the FDA as we progress with the program. We have not yet made an IND application for NS002. IND submission for NS002 is planned for the third quarter of 2026 following the completion of the additional Phase 2 studies.

With respect to NS001 Intranasal Naloxone, we have performed a pilot study, which is a first in human study aimed at safety and bioequivalence, and pivotal clinical study, which is the Phase 3 registration study, in 14 and 42 healthy volunteers, respectively, with the objective of evaluating the comparative bioavailability of Naloxone between NS001 and certain competitor products. The pilot study results were submitted to the FDA in support of the progression to the pivotal study. The results of the pilot study showed our technology having a faster absorption rate in the immediate critical period after administration. The Phase 3 study included an expanded patient population to further evaluate dosage and clinical efficacy. Our pivotal clinical study consistently showed an advantage in the first 30 minutes after administration. We have not yet made an IND application for NS001. As of the date of this prospectus, we currently intend to focus our development and regulatory approval efforts on our Intranasal Epinephrine and other preclinical programs, and plan to pursue partnering opportunities for further development of NS001.

Our platform technology can also be incorporated into other products as it has been tested with several additional preclinical and invitro molecules based on our proprietary nasal powder formulation and technology. In addition to our two main products, Intranasal Epinephrine and Intranasal Naloxone, we are exploring other potential indications for which our PBI technology may be applicable, including Intranasal Midazolam, Intranasal Atropine and Intranasal Ondansetron.

Competition in the pharmaceutical industry is intense. Some of our competitors hold significant market share, have long histories and strong reputations within the industry, greater brand recognition, and more financial and human resources than we do. They also have more experience and capabilities in researching and developing testing devices, obtaining and maintaining regulatory clearances and other requirements, manufacturing and marketing those products than we do. Their dominant market position and significant control over the market could significantly limit our ability to introduce or effectively market and generate sales of NS002 or NS001.

To date, we have incurred significant operating losses, generated no revenues from existing products, and as of December 31, 2024, our accumulated deficit was $12.7 Million. We expect that we will need to raise substantial additional funding in the future. See “Risk Factors–Risks Related to Our Financial Position and Capital Requirements.”

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The Intranasal Drug Delivery Product Market

Overview

Intranasal administration is a non-invasive route for drug delivery, which was widely used for the local treatment of rhinitis or nasal polyposis. Since drugs can be quickly absorbed into the systemic circulation through the nasal mucosa, this route can also be used in a range of acute or chronic conditions requiring considerable or rapid systemic exposure. Indeed, such drug administration offers advantages such as ease of administration, rapid onset of action, and avoidance of first-pass metabolism (in the liver).

The nasal mucosa is highly vascularized and enables quick and efficient drug delivery to the systemic circulation. The olfactory tissues also provide a direct conduit to the central nervous system, bypass first-pass metabolism, and lead to an onset of action similar to intravenous, or IV, drug administration. The intranasal route of administration has also been shown to decrease delays in drug administration, especially in the pre-hospital and community setting of emergency medical situations, which can have a profound impact in a variety of scenarios, such as anaphylactic shock, opioid overdose, seizures, acutely agitated or combative patients, and trauma management. Intranasal administration of Midazolam (Nazylam UCB pharma) Lorazepam, Flumazenil, Ketamine, (Spravato, Jennssen) Fentanyl, (Lazanda, Archimedes Pharma) Glucagon (Baqsimi, Eli Lili) or Sumatriptan (Sumatryptan nasal spray, Snadoz, Immitrex, SGK) has been shown to be an effective alternative to the same molecules given as IM or IV administration (the names referred to here in this paragraph are the generic molecule and in parenthesis are the name of the commercial product).

Intranasal drug delivery is especially suitable for potential medical emergency situations such as, anaphylaxis opioid overdose, seizures and the like, most of which occur either at home or in the streets. While injectable drugs are available in the hands of professional health personnel, immediate administration of the necessary drugs is essential for preservation of life. The availability of user-friendly, non-invasive intranasal drug can significantly enhance the prospects of patients’ survival.

According to a Research and Markets report entitled “Intranasal Drug Delivery - Global Market Trajectory & Analytics,” the intranasal drug delivery market in the United States was estimated at $21.9 billion in 2021, currently accounting for a 42.05% share in the global market. China, the world’s second largest economy, is forecast to reach an estimated market size of $5.7 billion by the year 2026, trailing a compound annual growth rate, or CAGR, of 8.4% from 2021-2026. Other noteworthy geographic markets include Japan and Canada, each forecast to grow at 4.8% and 5% respectively over the same period. Within Europe, Germany is forecast to grow at approximately 5.9% CAGR while the rest of the European market will reach $6.1 billion by the close of the analysis period. The following graphic depicts the forecasted growth of the global market for intranasal drug delivery.

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According to a market monitoring report published in July 2023 entitled “Nasal Drug Delivery Market: Global Industry Analysis and Forecast (2023-2029),” the total market, as depicted below, was estimated at $59 billion in 2022 and is expected to grow at CAGR of 6.9% reaching $93.7 billion in 2029. The following graphic demonstrates the high estimated CAGR and that the major part of the market is in the US and Europe:

Nasal Drug Delivery Technology Market

CAGR 6.9%
58.72
93.69
2022
2029
Market Size in US$ Billion

Key Players

- 3M
- Neurelis, Inc.
- Aptargroup, Inc.
- Astrazeneca PC
- Becton, Dickinson and Company
- Glaxosmithkline PLC
- Johnson & Johnson Services, Inc.
- Merck & Co., Inc.
- Pfizer Inc.
- Mystic Pharmaceuticals
- Bausch Health
- OptiNose US
- Dr. Reddy's Laboratories Ltd.
- Flo Nasal Products
- Cadila Pharmaceuticals
- PendoPharm Inc.

Regional Analysis in 2022 (%)

North America
Europe
Asia Pacific
Middle East & Africa
South America

Container Segment Overview

2029
2027
2024
2022
Pressurized Containers
Non-pressurized Containers

Anaphylaxis and Severe Allergy Type 1

Anaphylaxis is a severe, potentially life-threatening allergic reaction that exists on a spectrum and is influenced by both intrinsic (i.e., genetic predisposition) and extrinsic factors (i.e., allergenic source and route of exposure). It can occur within seconds or minutes of exposure to an allergen, such as drugs peanuts or bee stings. Anaphylaxis causes the immune system to release a flood of cellular mediators that can cause shock, with sudden blood pressure drops and airways narrowing, blocking breathing. Signs and symptoms include a rapid, weak pulse; a skin rash, nausea, vomiting, respiratory distress and death. “Time to reach 100pg/ml” means the time for reaching the start of the clinical effect. The following graphic demonstrates the different stages of an allergic reaction:

(1)	Emergency treatment of anaphylactic reactions: guidelines for healthcare providers. Resuscitation Council (UK) (2016)
(2)	JF Philips et al. Allergy Asthma Proc (2011)
(3)	JT Fleming et al. J Allergy Clin Immunol Pract (2014)
(4)	E. Andrew et al. Prehospital Emergency Care (2018)
(5)	Yu RJ et al. J Allergy Clin Immunol Pract. (2021)

The World Allergy Organization anaphylaxis guidance in 2020 shows a global anaphylaxis incidence of 50-112 episodes per 100,000 persons per year; recurrence of reactions occurs in 26.5–54.0% of anaphylaxis patients. According to an article titled Fatal Anaphylaxis: Mortality Rate and Risk Factors, by Turner at al., dated 2017, or the Cantor Fitzgerald Research, anaphylaxis can be even fatal in 1% of cases. According to the Cantor Fitzgerald research and Raymond James research from 2024, there are approximately 40 million patients with type 1 allergies in the United States alone, of which approximately 20 million patients who experience severe type 1 allergic reactions that may lead to anaphylaxis. Further, according to such researches, among such patients with type 1 allergies in the United States, only approximately 7 million have been prescribed with Epinephrine.

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Epinephrine, also called adrenaline, is the first-line therapy for anaphylaxis. It is an endogenous ligand of adrenergic receptors that is produced in the adrenal glands. According to a summary review entitled “Update on the usage and safety of Epinephrine auto-injectors, 2017” by Posner published in the Drug Health and Patient Safety Journal in 2017, administration of exogenous Epinephrine can counteract some of the most severe symptoms of anaphylaxis through adrenergic (alpha and beta) receptor, signaling decreased vasoconstriction and peripheral vascular resistance, decreased upper airway mucosal edema, increased bronchodilation, and decreased mediator release from mast cells and basophils. Epinephrine has been in use for more than 100 years, and it can be administered via different routes. A review entitled “Adrenaline in the Acute Treatment of Anaphylaxis,” published in the Deutsches Ärzteblatt Int. 2018 stated that in accordance with FDA approval of autoinjectors (for example EpiPen) and the many studies supporting this therapeutic mode the method of choice in the initial phase of anaphylaxis, especially for self-medication, is intramuscular injection. The first Epinephrine auto-injector, EpiPen and EpiPen Jr., was approved by FDA in 1987. Several generic versions of EpiPen have been in the market as well. Additional recent Epinephrine auto-injectors are now also FDA approved (AUVI-Q, Adrenaclick), and the prescribed dosage is 0.3 mg per delivery for adults and 0.15 mg per delivery for children.

In the last several decades, there has been a dramatic increase in anaphylactic episodes, especially among children with peanut allergies. Anaphylaxis requires an immediate injection of Epinephrine and an evacuation to an emergency room. Allergic people are required to carry with them two Epinephrine autoinjectors at all times and make sure that injections are never more than a few feet away. According to a study published in the World Allergy Organization Journal, the annual cost of Anaphylaxis in direct cost in the United States is over $600 million and indirect annual costs are estimated at $1.2 billion.

The unmet need for Anaphylaxis

In many cases, adrenaline injections are not used readily or adequately, which contributes to fatality and severe morbidity cases, creating a need for a convenient and rapid delivery of Epinephrine in patients with anaphylaxis. Lack of availability of autoinjectors due to high prices, low availability and lack of education regarding treatment options of anaphylaxis are among the leading causes. Other issues preventing prompt use of adrenaline injections concern patients and caregivers, hesitance and “needle fear” since injection is perceived as “aggressive,” especially in young children.

Epinephrine in solution form is widely known for its stability issues shortening its effective expiration date and necessitating frequent and expensive change of the Epinephrine injection. In addition, careful observation of the required storage condition is required in order to preserve the effective dose within the autoinjectors. Further, the size and weight of a typical two autoinjector package is quite large and cumbersome, requiring a special carrying bag. According to the Cantor Fitzgerald Research and Raymond James Research published in 2024, out of approximately 7 million patients prescribed with Epinephrine in 2023, approximately 50% do not carry Epinephrine.

Additionally, the price for a package containing two autoinjectors are high: the price for EpiPen ranges between $650 to $700 and the price for generics are about half: $347-$481, according to a 2024 study by Leigh Ann Anderson published in April 2024 on drugs.com. This extremely high price and the need to acquire a new set every 12-18 months is a major obstacle in the treatment of the ever-expanding life-threatening condition of anaphylaxis. According to a Cantor Fitzgerald Research and Raymond James Research published in 2024, out of approximately 7 million patients prescribed with Epinephrine, approximately 50% do not refill regularly.

Rise in prevalence

The lifetime prevalence of anaphylaxis is about 2% in the U.S. and up to 3% in Europe. Anaphylaxis accounts for up to 0.26% of overall hospital admissions. A comprehensive study by Turner entitled “Global Trends in Anaphylaxis Epidemiology and Clinical Implications,” published recently in the Journal of Allergy and Immunology practice (April 2020) reports that in recent decades, there have been multiple reports from around the globe describing a dramatic increase in cases of Anaphylaxis, especially related to food allergy (mainly nuts) and among younger children. The following graphics depict the rate of hospital admissions for anaphylaxis in various countries from 1995-2015, including two United States data sources for each figure.

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Figure 1: Hospital admissions for anaphylaxis from all allergens

(1)	Mullins R.J., Wainstein B.K., Barnes E.H., Liew W.K., Campbell D.E. Increases in anaphylaxis fatalities in Australia from 1997 to 2013. Clin Exp Allergy. 2016;46:1099–1110. - PubMed.
(2)	Jeppesen A.N., Christiansen C.F., Froslev T., Sorensen H.T. Hospitalization rates and prognosis of patients with anaphylactic shock in Denmark from 1995 through 2012. J Allergy Clin Immunol. 2016;137:1143–1147. – PubMed.
(3)	Tejedor-Alonso M.A., Moro-Moro M., Mosquera Gonzalez M., Rodriguez-Alvarez M., Perez Fernandez E., Latasa Zamalloa P. Increased incidence of admissions for anaphylaxis in Spain 1998-2011. Allergy. 2015;70:880–883. – PubMed.
(4)	Yao T.C., Wu A.C., Huang Y.W., Wang J.Y., Tsai H.J. Increasing trends of anaphylaxis-related events: an analysis of anaphylaxis using nationwide data in Taiwan, 2001-2013. World Allergy Organ J. 2018;11:23. - PMC – PubMed.
(5)	Turner P.J., Gowland M.H., Sharma V., Ierodiakonou D., Harper N., Garcez T. Increase in anaphylaxis-related hospitalizations but no increase in fatalities: an analysis of United Kingdom national anaphylaxis data, 1992-2012. J Allergy Clin Immunol. 2015;135:956–963.e1. doi: 10.1016/j.jaci.2014.10.021. [DOI] [PMC free article] [PubMed] [Google Scholar].
(6)	Motosue M.S., Bellolio M.F., Van Houten H.K., Shah N.D., Campbell R.L. Increasing emergency department visits for anaphylaxis, 2005-2014. J Allergy Clin Immunol Pract. 2017;5:171–175.e3. – PubMed.
(7)	Motosue M.S., Bellolio M.F., Van Houten H.K., Shah N.D., Li J.T., Campbell R.L. Outcomes of emergency department anaphylaxis visits from 2005 to 2014. J Allergy Clin Immunol Pract. 2018;6:1002–1009.e2. – PubMed.

Source: Turner PJ, Campbell DE, Motosue MS, Campbell RL. Global Trends in Anaphylaxis Epidemiology and Clinical Implications. J Allergy Clin Immunol Pract. 2020 Apr;8(4):1169-1176. doi: 10.1016/j.jaip.2019.11.027. Epub 2019 Nov 28. PMID: 31786255; PMCID: PMC7152797.

Figure 2: Prevalence of hospitalization for food allergy

(1)	Mullins R.J., Wainstein B.K., Barnes E.H., Liew W.K., Campbell D.E. Increases in anaphylaxis fatalities in Australia from 1997 to 2013. Clin Exp Allergy. 2016;46:1099–1110. doi: 10.1111/cea.12748. [DOI] [PubMed] [Google Scholar].
(2)	Kivisto J.E., Protudjer J.L., Karjalainen J., Wickman M., Bergstrom A., Mattila V.M. Hospitalizations due to allergic reactions in Finnish and Swedish children during 1999-2011. Allergy. 2016;71:677–683. – PubMed.
(3)	Wang Y., Koplin J.J., Ho M.H.K., Wong W.H.S., Allen K.J. Increasing hospital presentations for anaphylaxis in the pediatric population in Hong Kong. J Allergy Clin Immunol Pract. 2018;6:1050–1052.e2. – PubMed.
(4)	Nocerino R., Leone L., Cosenza L., Berni Canani R. Increasing rate of hospitalizations for food-induced anaphylaxis in Italian children: an analysis of the Italian Ministry of Health database. J Allergy Clin Immunol. 2015;135:833–895.e3. – PubMed.
(5)	Turner P.J., Gowland M.H., Sharma V., Ierodiakonou D., Harper N., Garcez T. Increase in anaphylaxis-related hospitalizations but no increase in fatalities: an analysis of United Kingdom national anaphylaxis data, 1992-2012. J Allergy Clin Immunol. 2015;135:956–963.e1. doi: 10.1016/j.jaci.2014.10.021. [DOI] [PMC free article] [PubMed] [Google Scholar].
(6)	Ma L., Danoff T.M., Borish L. Case fatality and population mortality associated with anaphylaxis in the United States. J Allergy Clin Immunol. 2014;133:1075–1083. - PMC – PubMed.
(7)	Motosue M.S., Bellolio M.F., Van Houten H.K., Shah N.D., Campbell R.L. National trends in emergency department visits and hospitalizations for food-induced anaphylaxis in US children. Pediatr Allergy Immunol. 2018;29:538–544. – PubMed.

Source: Turner PJ, Campbell DE, Motosue MS, Campbell RL. Global Trends in Anaphylaxis Epidemiology and Clinical Implications. J Allergy Clin Immunol Pract. 2020 Apr;8(4):1169-1176. doi: 10.1016/j.jaip.2019.11.027. Epub 2019 Nov 28. PMID: 31786255; PMCID: PMC7152797.

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Current treatment limitations

Needle fear: Perception of the current injections as invasive and risky leads to a delay in prompt administration. Parents have reservations about administering Epinephrine to their children due to concerns over injury, incorrect use, and poor outcomes. A more user-friendly treatment is required. Despite the potentially life-saving benefits of using Epinephrine auto-injectors, Epinephrine is not used to treat the majority of anaphylactic reactions. A major obstacle to prompt the Epinephrine administration in the community setting is the availability of an auto-injector, partially caused by price issues and misleading information regarding side effects and risks of injections. Analysis of fatal and near fatal anaphylaxis both in children, teenagers and adults consistently showed that delay or hesitancy in timely administering IM injection was the root cause in all cases. In the case of teenagers, a UK-based study showed that the current injection dose of 0.3 was inadequate and larger doses were required to create effective plasma levels. The NHS has encouraged Epinephrine manufacturer to produce larger dosage auto-injectors (0.5 mg instead of the 0.3) with little success. It is widely agreed by professional organizations that failure to administer the adequate dose or doses of Epinephrine immediately and up to 30 minutes following an event is the single most important risk factor associated with fatal or near fatal incidences of anaphylaxis.

Needle size: A review by Dreborg published in Allergy Asthma Clin Immunol in 2016 entitled “Do Epinephrine auto-injectors have an unsuitable needle length in children and adolescents at risk for anaphylaxis from food allergy?” points out that one of the major limitations in the use of autoinjectors is needle size. The current indication for autoinjectors calls for injecting in the lateral side of the thigh muscle. Absorption of drugs from muscle is significantly quicker than its absorption from the fat tissue. Since the amount of fat covering the thigh differs widely between men and women, and differs in relation to the body mass of the user, it cannot be expected that a single size needle will ensure the injected Epinephrine will indeed reach the muscle in all people, yet all autoinjectors have one single needle size (one of adults and one for children- irrespective of age). In a recent formal publication of the Royal College of Physicians of Ireland in June 2022, the College stated that while the required length of a needle to reach the thigh muscles is between 25 mm up to 38-40mm for those weighing more than 100 kg, none of the currently approved autoinjectors carries an adequate length needle. As a result, the opinion of the Royal College of Physicians of Ireland was that the Epinephrine injected into the fat tissue below the skin creates a delay of 10-15 minutes in Epinephrine absorption.

In general, absorption of Epinephrine from the muscle is not immediate and may not always promptly create therapeutic levels of Epinephrine in the blood. Most studies averaged a period of approximately 15 minutes for “time to 100pg/ml” – the time for reaching the start of the clinical effect. This major limitation is reviewed and discussed by Sclar in “Bioequivalence evaluation of Epinephrine autoinjectors with attention to rapid delivery” – published in Ther Clin Risk Management journal in 2013. This major limitation further shortens the therapeutic window for intervention.

Stability and price: The auto-injectors consisting of Epinephrine in an aqueous solution suffer from severe issues of instability and loss of the active ingredient of the Epinephrine due to creation of enantiomers. Despite the addition of many stabilizers and lowering the acidity of the Epinephrine solution, multiple independent studies have shown that the stability of Epinephrine as a solution is highly volatile and unpredictable. After the use-by date, and oftentimes even before the expiration date, the solution gradually loses effectiveness, even though it stays clear and colorless.

Epinephrine was found to lose about 30% of its active compound after 12 weeks of a heat cool cycle. The molecule is highly sensitive to light and should not be exposed to light. It can also be easily oxidized and therefore all Epinephrine solutions contain low acidity and bisulfites. Due to the known stability issues of Epinephrine in solution autoinjectors, injectors need to be replaced every 12-18 months. The cost of EpiPen 2 injectors package (the leading brand and largest market share) can reach up to $650-700, and the cost of generic autoinjectors is about 50-60% of that amount. Despite many government investigations and political pressure, the cost did not change significantly even after the introduction of generics into the market and still poses an economic burden. The volatility of Epinephrine thus necessitates frequent restocking, and given the high prices of new Epinephrine package, further contributes to the lower availability of proper treatment options.

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Opioid overdose

Opioid overdose can occur in both drug abusers and patients treated with prescribed medications for pain. Opioid intoxication is manifested by reduced consciousness and respiratory depression, which may deteriorate to cardiac arrest and death.

According to the U.S. Center for Disease Control, or CDC, press release dated November 17, 2021, misuse and abuse of opioids has evolved into a worldwide epidemic, particularly in the U.S. where it is declared a national public health emergency. According to a CDC Morbidity and Mortality Weekly report from 2021 entitled “Trends and Geographic Patterns in Drug and Synthetic Opioid Overdose Death,” overdose deaths involving synthetic opioids were nearly 12 times higher in 2019 than in 2013. More than 36,000 people died from overdoses involving synthetic opioids in 2019.

Nearly 108,000 Americans died of drug overdoses in 2022, according to final federal figures released on March 2024. Over the last two decades, the number of U.S. overdose deaths has risen almost every year and continued to break annual records, making it the worst overdose epidemic in U.S. history.

The following graphic depicts age-adjusted rate of drug overdose deaths by gender in the United States from 2002–2022:

Source: Spencer, M.R, M.P.H., Garnett, M.F, M.P.H. and Miniño, A.M., M.P.H. Drug Overdose Deaths in the United States, 2002–2022. - CDC.

Additionally, the U.S. Substance Abuse and Mental Health Service Administration, has reported that the immediate treatment for opioid overdose is rapid administration of Naloxone. Naloxone is a medication approved by the FDA, designed to rapidly reverse opioid overdose. It is an opioid antagonist, or in other words, it binds to opioid receptors and can reverse and block the effects of other opioids, such as heroin, morphine, and oxycodone.

According to a CDC publication from April 2021 entitled “State-Level Economic Costs of Opioid Use Disorder and Fatal Opioid Overdose — United States, 2017” Naloxone is currently available in injections (auto injectors or solution for injection), intranasal or IV solutions. In 2017, the FDA approved the first liquid based intranasal Naloxone (Narcan 4 mg, by Adapt Pharma) and has since approved generic versions, and an 8 mg Naloxone nasal solution (Kloxxado, Hikkma). The U.S. economic cost of opioid use disorder ($471 billion) and fatal opioid overdose ($550 billion) during 2017 totaled $1.021 billion.

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The Unmet Need for Opioid Overdose Treatment

The unparalleled increase in the use of synthetic opioids such as Fentanyl, Isotonitazene, or ISO, and other extremely dangerous New Synthetic Opioids, or NSOs, have changed the scope of immediate treatment of opioid overdose. While Narcan (solution based intranasal Naloxone) was approved in 2017 in a 4 mg dosage, the FDA approved label for Narcan indicated that if respiratory depression is not improved within 2-3 minutes, then there is a need for an additional dose, followed by a third one until emergency health professionals have reached the victim. According to reports by the FDA Advisory Committee on the Most Appropriate Dose or Doses of Naloxone to Reverse the Effects of Life-threatening Opioid Overdose in the Community Settings (2016) a third of opioid overdose victims required two doses of Narcan and about 16% required a third dose.

Two conclusions can be reached from the changing landscape of opioid overdose in recent years:

●	the amount of Naloxone needed to overcome the new highly potent synthetic opioids is higher according to a review article entitled “Naloxone dosage for opioid reversal: current evidence and clinical implications,” published by Dr. Lyn and colleagues from the University of Denver in “Therapeutic Advances in Drug Safety” Journal in 2018; and

●	the first few minutes are the critical period for effective intervention since, in these first few minutes, the maintenance of high plasma levels of Naloxone is imperative, attested by the need for repeat dosages in the prehospital and community setting.

Current treatment limitation:

While intranasal Naloxone administration is most suitable for out of hospital opioid overdose and offers non-invasive, easy to use, immediately available first aid, the currently approved liquid based products such as Narcan and Kloxxado (Naloxone HCI Nasal Spray) do not create sufficient plasma levels of Naloxone, especially in the first few minutes (10-15 -30) where maintaining adequate levels of Naloxone in the plasma is vital for restoration of respiration and life as reflected in the high percentage of victims, requiring a second and third dose. Notably, Narcan and Kloxxado are distributed in a 2-inhaler package.

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Our Solution

We are currently developing a number of intranasal powder products aimed at assisting patients in severe acute emergency situations such as anaphylactic shock, opioid overdose and other medical emergencies. Intranasal administration is most suitable for those situations in which rapid drug delivery is required and offers multiple advantages such as rapid drug delivery, ease of use and non-invasiveness. Our portfolio comprises a number of programs: NS002 Intranasal Epinephrine (completed Phase 2); NS001 Intranasal Naloxone (completed pivotal study) and a number of preclinical POC programs, such as NS005 Intranasal Midazolam (acute seizures); NS004 Intranasal Atropine (organophosphate poisoning); NS003 Intranasal Ondansetron (intractable vomiting) and others.

Our technology aims to provide an inexpensive, non-invasive, needle-free, and user-friendly solution to the limitations described above through the administration of a powder-based nasal spray to treat anaphylaxis, opioid overdose and other emergency situations.

We believe that our cost structure enables us to compete in the market and maintain extremely high margins. Our powder Epinephrine nasal spray is stable and devoid of the stability issues of liquid-based Epinephrine products in the market. Due to the inherent advantage of drug delivery through the highly vascularized nasal tissue, our results show a dramatic advantage in bringing clinical levels of Epinephrine into the plasma much higher and quicker compared to IM injections especially in the first critical 30 minutes.

Moreover, in our limited clinical studies with small patient sample sizes, our product candidates have been shown to maintain, and even increase, the absorption rate as compared to the currently known results of our potential competitors developing liquid based Epinephrine nasal sprays, even with the presence of nasal congestion common in anaphylaxis.

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Nasus’s Well Differentiated and Diversified Technology Platform – Intranasal Powder

Most intranasal emergency drugs approved by the FDA in recent years are liquid based. Powder nasal spray products are extremely rare since the proper technology for the creation of nasal powder is not obvious or simple and requires deep understanding and proprietary knowledge. Nasus’ proprietary powder composition for intranasal delivery, Nasax, is comprised of uniform spherical APIs and carriers approved for inhalations. The active compound’s particles’ shape, size, and morphology, in combination with a carrier and a device provide rapid and precise delivery of the drug to the blood stream and brain. Our patented technology (manufacturing device and process) creates a unique combination of two homogenous particle populations:

●	Small, unified API particles ensure stable and repeatable absorption of the drug

●	Large lactose particles serve as disaggregants and carriers for the powder into the nose.

The following graphic depicts the size distribution of the powder particles showing two distinct populations: the active ingredient and the carrier molecule. The ability to control the size of the API particles is critical for effective absorption.

Figure 3a: Nasus powder technology: Particle size

The following graphic depicts the shape of powder particles as seen under scanning electron microscopy showing a mixture of two distinct populations: the active ingredient and the carrier molecule.

Figure 3b: Nasus powder technology: Particle shape

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It has been long established that powder spray into the nose covers a significantly larger surface area of the nasal cavity compared to liquid nasal spray. The liquid particles are heavier and tend to accumulate at the lower area of the nasal cavity (an area that is covered by an epithelium that is less absorbent compared to the respiratory epithelium at the upper parts of the nasal cavity). According to a review by Djupesland from 2013 in Drug Delivery and Translational Research entitled “Nasal drug delivery devices: characteristics and performance in a clinical perspective—a review,” due to the significantly larger absorbent area after powder nasal administration, drug absorption is more rapid and larger compared to liquid nasal spray. This phenomenon was also found in our clinical studies when compared head-to-head with similar liquid nasal products. The following graphic depicts the drug liquid nasal spray distribution versus powder drug distribution in the nasal cavity:

Figure 4a: Greater intranasal absorption area enables faster delivery and higher maximal drug concentration than liquid formulations.

The following table depicts the comparative distribution of powder and liquid solution nasal sprays in a laboratory model called Nasal Cast. This table was published by Aptar to demonstrate the difference between generic powder formulation (Lactose) and generic liquid formulation (Lactose), using Aptar’s UDS. The Nasal Cast in-vitro model includes representation of most of the potentially impacted areas of interest within the nasal cavity. This includes the nose, nasal valve, floor of nasal cavity, turbinates, ethmoids, rhinopharynx and lung fractions. This enables an understanding of the distribution of nasal drugs in the different compartments of the nose, that differ in their absorption efficacy and potential brain penetrance. The data shown in this graphic uses Aptar’s UDS product which is also used by us as the delivery system for our intranasal powders. However, it does not specifically reflect the distribution of our powder formulation. Nonetheless, the Nasal Cast model is an acceptable modeling method to determine the optimal device and formulation delivery approach for specific products, as well as the inherent difference between powder and liquid nasal formulations. Although the model is not specific to our powder formulation, it highlights key differences between powder-based and solution-based nasal spray, using the same formulations, in terms of their distribution within the nasal cavity. In this specific table, it is shown that 50% of the liquid based nasal spray can be found at the tip of the nasal cavity, an area that has less absorbent capacity, while the areas in which the absorption is efficient such as the middle zone and the olfactory zone receive only about 36% of the solution. In comparison, almost 70% of nasal powder spray land on the high-absorbent areas of the middle and olfactory zone. Thus, while the model does not represent our specific powder formulation, we believe it provides useful comparative data that may support the understanding of nasal drug distribution, and may be relevant to evaluating the potential of superior performance of powder-based nasal sprays over solution-based nasal sprays more generally.

In vitro deposition from a nasal spray and a nasal powder in a nasal cast, n=6. (* p< 0.05)

Figure 4b: Powder nasal spray achieves significantly larger absorption area compared to liquid spray.

Source: Williams et al, In Vitro and In Vivo Assessment of Regional Nasal Deposition using Scintigraphy from a Nasal Spray and a Nasal Powder, Respiratory Drug Delivery (2021), n=6 (* p<0.05).

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The creation of uniform and spherical powder particles ensures that drug absorption will be stable without the known volatility of absorption when particles with different sizes and shapes are used, therefore reducing the reproducibility of results. The following graphic depicts powder particles as seen under scanning electron microscopy. On the left, irregular sizes of different third-party particles that are used in the pharmaceutical industry. The top three images on left side of the graphic show examples of various nasal powder formulations produced by adding different polymers using common milling technology. The bottom three images on the left side of the graphic show particles of the same three compounds depicted above them, after processing them again for two hours, using the same common milling technology. The powders on the left have various shapes and un-controlled particles. The right side of the graphic depicts the uniform particles created by our PBI technology, as seen under scanning electron microscopy. Spheric drug-loaded particles are seen, among large “rocky shape” lactose carrier particles.

Figure 5: Powder morphology -commercial and Nasus Pharma.

(1)	Source for left side of Figure 5: Gieszinger P, Csóka I, Pallagi E, Katona G, Jójárt-Laczkovich O, Szabó-Révész P, Ambrus R. Preliminary study of nanonized lamotrigine containing products for nasal powder formulation. Drug Des Devel Ther. 2017 Aug 23;11:2453-2466. doi: 10.2147/DDDT.S138559. PMID: 28860716; PMCID: PMC5574602.

Tech Transfer, Scalability and Nasal Inhaler

We have previously been successful in completing our scalability and technology transfer to a European GMP FDA approved manufacturing facility and succeeded in manufacturing three commercial batches as was required for NDA submission and filling the nasal inhaler device with powder. We recently initiated the tech transfer to the European GMP FDA approved manufacturing facility for commercial size production of NS002 and expect to utilize our prior experience for a successful completion of our scalability and technology transfer, including the manufacturing of commercial batches for NDA submission and filling of NS002.

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Aptar UDS and collaboration

We have a collaboration agreement with Aptar, a leading global manufacturer of inhalers. On September 6, 2019, we entered into the MSA with Aptar for services, including the performance of certain work, studies and analytical services in connection with our drug device product development program. The MSA provides that the work and services to be performed are to be enumerated in schedules of work signed by the parties for fees set forth in such schedules. Pursuant to the MSA, Aptar is required to use reasonable commercial efforts to meet agreed upon timelines for providing the services to us. The MSA remains in effect for the later of a period of three years and the completion of the services or other obligations set forth in executed schedules, unless earlier terminated in accordance with the terms and conditions set forth therein. The rights and obligations of the parties under the MSA are ongoing and the MSA is in effect as of the date of this prospectus. In addition, there are rights and obligations under the existing schedules that remain in effect for seven years following the future launch of our products.

Concurrently with signing of the MSA, on September 6, 2019, we entered into a schedule of work related to Naloxone with Aptar, or the Naloxone SOW, which provides that, for a fee of $1,350 thousand, comprising of $200 thousand in development stage, $350 thousand upon submission of an NDA with the FDA (or equivalent) and $800 thousand at market launch, Aptar will provide support to us for the use and submission of its intranasal UDS to be the delivery system for our Intranasal Naloxone powder. Any additional services requested by us, not included in the Naloxone SOW, will be negotiated by us and Aptar in good faith on a fee for services basis. The Naloxone SOW also provides for tier-based royalty payments upon commercialization of Intranasal Naloxone using Aptar’s UDS for a period of up to seven years following the first commercial sale which are as follows: 1% for up to $30 million; 1.2% for $30 million to $60 million; 1.4% for $60 million to $100 million; and 1.6% for over $100 million. The Naloxone SOW has a termination fee of $450 thousand to be paid to Aptar if our Intranasal Naloxone program is terminated for whatever reason, other than Aptar’s breach of the agreement, or if we do not make applicable filings to regulatory authorities within three years of the effective date of the agreement (which may be extended upon mutual agreement for a period of six months). Through December 2020, we made a filing for a pre-IND with the FDA, and an additional filling related to Type C meetings to review questions related to drug development. In addition, we made an equivalent IND filing with Health Canada before conducting a registration study in Canada. As of the date of this prospectus, we have paid $200 thousand to Aptar in connection with the Naloxone SOW.

On April 20, 2020, we entered into a schedule of work related to Epinephrine, or the Epinephrine SOW, with Aptar governed under the same terms and conditions set forth in the Naloxone SOW, the purpose of which was to extend Aptar’s services to Intranasal Epinephrine. For a fee of $675 thousand, comprising of $150 thousand in the development stage, $225 thousand upon a submission of an NDA with the FDA (or equivalent) and $300 thousand at market launch. Aptar will provide support to us for the use and submission of its intranasal UDS product to be the delivery system for our Intranasal Epinephrine powder. Any additional services requested by us, not included in the Naloxone SOW, will be negotiated by us and Aptar in good faith on a fee for services basis. The Epinephrine SOW provides for certain tiered-based royalty payments upon commercialization of Intranasal Epinephrine using Aptar’s UDS for a period of up to seven years following the first commercial sale. The Epinephrine SOW has a termination fee of $450 thousand to be paid to Aptar if our Intranasal Epinephrine program is terminated for whatever reason, other than Aptar’s breach of the agreement, we do not make applicable filings to regulatory authorities within three years of the effective date of the agreement (which may be extended upon mutual agreement for a period of six months). We made a pre-IND filing with the FDA, as well as equivalent filings with Health Canada and the Israeli Health Ministry before performing our Phase 2 and Phase 3 studies of Intranasal Epinephrine. As of the date of this prospectus, we have paid $150 thousand to Aptar in connection with the Epinephrine SOW.

On August 16, 2021, we entered into a change order with respect to the Naloxone SOW, for the provision of additional services and deliverables by Aptar related to Intranasal Naloxone, including but not limited to, the authoring of a reliability protocol (excludes execution of the protocol), drafting of a fault tree analysis, data analysis post-execution of the reliability protocol, and authoring of the reliability report, for a fee of €100 thousand ($103), of which €40 ($41) thousand was paid to Aptar prior to January 1, 2022, and the remaining amounts will be paid upon NDA submission and FDA approval of Intranasal Naloxone, if any.

For the services received under the agreement by April 2022, there is an amount of $529 thousand outstanding to be paid to Aptar, which has not been paid to date.

On October 5, 2022, we received a written notice from Aptar, or the Notice, based on our alleged breach of our contractual obligations under the MSA concerning failure to cooperate with and outstanding payments in connection with services rendered by Aptar’s subdivision, NextBreath, in an aggregate amount of $1 million (which also includes termination fees of $450,000 in connection with the Naloxone SOW), which set forth a period to cure the alleged breach within 15 days. We responded to the Notice on October 13, 2022 and on October 19, 2022, contesting Aptar’s allegations set forth in the Notice and rejecting any grounds for termination by Aptar. Since our response letters were sent in October 2022, we and Aptar discussed and exchanged further correspondence regarding the Notice through February 2023 and were unable to resolve the claims and allegations made by each party. Since February 2023, we have continued to purchase UDS products from Aptar and, as of August 7, 2025, we have not received any further notices, demands or claims from Aptar concerning the Notice.

We believe that we have operated and continue to operate in accordance with our contractual obligations under the MSA, Naloxone SOW and Epinephrine SOW, or the Aptar Agreements. We further believe that Aptar and we are still operating based on the terms of the Aptar Agreements.

The MSA calls for certain services to be performed to support our future NDA submission. Aptar has collaborated and supported the development of our drug device program with appropriate information to support the device information part of the future submission to the FDA, as is customary in our industry. Aptar’s UDS is a single-use, ready-to-use one-step nasal delivery device that can deliver a powder formulation in an emergency situation quickly and easily. During such an event, the patient or caregiver presses a small plunger on the bottom of the device to release the drug in a single powder puff into the nose, where the drug can be quickly absorbed via the nasal mucosa. Aptar’s nasal UDS is an alternative to injectable kits that may require assembly, including multistep, time-consuming steps. The UDS powder system we use, depicted below, was recently approved by the FDA in conjunction with Eli Lilly and Company’s emergency use glucagon for hypoglycaemia (Baqsimi).

Figure 6: Aptar’s powder unidose system

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Our Products

Intranasal Epinephrine (NS002)

NS002 Intranasal Epinephrine, our primary product, is aimed at assisting in severe allergic reaction emergency situations. Clinical data from Phase 1 and 2 clinical studies has shown that our product offered faster and quicker Epinephrine absorption compared to EpiPen by needle-free treatment. We are developing NS002 to offer:

●	a simple, long shelf-life, product removing the need for frequent refills;
●	a portable, compact, and easily stowed solution – making it easier for patients to carry Epinephrine wherever they go; and
●	a needle-free solution easily administered by trained professionals and patients alike.

Development status

Our powder based intranasal Epinephrine is being developed for acute intervention in cases of severe allergy and anaphylactic shock. We are developing NS002 as a Section 505(b)(2) program. Our reference device is the EpiPen Autoinjector 0.3 mg (EpiPen, Mylan Specialty L.P., USA). Our pilot study was prepared by a proprietary spray drying and blending process using the final nasal inhaler that will be used in our commercial product. We have developed stable clinical trial material and performed a POC/pilot study for NS002 followed by a dose finding/safety Phase 2 study. We have completed a 2-year stability study for our clinical trial material proving complete stability of our powder that remained 100% pure without the characteristic enantiomeric conversion that usually develops in liquid-based Epinephrine formulation.

Our pilot study (NP002)

We conducted a pilot study of NS002 which we called NP002. Developing a successful intranasal product for anaphylaxis requires testing under conditions of nasal congestions to reflect the status of the nasal mucosa during an anaphylaxis. To that end, our NP002 pilot study included the testing of bioavailability of Epinephrine under “allergenic challenge”- the creation of severe acute allergic reaction in the nose by inserting ascending doses of allergens to the nose of the healthy volunteers with known allergic rhinitis included in the study.

NP002 was an open-label, single-dose, two-period, three-treatment and fixed-sequence clinical study that compared Epinephrine bioavailability in 12 adults (9 male and 3 female) with seasonal allergic rhinitis. All participants received all treatments. NS002 (1.6 mg and 3.2 mg Epinephrine ) was administered intranasally to adults with and without a nasal allergenic challenge and compared to IM Epinephrine (0.3 mg) injection (EpiPen, Mylan Specialty L.P., USA). Epinephrine PKs were evaluated based on 21 plasma samples from each subject on each dosing day. Clinical and safety assessments were done at screening, on dosing days and at the end of the study visit. The study was performed between September 2020 and February 2021 at Hadassah Medical Center, Jerusalem, with Prof. Joseph Caraco, Director of the Hadassah Center for Clinical Research, Jerusalem as the principal investigator and Prof. Yuval Tal, Director of the Clinical Immunology and Allergy Unit, Hadassah Medical Center, Jerusalem as the allergy expert. The study was approved by the hospital’s ethics committee, in accordance with GCP (NCT04696822 on clinicaltrials.gov.).

The following graphic provides an overview of our NP002 pilot study:

The results showed that Epinephrine intranasal delivery of our NS002 followed the established characteristics of our platform technology, namely, there were significantly higher levels of the drug in the plasma in situation where immediate administration could be lifesaving. Specifically, time to plasma concertation of 100pg/ml is considered crucial since it is accepted that at this plasma level a clinical effect is starting. Our 3.2 mg dosage under allergenic challenge was three times shorter compared to IM EpiPen.

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NS002 (3.2 mg) Epinephrine administered following an allergen challenge had the shortest median time to, the highest concentration of drug in the blood, or Cmax, and the shortest median time to reach the clinical plasma threshold of 100 pg/mL. Both results reached statistical significance compared to all other administrations. Mean Epinephrine total amount of drug absorbed 0-8 hours following administration of NS002 3.2 mg with and without an allergen challenge were similar but not significantly to higher than mean Epinephrine total amount of drug absorbed 0-8 hours for EpiPen in all other administrations. Analysis showed that NS002 was well tolerated at both concentrations and most treatment-emergent adverse events, or AEs, were mild and resolved spontaneously. Intranasal absorption of Epinephrine was faster compared to that with EpiPen, offering a clinical advantage in the short therapeutic window for the treatment of anaphylaxis while total Epinephrine exposure was comparable. The below graphic depicts the PK results of our pilot study, which was aimed to test the safety of NS002 and evaluate the PK versus the reference product:

Figure 7: NS002 PK results vs EpiPen, first 30 minutes

None of the studies of NS002 were powered for statistical significance. In trials not powered for statistical significance, there is a high chance that observed effects may not be real due to small sample size. We have published the detailed results of our pilot study in a prestigious scientific journal, the Journal of Allergy and Clinical Immunology, in June 2023.

Our Enantiomeric Stability Study

One of the common impurities that develop in Epinephrine products is the formation of enantiomers. Normally, molecules are found in nature as mirror images of both versions, those being a plus (+) and a minus (-) version. In the case of Epinephrine, only the minus (-) enantiomer is active and the development of a plus enantiomer (+) reflects loss of activity of the product. The FDA requires that no more than 1.5% of the Epinephrine molecules will be in the inactive form (+). We have tested EpiPen injectors (both for adults and for children) for the presence of enantiomers before their expiration date. We conducted a study on July 7, 2021 to test how much of the inactive form of Epinephrine was present in our proprietary intranasal powder product candidates compared to commercial EpiPen devices. The study included two intranasal powder UDSs with one containing 1.6 mg and the other 4 mg of our Intranasal Epinephrine alongside four EpiPen autoinjectors (Mylan 0.3 mg) and three EpiPen Jr autoinjectors (Mylan 0.15 mg). In the study, we used EpiPen autoinjectors that are both before and after their expiration date to emphasize that the results of impurity findings occur even in unexpired autoinjectors. All samples were handled, stored, and transported in accordance with the manufacturers’ instructions. Samples were drawn from all devices. We found high levels of the plus enantiomer in both the adult and pediatric (EpiPen Jr) EpiPen devices. Further, in EpiPen Jr, levels were out of specifications, meaning a loss of activity beyond FDA limits, even for injectors within their labeled shelf life. These results were compared to our Epinephrine powder device, where 100% of the Epinephrine remained in the active (−) form, with no detectable levels of the inactive enantiomers. The following graphic depicts our PBI products in terms of long-term stability:

Enantiomeric Purity in Epinephrine Products

Product ID	(R)-(-)-epinephrine or L-epinephrine (%)	(E)-(+)-epinephrine or D-epinephrine impurity (%)
Nasus Intranasal Powder Device (dose 1.6 mg)	100.0	0
Injection (adult dose 0.3 mg)	98.09	1.91
Injection (pediatric dose 0.15 mg)	96.23	3.77

OUT OF SPEC

Nasus Device
100%
(-) Epinephrine

Injection, adult dose
98.1%
(-) Epinephrine
1.9%
(+) Epinephrine

Injection, pediatric dose
96.2%
(-) Epinephrine
3.8%
(+) Epinephrine

Figure 8: Enantiomeric Stability Nasus vs. EpiPen and EpiPen Junior

The following table summarizes the enantiomeric stability study between NS002 and Epinephrine:

#	Product 1D	(R)-(-)- epinephrine or L-epinephrine (%)	(E)-(+)- epinephrine or D-epinephrine impurity (%)	Expiration Date
1	Epinephrine Bitartrate, Adrenaline Tartrate batch No: E80- 18001	100.0	0.00	April 2023
2	Nasus Intranasal Epinephrine Powder Device (dose 1.6 mg) stored 24 months at 25°C/ 60% RH batch No PEPl220919	100.00	0.00	Not applicable
3	Nasus Intranasal Epinephrine Powder Device (dose 4 mg) batch No PEPI006-33	100.00	0.00	Not applicable
4	Injection (adult dose 0.3 mg) Mylan batch No: 9FM783	98.47	1 .53	July 11, 2021
5	Injection (adult dose 0.3 mg) Mylan batch No: 9FM629	97.67	2.33	March 2021
6	Injection (adult dose 0.3 mg) Mylan batch No: 9FM346	98.12	1.88	December 2020
7	Injection (pediatric dose 0.15 mg) Mylan batch No: 9FN256	94.30	5.70	December 2020
8	Injection (pediatric dose 0.15 mg) Mylan batch No: 9FN770	96.30	3.70	May 2021
9	Injection (adult dose 0.3 mg) Mylan batch No: 1FN393	94.29	5.71	April 2023
10	Injection (pediatric dose 0.15 mg) Mylan batch No: 1FN340	95.68	4.32	November 2022

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The enantiomeric purity study was not analyzed for statistical significance and therefore statistical significance results are unavailable.

No less important are the pharmacodynamic results which point to the potential biological activity of the absorbed Epinephrine compared to the injected reference product.

The two main pharmacodynamics, or PD, and safety parameters reflect the biological effect of Epinephrine: systolic blood pressure and heart rate. These two hemodynamic parameters are the mainstay of the Epinephrine activity in the body and potentially safety indicators. As can be seen there is no significant difference in the effect of Epinephrine on blood pressure and heart rate and more importantly (as will be discussed in the competitor analysis) the PD characteristics of our Intranasal Epinephrine follow the same trend of the IM reference EpiPen. The following graphics depicts the changes in heart rate and blood pressure following administration of either intranasal doses (3.6 mg and 4 mg) compared in IM injection (EpiPen). As can be seen the pharmacodynamic changes follow closely the pattern of EpiPen and all changes from base line still remain within normal limits.

Figure 9: PD parameters systolic BP and HR from Pilot Study

Our Phase 2 dose-finding/safety study - NP006

The Phase 2 portion of our NS002 study, or NP006, aimed at defining the final clinical dose to be used in our powder Epinephrine product. The NP006 study compared the bioavailability of Epinephrine following a single nasal dose of NS002 Microspheres Epinephrine powder either 3.6 mg, or 4 mg with EpiPen 0.3 mg IM injection in healthy adult volunteers.

NP006 was an open-label, single-dose, three-treatment, randomized, three-sequence, comparative bioavailability study. Twelve healthy volunteers were randomized to receive intranasal 3.6 mg, 4.0 mg and Epinephrine IM 0.3 mg at weekly intervals. Epinephrine PKs were evaluated based on 13 plasma samples of the first two hours after administration from each subject on each dosing day. Clinical and safety assessments were done at screening, on dosing days and at the end of the study visit. The study was performed at Hadassah Medical Center, Jerusalem, and approved by the hospital ethics committee, in accordance with GCP.

The following graphic provides an overview of the Phase 2 portion of our NS002 study:

The PK results of our Phase 2 study are in line with the known attributes of our nasal powder technology—namely: immediate absorption of Epinephrine and reaching higher peak plasma Epinephrine levels quicker compared to IM Epinephrine injections. No less significant are the pharmacodynamic results that are fully comparable to those of our reference product—IM Epinephrine —reflecting the actual effect of Epinephrine in the body.

It is well established that the therapeutic window in anaphylactic shock is very short and ranges between a few minutes up to 25 minutes. The immediate creation of clinically significant levels of Epinephrine in the plasma could well mean saving lives. In this context the results of our Phase 2 study, these results potentially indicate the advantages of our nasal powder Epinephrine over IM injection as well as other competing technologies below. Further clinical testing will need to be performed to confirm these results.

In that context it is worth noting the following: the levels of Epinephrine in the plasma after 3.6 mg and 4 mg in the first 4, 10, 20 and 30 minutes was consistently higher compared to those after IM Epinephrine administration. Although the Phase 2 study was not powered for statistical significance, the result of the study indicated a very strong and robust effect of NS002 compared to EpiPen, resulting in reaching statistical significance after four minutes. However, in trials not powered for statistical significance, there is a high chance that observed effects may not be real due to small sample size. The following graphic depicts the area under the curve, or AUC, of Epinephrine concentration in the plasma in the first 30 minutes after administration showing higher amounts of Epinephrine in the plasma after intranasal administration of either 3.6 mg and 4 mg Epinephrine compared to IM injection.

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The graph below depicts the Epinephrine plasma concentration over the first 30 minutes.

Phase 2 study: Mean AUC at first 30min after dosing

Mean AUC0-4min +SD
Mean AUC h*pg/mL
70
60
50
40
30
20
10
0
5.85
14.17
27.44
EpiPen
Nasus 3.6mg
Nasus 4.0mg

Mean AUC0-10min +SD
Mean AUC h*pg/mL
140
120
100
80
60
40
20
0
27.38
50.99
63.96
EpiPen
Nasus 3.6mg
Nasus 4.0mg

Mean AUC0-20min +SD
Mean AUC h*pg/mL
250
200
150
100
50
0
70.97
99.22
111.42
EpiPen
Nasus 3.6mg
Nasus 4.0mg

Mean AUC0-30min +SD
Mean AUC h*pg/mL
350
300
250
200
150
100
50
0
118.79
133.89
153.89
EpiPen
Nasus 3.6mg
Nasus 4.0mg

Figure 10: AUC after dosing Phase 2 study

Additional significant results observed in the NP006 study were:

●	The time to reach a clinical threshold level in the plasma (T100pg) was about a third compared to IM injections (3.6 minutes compared to 9 minutes or 0.15h compared to 0.067h)
●	91% of patients receiving NS002 4mg achieved the clinical threshold level in the plasma of 100 pg/ml compared to 55% of patients receiving EpiPen. The time until maximum amounts of Epinephrine were absorbed (T max) was shorter after nasal administration (10 minutes or 0.17h compared to 14.6 minutes or 0.245 h)
●	The total amount of Epinephrine absorbed was higher compared to IM administration (477pg/ml vs 360pg/ml)

Figure 11: Comparison of plasma levels: 4 mg intranasal, 3.6 mg intranasal and EpiPen 0.3 mg IM

The following graphic depicts that in additional PK parameters, NS002 was better compared to IM injection: the time to maximum concentration of Epinephrine in the blood, or T max, and the time to the clinical threshold (T100pg) was shorter and the Cmax (maximum concentration) was higher.

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Figure 12: PK results Phase 2 study

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In our Phase 2 Study, we further evaluated the biological effect of Epinephrine on systolic blood pressure, heart rate, and respiration rate. The following graphic depicts the changes in heart rate, blood pressure, and respiration rate following administration of either intranasal doses (3.6 mg and 4 mg) compared in IM injection (EpiPen). As can be seen, the pharmacodynamic changes follow closely the pattern of EpiPen and all changes from base line still remain within normal limits.

Figure 13: PD parameters systolic BP, diastolic BP, HR, and RR from Phase 2 Study

In our studies of NS002, the primary objective was to evaluate the comparative bioavailability of NS002 against the reference product, EpiPen, and the secondary objective was to evaluate the safety and tolerability of NS002. None of the studies of NS002 were powered for statistical significance, but a statistically significant difference was found nonetheless. The result of the study indicated a very strong and robust effect of NS002 compared to EpiPen, resulting in reaching statistical significance. However, in trials not powered for statistical significance, there is a high chance that observed effects may not be real due to small sample size. Specifically, the NP002 study showed comparable or superior PK profile especially during the first 30 minutes in a simulation of the real-life nasal congestion that occurs in severe allergic reactions, while the NP006 study indicated that 4mg of NS002 is absorbed faster and achieves the clinical threshold faster than the reference product. There were no significant adverse events and NS002 was tolerated at both concentrations tested whether it was with or without an allergen test. No unexpected safety signals were observed in the NP002 studies we performed.

Our Stability Study

The Epinephrine powder for our stability study of NS002 was manufactured at the Formulex Pharma Innovation facility in Nes Ziona, Israel, and filled into disposable UDSs. The drug-device product FMXIN002 (NS002) was analyzed to control the powder particle size, drug content, shot weight, purity, uniformity, microbial cleanliness and stability, based on the International Council for Harmonisation Guidance for Industry Q1A (R2) Stability Testing of New Drug Substances and Products dated November 2003. Each FMXIN002 was packed in a sealed protective pouch and contained 3.6 mg or 4.0 mg Epinephrine. The clinical batch was successfully produced in compliance with cGMP. The stability of FMXIN002 was evaluated at various storage conditions for 5 years at 20±5°C conditions without humidity control, 2 years at 20±5°C at 40% relative humidity, or RH and 6 months at accelerated conditions 40°C at 75% RH. ICH.

FMXIN002 was found highly stable at all tested conditions: 5 years at 20±5°C conditions (stored without humidity control), 2 years at 20±5°C at 40% RH, and 6 months at accelerated conditions (40°C at 75% relative humidity).

We have published the detailed results of our Phase 2 and stability studies in the Journal of Allergy and Clinical Immunology in June 2025.

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Intranasal Naloxone (NS001)

We believe that our Naloxone has the answer to the issues of slower and lower absorption of Naloxone in currently approved products during medical emergencies that necessitate immediate drug administration. It is able to create significantly higher plasma levels of Naloxone in the blood starting from first minutes and up to one hour against the 4 mg Narcan.

As explained above, our powder technology enjoys an inherent advantage over liquid nasal products based on larger absorption area achieved by powder and a rapid and repeatable absorption based on the uniform spherical powder particles of our proprietary formulation.

We currently intend to focus our development and regulatory approval efforts on our Intranasal Epinephrine and other preclinical programs, and plan to pursue partnering opportunities for further development of NS001.

Development status of NS001 – Powder Naloxone program.

We have paused our development of NS001. We currently plan to pursue partnering opportunities for further development of NS001. Future development under partnership, if any, would include (1) a stability study with reliability study, (2) a usability study and (3) a short two-week preclinical safety study in rats to study the effects of the products in histology of the product.

NS001 was being developed under a Section 505(b)(2) application under the FFDCA as an approved molecule and a similar delivery route. The reference device is Narcan. The following are the steps that need to be completed in order to submit an NDA dossier for marketing approval.

●	Successful scale up of manufacturing and manufacturing of three commercial batches;
●	Filling up the devices; and
●	Starting a stability study.

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A pilot study and a pivotal clinical study of NS001, NP001 and NPNAL004, were performed in 14 and 42 healthy volunteers, respectively, according to a similar protocol. The primary objective in both studies was to evaluate the comparative bioavailability of naloxone between NS001 (FMXIN001) Naloxone Microspheres Powder 4 mg for Nasal Application (Nasus Pharma, Israel) and Narcan® (naloxone HCl) nasal spray 4 mg (Adapt Pharma, Inc., USA) after a single dose in healthy subjects under fasting conditions. The secondary objective was to evaluate the safety and tolerability of the study treatments (NCT04713709). The pilot study results were submitted to the FDA in support of the progression to the pivotal study. The results of the pilot study showed our technology having a significantly faster absorption rate in the immediate critical period after administration and that it was well tolerated:

●	The partial AUC0-4 minutes was approximately 7-fold higher;
●	The partial AUC0-10 minutes was approximately 4-fold higher;
●	The partial AUC10-30 minutes was approximately 1.6-fold higher;
●	The total systemic exposure was approximately 1.26-fold higher;
●	The peak systemic exposure was approximately 1.6-fold higher; and
●	The median Tmax occurred approximately 5 minutes earlier.

The following graphic depicts the levels of Naloxone in the blood after administration of either our NS001 Intranasal Naloxone or Narcan. Our NS001 creates higher levels of Naloxone in the blood as well as creates higher levels in the first few minutes – the important therapeutic window.

Figure 14: NSOO1 (FMXIN001) pilot study PK profile compared to Narcan

The pivotal study comprised of 42 healthy volunteers and consistently showed the same characteristics: significant advantage in the first 30 minutes after administration. We have successfully completed a majority of the development plan, including Phase 3, and will need to establish a full stability study before submitting to FDA. If our management so decides, based on market conditions, demand for the product candidate and our ability to obtain appropriate financing, we believe we will be able to complete the program within the next 24 months. The following graphic depicts the results of the pivotal study of NS001 versus Narcan.

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Table 1: Results of pivotal study NS001 (FMXIN001) vs Narcan

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Figure 15: NS001 Pivotal study results

Figure 16: NS001 vs Narcan Pivotal study- significant higher absorption

Both NS001 and Narcan were well tolerated by the volunteers in the study. The incidence of mild side effects that resolved spontaneously before the study ended (within a few hours) was similar between the study treatments. The most common side effect was nasal congestion. No serious side effects were found, and all volunteers completed the study.

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In our studies of NS001, NP001 and NPNAL004, the primary objective was to evaluate the comparative bioavailability of NS001 against the reference product, Narcan, and the secondary objective was to evaluate the safety and tolerability of NS001. Only the NPNAL004 study of NS001 was powered for statistical significance, but a statistically significant difference was found in both studies. Specifically, 14 subjects were enrolled into this study (NP001). The sample size chosen for this study was not based on any formal calculation or published literature but was considered to be adequate for this explorative PK bioequivalence study. The study was not expected to demonstrate statistical power, or the means to learn the statistical significance, but to provide preliminary assessment of the PK and safety profiles for Naloxone. Nonetheless, the result of the study indicated a very strong and robust effect of NS001 compared to Narcan, resulting in reaching statistical significance. Overall, the results were specifically significant in that 4mg of NS001 displayed greater peak and total systemic exposure, with earlier onset of action when compared to the reference product after a single dose in healthy subjects with allergic rhinitis. In NPNAL004, the results were statistically significant in the working assumption that the NS001 drug delivery system is either comparable or superior to the reference product while maintaining the effectiveness of the treatment. However, in trials not powered for statistical significance, there is a high chance that observed effects may not be accurate due to small sample size. There were no significant adverse events in these studies.

We believe that our powder intranasal technology showed consistent advantage, including quicker and higher absorption, over the current market leader in intranasal Naloxone. This advantage is highly meaningful clinically since it creates higher plasma levels of the antidote in the most critical first few minutes of overdose rescue. We have published our results in a highly respected journal in an article titled “A Novel Faster-Acting, Dry Powered-Based, Naloxone, Intranasal Formulation for Opioid Overdose,” published in Pharmacy Res in 2022, providing a scientific overview of our NS001 product. NS001 was named as having a high (4.2) impact factor.

Our Strengths

We are developing a unique intranasal powder technology that has been tested in multiple clinical studies as well as in preclinical work in multiple molecules. This technology enables quick and efficient absorption of the drug through the nasal cavity, making it especially suitable for the treatment of medical emergencies. Using a nasal inhaler for immediate rescue of a patient is simple and does not require waiting for medical professionals to reach the patient. Our PBI technology has been scaled up for commercial uses and passed successfully both the tech transfer and the commercial scaleup.

Our leadership and executives are highly experienced biotech executives that have accumulated precious experience with regards to our technology as well as relevant industry experience. Further, we maintain a strong IP position with multiple patents already approved and many others in different stages of examination worldwide. We have developed a strong strategy covering further development and product commercialization.

Our Commercialization Strategy

Our strategic objective is to develop and commercialize our PBI products.

We intend to further advance our breakthrough technologies and commercialization efforts. To achieve these objectives, we plan to:

●	Seek partnerships to accelerate and maximize the potential for our advanced programs. As we continue to generate data, we will seek partnering opportunities with pharmaceutical companies that have established development and sales and marketing capabilities to potentially enhance and accelerate the development and commercialization of our products.

●	Seek partnerships to potentially commercialize our products. We plan to pursue partnering opportunities for NS001. We plan to focus our development efforts on our other programs, NS002 and additional pipeline programs for different indications.

●	Explore regulatory approval of our products outside the United States. We are working on getting scientific advice from several European countries to advance our products approval in the EU.

●	Use our platform technology and accumulated knowledge and experience to further develop additional pipeline programs for different indications than anaphylaxis and opioid overdose.

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Competition

Competitors and Market for NS001

Since Emergent BioSolutions Inc.’s acquisition of Narcan in 2017, its sales of Narcan consistently beat the market expectation as well as the company’s own estimation. The intranasal Naloxone Narcan sales since first launched showed a CAGR above 23%:

Table 2: Narcan sales 2018 – 2021 (U.S. dollars in millions)

Year	Sales
2018	41
2019	280
2020	373
2021	434
2022	374
2023	488
2024	Reached 119 in first quarter

At the end of 2021, several new players entered the market. Teva and Sandoz Inc. recently won an intellectual property legal battle against Emergent, the sole manufacturer of Narcan in the last 4 years. Given this, they are allowed to distribute authorized generics of Narcan at a price around $40-80 compared to the $130-140 market price for Narcan.

Notably, however, according to a market study by Vantage Market Research in 2022 entitled “Naloxone Spray Market,” intranasal Naloxone is gradually replacing the $2 billion injectable Naloxone market, and therefore, the whole market is estimated to reach $785 million in 2025 at a CAGR of 22.3%.

In April 2024, the FDA approved Summit Biosciences Inc.’s Rozeopy, which is a 10 mg nasal solution for emergency treatment of known or suspected opioid overdose, as manifested by respiratory and/or central nervous system depression in adult and pediatric patients. Another recent entrant to the market is Hikma Pharmaceuticals, with its product, Kloxxado. This product recently received emergency use authorization from the FDA for an 8 mg liquid nasal spray, compared to 4 mg of Narcan. Our NS001 creates high plasma levels in the first minutes after administration, the critical therapeutic window in our clinical studies performed thus far, which have had small patient sample sizes.

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Competitors and Market for NS002

Currently, there are no approved PBI Epinephrine products in the market. Based on an article titled Anaphylaxis – StatPearls published in the National Library of Medicine, the estimated prevalence of anaphylaxis among the global population is approximately between 1% and 3%. According to market research by Fortune Business Insights, the global Epinephrine market size was valued at $2.3 billion in 2024 and is projected to grow to $4.4 billion by 2032. Most of the growth is attributed to growth of the autoinjector sections and anaphylaxis. Based on the Cantor Fitzgerald Research and Raymond James Research, in 2024, the revenues in the global Epinephrine market increased by more than 12.7% year-over-year in 2023 at a CAGR of 6.5% from 2010 to 2023, mainly as a result of sales growth of Epinephrine. There are a number of companies working on alternative administration routes and formulas of Epinephrine.

Epinephrine IM injections are currently considered the standard of care for severe allergic reaction and anaphylactic shock. We believe our PBI technology is superior to the reference product used in our studies, EpiPen, because it had a higher nasal absorption rate in head-to-head studies (albeit in small patient populations) due to the physical properties of powder particles versus solution particles. Absorption area of powder in the nose is larger and, therefore, the initial absorption rate is quicker and higher. At this time there are a number of programs in development aiming to find an alternative to injections. Two programs are developing intranasal liquid-based Epinephrine —ARS Pharmaceuticals, Inc. (whose product, Neffy, was recently approved by the FDA), or ARS, and Bryn Pharma, LLC, or Bryn Pharma. There is another program that is developing PBI Epinephrine (Orexo AB). Another program that is competing in this field is Aquestive Therapeutics Inc., or Aquestive, which is developing a sublingual film of Epinephrine.

PK Data of Competing Products

These PK parameters provide insight into the absorption characteristics of each product. We believe it is important to interpret the results of clinical studies in the context of the Intranasal Epinephrine market. Although there has not been a head-to-head study comparing the four product candidates, the four studies presented below were conducted to explore the PK of Epinephrine to support FDA approval of the product candidates and included similar study designs, patient populations, study endpoints and follow-up periods in compliances with FDA standard requirement for 505(b)(2) approval.

ARS

According to the FDA Briefing Document NDA/BLA# 214697 prepared for the Drug Advisory Committee meeting in May 2023, which preceded Neffy’s approval, ARS’s intranasal Epinephrine product demonstrated a Cmax of 341 pg/ml, with a median time to reach Cmax (Tmax) of 30 minutes. The early exposure profile showed an AUC of 712 h/pg/ml over the first 10 minutes, increasing to 4,901 h/pg/ml over 30 minutes. The median and mean times to reach a plasma concentration of 100 pg/ml (T100 pg/ml) were 10 and 21 minutes, respectively. At 5 minutes, 15% of subjects had reached this concentration, increasing to 60% at 10 minutes and 83% at 30 minutes.

Bryn Pharma

Based on a study published by David A. Dworaczyk et al in the Journal of Allergy and Clinical Immunology (JACI) in December 2023 entitled “A 13.2 mg Intranasal Epinephrine Spray Demonstrates Comparable Pharmacokinetics, Pharmacodynamics, and Safety to 0.3 mg Epinephrine Autoinjector,” Bryn Pharma’s intranasal Epinephrine product achieved a Cmax of 429 pg/ml, with a Tmax of 20 minutes. The AUC over the first 10 minutes was 1,130 h/pg/ml, and over 30 minutes, it reached 6,789 h/pg/ml. While the median and mean T100 pg/ml values were not reported, the percentage of subjects reaching a plasma concentration of 100 pg/ml was 17% at 5 minutes and 60% at 10 minutes.

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Orexo

According to publicly available patent filings (U.S. Patent No. 11,957,647 and related patents), Orexo AB’s, or Orexo’s, intranasal Epinephrine formulation exhibited a Cmax of 377 pg/ml, with a Tmax of 25 minutes. The early exposure profile showed an AUC of 912 h/pg/ml over the first 10 minutes and 5,796 h/pg/ml over the first 30 minutes. The mean time to reach a plasma concentration of 100 pg/ml was reported as 5 minutes.

Aquestive

As reported in a Cantor Fitzgerald research report from December 2024, Aquestive’s intranasal Epinephrine product demonstrated a Cmax of 497 pg/ml, with a Tmax of 15 minutes. The early exposure AUC was 1,074 h/pg/ml over the first 10 minutes and 6,900 h/pg/ml over the first 30 minutes. The mean time to reach a plasma concentration of 100 pg/ml was 10 minutes. At 10 minutes, 82% of subjects had reached this concentration, increasing to 91% at 15 minutes.

Legacy Product

Our legacy product, Taffix, an innovative personal powder nasal spray which is used to block viruses within the nasal cavity, has been discontinued in order for us to focus on our current products and activities. We started the wind-down of operations with respect to Taffix in December 2021, and ceased all operations by end of 2022.

Intellectual Property

We seek patent protection as well as other effective intellectual property rights for our products and technologies in the United States and internationally. Our policy is to pursue, maintain and defend intellectual property rights developed internally and to protect the technology, inventions and improvements that are commercially important to the development of our business.

Our intranasal powder-based Naloxone technology is covered by a granted U.S. patent, US 11,202,757 B2, with a priority date of December 1, 2020.

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Our current intellectual property portfolio consists of two patent families. Patents of the first family relate to dry powder formulations for intranasal delivery, and cover our basic powder formulation for intranasal administration of APIs. In this family we have four granted patents in the U.S. (one of which is specifically covering Naloxone), one granted patent in India, one granted patent in Japan and one granted patent in Israel. We have pending applications under examination in Europe by the European Patent Office, or EPO, Australia, Canada and China.

The second family of patents relates to dry powder formulations for intranasal delivery of Epinephrine. In this family we have one granted patent in the U.S., and pending applications in the U.S., Argentina, Taiwan, Australia, Brazil, Canada, China, Europe, India, Israel, Japan, Mexico, New Zealand and South Korea.

The tables below provide certain information regarding our intellectual property portfolio, all of which we owned as of August 7, 2025.

Dry powder compositions for intranasal delivery

Country	Filed	Patent No./ Publication No.	Grant Date/ Pub. Date	Status	Expiration Date(2)
USA	8/20/2017			Term Ended
PCT(1)	8/19/2018	WO 2019/038756 A1		National Phase entered	8/19/2038
Australia	8/19/2018			Grant Fee Paid	8/19/2038
Canada	8/19/2018			Office Action due: 10/22/2024	8/19/2038
China	8/19/2018	CN 110996912 A	4/10/2020	Examination in progress	8/19/2038
EPO	8/19/2018	3668490	6/24/2020	Examination requested	8/19/2038
India	8/19/2018	416927	1/05/2023	Proof of Use due: 9/30/ 2024	8/19/2038
Israel	8/19/2018	272220	4/02/2024	Granted	8/19/2038
Japan	8/19/2018	7334145	8/18/2023	Granted	8/19/2038
USA	8/19/2018	11,331,270	5/17/2022	Granted	8/19/2038
USA	11/19/2020	11,844,859	12/19/2023	Granted Specific to opioid receptor antagonists (Naloxone etc.)	8/19/2038
USA	8/19/2018	11,202,757	12/21/2021	Granted	8/19/2038
USA	8/19/2018	11,116,723	9/14/2021	Granted	8/19/2038

(1)	Patent Cooperation Treaty, or PCT.
(2)	Expiration dates for pending patents or PCT applications are estimated.

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Treatment with powdered intranasal Epinephrine

Country	Filed	Patent No./ Publication No.	Grant Date/ Publication Date	Status	Expiration Date(1)
USA	3/16/2020			Term Ended
USA	12/28/2020	11,400,045	8/02/2022	Granted	12/28/2040
Argentina	3/16/2021	AR121593 A1	6/22/2022	Examination requested	12/28/2040
PCT	3/16/2021	WO 2021/186437	9/23/2021	National Phase entered	12/28/2040
Australia	3/16/2021			Request for Exam: 11/16/2026	12/28/2040
Brazil	3/16/2021			Examination requested	12/28/2040
Canada	3/16/2021			Request for Exam: Mar 16, 2025	12/28/2040
China	3/16/2021	CN 115279340 A	11/01/2022	Examination in progress	12/28/2040
EPO	3/16/2021	4121005	1/25/2023	Examination in progress	12/28/2040
India	3/16/2021			Examination requested	12/28/2040
Israel	3/16/2021			Awaiting Examination	12/28/2040
Japan	3/16/2021			Examination requested	12/28/2040
Mexico	3/16/2021	MX/a/2022/011 464	12/13/2022	National Phase entered	12/28/2040

(1)	Expiration dates for pending patents or PCT applications are estimated.

Sustained-release intranasal pharmaceutical composition

Country	Filed	Patent No./ Publication No.	Grant Date/ Pub. Date	Status	Expiration Date
US Provisional	4/15/2024			Examination in progress	04/15/2045

(1)	Expiration dates for pending patents or PCT applications are estimated.

We also rely on trade secrets, know-how, and continuing innovation to develop and maintain our competitive position. We cannot be certain that patents will be granted with respect to any of our pending patent applications or with respect to any patent applications filed by us in the future, nor can we be sure that any of our existing patents or any patents granted to us in the future will be commercially useful in protecting our technology.

Our success depends, in part, on an intellectual property portfolio that supports future revenue streams and erects barriers to our competitors. We are maintaining and building our patent portfolio through filing new patent applications, prosecuting existing applications, and licensing and acquiring new patents and patent applications.

Despite these measures, any of our intellectual property and proprietary rights could be challenged, invalidated, circumvented, infringed or misappropriated. Intellectual property and proprietary rights may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive one (see “Risk Factors—Risks Related to our Intellectual Property”).

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License Agreements

See “Related Party Transactions—Formulex License Agreement” for information regarding our license agreement.

Production and Manufacturing

Based on prior work already completed for our Naloxone product, we identified and were successful in building a manufacturing process through FDA and EMA approved vendors in Europe and the U.S. We have succeeded in scaling up the manufacturing process for commercial quantities as well as collaborating with a filling and packaging FDA approved vendor for adaptation of a specific filling line to our specific needs. We expect to utilize our prior experience in successfully building a manufacturing process for our other product candidates.

Research and Development

As described herein, we are developing NS002 Intranasal Epinephrine to treat anaphylactic shock and severe allergic reaction. NS002 is being developed under a Section 505(b)(2) application under the FFDCA Act as an approved molecule and a new delivery route. The reference device is EpiPen autoinjector. The following are the steps, based on discussions with the FDA, that need to be completed in order to submit our NDA dossier for marketing approval, all of which is subject to consummation of this offering and us obtaining sufficient funding:

●	Scaling up of powder production to commercial size batches. We initiated the tech transfer to a third-party manufacturer for commercial size production in the first quarter of 2025 and expect its completion in the third quarter of 2025.
●	Pre-clinical studies, or short two-week animal safety studies in two animal species. These studies will entail giving several doses of Intranasal Epinephrine to the animals and later estimating via histology if there is potential damage to the relevant tissues such as the nose, pharynx or lungs.
●	The effect of two concurrent doses and the effect of prior dose on the absorption of the next dose, or the Carry-Over Effect study (Phase 2). We intend to perform two additional Phase 2 studies of NS002. The first will be aimed at determining whether, if necessary, during a real-life anaphylaxis a second dose of NS002 should be administered in the same nostril as the one used for the first administration or whether it should be in the other nostril as it is important to learn which method of administration is more effective and safer for use in case a second dose is deemed necessary. The second Phase 2 study will test the “carry-over effect,” or whether the first dose of Epinephrine changes the absorption of Epinephrine of a following dose. In other words, this study will test how efficiently the absorption was after a first dose was already administered. The primary objective will be to make sure that Intranasal Epinephrine did not lower the absorption of a second dose. These studies have been agreed upon with the FDA as required studies for submission. We intend to initiate the additional Phase 2 studies of NS002 in the fourth quarter of 2025.
●	IND submission is planned for the third quarter of 2026 following the completion of the additional Phase 2 studies.
●	Completion of our Phase 3 study, or pivotal clinical study, prior to submission to the FDA for marketing approval, subject to the successful completion of the additional Phase 2 studies. The study will be conducted in healthy volunteers where NS002 or EpiPen will be administered by health care professionals. The study will also include a subsection of self-administration by the subjects to collect information on self-use. This requirement of the study for submission has also been agreed upon with the FDA as a required study for submission. We intend to initiate the study by the third quarter of 2026.
●	Pediatric study, the details of which will be agreed upon with the FDA as we progress with the program. We intend to initiate the study by the fourth quarter of 2026.
●	Stability testing that will test the product under various temperature and humidity points.
●	Reliability testing, which is a subset of the stability study that tests the products administration device in several potential conditions.
●	Usability study, which tests how user friendly the device is.

Based on prior work already completed for our Intranasal Naloxone product, we identified and were successful in building a manufacturing process through FDA and EMA approved vendors in Europe and the U.S. We have succeeded in scaling up the manufacturing process for commercial quantities as well as collaborating with a filling and packaging FDA approved vendor for adaptation of a specific filling line to our specific needs. We intend to submit our NDA dossier for marketing approval of NS002 by the second quarter of 2027.

We have paused our development of NS001 Intranasal Naloxone to treat opioid overdose. We currently plan to pursue partnering opportunities for further development of NS001. Future development under partnership, if any, would include (1) a stability study with reliability study, (2) a usability study and (3) a short two-week preclinical safety study in rats to study the effects of the products in histology of the product. NS001 was being developed under a Section 505(b)(2) application under the FFDCA, which allows the applicant to rely in part on previous studies conducted by unrelated parties, such as another drug manufacturer and virtually any source including published literature, for marketing approval by the FDA in the United States, as an approved molecule and a similar delivery route. The reference device is Narcan. The following are the steps that need to be completed in order to submit an NDA dossier for marketing approval:

●	Successful scale up of manufacturing and manufacturing of three commercial batches;
●	Pre-clinical study, or short two-week animal safety studies in one animal species (we have already completed one such study in a second animal species). This study will entail giving several doses of Intranasal Naloxone to the animals and later estimating via histology if there is a potential damage to the relevant tissues such as the nose, pharynx or lungs;
●	Filling up the devices; and
●	Starting a stability study.

To perform the above steps, three batches of NS001 will need to be manufactured in quantities that are equivalent to the quantities that will be needed for commercial use in the future (i.e. commercial batches) and fill the nasal inhalers with the powder. NS001 will then need to be tested at various temperature (room temperature or accelerated conditions) and humidity points (40% and 75%) to determine whether they continue to function in terms of the characteristics of the powder emitted and quality and activity of the molecules. The room temperature program is a two-year program, during which devices are tested every three months in the first year and later twice a year until the 24th month. The accelerated program is for six months only.

Future development under a partnership would require completion of the following studies after we receive FDA input on our suggested protocols:

●	Reliability study, which is a subset of the stability study that tests the products administration device in several potential conditions;
●	Usability study, which tests how use-friendly the device is; and
●	A short preclinical study in rats that will involve a one-time administration of NS001 to animals and follow up at different time points up to two weeks to study the histology.

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We do not currently intend to submit an NDA for NS001 to the FDA for marketing approval. If we submit an NDA for NS001 in the future under a partnership or otherwise, our submission may not lead to a faster development or review process compared to traditional approval pathways and does not increase the likelihood that NS001 will receive regulatory approval in the United States or the European Union. For further information, see “Risk Factors—Our product candidates are in different stages of clinical development. Clinical drug development is a lengthy and expensive process with uncertain timelines and uncertain outcomes. If clinical trials of our product candidates are prolonged, delayed or not commercially viable, we or our collaborators may be unable to obtain required regulatory approvals, and therefore may be unable to commercialize our product candidates on a timely basis or at all, which will adversely affect our business” and “Risk Factors—Our development and regulatory strategy for our product candidates depends in part on published scientific literature and the FDA’s prior findings regarding the safety and efficacy of approved product candidates. If the FDA does not conclude that our product candidates satisfy the requirements for the Section 505(b)(2) regulatory approval pathway, or if the requirements for our product candidates under Section 505(b)(2) are not as we expect, the approval pathway would likely take significantly longer, cost significantly more and entail significantly greater complications and risks than anticipated and in either case may not be successful.”

In January 2022, we entered into a non-recurring research and development arrangement with a governmental body. As part of the arrangement, we performed certain research and development activities in connection with NS001. We no longer provide services under this arrangement and do not have any future obligations or other contractual commitment to repay the amounts received or otherwise under this arrangement in the future, and intellectual property and know-how, if any, resulted from the performance of such research and development activities will remain with the Company. Additionally, we do not provide research and development services as part of our central operations. For further information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Research and Development Expenses.”

In addition to our two main products, Intranasal Epinephrine and Intranasal Naloxone, we are exploring other potential indications for which our PBI technology may be applicable, including:

●	NS005: An Intranasal Midazolam powder nasal spray for the treatment of acute seizures;
●	NS004: An Intranasal Atropine; and
●	NS003: An Intranasal Ondansetron powder nasal spray for the treatment of intractable vomiting.

We have conducted feasibility studies to evaluate the potential of developing nasal powder formulations for ondansetron, atropine, and midazolam. These studies included small-scale manufacturing, analytical method development, and, in the case of atropine, preclinical PK evaluations in animals. The results of these studies are summarized below.

NS003: Intranasal Ondansetron

A lab-scale proof-of-concept study demonstrated the feasibility of producing ondansetron hydrochloride as a nasal powder formulation. Small-scale manufacturing yielded a white, flowable powder with no aggregation issues, and an appropriate analytical method was developed to characterize the formulation. The total yield was 77.8%, with an assay result of 352 mg/g of ondansetron hydrochloride. Based on these findings, the maximum dose of the active ingredient that can be incorporated into the device as a solo API is 20 mg.

NS004: Intranasal Atropine

A lab-scale proof-of-concept study was conducted to evaluate the feasibility of developing a nasal powder formulation of atropine. Small-scale manufacturing produced a white, flowable powder without aggregation, and laser particle size distribution analysis confirmed two distinct populations: API with a mean particle size of 12 microns and lactose with a mean particle size of 100 microns. The total yield was above 80%, and an analytical method was developed.

To further assess the feasibility of intranasal atropine administration, an animal study was conducted in male Sprague Dawley (SD) rats. The study compared the PK profile of atropine following intranasal administration at doses of 3 mg and 9 mg (human-equivalent doses) to that of an IM dose equivalent to 1 mg of atropine in humans. The bioanalytical method used in the study was developed. The results demonstrated that intranasal administration of atropine is feasible and can serve as an alternative to IM injection. Furthermore, dose adjustments of the intranasal formulation can be performed to achieve the required blood concentration levels. Based on prior experience with similar drug formulations, it is estimated that a 20 mg dose of nasal atropine using our powder technology would be bioequivalent to a 2 mg IM injection. The formulation was observed to be well tolerated in the animal study, with no safety concerns observed.

NS005: Intranasal Midazolam

A specialized formulation is being developed for midazolam to enhance its water solubility while maintaining a pH suitable for nasal delivery. The formulation produced was a white, flowable powder with two distinct particle populations, as confirmed by laser diffraction analysis: API with a mean particle size of 10 microns and lactose with a mean particle size of 100 microns. An appropriate analytical method was developed, and the formulation demonstrated a yield of 62% with an assay result of 193 mg/g. Based on this feasibility study, the maximum dose of midazolam hydrochloride that can be incorporated into the device as a solo API is 10 mg.

These feasibility studies support the potential for developing intranasal powder formulations of Intranasal Ondansetron, Intranasal Atropine, and Intranasal Midazolam. Further development, including clinical evaluations, will be necessary to assess their safety and efficacy in humans.

Government Regulation

The FDA and comparable regulatory agencies in state and local jurisdictions and in foreign countries impose substantial requirements upon the clinical development, manufacturing and marketing of pharmaceutical products. These agencies and other federal, state and local entities regulate research and development activities and the testing, manufacture, quality control, safety, effectiveness, labeling, storage, packaging, recordkeeping, tracking, approval, import, export, distribution, advertising and promotion of our products.

U.S. Government Regulation of Drug Products

In the United States, the FDA regulates drugs under the FFDCA and its implementing regulations. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable U.S. requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending NDAs, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before drug product candidates may be marketed in the United States generally involves the following:

●	nonclinical laboratory and animal tests that must be conducted in accordance with GLPs;

●	submission of an IND, which must become effective before clinical trials may begin;

●	ethical approval of the clinical research by an independent institutional review board, or IRB, for each clinical site or centrally before each trial may be initiated;

●	adequate and well-controlled human clinical trials to establish the safety and efficacy of the proposed product candidate for its intended use, performed in accordance with good clinical practices, or GCPs;

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●	submission to the FDA of an NDA and payment of user fees;

●	satisfactory completion of an FDA advisory committee review, if applicable;

●	satisfactory pre-approval inspection of manufacturing facilities and selected clinical investigators for their compliance with cGMP and GCPs;

●	manufacturing of the drug product in accordance with good manufacturing practices;

●	satisfactory completion of FDA audits of clinical trial sites to assure compliance with GCPs and the integrity of the clinical data;

●	FDA approval of an NDA to permit commercial marketing for particular indications for use; and

●	compliance with any post-approval requirements, including the potential requirement to implement a REMS and the potential requirement to conduct post-approval studies.

The testing and approval process requires substantial time, effort and financial resources. Preclinical studies include laboratory evaluation of drug substance chemistry, pharmacology, toxicity and drug product formulation, as well as animal studies to assess potential safety and efficacy. Prior to commencing the first clinical trial in the U.S. with a product candidate, we must submit the results of the preclinical tests and preclinical literature, together with manufacturing information, analytical data and any available clinical data or literature, among other things, to the FDA as part of an IND. Some preclinical studies may continue even after the IND is submitted. The IND automatically becomes effective 30 days after receipt by the FDA, unless the FDA, within the 30-day time period, raises safety concerns or questions about the conduct of the clinical trial or information in the IND, which may result in a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical trial can begin. Submission of an IND does not result in FDA authorization to commence a clinical trial.

Clinical trials involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements. A separate submission of the clinical protocol to the existing IND must be made for each successive clinical trial conducted during product development, as well as amendments to previously submitted clinical trials. Further, an independent IRB for each study site proposing to conduct the clinical trial must review and approve the plan for any clinical trial, its informed consent form and other communications to study subjects before the clinical trial commences at that site. The IRB must continue to oversee the clinical trial while it is being conducted, including any changes to the study plans.

Regulatory authorities, an IRB or the sponsor may suspend or discontinue a clinical trial at any time on various grounds, including a finding that the subjects are being exposed to an unacceptable health risk, the clinical trial is not being conducted in accordance with the FDA’s or the IRB’s requirements, if the drug has been associated with unexpected serious harm to subjects, or based on evolving business objectives or competitive climate. Some studies also include a data safety monitoring board, which receives special access to unblinded data during the clinical trial and may advise the study sponsor to halt the clinical trial if it determines that there is an unacceptable safety risk to subjects or other grounds, such as no demonstration of efficacy.

In general, for purposes of NDA approval, human clinical trials are typically conducted in three sequential phases that may overlap.

●	Phase 1—Studies are initially conducted to test the product candidate for safety, dosage tolerance, structure-activity relationships, mechanism of action, absorption, metabolism, distribution and excretion in healthy volunteers or subjects with the target disease or condition. If possible, Phase 1 clinical trials may also be used to gain an initial indication of product effectiveness.

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●	Phase 2—Controlled studies are conducted with groups of subjects with a specified disease or condition to provide enough data to evaluate the preliminary efficacy, optimal dosages and dosing schedule and expanded evidence of safety. Multiple Phase 2 clinical trials may be conducted to obtain information prior to beginning larger and more expansive Phase 3 clinical trials.

●	Phase 3—These clinical trials are undertaken in larger subject populations to provide statistically significant evidence of clinical efficacy and to further test for safety in an expanded subject population at multiple clinical trial sites. These clinical trials are intended to establish the overall risk/benefit ratio of the product and provide an adequate basis for product labeling. These clinical trials may be done globally to support global registrations so long as the global sites are also representative of the U.S. population and the conduct of the study at global sites comports with FDA regulations and guidance, such as compliance with GCPs.

The FDA may require, or companies may pursue, additional clinical trials after a product is approved. These so-called Phase 4 studies may be made a condition to be satisfied after approval. The results of Phase 4 studies can confirm the effectiveness of a product candidate and can provide important safety information.

Clinical trials must be conducted under the supervision of qualified investigators in accordance with GCP requirements, which includes the requirements that all research subjects provide their informed consent in writing for their participation in any clinical trial, and the review and approval of the study by an IRB. Investigators must also provide information to the clinical trial sponsors to allow the sponsors to make specified financial disclosures to the FDA. Clinical trials are conducted under protocols detailing, among other things, the objectives of the trial, the trial procedures, the parameters to be used in monitoring safety and the efficacy criteria to be evaluated and a statistical analysis plan. Information about some clinical trials, including a description of the trial and trial results, must be submitted within specific timeframes to the National Institutes of Health for public dissemination on their ClinicalTrials.gov website.

The manufacture of investigational drugs for the conduct of human clinical trials is subject to cGMP requirements. Investigational drugs and APIs imported into the United States are also subject to regulation by the FDA relating to their labeling and distribution. Further, the export of investigational drug products outside of the United States is subject to regulatory requirements of the receiving country as well as U.S. export requirements under the FFDCA. Progress reports detailing the results of the clinical trials must be submitted at least annually to the FDA and the IRB and more frequently if serious adverse effects occur.

Concurrent with clinical trials, companies usually complete additional animal studies and must also develop additional information about the chemistry and physical characteristics of the product candidate as well as finalize a process for manufacturing the product in commercial quantities in accordance with cGMP requirements. The manufacturing process must be capable of consistently producing quality batches of the product candidate and, among other things, must develop methods for testing the identity, strength, quality and purity of the final product. Additionally, appropriate packaging must be selected and tested, and stability studies must be conducted to demonstrate that the product candidate does not undergo unacceptable deterioration over its shelf life.

Orange Book Listing

In seeking approval for a drug through an NDA, including a 505(b)(2) NDA, applicants are required to list with the FDA patents whose claims cover the applicant’s product. Upon approval of an NDA, each of the patents listed in the application for the drug is then published in Approved Drug Products with Therapeutic Equivalence Evaluations, also known as the Orange Book.

Any applicant who files a 505(b)(2) NDA referencing a drug listed in the Orange Book must certify to the FDA (1) that no patent information on the drug product that is the subject of the application has been submitted to the FDA; (2) that such patent has expired; (3) the date on which such patent expires; or (4) that such patent is invalid or will not be infringed upon by the manufacture, use or sale of the drug product for which the application is submitted. This last certification is known as a Paragraph IV certification. Generally, the 505(b)(2) NDA cannot be approved until all listed patents have expired, except where the 505(b)(2) NDA applicant challenges a listed patent through a Paragraph IV certification.

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If the applicant has provided a Paragraph IV certification to the FDA, the applicant must also send notice of the Paragraph IV certification to the holder of the NDA for the reference listed drug and the patent owner once the application has been accepted for filing by the FDA. The applicant may also elect to submit a “section viii” statement certifying that its proposed label does not contain (or carves out) any language regarding the patented method-of-use rather than certify to a listed method-of-use patent. The NDA holder or patent owner may then initiate a patent infringement lawsuit in response to the notice of the Paragraph IV certification. The filing of a patent infringement lawsuit within 45 days of the receipt of a Paragraph IV certification prevents the FDA from approving the application until the earlier of 30 months from the date of the lawsuit, expiration of the patent, settlement of the lawsuit, a decision in the infringement case that is favorable to the applicant or such shorter or longer period as may be ordered by a court. This prohibition is generally referred to as the 30-month stay. In instances where a 505(b)(2) NDA applicant files a Paragraph IV certification, the NDA holder or patent owner regularly take action to trigger the 30-month stay, recognizing that the related patent litigation may take many months or years to resolve. Thus, approval of a 505(b)(2) NDA could be delayed for a significant period of time depending on the patent certification the applicant makes and the reference drug sponsor’s decision to initiate patent litigation. To our knowledge, we will not need to challenge intellectual property rights via a Paragraph IV certification in connection with our 505(b)(2) NDA filing.

Exclusivity

The FDA provides periods of non-patent regulatory exclusivity, which provides the holder of an approved NDA limited protection from new competition in the marketplace for the innovation represented by its approved drug for a period of three or five years following the FDA’s approval of the NDA. Five years of exclusivity are available to new chemical entities, or NCEs. An NCE is a drug that contains no active moiety that has been approved by the FDA in any other NDA. An active moiety is the molecule or ion, excluding those appended portions of the molecule that cause the drug to be an ester, salt, including a salt with hydrogen or coordination bonds, or other noncovalent, or not involving the sharing of electron pairs between atoms, derivatives, such as a complex (i.e., formed by the chemical interaction of two compounds), chelate (i.e., a chemical compound), or clathrate (i.e., a polymer framework that traps molecules), of the molecule, responsible for the therapeutic activity of the drug substance. During the exclusivity period, the FDA may not accept for review or approve an Abbreviated New Drug Application, or ANDA, or a 505(b)(2) NDA submitted by another company that contains the previously approved active moiety. An ANDA or 505(b)(2) application, however, may be submitted one year before NCE exclusivity expires if a Paragraph IV certification is filed.

If a product is not eligible for the NCE exclusivity, it may be eligible for three years of exclusivity. Three-year exclusivity is available to the holder of an NDA, including a 505(b)(2) NDA, if one or more new clinical trials, other than bioavailability or bioequivalence trials, was essential to the approval of the application and was conducted or sponsored by the applicant. This three-year exclusivity period protects against FDA approval of ANDAs and 505(b)(2) NDAs for the particular condition of the new drug’s approval or the change to a marketed product, such as a new formulation for a previously approved drug. Five-year and three-year exclusivity will not delay the submission or approval of a 505(b)(1) NDA; however, an applicant submitting a 505(b)(1) NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical trials necessary to demonstrate safety and efficacy.

In addition, under the Generating Antibiotic Incentives Now Act, or GAIN Act, which was enacted as part of the Food and Drug Administration Safety and Innovation Act, or FDASIA, which was signed into law in July 2012, the FDA may designate a product as a Qualified Infectious Disease Product, or QIDP. In order to receive this designation, a drug must qualify as an antibiotic or antifungal drug for human use intended to treat serious or life-threatening infections, including those caused by either (1) an antibiotic or antifungal resistant pathogen, including novel or emerging infectious pathogens, or (2) a so-called “qualifying pathogen” found on a list of potentially dangerous, drug-resistant organisms to established and maintained by the FDA. A sponsor must request such designation before submitting a marketing application. Upon approving a marketing application for a QIDP-designated product, the FDA will extend by an additional five years any non-patent marketing exclusivity period awarded, such as a three-year exclusivity period awarded for new clinical investigations of previously approved products. This extension is in addition to any pediatric exclusivity extension awarded, and the extension will be awarded only to a drug first approved on or after the date of enactment of the GAIN Act. The GAIN Act prohibits the grant of an exclusivity extension where the application is a supplement to an application for which an extension is in effect or has expired, is a subsequent application for a specified change to an approved product, or is an application for a product that does not meet the definition of QIDP based on the uses for which it is ultimately approved.

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Hatch Waxman Amendments and the 505(b)(2) Regulatory Approval Process

Section 505 of the FFDCA describes three types of marketing applications that may be submitted to the FDA to request marketing authorization for a new drug. A Section 505(b)(1) NDA is an application that contains full reports of investigations of safety and efficacy. A Section 505(b)(2) NDA is an application that contains full reports of investigations of safety and efficacy, but where at least some of the information required for approval comes from investigations that were not conducted by or for the applicant and for which the applicant has not obtained a right of reference or use from the person by or for whom the investigations were conducted. This regulatory pathway enables the applicant to rely, in part, on the FDA’s prior findings of safety and efficacy for an existing product, or published literature, in support of its application. Specifically, the applicant may rely upon the FDA’s prior findings of safety and efficacy for an approved product that acts as the reference listed drug for purposes of a 505(b)(2) NDA. The FDA may also require 505(b)(2) applicants to perform additional studies or measurements to support any changes from the reference listed drug. The FDA may then approve the new product candidate for all or some of the labeled indications for which the referenced product has been approved, as well as for any new indication sought by the 505(b)(2) applicant. Lastly, the FDA permits marketing applications through Section 505(j), which establishes an abbreviated approval process for a generic version of approved drug products through the submission of an ANDA.

An ANDA provides for marketing of a generic drug product that has the same active ingredients, dosage form, strength, route of administration, labeling, performance characteristics and intended use, among other things, to a previously approved product. ANDAs are termed “abbreviated” because they are generally not required to include preclinical (animal) and clinical (human) data to establish safety and efficacy. Instead, generic applicants must scientifically demonstrate that their product is bioequivalent to, or performs in the same manner as, the innovator drug through in vitro, in vivo, or other testing. The generic version must deliver the same amount of active ingredients into a subject’s bloodstream in the same amount of time as the innovator drug and can often be substituted by pharmacists under prescriptions written for the reference listed drug.

Special FDA Expedited Review and Approval Programs

The FDA has various programs, including Fast Track Designation, breakthrough therapy designation, accelerated approval, and priority review, which are intended to expedite or simplify the process for the development and FDA review of drugs that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drugs to patients earlier than under standard FDA review procedures.

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Under the fast-track program, the sponsor of a new drug candidate may request that FDA designate the drug candidate for a specific indication as a fast-track drug concurrent with, or after, the filing of the IND for the drug candidate. To be eligible for a Fast Track Designation, the FDA must determine, based on the request of a sponsor, that a product is intended to treat a serious or life-threatening disease or condition and demonstrates the potential to address an unmet medical need, or that the drug qualifies as a QIDP under the GAIN Act. The FDA will determine that a product will fill an unmet medical need if it will provide a therapy where none exists or provide a therapy that may be potentially superior to existing therapy based on efficacy or safety factors. Fast Track Designation provides additional opportunities for interaction with the FDA’s review team and may allow for rolling review of NDA components before the completed application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA, the FDA agrees to accept sections of the NDA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA. However, the FDA’s time period goal for reviewing an application does not begin until the last section of the NDA is submitted. The FDA may decide to rescind the Fast Track Designation if it determines that the qualifying criteria no longer apply.

In addition, a sponsor can request breakthrough therapy designation for a drug if it is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and preliminary clinical evidence indicates that the drug may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs designated as breakthrough therapies are eligible for intensive guidance from the FDA on an efficient drug development program, organizational commitment to the development and review of the product including involvement of senior managers, and, like fast-track products, are also eligible for rolling review of the NDA. Both fast track and breakthrough therapy products are also eligible for accelerated approval and/or priority review, if relevant criteria are met.

Under the FDA’s accelerated approval regulations, the FDA may approve a drug for a serious or life threatening illness that provides meaningful therapeutic benefit to patients over existing treatments based upon a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. A drug candidate approved on this basis is subject to rigorous post marketing compliance requirements, including the completion of Phase 4 or post approval clinical trials to confirm the effect on the clinical endpoint. Failure to conduct required post approval studies, or confirm a clinical benefit during post marketing studies, will allow the FDA to withdraw the drug from the market on an expedited basis. All promotional materials for drug candidates approved under accelerated approval regulations are subject to prior review by the FDA.

Once an NDA is submitted for a product intended to treat a serious condition, the FDA may assign a priority review designation if FDA determines that the product, if approved, would provide a significant improvement in safety or effectiveness. A priority review means that the goal for the FDA to review an application is six months, rather than the standard review of ten months under current The Prescription Drug User Fee Act, or PDUFA, guidelines. Under the current PDUFA agreement, for new molecular entities, these six and ten-months review periods are measured from the 60-day filing date rather than the receipt date for NDAs for non-new molecular entities, which typically adds approximately two months to the timeline for review from the date of submission. Most products that are eligible for fast track breakthrough therapy designation are also likely to be considered appropriate to receive a priority review.

Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened. In addition, the manufacturer of an investigational drug for a serious or life-threatening disease is required to make available, such as by posting on its website, its policy on responding to requests for expanded access. Furthermore, fast track designation, breakthrough therapy designation, accelerated approval and priority review do not change the standards for approval and may not ultimately expedite the development or approval process.

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NDA Submission and Review by the FDA

Assuming successful completion of the required clinical and preclinical testing, among other items, the results of product development, including chemistry, manufacture and controls, nonclinical studies and clinical trials are submitted to the FDA, along with proposed labeling, as part of an NDA. The submission of an NDA requires payment of a substantial user fee to the FDA. These user fees must be filed at the time of the first submission of the application, even if the application is being submitted on a rolling basis. Fee waivers or reductions are available in some circumstances. One basis for a waiver of the application user fee is if the applicant employs fewer than 500 employees, including employees of affiliates, the applicant does not have an approved marketing application for a product that has been introduced or delivered for introduction into interstate commerce, and the applicant, including its affiliates, is submitting its first marketing application.

In addition, under the Pediatric Research Equity Act, an NDA or supplement to an NDA for a new active ingredient, indication, dosage form, dosage regimen or route of administration must contain data that are adequate to assess the safety and efficacy of the drug for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective.

The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults or full or partial waivers from the pediatric data requirements.

The FDA must refer applications for drugs that contain active ingredients, including any ester or salt of the active ingredients, that have not previously been approved by the FDA to an advisory committee or provide in an action letter a summary of the reasons for not referring it to an advisory committee. The FDA may also refer drugs which present difficult questions of safety, purity or potency to an advisory committee. An advisory committee is typically a panel that includes clinicians and other experts who review, evaluate and make a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

The FDA reviews applications to determine, among other things, whether a product is safe and effective for its intended use and whether the manufacturing controls are adequate to assure and preserve the product’s identity, strength, quality and purity. Before approving an NDA, the FDA will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities, including contract manufacturers and subcontracts, are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA will typically inspect one or more clinical trial sites to assure compliance with GCPs.

Once the FDA receives an application, it has 60 days to review the NDA to determine if it is substantially complete to permit a substantive review, before it accepts the application for filing. Once the submission is accepted for filing, the FDA begins an in-depth review of the NDA. The FDA’s NDA review times may differ based on whether the application is a standard review or priority review application. The FDA may give a priority review designation to drugs that are intended to treat serious conditions and provide significant improvements in the safety or effectiveness of the treatment, diagnosis, or prevention of serious conditions. Under the goals and policies agreed to by the FDA under PDUFA, the FDA has set the review goal of 10 months from the 60-day filing date to complete its initial review of a standard NDA for a new molecular entity, or NME, and make a decision on the application. For non-NME standard applications, the FDA has set the review goal of 10 months from the date that the FDA receives the application to complete its initial review and to make a decision on the application. For priority review applications, the FDA has set the review goal of reviewing NME NDAs within six months of the 60-day filing date and non-NME applications within six months of the date that the FDA receives the application. Such deadlines are referred to as the PDUFA date. The PDUFA date is only a goal and the FDA does not always meet its PDUFA dates. The PDUFA date may be extended by the FDA in certain circumstances. These include circumstances such as a ‘major amendment,’ for example, where data submitted to a final study report is updated or data inadvertently omitted is supplied.

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Once the FDA’s review of the application is complete, the FDA will issue either a Complete Response Letter, or CRL, or approval letter. A CRL indicates that the review cycle of the application is complete and the application is not ready for approval. A CRL generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA and may require additional clinical or preclinical testing, or other information or analyses in order for the FDA to reconsider the application. Upon completion of the deficient information, the updated NDA is resubmitted. The FDA has the goal of reviewing 90% of application resubmissions in either two or six months of the date that the FDA receives the application, depending on the FDA classification of resubmission. Even with the submission of additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA may issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

The FDA may delay or refuse approval of an NDA if applicable regulatory criteria are not satisfied, require additional testing or information and/or require post-marketing testing and surveillance to monitor safety or efficacy of a product, or impose other conditions, including distribution restrictions or other risk management mechanisms. For example, the FDA may require a REMS as a condition of approval or following approval to mitigate any identified or suspected serious risks and ensure safe use of the drug. The FDA may prevent or limit further marketing of a product, or impose additional post-marketing requirements, based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes and additional labeling claims, are subject to further testing requirements, FDA notification and FDA review and approval. Further, should new safety information arise, additional testing, product labeling or FDA notification may be required.

If regulatory approval of a product is granted, such approval may entail limitations on the indicated uses for which such product may be marketed or may include contraindications, warnings or precautions in the product labeling, which has resulted in a Black Box warning. A Black Box warning is the strictest warning put in the labeling of prescription drugs or drug products by the FDA when there is reasonable evidence of an association of a serious hazard with the drug. The FDA also may not approve the inclusion of labeling claims necessary for successful marketing. Once approved, the FDA may withdraw the product approval if compliance with pre- and post-marketing regulatory standards is not maintained or if problems occur after the product reaches the marketplace. In addition, the FDA may require Phase 4 post-marketing studies to monitor the effect of approved products, and may limit further marketing of the product based on the results of these post-marketing studies.

Post-approval Requirements

Any products manufactured or distributed by us pursuant to FDA approvals are subject to continuing regulation by the FDA, including manufacturing, periodic reporting, product sampling and distribution, advertising, promotion, drug shortage reporting, compliance with any post-approval requirements imposed as a conditional of approval such as Phase 4 clinical trials, REMS and surveillance, recordkeeping and reporting requirements, including adverse experiences.

After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There also are continuing, annual user fee requirements for any approved products and the establishments at which such products are manufactured, as well as new application fees for supplemental applications with clinical data. Drug manufacturers and their subcontractors are required to register their establishments with the FDA and certain state agencies and to list their drug products, and are subject to periodic announced and unannounced inspections by the FDA and these state agencies for compliance with cGMPs and other requirements, which impose procedural and documentation requirements upon us and our third-party manufacturers.

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Changes to the manufacturing process are strictly regulated and often require prior FDA approval, or FDA notification, before being implemented. FDA regulations also require investigation and correction of any deviations from cGMPs and specifications, and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money and effort in the area of production and quality control to maintain cGMP compliance.

Later discovery of previously unknown problems with a product, including AEs of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in withdrawal of marketing approval, mandatory revisions to the approved labeling to add new safety information or other limitations, imposition of post-market studies or clinical trials to assess new safety risks, or imposition of distribution or other restrictions under a REMS program, among other consequences.

The FDA closely regulates the marketing and promotion of drugs. A company can make only those claims relating to safety and efficacy, purity and potency that are approved by the FDA. Physicians, in their independent professional medical judgement, may prescribe legally available products for uses that are not described in the product’s labeling and that differ from those tested by us and approved by the FDA. We, however, are prohibited from marketing or promoting drugs for uses outside of the approved labeling.

In addition, the distribution of prescription pharmaceutical products, including samples, is subject to the Prescription Drug Marketing Act, or PDMA, which regulates the distribution of drugs and drug samples at the federal level, and sets minimum standards for the registration and regulation of drug distributors by the states. Both the PDMA and state laws limit the distribution of prescription pharmaceutical product samples and impose requirements to ensure accountability in distribution. The Drug Supply Chain Security Act also imposes obligations on manufacturers of pharmaceutical products related to product tracking and tracing.

Failure to comply with any of the FDA’s requirements could result in significant adverse enforcement actions. These include a variety of administrative or judicial sanctions, such as refusal to approve pending applications, license suspension or revocation, withdrawal of an approval, imposition of a clinical hold or termination of clinical trials, warning letters, untitled letters, cyber letters, modification of promotional materials or labeling, product recalls, product seizures or detentions, refusal to allow imports or exports, total or partial suspension of production or distribution, debarment, injunctions, fines, consent decrees, corporate integrity agreements, refusals of government contracts and new orders under existing contracts, exclusion from participation in federal and state healthcare programs, restitution, disgorgement or civil or criminal penalties, including fines and imprisonment. It is also possible that failure to comply with the FDA’s requirements relating to the promotion of prescription drugs may lead to investigations alleging violations of federal and state healthcare fraud and abuse and other laws, as well as state consumer protection laws. Any of these sanctions could result in adverse publicity, among other adverse consequences.

Other Healthcare Regulations

Our business activities, including but not limited to, research, sales, promotion, distribution, medical education and other activities are subject to regulation by numerous regulatory and law enforcement authorities in the United States in addition to the FDA, including the DOJ, the HHS and its various divisions, including CMS and the Health Resources and Services Administration, the Department of Veterans Affairs, the Department of Defense and state and local governments. Our business activities must comply with numerous healthcare laws and regulations, including those described below.

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The federal Anti-Kickback Statute prohibits, among other things, any person or entity, from knowingly and willfully offering, paying, soliciting or receiving any remuneration, directly or indirectly, overtly or covertly, in cash or in kind, to induce or reward, or in return for, the referral of an individual for, or purchasing, leasing, ordering, or arranging for the purchase, lease or order of, any good, facility, item or service reimbursable under Medicare, Medicaid or other federal healthcare programs. The Anti-Kickback Statute has been interpreted to apply to arrangements between pharmaceutical manufacturers on the one hand and prescribers, purchasers, and formulary managers on the other hand. The term remuneration has been interpreted broadly to include anything of value. There are a number of statutory exceptions and regulatory safe harbors protecting some common activities from prosecution. The exceptions and safe harbors are drawn narrowly and require strict compliance in order to offer protection. Practices that involve remuneration that may be alleged to be intended to induce prescribing, purchasing or recommending may be subject to scrutiny if they do not qualify for an exception or safe harbor. Failure to meet all of the requirements of a particular applicable statutory exception or regulatory safe harbor does not make the conduct per se illegal under the federal Anti-Kickback Statute. Instead, the legality of the arrangement will be evaluated on a case-by-case basis based on a cumulative review of all of its facts and circumstances. Additionally, the Affordable Care Act, amended the intent requirement of the federal Anti-Kickback Statute, and other healthcare criminal fraud statutes, so that a person or entity no longer needs to have actual knowledge of the federal Anti-Kickback Statute, or the specific intent to violate it, to have violated the statute. The Affordable Care Act also provided that a violation of the federal Anti-Kickback Statute is grounds for the government or a whistleblower to assert that a claim for payment of items or services resulting from such violation constitutes a false or fraudulent claim for purposes of the federal civil FCA.

The federal civil and criminal false claims laws, including the FCA, prohibit, among other things, any person or entity from knowingly presenting, or causing to be presented, a false claim for payment to, or approval by, the U.S. federal government, including the Medicare and Medicaid programs, or knowingly making, using, or causing to be made or used a false record or statement material to a false or fraudulent claim or to avoid, decrease or conceal an obligation to pay money to the federal government. As a result of a modification made by the Fraud Enforcement and Recovery Act of 2009, a claim includes “any request or demand” for money or property presented to the U.S. government. In addition, manufacturers can be held liable under the FCA even when they do not submit claims directly to government payors if they are deemed to “cause” the submission of false or fraudulent claims. The FCA also permits a private individual acting as a “whistleblower” to bring actions on behalf of the federal government alleging violations of the FCA and to share in any monetary recovery. FCA liability is potentially significant in the healthcare industry because the statute provides for treble damages and mandatory penalties. Government enforcement agencies and private whistleblowers have investigated pharmaceutical companies for or asserted liability under the FCA for a variety of alleged promotional and marketing activities, such as providing free products to customers with the expectation that the customers would bill federal programs for the products; providing consulting fees and other benefits to physicians to induce them to prescribe products; engaging in promotion for “off-label” uses; and submitting inflated best price information to the Medicaid Rebate Program.

As a condition of receiving Medicaid coverage for prescription drugs, the Medicaid Drug Rebate Program requires manufacturers to calculate and report to CMS their Average Manufacturer Price, or AMP, which is used to determine rebate payments shared between the states and the federal government and, for some multiple source drugs, Medicaid payment rates for the drug, and for drugs paid under Medicare Part B, to also calculate and report their average sales price, which is used to determine the Medicare Part B payment rate for the drug. In January 2016, CMS issued a final rule regarding the Medicaid Drug Rebate Program, or MDRP, effective April 1, 2016, that, among other things, revised the manner in which the AMP is calculated by manufacturers participating in the program and implemented certain amendments to the Medicaid rebate statute created under the Affordable Care Act. In addition, the MDRP requires pharmaceutical manufacturers to enter into and have in effect a National Drug Rebate Agreement, or NDRA, with the Secretary of HHS as a condition for states to receive federal matching funds for the manufacturer’s outpatient drugs furnished to Medicaid patients. On March 23, 2018, CMS finalized updates to the NDRA, or the Updated NDRA, to incorporate a number legislative and regulatory changes, including changes to align with certain provisions of the Affordable Care Act.

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Drugs that are approved under a biologics license application, or BLA, or an NDA, including a 505(b)(2) NDA, are subject to an additional requirement to calculate and report the manufacturer’s best price for the drug and inflation penalties which can substantially increase rebate payments. For BLA and NDA drugs, the Veterans Health Care Act requires manufacturers to calculate and report to the Department of Veterans Affairs a different price called the Non-Federal AMP, offer the drugs for sale on the Federal Supply Schedule, and charge the government no more than a statutory price referred to as the Federal Ceiling Price, which includes an inflation penalty. A separate law requires manufacturers to pay rebates on these drugs when paid by the Department of Defense under its TRICARE Retail Pharmacy Program. Knowingly submitting false pricing information to the government creates potential federal FCA liability.

HIPAA created additional federal criminal statutes that prohibits, among other things, knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of whether the third-party payor is public or private, knowingly and willfully embezzling or stealing from a health care benefit program, willfully obstructing a criminal investigation of a health care offense and knowingly and willfully falsifying, concealing or covering up by any trick, scheme or device a material fact or making any materially false, fictitious or fraudulent statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters. Additionally, the Affordable Care Act amended the intent requirement of some of these criminal statutes under HIPAA so that a person or entity no longer needs to have actual knowledge of the statute, or the specific intent to violate it, to have committed a violation.

Additionally, the federal Open Payments program pursuant to the Physician Payments Sunshine Act, created under Section 6002 of the Affordable Care Act and its implementing regulations, requires some manufacturers of drugs, devices, biologicals and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program (with specified exceptions) to report annually information related to specified payments or other transfers of value provided to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain other healthcare professionals (such as physician assistants and nurse practitioners) and teaching hospitals, or to entities or individuals at the request of, or designated on behalf of, the physicians and teaching hospitals and to report annually specified ownership and investment interests held by physicians and their immediate family members. Failure to submit timely, accurately and completely the required information for all payments, transfers of value and ownership or investment interests may result in civil monetary penalties.

In addition, we may be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, or HITECH, and their implementing regulations, impose requirements relating to the privacy, security and transmission of individually identifiable health information held by covered entities, their business associates and covered subcontractors. Among other things, HITECH makes HIPAA’s security standards directly applicable to business associates, defined as independent contractors or agents of covered entities that create, receive, maintain or transmit protected health information in connection with providing a service for or on behalf of a covered entity. HITECH also created new tiers of civil monetary penalties, amended HIPAA to make civil and criminal penalties directly applicable to business associates, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce the federal HIPAA laws and seek attorneys’ fees and costs associated with pursuing federal civil actions.

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Many states have also adopted laws similar to each of the above federal laws, which may be broader in scope and apply to items or services reimbursed by any third-party payor, including commercial insurers. We may also be subject to state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government, and/or state laws that require drug manufacturers to report information related to payments and other transfers of value to physicians and other healthcare providers or marketing expenditures and pricing information, state and local laws that require the registration of pharmaceutical sales representatives, and state laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Ensuring that our internal operations and business arrangements with third parties comply with applicable healthcare laws and regulations will likely be costly. It is possible that governmental authorities will conclude that our business practices do not comply with current or future statutes, regulations or case law involving applicable fraud and abuse or other healthcare laws and regulations. If our operations were found to be in violation of any of these laws or any other governmental regulations that may apply to us, we may be subject to significant civil, criminal and administrative penalties, damages, fines, disgorgement, individual imprisonment, possible exclusion from government funded healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, additional reporting obligations and oversight if we become subject to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and curtailment of our operations, any of which could substantially disrupt our operations. If the physicians or other providers or entities with whom we expect to do business are found not to be in compliance with applicable laws, they may be subject to significant criminal, civil or administrative sanctions, including exclusions from government funded healthcare programs.

Coverage and Reimbursement

Our ability to commercialize any products successfully will also depend in part on the extent to which coverage and adequate reimbursement for the procedures utilizing our product candidates, performed by health care providers, once approved, will be available from government health administration authorities, private health insurers and other organizations. Government authorities and other third-party payors, such as private health insurers and health maintenance organizations, determine which procedures, and the products utilized in such procedures, they will cover and establish reimbursement levels. Assuming coverage is obtained for procedures utilizing a given product, by a third-party payor, the resulting reimbursement payment rates may not be adequate or may require co-payments that patients find unacceptably high. Patients who undergo procedures for the treatment of their conditions, and their treating physicians, generally rely on third-party payors to reimburse all or part of the costs associated with the procedures which utilize our products. When used in connection with surgical and certain other procedures, our product candidates may not be reimbursed separately but their cost may instead be bundled as part of the payment received by the provider for the procedure only. Treating physicians are unlikely to use and order our products unless coverage is provided and the reimbursement is adequate to cover all or a significant portion of the cost of the procedures which utilize our products. A decision by a third-party payor not to cover or adequately reimburse for our product candidates or procedures using our product candidates, could reduce physician utilization of our products once approved. Therefore, coverage and adequate reimbursement for procedures which utilize new products is critical to the acceptance of such new products. Coverage decisions may depend upon clinical and economic standards that disfavor new products when more established or lower cost therapeutic alternatives are already available or subsequently become available.

Government authorities and other third-party payors are developing increasingly sophisticated methods of cost containment, such as including price controls, restrictions on coverage and reimbursement and requirements for substitution of less expensive products and procedures. Government and other third-party payors are increasingly challenging the prices charged for health care products and procedures, examining the cost effectiveness of procedures, and the products used in such procedures, in addition to their safety and efficacy, and limiting or attempting to limit both coverage and the level of reimbursement. Further, no uniform policy requirement for coverage and reimbursement exists among third-party payors in the United States, which causes significant uncertainty related to the insurance coverage and reimbursement of newly approved products, and the procedures which may utilize such newly approved products. Therefore, coverage and reimbursement can differ significantly from payor to payor and health care provider to health care provider.

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We cannot be sure that coverage and reimbursement will be available for any product that we commercialize, or the procedures which utilize such product, and, if reimbursement is available, what the level of reimbursement will be. Coverage and reimbursement may impact the demand for, or the price of, any product candidate for which we obtain marketing approval. If coverage and reimbursement are not available or reimbursement is available only to limited levels, we may not successfully commercialize any product candidate for which we obtain marketing approval.

Healthcare Reform Measures

The United States and some non-U.S. jurisdictions are considering or have enacted a number of legislative and regulatory proposals designed to change the healthcare system. Among policy makers and payors in the United States and elsewhere, there is significant interest in promoting changes in healthcare systems with the stated goals of containing healthcare costs, improving quality and/or expanding access. In the United States, the pharmaceutical industry has been a particular focus of these efforts and has been significantly affected by major legislative initiatives.

For example, the pharmaceutical industry in the United States has been affected by the passage of Affordable Care Act, which, among other things: imposed new fees on entities that manufacture or import certain branded prescription drugs; expanded pharmaceutical manufacturer obligations to provide discounts and rebates to certain government programs; implemented a licensure framework for follow-on biologic products; expanded health care fraud and abuse laws; revised the methodology by which rebates owed by manufacturers to the state and federal government under the Medicaid Drug Rebate Program are calculated for certain drugs and biologics, including products that are inhaled, infused, instilled, implanted or injected; imposed an additional rebate similar to an inflation penalty on new formulations of drugs; extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations; expanded the 340B program which caps the price at which manufacturers can sell covered outpatient pharmaceuticals to specified hospitals, clinics and community health centers; and provided incentives to programs that increase the federal government’s comparative effectiveness research.

There have been executive, judicial and Congressional challenges to certain aspects of the Affordable Care Act. For example, on June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the Affordable Care Act is unconstitutional in its entirety because the “individual mandate” was repealed by Congress. Further, on August 16, 2022, President Biden signed the IRA into law, which among other things, extends enhanced subsidies for individuals purchasing health insurance coverage in Affordable Care Act marketplaces through plan year 2025. The IRA also eliminates the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and creating a new manufacturer discount program. It is possible that the Affordable Care Act will be subject to judicial or Congressional challenges in the future. It is unclear how any such challenges and any potential future healthcare reform measures of the Trump administration will impact the Affordable Care Act and our business.

Other legislative changes have been proposed and adopted in the United States since the Affordable Care Act was enacted. In August 2011, the Budget Control Act of 2011, among other things, included aggregate reductions of Medicare payments to providers of 2.0% per fiscal year, which went into effect in April 2013, and due to subsequent legislative amendments, including the Bipartisan Budget Act of 2015, will remain in effect until 2032, unless additional U.S. Congressional action is taken. In addition, in January 2013, President Obama signed into law the American Taxpayer Relief Act of 2012, which, among other things, reduced Medicare payments to several categories of healthcare providers and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. Additionally, the Medicare Access and CHIP Reauthorization Act of 2015, or MACRA, ended the use of the statutory formula for clinician payment and established a quality payment incentive program, also referred to as the Quality Payment Program. This program provides clinicians with two ways to participate, including through the Advanced Alternative Payment Models, or APMs, and the Merit-based Incentive Payment System, or MIPS. Under both APMs and MIPS, performance data collected each performance year will affect Medicare payments in later years, including potentially reducing payments. At this time, the full impact to overall physician reimbursement as a result of the introduction of the Quality Payment Program remains unclear. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payors. Congress is considering additional health reform measures.

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In addition, there has been particular and increasing legislative and enforcement interest in the United States with respect to drug pricing practices in recent years, particularly with respect to drugs that have been subject to relatively large price increases over relatively short time periods. Specifically, there have been several recent U.S. Presidential executive orders, Congressional inquiries and proposed and enacted federal and state legislation designed to, among other things, bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs, reduce the cost of prescription drugs under Medicare and reform government program reimbursement methodologies for pharmaceutical products. For example, in July 2021, the Biden administration released an executive order, “Promoting Competition in the American Economy,” with multiple provisions aimed at prescription drugs. In response to President Biden’s executive order, on September 9, 2021, HHS released a Comprehensive Plan for Addressing High Drug Prices that outlines principles for drug pricing reform and sets out a variety of potential legislative policies that Congress could pursue as well as potential administrative actions HHS can take to advance these principles. Further, the IRA, among other things (i) directs HHS to negotiate the price of certain high-expenditure, single-source drugs and biologics covered under Medicare and (ii) imposes rebates under Medicare Part B and Medicare Part D to penalize price increases that outpace inflation. These provisions took effect progressively starting in fiscal year 2023. On August 29, 2023, HHS announced the list of the first ten drugs that will be subject to price negotiations, although the Medicare drug price negotiation program is currently subject to legal challenges. On January 17, 2025, HHS selected fifteen additional drugs covered under Part D for price negotiation in 2025. Each year thereafter more Part B and Part D products will become subject to the Medicare Drug Price Negotiation Program. It is currently unclear how the IRA will be implemented but is likely to have a significant impact on the pharmaceutical industry. Further in response to the Biden administration’s October 2022 executive order, on February 14, 2023, HHS released a report outlining three new models for testing by the CMS Innovation Center which will be evaluated on their ability to lower the cost of drugs, promote accessibility, and improve quality of care. It is unclear whether the models will be utilized in any health reform measures in the future. Further, on December 7, 2023, the Biden administration announced an initiative to control the price of prescription drugs through the use of march-in rights under the Bayh-Dole Act. On December 8, 2023, the National Institute of Standards and Technology published for comment a Draft Interagency Guidance Framework for Considering the Exercise of March-In Rights which for the first time includes the price of a product as one factor an agency can use when deciding to exercise march-in rights. While march-in rights have not previously been exercised, it is uncertain if that will continue under the new framework. In addition, individual states in the United States have become increasingly active in passing legislation and implementing regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures, and, in some cases, designed to encourage importation from other countries and bulk purchasing. For example, on January 5, 2024, the FDA approved Florida’s Section 804 Importation Program (SIP) proposal to import certain drugs from Canada for specific state healthcare programs. It is unclear how this program will be implemented, including which drugs will be chosen, and whether it will be subject to legal challenges in the United States or Canada. Other states have also submitted SIP proposals that are pending review by the FDA. Any such approved importation plans, when implemented, may result in lower drug prices for products covered by those programs. In the future, there will likely continue to be proposals relating to the reform of the U.S. healthcare system, some of which could further limit coverage and reimbursement of products.

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The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act, or FCPA, prohibits any U.S. individual or business from paying, offering or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring the companies to maintain books and records that accurately and fairly reflect all transactions of the companies, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

Non-U.S. Government Regulation

To the extent that any of our product candidates, once approved, are sold in a country outside of the United States, we will be subject to similar foreign laws and regulations, which may include, for instance, applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

In order to market our future products in the European Economic Area, or the EEA (which is comprised of the 27 Member States of the EU plus Norway, Iceland and Liechtenstein) and many other foreign jurisdictions, we must obtain separate regulatory approvals. More concretely, in the EEA, medicinal products can only be commercialized after obtaining a Marketing Authorization, or MA. There are two types of marketing authorizations:

●	the Community MA, which is issued by the European Commission through the Centralized Procedure, based on the opinion of the Committee for Medicinal Products for Human Use of the EMA, and which is valid throughout the entire territory of the EEA. The Centralized Procedure is mandatory for certain types of products, such as biotechnology medicinal products, orphan medicinal products and medicinal products indicated for the treatment of AIDS, cancer, neurodegenerative disorders, diabetes, auto-immune and viral diseases. The Centralized Procedure is optional for products containing a new active substance not yet authorized in the EEA, or for products that constitute a significant therapeutic, scientific or technical innovation or which are in the interest of public health in the EU; and

●	National MAs, which are issued by the competent authorities of the Member States of the EEA and only cover their respective territory, are available for products not falling within the mandatory scope of the Centralized Procedure. Where a product has already been authorized for marketing in a Member State of the EEA, this National MA can be recognized in another Member State through the Mutual Recognition Procedure. If the product has not received a National MA in any Member State at the time of application, it can be approved simultaneously in various Member States through the Decentralized Procedure.

Under the above described procedures, before granting the MA, the EMA or the competent authorities of the Member States of the EEA make an assessment of the risk-benefit balance of the product on the basis of scientific criteria concerning its quality, safety and efficacy.

Data and Marketing Exclusivity

In the EEA, new products authorized for marketing, or reference products, qualify for eight years of data exclusivity and an additional two years of market exclusivity upon marketing authorization. The data exclusivity period prevents generic or biosimilar applicants from relying on the pre-clinical and clinical trial data contained in the dossier of the reference product when applying for a generic or biosimilar marketing authorization in the EU during a period of eight years from the date on which the reference product was first authorized in the EU. The market exclusivity period prevents a successful generic or biosimilar applicant from commercializing its product in the EU until 10 years have elapsed from the initial authorization of the reference product in the EU. The 10-year market exclusivity period can be extended to a maximum of eleven years if, during the first eight years of those 10 years, the marketing authorization holder obtains an authorization for one or more new therapeutic indications which, during the scientific evaluation prior to their authorization, are held to bring a significant clinical benefit in comparison with existing therapies.

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Pediatric Investigation Plan

In the EEA, marketing authorization applications for new medicinal products not authorized have to include the results of studies conducted in the pediatric population, in compliance with a pediatric investigation plan, or PIP, agreed with the EMA’s Pediatric Committee, or PDCO. The PIP sets out the timing and measures proposed to generate data to support a pediatric indication of the drug for which marketing authorization is being sought. The PDCO can grant a deferral of the obligation to implement some or all of the measures of the PIP until there are sufficient data to demonstrate the efficacy and safety of the product in adults. Further, the obligation to provide pediatric clinical trial data can be waived by the PDCO when these data are not needed or appropriate because the product is likely to be ineffective or unsafe in children, the disease or condition for which the product is intended occurs only in adult populations, or when the product does not represent a significant therapeutic benefit over existing treatments for pediatric patients. Once the marketing authorization is obtained in all Member States of the EU and study results are included in the product information, even when negative, the product is eligible for six months’ supplementary protection certificate extension.

Environmental, Health and Safety Matters

We are subject to extensive environmental, health and safety laws and regulations in a number of jurisdictions, primarily Israel, governing, among other things: the use, storage, registration, handling, emission and disposal of chemicals, waste materials and sewage; chemicals, air, water and ground contamination; air emissions and the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals, waste materials and sewage. Our operations use chemicals and produce waste materials and sewage and require permits from various governmental authorities including, local municipal authorities, the Ministry of Environmental Protection and the Ministry of Health. The Ministry of Environmental Protection and the Ministry of Health, local authorities and the municipal water and sewage company conduct periodic inspections in order to review and ensure our compliance with the various regulations. These laws, regulations and permits could potentially require the expenditure by us of significant amounts for compliance or remediation. If we fail to comply with such laws, regulations or permits, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances we use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental, health and safety laws allow for strict, joint and several liability for remediation costs, regardless of comparative fault. We may be identified as a responsible party under such laws. Such developments could have a material adverse effect on our business, financial condition and results of operations. In addition, laws and regulations relating to environmental, health and safety matters are often subject to change. In the event of any changes or new laws or regulations, we could be subject to new compliance measures or to penalties for activities that were previously permitted.

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Organizational Structure

We do not currently have any subsidiaries. Until February 2023, we had a United Kingdom incorporated subsidiary, Nasus Pharma UK Ltd., which was never active.

Property and Facilities

Our offices are located in Israel. We currently lease one facility located at Yigal Alon 65, Tel Aviv, Israel from TopNotch Ltd. for a monthly fee of NIS 12,000 ($3,295).

We consider that our current office space is sufficient to meet our anticipated needs for the foreseeable future and is suitable for the conduct of our business.

Employees

As of August 7, 2025, we have five members of senior management (including our Chief Executive Officer), of which one is a full-time employee, one is a part-time employee, and three are service providers. As of August 7, 2025, we also have one consultant. In 2023, we reduced our workforce by two employees due to discontinued operations and a slowdown of our NS001 program. We had no changes in workforce in 2024.

None of our employees are represented by labor unions or covered by collective bargaining agreements. However, in Israel, we are subject to certain Israeli labor laws, regulations and national labor court precedent rulings, as well as certain provisions of collective bargaining agreements applicable to us by virtue of extension orders issued in accordance with relevant labor laws by the Israeli and Industry of Economy and which apply such agreement provisions to our employees even though they are not part of a union that has signed a collective bargaining agreement.

All of our employment and consulting agreements include employees’ and consultants’ undertakings with respect to non-competition and assignment to us of intellectual property rights developed in the course of employment and confidentiality. The enforceability of such provisions is limited by Israeli law.

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings relating to claims arising out of our operations. We are not currently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

Directors and Senior Management

The following table sets forth information regarding our executive officers and directors as of August 7, 2025:

Name	Age	Position

Dan Teleman	53	Chief Executive Officer

Udi Gilboa (2)	59	Co-Founder and Executive Chairman of the Board of Directors

Dr. Dalia Megiddo(2)	74	Co-Founder, Director, Chief Development Officer and Chief Medical Officer

Tair Lapidot, Pd.D.(3)	55	Vice President of Research and Development and Clinical Development

Galia Temtsin Kryaz, Ph.D.(1)	58	Director of CMC and Product Development

Oren Elmaliach(2)	41	Director of Finance

Dr. Ronnie Hershman(7)	66	Director

David Silberman(4)(5)(6)(7)	41	Director Nominee

Dr. Sharon Shacham(4)(5)(6)(7)	55	Director Nominee

Isaac Israel(4)(5)(6)(7)	46	Director Nominee

(1)	Consultant
(2)	Service Provider
(3)	Part-Time Employee
(4)	Member of the compensation committee
(5)	Member of the audit committee and financial statement examination committee
(6)	Independent Director (as defined under Israeli law)
(7)	Independent Director (as defined under NYSE American LLC Company Guide Manual Section 803(A)(2), or NYSE American Section 803(A)(2))

Dan Teleman, Chief Executive Officer

Mr. Dan Teleman has served as our Chief Executive Officer since January 2025. Prior to this appointment Mr. Teleman served as Pharma Two B Ltd.’s Chief Executive Officer from May 2023 to January 2025, and as its President from October 2022 to May 2023. Mr. Teleman brings over 20 years of experience in the biotechnology industry. From May 2022 to May 2023, Mr. Teleman was an Executive Partner at Israel Biotech Fund, a life science venture capital firm. From January 2023 to November 2023, Mr. Teleman also served as a board member of 4C Biomed, an early stage immune-oncology company developing a novel antibody. From July 2021 to May 2023, Mr. Teleman served as the chairman of Tamarix Pharma Ltd, an early-stage ophthalmology company developing novel anti apoptotic molecules. From January 2010 to May 2022, Mr. Teleman was the chief executive officer of Atox Bio Ltd., where he led the company through an NDA submission for Reltecimod, the first immunomodulator developed for NSTI. Previously, Mr. Teleman was the co-founder and chief executive officer of PainReform Ltd. (NASDAQ: PRFX), head of business development for Pharmos Corporation and held marketing and sales roles at Amgen (NASDAQ: AMGN). Mr. Teleman holds an MBA from the Fuqua School of Business at Duke University and an MSc in Biochemical engineering from Ben-Gurion University in Israel.

Udi Gilboa, Co-Founder and Executive Chairman

Mr. Udi Gilboa has served as our Co-Founder and Executive Chairman since 2019. Since January 2012, Mr. Gilboa has been serving as a director, Senior Vice President of Operations and the Chief Financial Officer of Bioblast Pharma Ltd. (NASDAQ: ORPN). Mr. Gilboa is the founder and managing partner of TopNotch Capital Ltd., a prominent Israeli life sciences investment bank. He is also the founder of a number of medical device and pharmaceutical companies. Mr. Gilboa is Chairman of the Board of Samson NeuroSciences Ltd. Mr. Gilboa has served as a director of InsuLine Medical Ltd. (TASE: INSL) until 2014 and served, until 2010 as a director and chairman of the board of directors of Topspin Medical Ltd. Mr. Gilboa holds a Bachelor’s degree and M.B.A. from Tel Aviv University. We believe Mr. Gilboa’s skills and experiences in the pharmaceutical and medical device industry as a founder, board member and in management positions, specifically in publicly traded companies, make him a beneficial addition to our board of directors.

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Dr. Dalia Megiddo, Co-Founder, Director, Chief Development Officer and Chief Medical Officer

Dr. Dalia Megiddo is one of our Co-Founders and served as our director since May 2019. She has also served as our Chief Development Officer and Chief Medical Officer since June 2019. Dr. Megiddo also served as our Chief Executive Officer from March 2020 to January 2025. She has founded and served as management or a director for multiple biopharma and medtech companies, including Chiasma Inc. (NASDAQ: CHMA) from 2002 to 2008 as co-founder and director; Medingo Ltd. (sold to Roche Holding AG) from 2005 to 2007 as co-founder and director; Alcobra Pharmaceuticals Ltd. (NASDAQ: ADHD) from 2008 to 2013 as co-founder and director; and Bioblast Pharma Ltd. (NASDAQ: ORPN) from February 2012 through its public offering in February 2015 as CEO and director from February 2012 to March 2019. Dr. Megiddo managed two venture capital funds: 7 Health Ventures from 2006 through 2010 and InnoMed Ventures, since 2000. Dr Megiddo has been involved in the Life Science Venture Capital Industry since 1999 and is well recognized as one of the leaders in the healthcare investment and entrepreneurial community both in Israel and internationally. She is a frequent speaker at local and international meetings and served as a board member at Given Imaging Ltd. (NASDAQ: GIVN), Elron Ventures Ltd. (NASDAQ: ELRN), Alcobra, and Bioblast. Dr. Megiddo is member of the scientific-investment advisory boards to several academic institutes in Israel including the Technion and Tel Aviv University. Dr. Megiddo holds an MBA from Kellogg-Recanati School of Business, and teaches at various entrepreneurial programs in Israeli universities. She completed her medical studies at the Hebrew University’s Hadassah Medical School and a specialty program in Family Medicine. After spending a few years as a faculty member in the Family Medicine department at the Hebrew University in Jerusalem, Dr. Megiddo founded and sold two successful businesses in the medical field: The Journal Club - Israel’s leading provider of Continuing Medical Education for physicians, and Academia Medica – a medical multimedia developer and worldwide distributor for Continuing Medical Education programs for physicians. We believe Dr. Megiddo’s skills and experiences as an investor, board member, Chief Development Officer and Chief Medical Officer, as well as her professional experience as a practicing physician with drug development capabilities make her a beneficial addition to our board of directors.

Tair Lapidot, Pd.D., Vice President of Research and Development and Clinical Development

Dr. Tair Lapidot has served as our Vice President of R&D and Clinical Development since 2019. Since 2002 Dr. Lapidot has been managing scientific projects and product development activities in the Israel Life-Science industry, from early preclinical research, clinical trials, and regulatory approval. Dr. Lapidot served as Chief Scientific Officer of Algatech Ltd. (sold to Solabia) from 2016 to 2019. She served as Director of Product Development & RA at Epitomee Medical (TLV: EPIT) 2010- 2016. She managed analytical and research activities in Chiasma Inc. (NASDAQ: CHMA), BioLineRx Ltd. (NASDAQ: BLRX; TASE: BLRX), and Compugen Ltd. (NASDAQ: CGEN; TASE: CGEN). Dr. Lapidot received her Ph.D. in Biochemistry from the Hebrew University of Jerusalem and had graduated Cum Laude Food Technology, B.Sc. Agri, also from the Hebrew University.

Galia Temtsin Kryaz, Ph.D., Director of CMC and Product Development

Dr. Galia Temtsin Kryaz, Ph.D. has served as our Director of CMC and Product Development since 2019. Dr. Kryaz serves as CEO of Formulex Pharma Innovations Ltd., or Formulex, where she has worked for the past 15 years. Dr. Kryaz received her Ph.D. in chemistry with specialization in organic chemistry and nanomaterials from Ben-Gurion University of the Negev.

Oren Elmaliach, Director of Finance

Mr. Oren Elmaliach has served as our Director of Finance since 2019. In September 2015, Oren Elmaliach founded Accounting Team Ltd., a financial consultancy and service provider to public companies traded in Israel and abroad, and has acted as Account Manager since then. Since February 2017, Mr. Elmaliach has served as controller of Ayala Pharmaceuticals Inc. (NASDAQ: AYLA), and since Februray 2022 he has served as Chief Financial Officer of Igentify. In addition, since September 2015, Mr. Elmaliach has served as an Israel Authorities Reporting Officer of LG Electronics Israel and since September 2015 he has served as Local Financial Report Consultant of Chiasma Inc. (NASDAQ: CHMA). From May 2017, Oren has served as chairman of the audit committee of Mysize, Inc (NASDAQ: MYSZ). From July 2011 until August 2015, Mr. Elmaliach served as CPA, Financial Director of CFO Director Ltd. and from June 2010 until July 2011 he served as Risk Management Consultant of RSM International Limited. Mr. Elmaliach holds a Bachelor of Arts in Accounting/Economics and a Msc. in Finance/Accounting from Tel Aviv University, Israel. He is a licensed Certified Public Accountant in Israel.

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Dr. Ronnie Hershman, Director

Dr. Ronnie Hershman has served on our board of directors since May 2020. He has been a cardiologist in New York for the last 30 years. In addition to being a medical practitioner, for the last 15 years, Dr. Hershman has also been an active Angel Investor. As an Angel Investor, he is the Founder and Principal Owner of Hershman Holdings LLC, a company he founded in 2004. He has also been co-founder of several other companies, including HealthEffect in August 2015 and InvestEffect in 2017. Dr. Hershman holds an M.D. from Icahn School of Medicine at Mount Sinai and a B.S. from Sophie Davis CCNY Center for Biomedical Education. We believe Dr. Hershman’s skills and experiences as an active physician and as an experienced healthcare investor combined with his intimate familiarity with the US healthcare industry make him a beneficial addition to our board of directors.

David Silberman, Director Nominee

David Silberman is a director nominee and will serve on our compensation committee and on our audit and financial statement examination committee. Mr. Silberman has served as the Chief Financial Officer of Compugen Ltd. (NASDAQ: CGEN) Since August 2024. Mr. Silberman previously served as the Chief Financial Officer of Oramed Pharmaceuticals, Inc. (NASDAQ: ORMP) from May 2021 to May 2024. From April 2018 to May 2021, Mr. Silberman served as a Corporate Financial Planning and Analysis associate director and director at Teva Pharmaceutical Industries Ltd. (NASDAQ: TEVA), a global pharmaceutical company, committed to helping patients around the world to access affordable medicines and benefit from innovations to improve their health. From 2014 to 2018, Mr. Silberman served as Global Internal Audit senior manager at Teva Pharmaceutical Industries Ltd. From 2009 to 2014, Mr. Silberman provided internal audit and risk management services in the advisory department of Grant Thornton Fahn Kanne Control Management. From January 2009 until June 2009, Mr. Silberman worked in the audit department of KPMG, a certified public accounting firm. Mr. Silberman holds DCG and DSCG degrees from the French Ministry of Higher Study and Research and is a certified public accountant in Israel. We believe Mr. Silberman’s in-depth knowledge in finance and experience in management positions, in particular in pharmaceutical publicly traded companies make him a beneficial addition to our board of directors.

Dr. Sharon Shacham, Director Nominee

Dr. Sharon Shacham is a director nominee and will serve on our compensation committee and on our audit and financial statement examination committee. Dr. Shacham has served as a director at Acrivon Theraputics, Inc. (NASDAQ: ACRV) since May 2021, non-executive director at exteRNA since August 2024 and director of Protai Therapeutics since January 2023. Dr. Shacham co-founded Karyopharm (NASDAQ: KPTI) in 2008 and served as its Chief Scientific Officer and head of Research and Development from 2010 until May 2022, and as President from 2013 until May 2021. Dr. Shacham has previously led scientific and clinical work that led to the discovery, development and regulatory approval of first-in-class drug candidates. Prior to joining Karyopharm, Dr. Shacham served as Senior Vice President of Drug Development at Epix Pharmaceuticals, Inc., and Director, Algorithm and Software Development at Predix Pharmaceuticals Inc., which merged into Epix Pharmaceuticals in 2006, where she led the company’s efforts in GPCR modeling, computational chemistry, lead optimization and development of clinical trials. Dr. Shacham holds a B.S. in chemistry, a Ph.D. in biophysical chemistry, and an M.B.A. from Tel Aviv University. We believe Dr. Shacham’s experience as board member, Chief Scientific Officer, co-founder and research and development positions, as well as her professional drug development capabilities make her a beneficial addition to our board of directors.

Isaac Israel, Director Nominee

Isaac Israel is a director nominee and will serve on our compensation committee and on our audit and financial statement examination committee. Mr. Israel served as a member of the board of directors since October 2012, and as chief executive officer of Purple Biotech (NASDAQ: PPBT) from 2012 until 2022 and served as Acting Chief Executive Officer from March 2023 to August 2023. Since 2008, Mr. Israel has served as founding chief executive officer of Uneri Capital Ltd., a consulting firm, owned by Mr. Israel, which specializes in the healthcare sector. Mr. Israel was the founding chief executive officer of BeeContact Ltd. (formerly TASE: BCNT), from 2001 until 2007. Mr. Israel served as a member of the board of directors of various private and public healthcare corporations, including as chairman of the board of a public healthcare corporation, NextGen Biomed Ltd. (TASE: NXGN). We believe Mr. Israel’s skills and experiences as a founder, Chief Executive Officer and board member, including in healthcare companies and in publicly traded companies, make him a beneficial addition to our board of directors.

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Family Relationships

There are no family relationships between any members of our executive management and our directors.

Arrangements for Election of Directors and Members of Management

There are currently no arrangements or understandings with major shareholders, customers, suppliers or others pursuant to which any of our executive management or our directors were selected (see “Related Party Transactions”).

Compensation

The following table presents in the aggregate all compensation we paid to all of our directors and senior management as a group for the year ended December 31, 2024. The table does not include any amounts we paid to reimburse any of such persons for costs incurred in providing us with services during this period.

	Salary, Bonuses and Related Benefits	Pension, Retirement and Other Similar Benefits	Share Based Compensation
All directors and senior management as a group, consisting of 5 persons	$517,513	$16,619	$4,135

For so long as we qualify as a foreign private issuer, we will not be required to comply with the proxy rules applicable to U.S. domestic companies regarding disclosure of the compensation of certain executive officers on an individual basis. Pursuant to Israeli Law, we will be required, after we become a public company, to disclose the annual compensation of our five most highly compensated officers on an individual basis. This disclosure will not be as extensive as that required of a U.S. domestic issuer. We intend to commence providing such disclosure, at the latest, in the annual proxy statement for our first annual meeting of shareholders following the closing of this offering, which will be filed under cover of a report on Form 6-K.

Services Agreements with Executive Officers

We have entered into written services agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance.

For a description of the terms of our share options and share option plan (see “Management—Equity Incentive Plan” below).

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Employment Agreement with Dan Teleman, our Chief Executive Officer

On January 6, 2025, we entered into an agreement with Mr. Dan Teleman, pursuant to which, Mr. Teleman provides us with services as our Chief Executive Officer. Pursuant to the terms of the services agreement, Mr. Teleman is entitled to a gross monthly salary in the amount of NIS 30,000 ($8,238) as of the commencement date of January 7, 2025 and until March 2025. As of April 1, 2025, Mr. Teleman is entitled to a gross monthly salary of NIS 40,000 ($10,984), to be increased to NIS 70,000 ($19,222) as of and subject to consummation of this offering until the first anniversary of this offering, and thereafter to NIS 75,000 ($20,595) until the second anniversary of this offering and to NIS 80,000 ($21,968) thereafter. The services agreement also provides for other benefits such as reimbursement of expenses and certain bonus payments, including a one-time bonus payment of NIS 240,000 ($65,903) upon and subject to consummation of this offering, or the IPO Bonus. Mr. Teleman will be entitled to an annual bonus in between 10%-20% of Mr. Teleman’s annual gross salary, or the Annual Bonus. Both parties may terminate the services agreement for any reason with 30 days’ written notice during the first 12 months of employment or with 60 days’ written notice thereafter. In addition, pursuant to an option agreement entered into in January 2025, Mr. Teleman was granted share options, with a grant date of January 16, 2025, to purchase up to 318,856 Ordinary Shares under our 2019 Plan at an exercise price of $6.05, vesting over a period of 36 months commencing on January 7, 2025. Mr. Teleman’s option grant letter agreement contains an acceleration clause, whereby the options will become fully vested immediately prior to the closing of any transaction, as defined under the 2019 Plan to mean any merger in which we no longer continue to exist as a legal entity, or sale of all, or substantially all, of our issued and outstanding shares to a third party or the sale of all or substantially all of our assets. A transaction, for the avoidance of doubt, does not include an initial public offering. Any unexercised options will expire ten years from the date they were granted, in accordance with the 2019 Plan. In March 2025, our board of directors and shareholders ratified and amended the agreement with Mr. Teleman. The amendment to the agreement introduces several changes, to be effective upon completion of the offering as follows: (i) our compensation committee and our board of directors may increase, from time-to-time, without requiring shareholder approval, Mr. Teleman’s monthly gross salary up to the maximum monthly gross salary determined in the Company’s compensation policy, as may be in effect from time to time; (ii) our compensation committee and our board of directors may grant Mr. Teleman, without requiring shareholder approval, equity-based awards up to the maximum annual equity compensation in accordance with the Company’s compensation policy, as may be in effect from time to time; (iii) an acceleration mechanism allowing for the acceleration of up to all of the equity-based awards granted to Mr. Teleman in the event of a change of control, as shall be determined by our compensation committee and our board of directors; (iv) the Annual Bonus range shall be adjusted from 10%-20% to 20%-30%; (v) Mr. Teleman shall be entitled to a one-time bonus of $75,000 if the Phase 3 clinical trial of NS002 successfully meets its primary end-point. Further, Mr. Teleman’s car maintenance allowance shall be increased from NIS 3,500 ($961) to NIS 4,500 ($1,236), effective March 17, 2025.

Services Agreement with Udi Gilboa, our Co-Founder and Executive Chairman

On June 1, 2019, we entered into an agreement with TopNotch Ltd., a company beneficially owned by Mr. Udi Gilboa, pursuant to which Mr. Gilboa provides us with services as our Executive Chairman. Pursuant to the terms of the services agreement, Mr. Gilboa is entitled to a monthly salary in the amount of NIS 20,000 ($5,492), which was increased to NIS 45,000 ($12,357) on May 1, 2020 per an amendment to the services agreement. In February 2022, Mr. Gilboa agreed to a voluntarily reduction in his monthly salary to NIS 36,000 ($9,885). In November 2022, Mr. Gilboa again agreed to a voluntarily reduction in his monthly salary to NIS 18,000 ($4,943). The services agreement also provides for other benefits such as reimbursement of expenses and certain bonus payments. Both parties may terminate the services agreement for any reason with 90 days’ written notice. In March 2025, our board of directors and shareholders ratified and amended the agreement with TopNotch Ltd, or the Second Amendment to the TopNotch Agreement.

The Second Amendment to the TopNotch Agreement provides compensation adjustments upon completion of the offering, as follows: (i) NIS 86,000 ($23,615) monthly consultation fee in the first year following the offering, (ii) NIS 90,300 ($24,796) monthly consultation fee in the second year following the offering, and (iii) NIS 94,814 ($26,036) monthly consultation fee from the third year following the offering; (iv) monthly car allowance and maintenance expenses of NIS 3,621 ($994); (v) annual bonus of up to 25% of the annual consulting fees, subject to approval of our board of directors; and (vi) one-time bonus of NIS 1,068,195 ($293,323) upon completion of the offering. Further, under the Second Amendment to the TopNotch Agreement, our compensation committee and our board of directors, may grant Mr. Gilboa: (i) a special bonus of up to 1.5% of the proceeds of a qualified merger, sale, or assignment as provided therein; (ii) an equity financing bonus equal to up to 2% of the cash proceeds in a private placement or other equity financing transaction, and (iii) a one-time bonus for special efforts performed by Mr. Gilboa and/or in respect of the significant contribution of Mr. Gilboa to the Company’s operations, special projects or extra ordinary achievements which are not in the Company’s ordinary course of business.

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Services Agreement with Dr. Dalia Megiddo, our Co-Founder, Chief Development Officer and Chief Medical Officer

On June 1, 2019, we entered into a services agreement with D.M. Medica Ltd., a company beneficially owned by Dr. Dalia Megiddo, pursuant to which Dr. Megiddo provides us with services as our Chief Executive Officer. Pursuant to the terms of the services agreement, Dr. Megiddo is entitled to a monthly salary in the amount of NIS 20,000 ($5,492), which was increased to NIS 45,000 ($12,357) on May 1, 2020, per an amendment to the services agreement. In February 2022, Dr. Megiddo agreed to a voluntarily reduction in her monthly salary to NIS 36,000 ($9,885). In November 2022, she again agreed to a voluntarily reduction in her monthly salary to NIS 18,000 ($4,943) per month. The services agreement also provides for other benefits such as reimbursement of expenses. The amendment to the services agreement additionally provides for an annual bonus which is paid out for any top line revenues. Both parties may terminate the services agreement for any reason with 90 days’ written notice. On January 7, 2025, Dr. Dalia Megiddo’s service as our Chief Executive Officer has terminated with the appointment of Mr. Dan Teleman as our new Chief Executive Officer. Dr. Dalia Megiddo continues to serve as our Chief Development Officer and Chief Medical Officer, in addition to her service as our director. In March 2025, our board of directors and shareholders ratified and amended the agreement with D.M. Medical Ltd., or the Second Amendment to the D.M. Agreement.

The Second Amendment to the D.M. Agreement redefines the services provided by Dr. Megiddo from Chief Executive Officer to Chief Development Officer, and provides compensation adjustments upon completion of the offering, as follows: (i) NIS 86,000 ($23,615) monthly consultation fee in the first year following the offering, (ii) NIS 96,560 ($26,515) monthly consultation fee in the second year following the offering, and (iii) NIS 105,613 ($29,001) monthly consultation fee from the third year following the offering; (iv) monthly car allowance and maintenance expenses of NIS 4,344 ($1,193); (v) annual bonus of up to 25% of annual consulting fees, subject to approval of our board of directors; one-time bonus of NIS 854,556($234,658) upon completion of the offering. Further, under the Second Amendment to the D.M. Agreement, our compensation committee and our board of directors, may grant Dr. Megiddo (i) a special bonus of up to 1.5% of the proceeds of a qualified merger, sale, or assignment as provided therein; (ii) a one-time bonus for special efforts performed by Dr. Megiddo and/or in respect of the significant contribution of Dr. Megiddo to the Company’s operations, special projects or extra ordinary achievements which are not in the Company’s general course of business; (iii) a bonus of NIS 1,068,195 ($293,323) upon NDA submission of NS002 to the FDA; and (iv) a bonus of NIS 2,136,390 ($586,646) upon FDA approval of an NDA for NS002.

Employment Agreement with Tair Lapidot, Pd.D., our Vice President of Research and Development and Clinical Development

On June 2, 2019, we entered into an employment agreement with Dr. Tair Lapidot, pursuant to which Dr. Lapidot provides us with services as our Vice President of Research and Development and Clinical Development. Pursuant to the terms of the services agreement, Dr. Lapidot is entitled to a monthly salary in the amount of NIS 35,000 ($9,611), which was decreased to NIS 28,000 ($7,689) on March 13, 2022 pursuant to an amendment to the employment agreement. The agreement also provides for other benefits such as reimbursement of expenses. In addition, pursuant to an option agreement entered into on January 30, 2020, Dr. Lapidot was granted share options (with a grant date of November 28, 2019) to purchase up to 69,209 Ordinary Shares under our 2019 Plan, with 55,366 options having an exercise price of $1.23 and 13,843 options having an exercise price of $4.30, vesting over a period of four years commencing on July 17, 2019 and January 30, 2020. Both parties may terminate the services agreement for any reason with 30 days’ written notice. Pursuant to an option agreement entered into on January 23, 2023, Dr. Lapidot was granted additional options to purchase 9,135 Ordinary Shares under our 2019 Plan, with a grant date of January 23, 2023, at an exercise price of $0.002, vesting over a period of 18 months commencing on January 31, 2023. Dr. Lapidot’s option grant letter agreement contains an acceleration clause, whereby the options will become fully vested after the consummation of an initial public offering or after any transaction, as defined under the 2019 Plan to mean any merger in which we no longer continue to exist as a legal entity, or sale of all, or substantially all, of our issued and outstanding shares to a third party or the sale of all or substantially all of our assets. Any unexercised options will expire ten years from the date they were granted, in accordance with the 2019 Plan.

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Services Agreement with Oren Elmaliach, our Director of Finance

On June 13, 2019, we entered into a consulting services agreement with Accounting Team Ltd., or Accounting Team, a company beneficially owned by Mr. Oren Elmaliach, pursuant to which Accounting Team provides us with part-time accounting services in consideration for a monthly fee of NIS 2,000 ($549). Pursuant to an amendment dated December 5, 2024, we have ratified the agreement to reflect that as of February 1, 2021, Accounting Team has been entitled to a monthly fee of NIS 8,000 ($2,197). Accounting Team is also entitled to receive an aggregate amount of NIS 325,000 ($89,244) in connection with accounting services related to this offering and will be entitled to a one-time payment of NIS 250,000 ($68,649) upon and subject to consummation of this offering. On December 5, 2024, we have also entered into a separate consulting agreement directly with Mr. Elmaliach, reflecting that since August 1, 2020, we have engaged Mr. Elmaliach directly as our part time external Director of Finance. Under such agreement, Mr. Elmaliach is entitled to an additional monthly fee of NIS 2,000 ($549) with effect from such date. In addition, pursuant to an option agreement entered into in January 2020, Mr. Elmaliach was granted share options, with a grant date of November 28, 2019, to purchase up to 27,681 Ordinary Shares under our 2019 Plan at an exercise price of $1.23, vesting over a period of four years commencing on June 13, 2019. Mr. Elmaliach’s option grant letter agreement contains an acceleration clause, whereby the options will become fully vested six months after the consummation of an initial public offering or six months after any transaction, as defined under the 2019 Plan to mean any merger in which we no longer continue to exist as a legal entity, or sale of all, or substantially all, of our issued and outstanding shares to a third party or the sale of all or substantially all of our assets. Pursuant to an option agreement entered into in January 2025, Mr. Elmaliach was granted additional share options, with a grant date of January 16, 2025, to purchase up to 27,681 Ordinary Shares under our 2019 Plan at an exercise price of $6.05, vesting over a period of 36 months commencing on January 7, 2025. Mr. Elmaliach’s option grant letter agreement contains an acceleration clause, whereby the options will become fully vested immediately prior to the closing of any transaction, as defined under the 2019 Plan to mean any merger in which we no longer continue to exist as a legal entity, or sale of all, or substantially all, of our issued and outstanding shares to a third party or the sale of all or substantially all of our assets. A transaction, for the avoidance of doubt, does not include an initial public offering. Any unexercised options will expire ten years from the date they were granted, in accordance with the 2019 Plan. Both parties may terminate the services agreement for any reason with 60 days’ written notice.

Directors’ Service Contracts

Other than with respect to our directors that are also executive officers, we do not have written agreements with any director providing for benefits upon the termination of his employment with our company.

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Differences between the Companies Law and NYSE American Requirements

The Sarbanes-Oxley Act, as well as related rules subsequently implemented by the SEC, require foreign private issuers, such as us, to comply with various corporate governance practices. In addition, following the listing of the Ordinary Shares on the NYSE American, we will be required to comply with NYSE American rules. Under those rules, we may elect to follow certain corporate governance practices permitted under the Companies Law in lieu of compliance with corresponding corporate governance requirements otherwise imposed by the NYSE American rules for U.S. domestic issuers.

In accordance with Israeli law and practice and in reliance on the relief available to foreign private issuers pursuant to Section 110 of the NYSE American LLC Company Guide, or NYSE Rules, we have elected to follow the provisions of the Companies Law as well as Israeli practice, in lieu of such NYSE Rules, with respect to the following requirements:

●	Quorum. In lieu of Section 123 of the NYSE Rules, which provides for a quorum of at least 33⅓%, to follow Israeli practice, pursuant to which a company is allowed to determine in its articles of association the required quorum for a shareholder meeting. Our amended and restated articles of association provide that the quorum for a general meeting of shareholders will consist of two or more shareholders holding at least 25% of the total voting rights in person or by proxy, or, for any adjourned shareholder general meeting, the quorum set forth in our amended and restated articles of association shall consist of at least one shareholder present in person or by proxy.
●	Nomination of our directors. In lieu of Section 804 of the NYSE Rules, which provides that nominations by our board of directors may be made by a majority of independent directors or by a nominating committee of the board of directors consisting solely of independent directors, the nominations for directors, which are presented to the Company’s shareholders by the board of directors, are generally made by the board of directors itself, in accordance with the provisions of our amended and restated articles of association and the Companies Law. With the exception of directors elected by the board of directors and external directors (if applicable), the Company’s directors are then elected by an annual meeting of the Company’s shareholders (i) to hold office until the next annual meeting following his or her election or (ii) for three-year term, as described below under “Management—Board Practices—External Directors.”
●	Compensation of officers. Israeli law and our amended and restated articles of association do not require that the independent members of our board of directors (or a compensation committee composed solely of independent members of our board of directors) determine an executive officer’s compensation, as is generally required under NYSE Section 805 with respect to the chief executive officer and all other executive officers. Instead, compensation of executive officers is determined and approved by our compensation committee and our board of directors, and in certain circumstances by the Company’s shareholders, either in consistency with the compensation policy or, in special circumstances in deviation therefrom, taking into account certain considerations stated in the Companies Law (see “Management—Board Practices—Approval of Related Party Transactions under Israeli Law”).

●	Shareholder approval. The Company will not seek shareholder approval for corporate actions which are not subject to shareholder approval under Israeli law. In particular, Section 711 of the NYSE Rules requires shareholder approval for the establishment or material amendment of a stock option or purchase plan or other equity compensation arrangement pursuant to which options or stock may be acquired. Israeli law does not require shareholder approval for such plans. In addition, Section 713 of the NYSE Rules requires shareholder approval when the Company issues additional shares in a transaction that is not considered a public offering. Israeli law does not require shareholder approval for such transactions.
●	Annual Shareholders Meeting. As opposed to Section 704 of the NYSE Rules, which mandates that a listed company hold its annual shareholders meeting within one year of the company’s fiscal year-end, we are required, under the Companies Law, to hold an annual shareholders meeting each calendar year and within 15 months of the last annual shareholders meeting.
●	Written Notice. As opposed to Section 703 of the NYSE Rules, that mandates each issuer to provide shareholders with written notice at least 10 days in advance of all shareholder meetings and to provide for such notice in its by-laws, the Company is required, under Companies Law and our amended and restated articles of association, to provide either 14 or 21 days written notice.

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Board Practices

Introduction

Our board of directors presently consists of three members, as the Companies Law does not mandate the appointment of external directors to the board of directors. Immediately following the completion of this offering, our board of directors is expected to consist of seven directors. Based upon information requested from and provided by each director concerning such director’s background, employment and affiliations, including family relationships, our board of directors of directors determined that, four members of our directors following the completion of this offering, are “independent directors” as defined under the listing standards of the NYSE American rules. Our amended and restated articles of association provide that the number of board of directors’ members (including external directors) shall be set by the general meeting of the shareholders provided that it will consist of not less than two and not more than nine. Pursuant to the Companies Law, the management of our business is vested in our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to management. Our executive officers are responsible for our day-to-day management and have individual responsibilities established by our board of directors. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment agreement that we have entered into with him. All other executive officers are appointed by our Chief Executive Officer. Their terms of employment are subject to the approval of the board of directors’ compensation committee and of the board of directors, and are subject to the terms of any applicable employment agreements that we may enter into with them.

Each director, except external directors, will hold office until the next annual general meeting of our shareholders following his or her appointment, or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our amended and restated articles of association.

In addition, under certain circumstances, our amended and restated articles of association allow our board of directors to appoint directors to fill vacancies on our board of directors or in addition to the acting directors (subject to the limitation on the number of directors), until the next annual general meeting or special general meeting in which directors may be appointed or terminated. External directors may be elected for up to two additional three-year terms after their initial three-year term under the circumstances described below, with certain exceptions as described in “External Directors” below. External directors may be removed from office only under the limited circumstances set forth in the Companies Law (see “Management—Board Practices—External Directors”).

Under the Companies Law, nominations for directors may be made by any shareholder holding at least one percent or a higher percent, as may be required by the Companies Law from time to time, of our outstanding voting power. Under the Exemptions Regulations, one or more shareholders of an Israeli company whose shares are listed outside of Israel (e.g., listed on NYSE American), may request its company’s board of directors to include an appointment of a candidate for a position on the board of directors or the termination of a board member as an item on the agenda of a future general meeting, provided that the shareholder hold at least five percent of the voting rights of the company, instead of the one percent required in the past.

Any such shareholder may make such a nomination only if a written notice of such shareholder’s intent to make such nomination has been given to our board of directors. Any such notice must include certain information, the consent of the proposed director nominee(s) to serve as our director(s) if elected, and a declaration signed by the nominee(s) declaring that (i) there is no limitation under the Companies Law preventing their election and (ii) that all information that is required to be provided to us in connection with such election under the Companies Law and our amended and restated articles of association has been provided.

The decision whether to include the suggested item on the agenda is subject to the Company’s discretion, under the provisions of the Companies Law.

Under the Companies Law, our board of directors must determine the minimum number of directors who are required to have accounting and financial expertise. In determining the number of directors required to have such expertise, our board of directors must consider, among other things, the type and size of the company and the scope and complexity of its operations. Our board of directors has determined that the minimum number of directors of our company who are required to have accounting and financial expertise is two. Upon the effectiveness of the registration statement for this offering, our directors who have financial expertise will be Mr. David Silberman, Mr. Isaac Israel, and Dr. Sharon Shacham.

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The board of directors must elect one director to serve as the chairman of the board of directors to preside at the meetings of the board of directors, and may also remove that director as chairman. Pursuant to the Companies Law, neither the chief executive officer nor any of his or her relatives is permitted to serve as the chairman of the board of directors, and a company may not vest the chairman or any of his or her relatives with the chief executive officer’s authorities. In addition, a person who reports, directly or indirectly, to the chief executive officer may not serve as the chairman of the board of directors; the chairman may not be vested with authorities of a person who reports, directly or indirectly, to the chief executive officer; and the chairman may not serve in any other position in the company or a controlled company, but he or she may serve as a director or chairman of a controlled company. However, the Companies Law permits a company’s shareholders to determine, for a period not exceeding three years from each such determination, that the chairman or his or her relative may serve as chief executive officer or be vested with the chief executive officer’s authorities, and that the chief executive officer or his or her relative may serve as chairman or be vested with the chairman’s authorities. Such determination of a company’s shareholders requires either: (1) the approval of at least a majority of the shares of those shareholders present and voting on the matter (other than controlling shareholders and those having a personal interest in the determination) (shares held by abstaining shareholders shall not be considered); or (2) that the total number of shares opposing such determination does not exceed 2% of the total voting power in the company. Currently, we have a separate chairman and chief executive officer. In accordance with the Companies Law regulations, such determination of a company’s shareholders that was made after a company first offered its securities to the public, or that the company described in the prospectus, will be for a period not exceeding five years from the date the company became public company.

The board of directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees of the board of directors, and it may, from time to time, revoke such delegation or alter the composition of any such committees, subject to certain limitations. Unless otherwise expressly provided by the board of directors, the committees shall not be empowered to further delegate such powers. The composition and duties of our audit committee, financial statement examination committee and compensation committee are described below.

The board of directors oversees how management monitors compliance with our risk management policies and procedures, and reviews the adequacy of the risk management framework in relation to the risks faced by us. The board of directors will be assisted in its oversight role by an internal auditor. The internal auditor will undertake both regular and ad hoc reviews of risk management controls and procedures, the results of which are reported to our audit committee.

External Directors

Under the Companies Law, an Israeli company whose shares have been offered to the public or whose shares are listed for trading on a stock exchange in or outside of Israel is required to appoint at least two external directors to serve on its board of directors. External directors must meet stringent standards of independence. However, the Company adopted an exemption for appointment of external directors, as further specified below.

Under regulations promulgated pursuant to the Companies Law, a company with no controlling shareholder whose shares are listed for trading on specified exchanges outside of Israel, including the NYSE American, may adopt exemptions from various corporate governance requirements of the Companies Law, so long as such company satisfies the requirements of applicable foreign country laws and regulations, including applicable stock exchange rules, that apply to companies organized in that country and relating to the appointment of independent directors and the composition of audit and compensation committees. Such exemptions include an exemption from the requirement to appoint external directors and the requirement that an external director be a member of certain committees, as well as exemption from limitations on directors’ compensation. We do not currently have a controlling shareholder and we use this exemption from the requirement described herein.

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Independent Directors Under the Companies Law

An “independent director” is either an external director or a director who meets the same non-affiliation criteria as an external director (except for (i) the requirement that the director be an Israeli resident (which does not apply to companies such as ours whose securities have been offered outside of Israel or are listed outside of Israel) and (ii) the requirement for accounting and financial expertise or professional qualifications), as determined by the audit committee, and who has not served as a director of the company for more than nine consecutive years. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Regulations promulgated pursuant to the Companies Law provide that a director in a public company whose shares are listed for trading on specified exchanges outside of Israel, including NYSE American, who qualifies as an independent director under the relevant non-Israeli rules and who meets certain non-affiliation criteria, which are less stringent than those applicable to independent directors as set forth above, would be deemed an “independent” director pursuant to the Companies Law provided: (i) he or she has not served as a director for more than nine consecutive years; (ii) he or she has been approved as such by the audit committee; and (iii) his or her remuneration shall be in accordance with the Companies Law and the regulations promulgated thereunder. For these purposes, ceasing to serve as a director for a period of two years or less would not be deemed to sever the consecutive nature of such director’s service.

Furthermore, pursuant to these regulations, such company may reappoint a person as an independent director for additional terms, beyond nine years, which do not exceed three years each, if each of the audit committee and the board of directors determine, in that order, that in light of the independent director’s expertise and special contribution to the board of directors and its committees, the reappointment for an additional term is in the company’s best interest.

Our independent directors, upon the effectiveness of the registration statement for this offering, will be Mr. David Silberman, Mr. Isaac Israel, Dr. Sharon Shacham and Ronnie Hershman.

Alternate Directors

Our amended and restated articles of association provide, as allowed by the Companies Law, that any director may, subject to the conditions set thereto including approval of the nominee by our board of directors, appoint a person as an alternate to act in his place, to remove the alternate and appoint another in his place and to appoint an alternate in place of an alternate whose office is vacated for any reason whatsoever. Under the Companies Law, a person who is not qualified to be appointed as a director, a person who is already serving as a director or a person who is already serving as an alternate director for another director, may not be appointed as an alternate director. Nevertheless, a director who is already serving as a director may be appointed as an alternate director for a member of a committee of the board of directors so long as he or she is not already serving as a member of such committee, and if the alternate director is to replace an external director, he or she is required to be an external director and to have either “financial and accounting expertise” or “professional expertise,” depending on the qualifications of the external director he or she is replacing. A person who does not have the requisite “financial and accounting experience” or the “professional expertise,” depending on the qualifications of the external director he or she is replacing, may not be appointed as an alternate director for an external director. A person who is not qualified to be appointed as an independent director, pursuant to the Companies Law, may not be appointed as an alternate director of an independent director qualified as such under the Companies Law. Unless the appointing director limits the time or scope of the appointment, the appointment is effective for all purposes until the appointing director ceases to be a director or terminates the appointment.

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Committees of the Board of Directors

Our board of directors will establish three standing committees, the audit committee, the compensation committee and the Financial Statement Examination Committee.

Audit Committee

Under the Companies Law, we are required to appoint an audit committee. The audit committee must be comprised of at least three directors, including all of the external directors (one of whom must serve as chairman of the committee). The audit committee may not include the chairman of the board of directors; a controlling shareholder of the company or a relative of a controlling shareholder; a director employed by or providing services on a regular basis to the company, to a controlling shareholder or to an entity controlled by a controlling shareholder; or a director who derives most of his or her income from a controlling shareholder.

In addition, a majority of the members of the audit committee of a publicly traded company must be independent directors under the Companies Law. However, under the Exemptions Regulations, a company with no controlling shareholder may be exempted from certain obligations mentioned above. Our audit committee will be comprised, upon the effectiveness of the registration statement for this offering, of Mr. David Silberman, Mr. Isaac Israel, and Dr. Sharon Shacham.

Under the Companies Law, our audit committee is responsible for:

●	determining whether there are deficiencies in the business management practices of our company, and making recommendations to the board of directors to improve such practices;
●	determining whether to approve certain related party transactions (including transactions in which an office holder has a personal interest and whether such transaction is extraordinary or material under Companies Law) and establishing the approval process for certain transactions with a controlling shareholder or in which a controlling shareholder has a personal interest (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”);
●	determining the approval process for transactions that are “non-negligible” (i.e., transactions with a controlling shareholder that are classified by the audit committee as non-negligible, even though they are not deemed extraordinary transactions), as well as determining which types of transactions would require the approval of the audit committee, optionally based on criteria which may be determined annually in advance by the audit committee;
●	examining our internal controls and internal auditor’s performance, including whether the internal auditor has sufficient resources and tools to dispose of its responsibilities;
●	examining the scope of our auditor’s work and compensation and submitting a recommendation with respect thereto to our board of directors or shareholders, depending on which of them is considering the appointment of our auditor;
●	establishing procedures for the handling of employees’ complaints as to deficiencies in the management of our business and the protection to be provided to such employees; and
●	where the board of directors approves the working plan of the internal auditor, examining such working plan before its submission to the board of directors and proposing amendments thereto.

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Our audit committee may not conduct any discussions or approve any actions requiring its approval (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”), unless at the time of the approval a majority of the committee’s members are present, which majority consists of independent directors under the Companies Law, including at least one external director.

Our board of directors adopted an audit committee charter to be effective upon the listing of our Ordinary Shares on NYSE American setting forth, among others, the responsibilities of the audit committee consistent with the rules of the SEC and NYSE American Rules (in addition to the requirements for such committee under the Companies Law), including, among others, the following:

●	oversight of our independent registered public accounting firm and recommending the engagement, compensation or termination of engagement of our independent registered public accounting firm to the board of directors in accordance with Israeli law;
●	recommending the engagement or termination of the person filling the office of our internal auditor, reviewing the services provided by our internal auditor and reviewing effectiveness of our system of internal control over financial reporting;
●	recommending the terms of audit and non-audit services provided by the independent registered public accounting firm for pre-approval by our board of directors; and
●	reviewing and monitoring, if applicable, legal matters with significant impact, finding of regulatory authorities’ findings, receive reports regarding irregularities and legal compliance, acting according to “whistleblower policy” and recommend to our board of directors if so required.

NYSE American Requirements for Audit Committee

Under the NYSE American rules, we are required to maintain an audit committee consisting of at least three members, each of whom is independent and financially literate, and at least one of whom has accounting or related financial management expertise.

As noted above, upon the effectiveness of the registration statement for this offering, the members of our audit committee will include Mr. David Silberman, Mr. Isaac Israel, and Dr. Sharon Shacham, each of whom is an independent director under the Companies Law and “independent,” as such term is defined in under NYSE American rules. The chairman of our audit committee will be elected by the members of the audit committee following the offering. All members of our audit committee meet the requirements for financial literacy under the NYSE American rules. Our board of directors has determined that each member of our audit committee is an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the NYSE American rules.

Financial Statement Examination Committee

Under the Companies Law, the board of directors of a public company incorporated in Israel must appoint a financial statement examination committee, which consists of members with accounting and financial expertise or the ability to read and understand financial statements. The function of a financial statements examination committee is to discuss and provide recommendations to its board of directors (including the report of any deficiency found) with respect to the following issues: (1) estimations and assessments made in connection with the preparation of financial statements; (2) internal controls related to the financial statements; (3) completeness and propriety of the disclosure in the financial statements; (4) the accounting policies adopted and the accounting treatments implemented in material matters of the company; and (5) value evaluations, including the assumptions and assessments on which evaluations are based and the supporting data in the financial statements. Our independent registered public accounting firm and our internal auditor are invited to attend all meetings of our financial statements examination committee.

In accordance with the provisions of the Companies Law and the regulations promulgated pursuant to it and under certain conditions, an Israeli company may merge its audit committee and the financial statement examination committee into one committee, or the Joint Committee. As of the date hereof, the Company meets such conditions and therefore formed a Joint Committee. The members of our Joint Committee will consist of Mr. David Silberman, Dr. Sharon Shacham and Mr. Isaac Israel.

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Compensation Committee

Under the Companies Law, the board of directors of any public company must establish a compensation committee. The compensation committee must be comprised of at least three directors, including all of the external directors, who must constitute a majority of the members of the compensation committee. Each compensation committee member that is not an external director must be a director whose compensation does not exceed an amount that may be paid to an external director. The compensation committee is subject to the same Companies Law restrictions as the audit committee as to: (a) who may not be a member of the committee; and (b) who may not be present during committee deliberations as described above. However, under the Exemptions Regulations, a company with no controlling shareholder might be exempted from certain obligations mentioned above.

Our compensation committee will act pursuant to a written charter and will be comprised, upon the effectiveness of the registration statement for this offering, of Mr. David Silberman, Mr. Isaac Israel, Dr. Sharon Shacham. Our compensation committee will comply with the provisions of the Companies Law, the regulations promulgated thereunder, and our amended and restated articles of association, on all aspects referring to its independence, authorities and practice. Our compensation committee will follow home country practice as opposed to complying with the compensation committee membership and charter requirements prescribed under the NYSE American rules.

Our compensation committee will review and recommend to our board of directors: with respect to our executive officers’ and directors’: (1) annual base compensation (2) annual incentive bonus, including the specific goals and amounts; (3) equity compensation; (4) employment agreements, severance arrangements, and change in control agreements and provisions; (5) retirement grants and/or retirement bonuses; and (6) any other benefits, compensation, compensation policies or arrangements.

The duties of the compensation committee include the recommendation to the company’s board of directors of a policy regarding the terms of engagement of office holders, to which we refer as a compensation policy, in the form adopted by our board of directors and shareholders for a period of five (5) years from the offering. Such policy must be adopted by the company’s board of directors, after considering the recommendations of the compensation committee. The compensation policy is then brought for approval by our shareholders, which requires a special majority (see “Management—Board Practices—Approval of Related Party Transactions under Israeli law”). Under the Companies Law, the board of directors may adopt the compensation policy if it is not approved by the shareholders, provided that after the shareholders oppose the approval of such policy, the compensation committee and the board of directors revisit the matter and determine that adopting the compensation policy would be in the best interests of the company. Our compensation policy was approved by our shareholders on January 23, 2017.

The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of executive officers and directors, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must relate to certain factors, including advancement of the company’s objectives, the company’s business and its long-term strategy, and creation of appropriate incentives for executives. It must also consider, among other things, the company’s risk management, size and the nature of its operations. The compensation policy must furthermore consider the following additional factors:

●	the education, skills, expertise and accomplishments of the relevant director or executive;
●	the director’s or executive’s roles and responsibilities and prior compensation agreements with him or her;
●	the relationship between the cost of the terms of service of an office holder and the average median compensation of the other employees of the company (including those employed through manpower companies), including the impact of disparities in salary upon work relationships in the company;

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●	the possibility of reducing variable compensation at the discretion of the board of directors; and the possibility of setting a limit on the exercise value of non-cash variable compensation; and
●	as to severance compensation, the period of service of the director or executive, the terms of his or her compensation during such service period, the company’s performance during that period of service, the person’s contribution towards the company’s achievement of its goals and the maximization of its profits, and the circumstances under which the person is leaving the company.

The compensation policy must also include the following principles:

●	with the exception of office holders who report directly to the chief executive officer, the link between variable compensation and long-term performance and measurable criteria;
●	the relationship between variable and fixed compensation, and the ceiling for the value of variable compensation at the time of its grant;
●	the conditions under which a director or executive would be required to repay compensation paid to him or her if it was later shown that the data upon which such compensation was based was inaccurate and was required to be restated in the company’s financial statements;
●	the minimum holding or vesting period for variable, equity-based compensation; and
●	maximum limits for severance compensation.

The compensation policy must also consider appropriate incentives from a long-term perspective.

The compensation committee is responsible for: (1) recommending the compensation policy to a company’s board of directors for its approval (and subsequent approval by the shareholders); and (2) duties related to the compensation policy and to the compensation of a company’s office holders, including:

●	recommending whether a compensation policy should continue in effect, if the then-current policy has a term of greater than three years (approval of either a new compensation policy or the continuation of an existing compensation policy must in any case occur every three years);
●	recommending to the board of directors periodic updates to the compensation policy;
●	assessing implementation of the compensation policy;
●	determining whether the terms of compensation of certain office holders of the company need not be brought to approval of the shareholders; and
●	determining whether to approve the terms of compensation of office holders that require the committee’s approval.

Our compensation policy is designed to promote our long-term goals, work plan and policy, retain, motivate and incentivize our directors and executive officers, while considering the risks that our activities involve, our size, the nature and scope of our activities and the contribution of an officer to the achievement of our goals and maximization of profits, and align the interests of our directors and executive officers with our long-term performance. To that end, a portion of an executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. On the other hand, our compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm us in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods for equity-based compensation.

Our compensation policy also addresses our executive officer’s individual characteristics (such as his or her respective position, education, scope of responsibilities and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers, and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary. In addition, our compensation policy provides for maximum permitted ratios between the total variable (cash bonuses and equity-based compensation) and non-variable (base salary) compensation components, in accordance with an officer’s respective position with the company.

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An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to executive officers other than our chairman or Chief Executive Officer may be based entirely on a discretionary evaluation. Our Chief Executive Officer will be entitled to recommend performance objectives to such executive officers, and such performance objectives will be approved by our compensation committee (and, if required by law, by our board of directors).

The performance measurable objectives of our chairman and Chief Executive Officer will be determined annually by our compensation committee and board of directors. A less significant portion of the chairman’s and/or the Chief Executive Officer’s annual cash bonus may be based on a discretionary evaluation of the chairman’s or the Chief Executive Officer’s respective overall performance by the compensation committee and the board of directors based on quantitative and qualitative criteria.

The equity-based compensation under our compensation policy for our executive officers (including members of our board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and phantom, options, in accordance with our equity incentive plan then in place. Share options granted to executive officers shall be subject to vesting periods in order to promote long-term retention of the awarded executive officers. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, our compensation policy contains compensation recovery provisions which allows us under certain conditions to recover bonuses paid in excess, enables our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer (provided that the changes of the terms of employment are in accordance our compensation policy) and allows us to exculpate, indemnify and insure our executive officers and directors subject to certain limitations set forth thereto.

Our compensation policy also provides for compensation to the members of our board of directors either: (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time; or (ii) in accordance with the amounts determined in our compensation policy.

Internal Auditor

Under the Companies Law, the board of directors of an Israeli public company must appoint an internal auditor nominated by the audit committee. We intend to appoint our internal auditor within 90 days following the consummation of this offering. The role of the internal auditor is to examine, among other things, whether a company’s actions comply with the law and proper business procedure. The audit committee is required to oversee the activities, and to assess the performance of the internal auditor as well as to review the internal auditor’s work plan. An internal auditor may not be an interested party or office holder, or a relative of any interested party or office holder, and may not be a member of the company’s independent accounting firm or its representative. The Companies Law defines an interested party as a holder of 5% or more of the outstanding shares or voting rights of a company, any person or entity that has the right to appoint at least one director or the general manager of the company or any person who serves as a director or as the general manager of a company. Our internal auditor is not our employee, but partner of a firm which specializes in internal auditing.

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Remuneration of Directors

Under the Companies Law, remuneration of directors is subject to the approval of the compensation committee, thereafter by the board of directors and thereafter, unless exempted under the regulations promulgated under the Companies Law, by the general meeting of the shareholders. In case the remuneration of the directors is in accordance with regulations applicable to remuneration of the external directors then such remuneration shall be exempt from the approval of the general meeting. Where the director is also a controlling shareholder, the requirements for approval of transactions with controlling shareholders apply.

Fiduciary Duties of Office Holders

The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company.

The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care of an office holder includes a duty to use reasonable means to obtain:

●	information on the advisability of a given action brought for his approval or performed by him by virtue of his position; and
●	all other important information pertaining to these actions.

The duty of loyalty of an office holder requires an office holder to act in good faith and for the benefit of the company, and includes a duty to:

●	refrain from any conflict of interest between the performance of his duties in the company and his performance of his other duties or personal affairs;
●	refrain from any action that is competitive with the company’s business;
●	refrain from exploiting any business opportunity of the company to receive a personal gain for himself or others; and
●	disclose to the company any information or documents relating to the company’s affairs which the office holder has received due to his position as an office holder.

Insurance

Under the Companies Law, a company may obtain insurance for any of its office holders against the following liabilities incurred due to acts he or she performed as an office holder, if and to the extent provided for in the company’s articles of association:

●	breach of his or her duty of care to the company or to another person, to the extent such a breach arises out of the negligent conduct of the office holder;
●	a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company’s interests; and
●	a financial liability imposed upon him or her in favor of another person.

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We currently have directors’ and officers’ liability insurance, providing total coverage of $3.0 million for the benefit of all of our directors and officers, in respect of which we paid an 18-month premium of approximately $5,250, which expires on October 1, 2026. We are currently in the process of obtaining directors’ and officers’ liability insurance that will be in place upon completion of this offering, up to a maximum coverage of $25,000,000 as approved by our board of directors in March 2025.

Indemnification

The Companies Law and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court,: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and
●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and
●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

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Exemption

Under the Companies Law, an Israeli company may not exempt an office holder from liability for a breach of his or her duty of loyalty, but may exempt in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exemption is included in its articles of association. Our amended and restated articles of association provide that we may exempt, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exemption from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exempt and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Our board of directors and shareholders entered into an indemnification and exemption agreements with certain directors and officers, as may be from time to time, effective upon the completion of the offering.

Limitations

The Companies Law provides that we may not exempt or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exemption) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exemption, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exempt (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

The foregoing descriptions summarize the material aspects and practices of our board of directors. For additional details, we also refer you to the full text of the Companies Law, as well as of our amended and restated articles of association, which are exhibits to this registration statement of which this prospectus forms a part, and are incorporated herein by reference.

There are no service contracts between us or our Subsidiary, on the one hand, and our directors in their capacity as directors, on the other hand, providing for benefits upon termination of service.

Approval of Related Party Transactions under Israeli Law

General

Under the Companies Law, we may approve an action by an office holder from which the office holder would otherwise have to refrain, as described above, if:

●	the office holder acts in good faith and the act or its approval does not cause harm to the company; and
●	the office holder disclosed the nature of his or her interest in the transaction (including any significant fact or document) to the company at a reasonable time before the company’s approval of such matter.

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Disclosure of Personal Interests of an Office Holder

The Companies Law requires that an office holder disclose to the company, promptly, and, in any event, not later than the meeting of the board of directors at which the transaction is first discussed, any direct or indirect personal interest that he or she may have and all related material information known to him or her relating to any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by:

●	the office holder’s relatives; or
●	any corporation in which the office holder or his or her relatives holds 5% or more of the shares or voting rights, serves as a director or general manager or has the right to appoint at least one director or the general manager.

An office holder is not, however, obliged to disclose a personal interest if it derives solely from the personal interest of his or her relative in a transaction that is not considered an extraordinary transaction. Under the Companies Law, an extraordinary transaction is a transaction:

●	not in the ordinary course of business;
●	not on market terms; or
●	that is likely to have a material effect on the company’s profitability, assets or liabilities.

The Companies Law does not specify to whom within us nor the manner in which required disclosures are to be made. We require our office holders to make such disclosures to our board of directors.

Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise and provided that the transaction is in the company’s interest. If the transaction is an extraordinary transaction in which an office holder has a personal interest, first the audit committee and then the board of directors, in that order, must approve the transaction. Under specific circumstances, shareholder approval may also be required. Generally, a person who has a personal interest in a matter which is considered at a meeting of the board of directors or the audit committee may not be present at such a meeting unless the chairman of the audit committee or board of directors (as applicable) determines that he or she should be present in order to present the transaction that is subject to approval. A director who has a personal interest in a transaction, which is considered at a meeting of the board of directors or the audit committee, may not be present at this meeting or vote on this matter, unless a majority of members of the board of directors or the audit committee, as the case may be, has a personal interest. If a majority of the board of directors has a personal interest, then shareholder approval is generally also required.

Disclosure of Personal Interests of a Controlling Shareholder

Under the Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, including a private placement in which a controlling shareholder has a personal interest, as well as transactions for the provision of services whether directly or indirectly by a controlling shareholder or his or her relative, or a company such controlling shareholder controls, and transactions concerning the terms of engagement and compensation of a controlling shareholder or a controlling shareholder’s relative, whether as an office holder or an employee, require the approval of the audit committee or the compensation committee, as the case may be, the board of directors and a majority of the shares voted by the shareholders of the company participating and voting on the matter in a shareholders’ meeting. In addition, the shareholder approval must fulfill one of the following requirements:

●	at least a majority of the shares held by shareholders who have no personal interest in the transaction and are voting at the meeting must be voted in favor of approving the transaction, excluding abstentions; or
●	the shares voted by shareholders who have no personal interest in the transaction who vote against the transaction represent no more than 2% of the voting rights in the company.

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In addition, any extraordinary transaction with a controlling shareholder or in which a controlling shareholder has a personal interest with a term of more than three years requires the abovementioned approval every three years; however, such transactions not involving the receipt of services or compensation can be approved for a longer term, provided that the audit committee determines that such longer term is reasonable under the circumstances.

The Companies Law requires that every shareholder that participates, in person, by proxy or by voting instrument, in a vote regarding a transaction with a controlling shareholder, must indicate in advance or in the ballot whether or not that shareholder has a personal interest in the vote in question. Failure to so indicate will result in the invalidation of that shareholder’s vote. However, according to the Companies Law Regulations (exemptions for companies whose securities are listed for trading on a stock exchange outside of Israel) 5760-2000, by signing and submitting a proxy card, a shareholder declares and approves that he has no personal interest in the approval of any of the items on a general meeting agenda that requires such declaration under the Companies Law, with the exception of a personal interest that the shareholder positively informed the Company about.

The term “controlling shareholder” is defined in the Companies Law as a shareholder with the ability to direct the activities of the company, other than by virtue of being an office holder. A shareholder is presumed to be a controlling shareholder if the shareholder holds 50% or more of the voting rights in a company or has the right to appoint 50% or more of the directors of the company or its general manager. In the context of a transaction involving a shareholder of the company, a controlling shareholder also includes a shareholder who holds 25% or more of the voting rights in the company if no other shareholder holds more than 50% of the voting rights in the company. For this purpose, the holdings of all shareholders who have a personal interest in the same transaction will be aggregated.

Approval of the Compensation of Directors and Executive Officers

The compensation of, or an undertaking to indemnify, insure or exculpate, an office holder who is not a director requires the approval of the company’s compensation committee, followed by the approval of the company’s board of directors, and, if such compensation arrangement or an undertaking to indemnify, insure or exculpate is inconsistent with the company’s stated compensation policy, or if the said office holder is the chief executive officer of the company (subject to a number of specific exceptions), then such arrangement is subject to the approval of our shareholders, subject to a special majority requirement.

Directors. Under the Companies Law, the compensation of our directors requires the approval of our compensation committee, the subsequent approval of the board of directors and, unless exempted under the regulations promulgated under the Companies Law, the approval of the general meeting of our shareholders. If the compensation of our directors is inconsistent with our stated compensation policy, then, provided that those provisions that must be included in the compensation policy according to the Companies Law have been considered by the compensation committee and board of directors, shareholder approval by a special majority will be required.

Executive officers other than the chief executive officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) only if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders by a special majority. However, if the shareholders of the company do not approve a compensation arrangement with an executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

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Chief executive officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee; (ii) the company’s board of directors, and (iii) the company’s shareholders by a special majority. However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provides detailed reasons for their decision. In addition, the compensation committee may exempt the engagement terms of a candidate to serve as the chief executive officer from shareholders’ approval, if the compensation committee determines that the compensation arrangement is consistent with the company’s stated compensation policy, that the chief executive officer did not have a prior business relationship with the company or a controlling shareholder of the company, and that subjecting the approval to a shareholder vote would impede the company’s ability to attain the candidate to serve as the company’s chief executive officer (and provide detailed reasons for the latter).

The approval of each of the compensation committee and the board of directors, with regard to the office holders and directors above, must be in accordance with the company’s stated compensation policy; however, under special circumstances, the compensation committee and the board of directors may approve compensation terms of a chief executive officer that are inconsistent with the company’s compensation policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained by a special majority requirement.

Duties of Shareholders

Under the Companies Law, a shareholder has a duty to refrain from abusing his power in the company and to act in good faith and in an acceptable manner in exercising his rights and performing his obligations toward the company and other shareholders, including, among other things, in voting at general meetings of shareholders (and at shareholder class meetings) on the following matters:

●	amendment of the articles of association;
●	increase in the company’s authorized share capital;
●	merger; and
●	the approval of related party transactions and acts of office holders that require shareholder approval.

A shareholder also has a general duty to refrain from oppressing other shareholders. The remedies generally available upon a breach of contract will also apply to a breach of the above mentioned duties, and in the event of oppression of other shareholders, additional remedies are available to the injured shareholder.

In addition, any controlling shareholder, any shareholder that knows that its vote can determine the outcome of a shareholder vote and any shareholder that, under a company’s articles of association, has the power to appoint or prevent the appointment of an office holder, or has another power with respect to a company, is under a duty to act with fairness towards the company. The Companies Law does not describe the substance of this duty except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty to act with fairness, taking the shareholder’s position in the company into account.

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Equity Incentive Plan

Our 2019 Plan was adopted by our board of directors in July 2019. The 2019 Plan provides for the grant of share options to our directors, officers, employees, office holders, service providers and their employees, or charitable entities, or collectively, optionees or participants. On January 6, 2025, the Company increased the maximum number of Ordinary Shares reserved for issuance under the 2019 Plan from 246,170 Ordinary Shares to 723,178 Ordinary Shares. As of August 7, 2025, the total number of Ordinary Shares reserved for future grants of share options under our 2019 Plan was 184,612. As of August 7, 2025, the total number of Ordinary Shares issuable upon the exercise of share options to directors, employees and consultants under our 2019 Plan was 538,237.

Our 2019 Plan is administered by our board of directors or our compensation committee; however, the board of directors is empowered to alter, amend, or rescind any act taken by the compensation committee. The power to administer the 2019 Plan includes, but is not limited to: (i) approval of option grants, or Option Grants, and the determination of the terms and provisions of the respective Option Grants, including, the vesting schedules of the share options the exercise price thereof; provisions concerning the time or times when and the extent to which Options may be exercised; the nature and duration of restrictions as to transferability; or any other special conditions relating to an Option Grant; (ii) the acceleration of any participant’s right to exercise Options, in whole or in part; (iii) the interpretation of the provisions of the 2019 Plan; (iv) altering, amending or rescinding any resolution or act previously taken by the compensation committee; and (v) the determination of any other matter which is necessary or desirable for, or incidental to, the administration of the 2019 Plan. The board of directors has the exclusive discretion and power to grant Options. The board of directors also has the power to grant optionees a cashless exercise mechanism for all or part of the Option Grants.

Unless otherwise determined by the board of directors with the consent of at least one investor director, Option Grants vest over four years—25% of which vests on the first anniversary of the Option Grant, and each additional one twelfth (1/12) balance vests on the last day of each three-month period following the first anniversary of the Option Grant.

Eligible employees, officers and directors would qualify for provisions of Section 102 of the Israeli Income Tax Ordinance of 1961 (New Version), or the Tax Ordinance. Section 102 of the Tax Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or share options. Section 102 includes two alternatives for tax treatment involving the issuance of share options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of share options or shares directly to the grantee. Section 102(b)(2) of the Tax Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track.” However, under this track we are not allowed to deduct an expense with respect to the issuance of the share options or shares. Non-employees may only be granted share options under section 3(i) of the Tax Ordinance, which does not provide for similar tax benefits.

As a default, our 2019 Plan provides that upon termination of a an optionee’s employment or service with us or any of our affiliates, other than in the event of death, disability or cause, all unvested share options will terminate and the underlying Options will immediately expire, and all vested share options will generally be exercisable for 90 days following such termination, subject to the terms of the 2019 Plan and the governing option agreement. Notwithstanding the foregoing, in the event the engagement is terminated for cause (including, inter alia, due to breach of his/her employment agreement (whether written or oral) including without limitation, a breach of non-compete obligations, or breach of his/her fiduciary duties towards us or a related entity as determined by the Compensation Committee, in its sole discretion, or any other termination for “cause” or in the case that competent court or other authority resolves that such employee is not entitled to discharge compensation), all share options granted to such optionee, whether vested or unvested, will not be exercisable and will terminate on the date of the termination. Upon termination of a service agreement due to death or disability, all the share options vested at the time of termination will generally be exercisable for six months.

In the event of a merger or consolidation with or into another corporation resulting in such other corporation being the surviving entity, an acquisition of all or substantially all of our outstanding capital stock, or the sale of substantially all of our assets, each outstanding option shall be assumed for an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation, and appropriate adjustments shall be made in the number of share options in order to reflect such an action. In the event that the successor corporation refuses to assume or substitute for the option, the vesting periods defined in the Option Grants may be fully or partially accelerated by the Compensation Committee.

In the event of any variation in our share capital, including a share dividend, share split, combination or exchange of shares, recapitalization, or any other like event, the number, class and kind of shares subject to the 2019 Plan and outstanding options, and the exercise prices of the share options, will be appropriately and equitably adjusted so as to maintain the proportionate number of shares without changing the aggregate exercise price of the share options.

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BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our Ordinary Shares as of August 7, 2025 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;
●	each of our directors and executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting or investment power with respect to Ordinary Shares. Ordinary Shares issuable under share options that are exercisable within 60 days after August 7, 2025, are deemed outstanding for the purpose of computing the percentage ownership of the person holding the share options but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Percentage of shares beneficially owned before this offering is based on 7,362,906 shares outstanding on August 7, 2025. The number of Ordinary Shares deemed outstanding after this offering is based on 9,009,999 Ordinary Shares which assumes no exercise of the underwriters’ over-allotment option.

We are not controlled by another corporation, by any foreign government or by any natural or legal persons except as set forth herein, and there are no arrangements known to us which would result in a change in control of our company at a subsequent date. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all securities shown to be beneficially owned by them, based on information provided to us by such shareholders. Unless otherwise noted below, each beneficial owner’s address is: Nasus Pharma Ltd., Yigal Alon 65, Tel Aviv, 6744317, Israel.

	Shares Beneficially Owned Prior to this Offering***	Percentage Owned Prior to this Offering***	Shares Beneficially Owned After this Offering	Percentage Owned After this Offering
Holders of more than 5% of our voting securities:
Udi Gilboa*(1)	1,867,702	25%	1,867,702	21%
Dalia Megiddo*(2)	1,867,712	25%	1,867,712	21%
Ronnie Hershman*(3)	1,310,796	18%	1,310,796	13%
Capital Point Ltd.(4)	425,129	6%	425,129	5%
Phoenix Solutions Ltd (5)	429,307	6%	429,307	5%
Hershman Holdings LLC (6)	477,008	6%	477,008	5%

Directors, Director Nominees and senior management who are not 5% holders:
Dan Teleman	-	-	-	-
Galia Temtsin Krayz(7)	171,723	2%	171,723	2%
Tair Lapidot, Pd.D.(8)	78,344	1%	78,344	** %
Oren Elmaliach(9)	34,601	** %	34,601	** %
David Silberman	-	-	-	-
Dr. Sharon Shacham	-	-	-	-
Isaac Israel	-	-	-	-

All directors, director nominees and senior management as a group (10 persons)	5,330,877	71%	5,330,877	57%

*	Indicates director of the Company.
**	Less than 1%.
***	Assuming conversion of the 2024 SAFE at $9.00 into 397,081 Ordinary Shares.
(1)	Consists of (i) 1,846,019 Ordinary Shares; (ii) 6,068 Class A-3A Ordinary Shares; (iii) 10,421 Ordinary Shares issuable upon conversion 2024 SAFEs; and (iv) 5,195 Class A-3A Ordinary Shares held by Formulex. Mr. Gilboa is a beneficial owner.
(2)	Consists of (i) 1,846,019 Ordinary Shares; (i) 6,068 Class A-3A Ordinary Shares; (ii) 10,476 Ordinary Shares issuable upon conversion 2024 SAFEs; and (iii) 5,195 Class A-3A Ordinary Shares held by Formulex of which Dr. Megiddo is a beneficial owner. Dr. Megiddo does not have sole nor share voting and investment power over the shares held by Formulex.
(3)	Consists of (i) 477,006 Ordinary Shares held by Hershman Holdings LLC, which Dr. Hershman beneficially owns; (ii) 133,639 Class A-1 Ordinary Shares held by Hershman Holdings LLC; (iii) 69,820 Class A-3A Ordinary Shares held by Hershman Holdings LLC; (iv) 26,002 Class A-3A Ordinary Shares held by Hershman Holdings LLC; (v) 30,276 Class A-3B Ordinary Shares held by Hershman Holdings LLC; (vi) 81,728 Ordinary Shares issuable upon conversion of 2024 SAFEs held by Hershman Holdings LLC; (vii) 429,307 Ordinary Shares held by Phoenix Solutions Ltd. Dr. Hershman is the controlling shareholder of Phoenix Solutions Ltd. Phoenix Solutions Ltd. is also a non-beneficial owner of Formulex; and (viii) 63,018 Ordinary Shares issuable upon exercise of outstanding share options that are exercisable within 60 days. Dr. Hershman has sole voting and investment power over the shares held by Hershman Holdings LLC but not over those held by Phoenix Solutions Ltd.
(4)	Consists of (i) 407,699 Ordinary Shares; (ii) 17,430 Class A-3A Ordinary Shares. Capital Point Ltd. is a public company traded on the Tel Aviv Stock Exchange with an address of Azreli Tower 1, Floor 22, Tel Aviv Israel.
(5)	Consists of 429,307 Ordinary Shares. Dr. Hershman is the beneficial owner of Phoenix Solutions Ltd. and has shared voting and investment power over the shares held by Phoenix Solutions Ltd. The address of Phoenix Solutions Ltd is Remez David 19, Tel Aviv, Israel. These shares are also included in Dr. Hershman’s shares listed in footnote (3) above.
(6)	Consists of 477,008 Ordinary Shares. These Ordinary Shares are also included in Dr. Hershman’s shares under footnote (3). Dr. Hershman is the beneficial owner of Hershman Holdings LLC and has sole voting and investment power over the shares held by Hershman Holdings LLC. The address of Hershman Holdings LLC is 1999 Marcus Ave, # 220, New Hyde Park, New York 11042.
(7)	Consists of 171,723 Ordinary Shares. Dr. Galia Temtsin Krayz is the chief executive officer of Formulex.
(8)	Consists of 78,334 Ordinary Shares issuable upon exercise of outstanding share options that are exercisable within 60 days.
(9)	Consists of 34,601 Ordinary Shares issuable upon exercise of outstanding share options that are exercisable within 60 days.

Record Holders

As of August 7, 2025, there were 77 shareholders of record of our Ordinary Shares, all of which are located in Israel. These numbers are not representative of the number of beneficial holders of our shares nor is it representative of where such beneficial holders reside, since many of these shares were held of record by brokers or other nominees.

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RELATED PARTY TRANSACTIONS

Services Agreements

We have entered into written services agreements with each of our executive officers. All of these agreements contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law. In addition, we have entered into agreements with each executive officer and director pursuant to which we have agreed to indemnify each of them up to a certain amount and to the extent that these liabilities are not covered by directors and officers insurance. Members of our senior management are eligible for bonuses each year. The bonuses are payable upon meeting objectives and targets that are set by our Chief Executive Officer and approved annually by our board of directors that also set the bonus targets for our Chief Executive Officer. For more information on the written services agreements with each of our executive officers, please see “Management—Compensation—Services Agreements with Executive Officers.”

Options

Since our inception, we have granted share options to purchase our Ordinary Shares to our officers and certain of our directors. Such option agreements may contain acceleration provisions upon certain merger, acquisition, or change of control transactions. We describe our option plans under “Management—Equity Incentive Plan.” If the relationship between us and an executive officer or a director is terminated, except for cause (as defined in the various option plan agreements), share options that are vested will generally remain exercisable for three months after such termination.

Loan Agreements

In July 2022, we received the July 2022 Loan from Dr. Ronnie Hershman, a director and shareholder, and Michael Gibber, a shareholder, pursuant to which we received a principal amount of $500 thousand, for a term of twelve (12) months, at an interest rate of 8% per annum. On August 28, 2024, we and each of Dr. Ronnie Hershman and Michael Gibber entered into an exchange letter, or the July 2022 Loan Exchange Letter, according to which our obligations in connection with the loan were discharged in consideration for the issuance of a SAFE under the same terms as the 2024 SAFEs, under which it is deemed that Dr. Hershman invested an amount of $284,154 and Michael Gibber invested an amount of $286,210.

As part of the February 2023 Loan, we received a loan in an aggregate amount of $60 thousand from Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa under substantially the same terms as the July 2022 Loan, for a term of twelve (12) months, at an interest rate of 8% per annum. A definitive agreement for the February 2023 Loan was not executed. On August 28, 2024, we and each of Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa entered into the February 2023 Loan Exchange Letter, according to which our obligations in connection with the February 2023 Loan were discharged in consideration for the issuance of a SAFE with the same terms as the 2024 SAFEs, under which Dr. Ronnie Hershman was deemed to have invested an amount of $43,954, Dr. Dalia Megiddo was deemed to have invested an amount of $11,286, and Mr. Udi Gilboa was deemed to have invested an amount of $10,963 in said SAFEs. See “—SAFEs” below for information regarding the terms of the 2024 SAFEs.

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Formulex License Agreement

In May 2019, we entered into a license agreement with Formulex. Formulex is an Israeli corporation, owned by our co-founders, Mr. Ehud Gilboa, Dr. Dalia Megiddo, and director Dr. Ronnie Hershman. Ms. Galia Temtsin Kryaz, our director of product development, is the chief executive officer of Formulex. Pursuant to the license agreement, Formulex granted the company an exclusive license for the development, manufacture and commercialization of Formulex’s patent for dry powder compositions for intranasal delivery and rights in the know-how of its intranasal and inhaled formulations, combination products, and particle engineering, together, the Licensed Products. Pursuant to the License Agreement, we pay Formulex royalties of the Licensed Products in the amount of 0.5% of net sales of the licensed products, which are capped at $100,000 in the aggregate. The royalty payment period commenced on the effective date of the agreement and will continue on a country-by-country, product-by-product basis for the longer of: (i) 15 years from the date of the first commercial sale of such Licensed Product in such country, or (ii) until the licensed patent expires in such country. We may terminate the license agreement for any reason upon 60 days prior written notice. The agreement does not provide for termination by Formulex. In the event of termination by us, we have the right to acquire the Licensed Technology in an amount equal to the balance between the amount actually paid to Formulex prior to the date of termination and the amount of $100,000. Termination of the agreement does not relieve the parties of obligation accrued prior to such termination.

Formulex Service Agreement

On June 3, 2019, we entered into a services agreement with Formulex, as amended in March 2020, for the provision of certain services by Formulex. Formulex provides us with services relating to chemical manufacturing and controls for our PBI products, including preclinical formulation development of dry intranasal powder, development and validation of analytical methods, packaging in an intranasal device, preparation of clinical batches for bioavailability studies, stability studies, and quality assurance, for a fixed monthly cost of $5,000. The services agreement was for a term of three years from the amendment date, and automatically renews every year for a period of one year, unless terminated by either party upon 30 days’ written notice, in accordance with the terms and conditions set forth therein. We may also terminate the agreement for any reason upon 30 days’ written notice to Formulex. In connection with the same, Formulex has provided the Company with one-time development services in 2023 and 2022 for additional fees of $22,000 and $10,530, respectively, and no such services were provided to the Company in 2024.

Formulex Subcontractor Agreement

On December 5, 2024, we entered into a subcontractor agreement with Formulex. Under the terms of the agreement, we may retain the services of Formulex as a subcontractor, on a non-exclusive basis, in connection with our potential participation in tenders to render certain services to end-clients. The services provided by Formulex shall be decided by the parties on a case-by-case basis, and may include, among other services, assisting us with applying to, and participating in, certain tenders, and performing certain tasks for the projects underlying tenders for which we are selected. Payment for services would be dependent upon the project and, pursuant to the contract, would need to be pre-itemized in the form of a budget before a project commences. However, the maximum consideration paid to Formulex in the aggregate under the agreement shall not exceed $800,000. The term of the subcontractor agreement is thirty-six months from its effective date, unless terminated by either party upon 30 days’ written notice at any time and for any reason. Each subcontract under the agreement terminates upon the earlier of completion of the services provided thereunder or the expiration or termination of the subcontractor agreement, unless otherwise provided by the parties in any specific subcontract with respect thereto. The agreement is subject to ratification and approval by our shareholders, which we expect to obtain prior to the closing of this offering. In 2024, Formulex has provided the Company with subcontractor services for a total amount of $116,000.

Secretarial Services

On June 1, 2019, we entered into an agreement with Topnotch Consultancy (2009) Ltd., or Topnotch, a company owned by our co-founder and Executive Chairman of the Board of Directors, Mr. Udi Gibloa, pursuant to which Topnotch will provide us with secretarial and administrative services incurred in connection with Mr. Gilboa’s services to the Company, in the amount of NIS 5,000 per month ($1,373), which was raised to NIS 15,000 ($4,119) in December 2024. Per the agreement, Mr. Gilboa is not entitled to any further compensation, reimbursement of expenses, fees, or commissions that are not in connection with the performance of office or secretarial services. The agreement shall continue until terminated by either party upon 30 days’ written notice.

Property Lease and Office Services

On June 1, 2019, we entered into a services agreement with Topnotch, pursuant to which we receive certain office services and the lease of our office space in return for a monthly fee of NIS 12,000 ($3,295). Per the agreement, Mr. Gilboa is not entitled to any further compensation, reimbursement of expenses, fees, or commissions that are not in connection with the performance of office or secretarial services. The agreement shall continue until terminated by either party upon 30 days’ written notice.

SAFEs

In February 2022 through April 2022, we entered into the 2022 SAFEs for aggregate proceeds of $966,000. Our co-founders, a member of our board of directors, several shareholders at that time, and Formulex participated in these 2022 SAFEs. Specifically, Mr. Udi Gilboa participated in the amount of $35,000, Dr. Dalia Megiddo participated in the amount of $35,000, Dr. Ronnie Hershman (through Hershman Holdings LLC) participated in the amount of $150,000 and Formulex participated in the amount of $30,000. Per the terms of the 2022 SAFEs, since an initial public offering, merger, acquisition, equity financing other liquidity event or dissolution event did not take place within 15 months from the execution of the 2022 SAFEs, on August 28, 2024, the subscription amounts under such SAFEs were converted into Class A-3A Ordinary Shares. Upon the effectiveness of the registration statement for this offering, such Class A-3A Ordinary Shares will automatically convert into Ordinary Shares.

In March 2023 through April 2023, we entered into the 2023 SAFEs for aggregate proceeds of $995,000. A member of our board of directors, Dr. Hershman (through Hershman Holdings LLC) participated in the amount of $100,000. Gabriel Hershman, a relative of Dr. Hershman, also participated in the amount of $25,000. Per the terms of the 2023 SAFEs, since an initial public offering, merger, acquisition, equity financing other liquidity event or dissolution event did not take place within 15 months from the execution of the 2023 SAFEs, in August 28, 2024, the subscription amounts under such SAFEs were converted into Class A-3B Ordinary Shares. Upon the effectiveness of the registration statement for this offering, such Class A-3B Ordinary Shares will automatically convert into Ordinary Shares.

In March 2024 through March 2025, we entered into the 2024 SAFEs in the aggregate amount of $1,986,500, of which $300,000 were canceled and terminated in November 2024. In addition, pursuant to the terms of the July 2022 Loan Exchange Letter and the February 2023 Loan Exchange Letter, the July 2022 Loan and February 2023 Loan were converted into 2024 SAFEs in the amount of $570,364 and $66,203, respectively; however, no additional proceeds were received pursuant to said exchanges. Our co-founders and members of our board of directors participated in the 2024 SAFEs. Specifically, Mr. Gilboa participated in the amount of $60,963, Dr. Megiddo participated in the amount of $61,286 and Dr. Hershman participated in the amount of $478,108. Per the terms of the 2024 SAFEs, upon an initial public offering, merger, acquisition, qualified equity financing other liquidity event, the subscription amounts under such SAFEs will be converted into our Ordinary Shares upon the effectiveness of the registration statement for this offering at a conversion price reflecting a discount of 35%. However, if such events do not occur within 18 months of the execution of such SAFEs, such SAFEs will be converted into our securities of such class of shares having certain rights identical to the respective rights of the most senior class of shares on the basis of a previous round of equity financing consummated by the Company at a conversion price reflecting a discount of 35%, as prescribed in such SAFEs.

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DESCRIPTION OF SHARE CAPITAL AND GOVERNING DOCUMENTS

The following descriptions of our share capital and provisions of our amended and restated articles of association as in effect upon the effectiveness of the registration statement for this offering are summaries and do not purport to be complete. A form of our amended and restated articles of association was filed with the SEC as an exhibit to our registration statement, of which this prospectus forms a part.

On August 6, 2025, a 1-for-4.77008 forward share split of our Ordinary Shares was effected.

Unless the context expressly dictates otherwise, all references to share and per share amounts referred to herein reflect the issuance of the foregoing forward share split, and the customary adjustments to our outstanding options and warrants. The description of the Ordinary Shares reflects changes to our capital structure that will occur upon the effectiveness of the registration statement for this offering.

General

As of August 7, 2025, our authorized share capital consisted of 13,265,593 Ordinary Shares, par value NIS 0.01 per share, comprised of: 9,540,160 Ordinary Shares, 815,684 Class A Ordinary Shares; 1,431,034 Class A-1 Ordinary Shares; 477,008 Class A-2 Ordinary Shares; 524,709 Class A-3 Ordinary Shares, 171,723 Class A-3A Ordinary Shares and 305,285 Class A-3B Ordinary Shares, of which 7,362,906 shares were issued and outstanding as of such date. Under the Amended Articles, which will come into effect upon the closing of this offering, our authorized share capital will consist of 22,801,942 Ordinary Shares, no par value, of which 9,009,999 Ordinary Shares will be issued and outstanding, or 9,197,499 Ordinary Shares if the underwriters exercise in full the over-allotment option to purchase additional Ordinary Shares. All our outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our registration number with the Israeli Registrar of Companies is 516022712.

Conversion of Classes of Ordinary Shares

Upon the effectiveness of the registration statement for this offering, all of our Class A, Class A-1, Class A-2, Class A-3, Class A-3A, and Class A-3B Ordinary Shares outstanding will automatically convert into Ordinary Shares.

Ordinary Shares

In the last three years, we have issued an aggregate of 329 Ordinary Shares for share options exercised as part of our option plan.

Our Articles of Association

Purposes and Objects of the Company

Our purpose is set forth in Article 1 of our articles of association and includes every lawful purpose.

The Powers of the Directors

Our board of directors shall direct our policy and shall supervise the performance of our Chief Executive Officer and his actions. Our board of directors may exercise all powers that are not required under the Companies Law or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Our Ordinary Shares shall confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;
●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and
●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

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Election of Directors

Pursuant to our amended articles of association to be in effect upon the effectiveness of the registration statement for this offering, our directors are elected at an annual general meeting of our shareholders and serve on the board of directors until the next annual general meeting (except for external directors) or until he or she resigns or unless he or she is removed by a majority vote of our shareholders at a general meeting of our shareholders or upon the occurrence of certain events, in accordance with the Companies Law and our articles of association. The directors are classified, excluding the external directors (when applicable), with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, and designated as Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. If the number of directors is changed, any newly created directors or decrease in directors must be apportioned by the board of directors among the classes to make them equal in number. Pursuant to our articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our articles of association allow our board of directors to appoint directors to fill vacancies and/or as an addition to the board of directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law. See “Management—Board Practices—External Directors.”

Our Class I members which will hold office initially for a term expiring at the annual general meeting of shareholders to be held in 2026, shall be Dr. Sharon Shacham and David Silberman;

Our Class II members which will hold office initially for a term expiring at the annual general meeting of shareholders to be held in 2027, shall be Isaac Israel and Dr. Ronnie Hershman;

Our Class III members which will hold office initially for a term expiring at the annual general meeting of shareholders to be held in 2028, shall be Dr. Dalia Megiddo and Udi Gilboa.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our board of directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Our board of directors may call special meetings whenever it sees fit and upon the request of: (a) any two of our directors or such number of directors equal to one quarter of the directors then at office; and/or (b) one or more shareholders holding, in the aggregate, (i) 5% or more of our outstanding issued shares and 1% of our outstanding voting power or (ii) 5% or more of our outstanding voting power.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and forty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;
●	the exercise of our board of directors’ powers by a general meeting if our board of directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;
●	appointment or termination of our auditors;
●	appointment of directors, including external directors;
●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;
●	increases or reductions of our authorized share capital; and
●	a merger (as such term is defined in the Companies Law).

Notices

The Companies Law and our amended and restated articles of association require that a notice of any annual or special shareholders meeting be provided at least 21 days prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

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Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of the Company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares. For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

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The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a holder of 25% or more of the voting rights in the company, unless there is already another holder of at least 25% or more of the voting rights in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a holder of 25% or more of the voting rights in the company which resulted in the acquirer becoming a holder of 25% or more of the voting rights in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;
●	cancel any registered share capital which have not been taken or agreed to be taken by any person;
●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;
●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and
●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, no public market existed for our Ordinary Shares. Sales of substantial amounts of our Ordinary Shares following this offering, or the perception that these sales could occur, could adversely affect prevailing market prices of our Ordinary Shares and could impair our future ability to obtain capital, especially through an offering of equity securities. Assuming that the underwriters do not exercise their over-allotment option with respect to this offering and assuming no exercise of options outstanding following the offering, we will have an aggregate of Ordinary Shares outstanding upon completion of this offering. Of these shares, the Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, unless purchased by “affiliates” (as that term is defined under Rule 144 of the Securities Act), who may sell only the volume of shares described below and whose sales would be subject to additional restrictions described below.

The remaining Ordinary Shares will be held by our existing shareholders. Because substantially all of these shares were sold outside the United States to persons residing outside the United States at the time, they also will be freely tradable without restriction or further registration, except that shares held by affiliates must be sold pursuant to Rule 144 or another available exemption, and except for the lock-up restrictions described below. Further, substantially all of our Ordinary Shares outstanding prior to this offering are subject to lock-up agreements described below.

Lock-Up Agreements

We and our executive officers, directors, and certain shareholders, including all 5% or greater shareholders, have agreed not to offer, sell, agree to sell, directly or indirectly, or otherwise dispose of any Ordinary Shares or any other securities convertible into or exchangeable for Ordinary Shares except for the Ordinary Shares offered in this offering without the prior written consent of the representative for a period of six months after the date of this prospectus without the prior written consent of the Representative. After the expiration of such day period, the Ordinary Shares held by our directors, executive officers or certain of our other existing shareholders may be sold outside of the United States subject to the restrictions under applicable Israeli securities laws or by means of registered public offerings.

Rule 144

In general, under Rule 144, any person who is not our affiliate (and has not been an affiliate of ours for the last three months) and has held their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, may sell shares without restriction as long as we continue to file required public information with the SEC. In addition, under Rule 144, any person who is not an affiliate of ours (and has not been an affiliate of ours for the last three months) and has held their shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares immediately upon the completion of this offering without regard to whether current public information about us is available.

A person who is our affiliate or who was our affiliate at any time during the preceding three months and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell a number of shares within any three-month period that does not exceed the greater of:

●	one percent of the number of ordinary shares then outstanding; or
●	the average weekly trading volume of our Ordinary Shares on the NYSE American during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

If an affiliate acquires “restricted securities,” those securities will also be subject to holding period requirements.

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Substantially all of our outstanding Ordinary Shares are expected to be either unrestricted or to be eligible for sale under Rule 144. We cannot estimate the number of our Ordinary Shares that our existing shareholders will elect to sell.

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is affected in an offshore transaction and no directed selling efforts are made in the United States (as these terms are defined in Regulation S), subject to certain other conditions. In general, this means that our Ordinary Shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, Rule 701 under the Securities Act, provides that each of our employees, consultants or advisors who received our Ordinary Shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell such Ordinary Shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Form S-8 Registration Statement

Following the completion of this offering, we intend to file one or more registration statements on Form S-8 under the Securities Act to register Ordinary Shares issued or reserved for issuance under our 2019 Plan. The registration statement on Form S-8 will become effective automatically upon filing.

Ordinary shares issued upon exercise of a share option and registered under the Form S-8 registration statement will, subject to vesting and lock-up provisions and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market immediately unless they are subject to a lock-up, in which case, immediately after the term of the lock-up expires.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL SHARE TRANSFER RESTRICTION MATTERS THAT MAY BE OF IMPORTANCE TO A PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN LEGAL ADVISOR REGARDING THE PARTICULAR SECURITIES LAWS AND TRANSFER RESTRICTION CONSEQUENCES OF PURCHASING, HOLDING, AND DISPOSING OF THE ORDINARY SHARES INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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TAXATION

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign, including Israeli, or other taxing jurisdiction.

ISRAELI TAX CONSIDERATIONS AND GOVERNMENT PROGRAMS

The following is a description of the material Israeli income tax consequences of the ownership of our Ordinary Shares. The following also contains a description of material relevant provisions of the current Israeli income tax structure applicable to companies in Israel, with reference to its effect on us. To the extent that the discussion is based on new tax legislation which has not been subject to judicial or administrative interpretation, there can be no assurance that the tax authorities will accept the views expressed in the discussion in question. The discussion is not intended, and should not be taken, as legal or professional tax advice and is not exhaustive of all possible tax considerations.

The following description is not intended to constitute a complete analysis of all tax consequences relating to the ownership or disposition of our Ordinary Shares. Shareholders should consult their own tax advisors concerning the tax consequences of their particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.

General Corporate Tax Structure in Israel

Israeli companies are generally subject to corporate tax. As of January 2016, the corporate tax rate was 25%. As of January 1, 2017, the corporate tax rate was reduced to 24% and as of January 1, 2018, the corporate tax rate is 23%. However, the effective tax rate payable by a company that derives income from a Preferred Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to the prevailing corporate tax rate.

Capital gains derived by an Israeli resident company are subject to tax at the prevailing corporate tax rate. Under Israeli tax legislation, a corporation will be considered as an “Israeli resident company” if it meets one of the following: (i) it was incorporated in Israel; or (ii) the control and management of its business are exercised in Israel.

Law for the Encouragement of Industry (Taxes), 5729-1969

The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.”

The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from defense loans, is derived from an “Industrial Enterprise” owned by it. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.

The following corporate tax benefits, among others, are available to Industrial Companies:

●	amortization of the cost of purchased a patent, rights to use a patent, and know-how, which are used for the development or advancement of the company, over an eight-year period, commencing on the year in which such rights were first exercised;
●	under limited conditions, an election to file consolidated tax returns with related Israeli Industrial Companies; and
●	expenses related to a public offering are deductible in equal amounts over three years.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

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Tax Benefits for Research and Development

Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:

●	the expenditures are approved by the relevant Israeli government ministry, determined by the field of research;
●	the research and development must be for the promotion of the company; and
●	the research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the income Tax Ordinance, 1961. Expenditures not so approved are deductible in equal amounts over three years.

From time to time, we may apply the Israel Innovation Authority for approval to allow a tax deduction for all research and development expenses during the year incurred. There can be no assurance that such application will be accepted.

Taxation of our Shareholders

Capital Gains Taxes Applicable to Non-Israeli Resident Shareholders. A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company might be exempt from Israeli tax upon meeting the following terms: (1) the shares sold were purchased after January 1, 2009; (2) the capital gain is not derived from the permanent establishment of the foreign resident in Israel; (3) the purchase of shares was not from a relative; (4) and the shares are not traded on the Israeli stock exchange.

Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended, or the United States-Israel Tax Treaty, the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S.-Israel Tax Treaty, or a Treaty U.S. Resident, is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such Treaty U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12-month period preceding the disposition, subject to certain conditions; or (v) such Treaty U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.

In all instances where our shareholders may be liable for Israeli tax on the sale of their Ordinary Shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale.

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Taxation of Non-Israeli Shareholders on Receipt of Dividends. Non-Israeli residents are generally subject to Israeli income tax on the receipt of dividends paid on our Ordinary Shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a foreign resident who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. However, a distribution of dividends to non-Israeli residents is subject to withholding tax at source at a rate of 20% if the dividend is distributed from income attributed to a Preferred Enterprise, unless a reduced tax rate is provided under an applicable tax treaty. For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our Ordinary Shares who is a Treaty U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to a Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from a Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

THE FOLLOWING SUMMARY IS INCLUDED HEREIN FOR GENERAL INFORMATION AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSIDERED TO BE, LEGAL OR TAX ADVICE. EACH U.S. HOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND SALE OF ORDINARY SHARES, INCLUDING THE EFFECTS OF APPLICABLE STATE, LOCAL, FOREIGN OR OTHER TAX LAWS AND POSSIBLE CHANGES IN THE TAX LAWS.

Subject to the limitations described in the next paragraph, the following discussion summarizes the material U.S. federal income tax consequences to a “U.S. Holder” arising from the purchase, ownership and sale of the Ordinary Shares. For this purpose, a “U.S. Holder” is a holder of Ordinary Shares that is: (1) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under U.S. federal income tax laws; (2) a corporation (or entity treated as a corporation for U.S. federal income tax purposes) or a partnership (other than a partnership that is not treated as a U.S. person under any applicable U.S. Treasury regulations) created or organized under the laws of the United States or the District of Columbia or any political subdivision thereof; (3) an estate, the income of which is includable in gross income for U.S. federal income tax purposes regardless of source; (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have authority to control all substantial decisions of the trust; or (5) a trust that has a valid election in effect to be treated as a U.S. person to the extent provided in U.S. Treasury regulations.

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This summary is for general information purposes only and does not purport to be a comprehensive description of all of the U.S. federal income tax considerations that may be relevant to a decision to purchase our Ordinary Shares. This summary generally considers only U.S. Holders that will own our Ordinary Shares as capital assets. Except to the limited extent discussed below, this summary does not consider the U.S. federal tax consequences to a person that is not a U.S. Holder, nor does it describe the rules applicable to determine a taxpayer’s status as a U.S. Holder. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended, or the Code, final, temporary and proposed U.S. Treasury regulations promulgated thereunder, administrative and judicial interpretations thereof, (including with respect to the Tax Cuts and Jobs Act of 2017), and the U.S./Israeli Income Tax Treaty, all as in effect as of the date hereof and all of which are subject to change, possibly on a retroactive basis, and all of which are open to differing interpretations. We will not seek a ruling from the IRS with regard to the U.S. federal income tax treatment of an investment in our Ordinary Shares by U.S. Holders and, therefore, can provide no assurances that the IRS will agree with the conclusions set forth below.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder based on such holder’s particular circumstances and in particular does not discuss any estate, gift, generation-skipping, transfer, state, local, excise or foreign tax considerations. In addition, this discussion does not address the U.S. federal income tax treatment of a U.S. Holder who is: (1) a bank, life insurance company, regulated investment company, or other financial institution or “financial services entity;” (2) a broker or dealer in securities or foreign currency; (3) a person who acquired our Ordinary Shares in connection with employment or other performance of services; (4) a U.S. Holder that is subject to the U.S. alternative minimum tax; (5) a U.S. Holder that holds our Ordinary Shares as a hedge or as part of a hedging, straddle, conversion or constructive sale transaction or other risk-reduction transaction for U.S. federal income tax purposes; (6) a tax-exempt entity; (7) real estate investment trusts or grantor trusts; (8) a U.S. Holder that expatriates out of the United States or a former long-term resident of the United States; or (9) a person having a functional currency other than the U.S. dollar. This discussion does not address the U.S. federal income tax treatment of a U.S. Holder that owns, directly or constructively, at any time, Ordinary Shares representing 10% or more of our voting power. Additionally, the U.S. federal income tax treatment of partnerships (or other pass-through entities) or persons who hold Ordinary Shares through a partnership or other pass-through entity are not addressed.

Each prospective investor is advised to consult his or her own tax adviser for the specific tax consequences to that investor of purchasing, holding or disposing of our Ordinary Shares, including the effects of applicable state, local, foreign or other tax laws and possible changes in the tax laws.

Taxation of Dividends Paid on Ordinary Shares

We do not intend to pay dividends in the foreseeable future. In the event that we do pay dividends, and subject to the discussion under the heading “Passive Foreign Investment Companies” below and the discussion of “qualified dividend income” below, a U.S. Holder, other than certain U.S. Holder’s that are U.S. corporations, will be required to include in gross income as ordinary income the amount of any distribution paid on Ordinary Shares (including the amount of any Israeli tax withheld on the date of the distribution), to the extent that such distribution does not exceed our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. The amount of a distribution which exceeds our earnings and profits will be treated first as a non-taxable return of capital, reducing the U.S. Holder’s tax basis for the Ordinary Shares to the extent thereof, and then capital gain. We do not expect to maintain calculations of our earnings and profits under U.S. federal income tax principles and, therefore, U.S. Holders should expect that the entire amount of any distribution generally will be reported as dividend income.

In general, preferential tax rates for “qualified dividend income” and long-term capital gains are applicable for U.S. Holders that are individuals, estates or trusts. For this purpose, “qualified dividend income” means, inter alia, dividends received from a “qualified foreign corporation.” A “qualified foreign corporation” is, among others, a corporation that is entitled to the benefits of a comprehensive tax treaty with the United States which includes an exchange of information program. The IRS has stated that the Israeli/U.S. Tax Treaty satisfies this requirement and we believe we are eligible for the benefits of that treaty.

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In addition, our dividends will be qualified dividend income if our Ordinary Shares are readily tradable on the NYSE American or another established securities market in the United States. Dividends will not qualify for the preferential rate if we are treated, in the year the dividend is paid or in the prior year, as a PFIC, as described below under “Passive Foreign Investment Companies.” A U.S. Holder will not be entitled to the preferential rate: (1) if the U.S. Holder has not held our Ordinary Shares for at least 61 days of the 121-day period beginning on the date which is 60 days before the ex-dividend date, or (2) to the extent the U.S. Holder is under an obligation to make related payments on substantially similar property. Any days during which the U.S. Holder has diminished its risk of loss on our Ordinary Shares are not counted towards meeting the 61-day holding period. Finally, U.S. Holders who elect to treat the dividend income as “investment income” pursuant to Code section 163(d)(4) will not be eligible for the preferential rate of taxation.

The amount of a distribution with respect to our Ordinary Shares will be measured by the amount of the fair market value of any property distributed, and for U.S. federal income tax purposes, the amount of any Israeli taxes withheld therefrom. Cash distributions paid by us in NIS will be included in the income of U.S. Holders at a U.S. dollar amount based upon the spot rate of exchange in effect on the date the dividend is includible in the income of the U.S. Holder, and U.S. Holders will have a tax basis in such NIS for U.S. federal income tax purposes equal to such U.S. dollar value. If the U.S. Holder subsequently converts the NIS into U.S. dollars or otherwise disposes of it, any subsequent gain or loss in respect of such NIS arising from exchange rate fluctuations will be U.S. source ordinary exchange gain or loss.

Taxation of the Disposition of Ordinary Shares

Except as provided under the PFIC rules described below under “Passive Foreign Investment Companies,” upon the sale, exchange or other disposition of our Ordinary Shares, a U.S. Holder will recognize capital gain or loss in an amount equal to the difference between such U.S. Holder’s tax basis for the Ordinary Shares in U.S. dollars and the amount realized on the disposition in U.S. dollar (or its U.S. dollar equivalent determined by reference to the spot rate of exchange on the date of disposition, if the amount realized is denominated in a foreign currency). The gain or loss realized on the sale, exchange or other disposition of Ordinary Shares will be long-term capital gain or loss if the U.S. Holder has a holding period of more than one year at the time of the disposition. Individuals who recognize long-term capital gains may be taxed on such gains at reduced rates of tax. The deduction of capital losses is subject to various limitations.

Passive Foreign Investment Companies

Special U.S. federal income tax laws apply to U.S. taxpayers who own shares of a corporation that is a PFIC. We will be treated as a PFIC for U.S. federal income tax purposes for any taxable year that either:

●	75% or more of our gross income (including our pro rata share of gross income for any company, in which we are considered to own 25% or more of the shares by value), in a taxable year is passive; or
●	At least 50% of our assets, averaged over the year and generally determined based upon fair market value (including our pro rata share of the assets of any company in which we are considered to own 25% or more of the shares by value) are held for the production of, or produce, passive income.

For this purpose, passive income generally consists of dividends, interest, rents, royalties, annuities and income from certain commodities transactions and from notional principal contracts. Cash is treated as generating passive income.

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The tests for determining PFIC status are applied annually, and it is difficult to make accurate projections of future income and assets which are relevant to this determination. In addition, our PFIC status may depend in part on the market value of our Ordinary Shares. We do not expect to be a PFIC for 2024 and we do not expect to become a PFIC in the future, although there can be no assurance in this regard.

If we currently are or become a PFIC, each U.S. Holder who has not elected to mark the shares to market (as discussed below), would, upon receipt of certain distributions by us and upon disposition of our Ordinary Shares at a gain: (1) have such distribution or gain allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares, as the case may be; (2) the amount allocated to the current taxable year and any period prior to the first day of the first taxable year in which we were a PFIC would be taxed as ordinary income; and (3) the amount allocated to each of the other taxable years would be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit would be imposed with respect to the resulting tax attributable to each such other taxable year. In addition, when shares of a PFIC are acquired by reason of death from a decedent that was a U.S. Holder, the tax basis of such shares would not receive a step-up to fair market value as of the date of the decedent’s death, but instead would be equal to the decedent’s basis if lower, unless all gain were recognized by the decedent. Indirect investments in a PFIC may also be subject to these special U.S. federal income tax rules.

The PFIC rules described above would not apply to a U.S. Holder who makes a QEF election for all taxable years that such U.S. Holder has held the Ordinary Shares while we are a PFIC, provided that we comply with specified reporting requirements. Instead, each U.S. Holder who has made such a QEF election is required for each taxable year that we are a PFIC to include in income such U.S. Holder’s pro rata share of our ordinary earnings as ordinary income and such U.S. Holder’s pro rata share of our net capital gains as long-term capital gain, regardless of whether we make any distributions of such earnings or gain. In general, a QEF election is effective only if we make available certain required information. The QEF election is made on a shareholder-by-shareholder basis and generally may be revoked only with the consent of the IRS. We do not intend to notify U.S. Holders if we believe we will be treated as a PFIC for any tax year. In addition, we do not intend to furnish U.S. Holders annually with information needed in order to complete IRS Form 8621 and to make and maintain a valid QEF election for any year in which we are a PFIC. Therefore, the QEF election will not be available with respect to our Ordinary Shares.

In addition, the PFIC rules described above would not apply if we were a PFIC and a U.S. Holder made a mark-to-market election. A U.S. Holder of our Ordinary Shares which are regularly traded on a qualifying exchange, including the NYSE American, can elect to mark the Ordinary Shares to market annually, recognizing as ordinary income or loss each year an amount equal to the difference as of the close of the taxable year between the fair market value of the Ordinary Shares and the U.S. Holder’s adjusted tax basis in the Ordinary Shares. Losses are allowed only to the extent of net mark-to-market gain previously included income by the U.S. Holder under the election for prior taxable years.

U.S. Holders who hold our Ordinary Shares during a period when we are a PFIC will be subject to the foregoing rules, even if we cease to be a PFIC. U.S. Holders are strongly urged to consult their tax advisors about the PFIC rules.

Tax on Net Investment Income

U.S. Holders who are individuals, estates or trusts will generally be required to pay a 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our Ordinary Shares), or in the case of estates and trusts on their net investment income that is not distributed. In each case, the 3.8% Medicare tax applies only to the extent the U.S. Holder’s total adjusted income exceeds applicable thresholds.

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Tax Consequences for Non-U.S. Holders of Ordinary Shares

Except as provided below, an individual, corporation, estate or trust that is not a U.S. Holder referred to below as a non-U.S. Holder, generally will not be subject to U.S. federal income or withholding tax on the payment of dividends on, and the proceeds from the disposition of, our Ordinary Shares.

A non-U.S. Holder may be subject to U.S. federal income tax on a dividend paid on our Ordinary Shares or gain from the disposition of our Ordinary Shares if: (1) such item is effectively connected with the conduct by the non-U.S. Holder of a trade or business in the United States and, if required by an applicable income tax treaty is attributable to a permanent establishment or fixed place of business in the United States; or (2) in the case of a disposition of our Ordinary Shares, the individual non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and other specified conditions are met.

In general, non-U.S. Holders will not be subject to backup withholding with respect to the payment of dividends on our Ordinary Shares if payment is made through a paying agent, or office of a foreign broker outside the United States. However, if payment is made in the United States or by a U.S. related person, non-U.S. Holders may be subject to backup withholding, unless the non-U.S. Holder provides an applicable IRS Form W-8 (or a substantially similar form) certifying its foreign status, or otherwise establishes an exemption.

The amount of any backup withholding from a payment to a non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Information Reporting and Withholding

A U.S. Holder may be subject to backup withholding at a rate of 24% with respect to cash dividends and proceeds from a disposition of Ordinary Shares. In general, backup withholding will apply only if a U.S. Holder fails to comply with specified identification procedures. Backup withholding will not apply with respect to payments made to designated exempt recipients, such as corporations and tax-exempt organizations. Backup withholding is not an additional tax and may be claimed as a credit against the U.S. federal income tax liability of a U.S. Holder, provided that the required information is timely furnished to the IRS.

A U.S. Holder with interests in “specified foreign financial assets” (including, among other assets, our Ordinary Shares, unless such Ordinary Shares are held on such U.S. Holder’s behalf through a financial institution) may be required to file an information report with the IRS if the aggregate value of all such assets exceeds $50,000 on the last day of the taxable year or $75,000 at any time during the taxable year (or such higher dollar amount as may be prescribed by applicable IRS guidance); and may be required to file a Report of Foreign Bank and Financial Accounts, or FBAR, if the aggregate value of the foreign financial accounts exceeds $10,000 at any time during the calendar year. You should consult your own tax advisor as to the possible obligation to file such information report.

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UNDERWRITING

Laidlaw & Company (UK) Ltd. is acting as Representative. On           , we entered into an underwriting agreement with the Representative, or the Underwriting Agreement. Subject to the terms and conditions of the Underwriting Agreement, we have agreed to sell, and each underwriter named below has severally agreed to purchase, the number of Ordinary Shares listed next to each underwriter’s name in the following table, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus.

Underwriters	Number of Shares
Laidlaw & Company (UK) Ltd.
Craft Capital management LLC
Total

The underwriters have committed to purchase all of the Ordinary Shares offered by us in this offering other than those covered by the over-allotment option described below. The obligations of the underwriters may be terminated upon the occurrence of certain events specified in the Underwriting Agreement. Furthermore, pursuant to the Underwriting Agreement, the underwriters’ obligations are subject to customary conditions, representations, and warranties, such as receipt by the underwriters of officers’ certificates and legal opinions.

The underwriters are offering Ordinary Shares subject to prior sale when, as, and if issued to and accepted by them, subject to approval of legal matters by their counsel and other conditions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public and to reject orders in whole or in part.

The underwriters propose to offer the Ordinary Shares to the public at the public offering price set forth on the cover of the prospectus. After Ordinary Shares are released for sale to the public, the underwriters may from time to time change the offering price and other selling terms.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to additional 187,500 Ordinary Shares (15% of the Ordinary Shares sold in this offering) at the initial public offering price, less the underwriting discounts and commissions. The underwriters may exercise the option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent that the option is exercised, each underwriter must purchase additional Ordinary Shares in an amount that is approximately proportionate to that underwriter’s initial purchase commitment (set forth in the table above). Any Ordinary Shares issued or sold under the option will be issued and sold on the same terms and conditions as the other Ordinary Shares that are the subject of this offering. If this option is exercised in full, the total offering price to the public will be $12.9 million and the total net proceeds to us, before expenses, will be $12.0 million.

Discounts and Commissions

The Representative has advised that the underwriters propose to offer the Ordinary Shares to the public at the public offering price per share set forth on the cover page of this prospectus. The underwriters may offer the Ordinary Shares to securities dealers at that price less a concession of not more than $           per share, of which up to             may be re-allowed to other dealers.

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The following table summarizes the public offering price, underwriting discounts and commissions, and proceeds to us before expenses, assuming both no exercise and full exercise by the underwriters of the over-allotment option.

Total
	Per Share	Without Over- Allotment	With Over- Allotment
Public offering price	$
Underwriting discount (7%) (1)	$
Proceeds, before expenses, to us	$

(1)	We have agreed to pay a non-accountable expense allowance to the Representative equal to 1.0% of the gross proceeds received in this offering (excluding proceeds received from exercise of the underwriters’ over-allotment option) which is not included in the underwriting discounts and commission.

We have agreed to reimburse the Representative for the fees and expenses of its legal counsel in connection with the offering in an amount not to exceed $125,000, the fees and expenses related to the use of Ipreo’s book building, prospectus tracking and compliance software for the offering in the amount of $29,500, up to $15,000 for background checks of our officers and directors, the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an amount not to exceed $3,000, data services and communications expenses up to $10,000, the actual accountable “road show” expenses up to $10,000 and the costs of market making and trading and clearing firm settlement expenses up to $30,000; provided however that the aggregate accountable expenses reimbursement will not exceed $175,000. As of August 7, 2025, we have paid $20,000 to the former underwriter for this offering, ThinkEquity LLC.

We expect that the expenses of this offering payable by us, not including underwriting discounts and commissions, will be approximately $935,000.

Underwriters’ Warrants

We have agreed to issue to the underwriters, upon the consummation of this offering, warrants to purchase up to an aggregate of 37,500 Ordinary Shares (or up to 43,125 Ordinary Shares if the underwriters exercise their over-allotment option in full), representing 3% of the Ordinary Shares sold in this offering as the Underwriter’s Warrants. The Underwriter’s Warrants are exercisable at a per share price equal to 125% of the public offering price per share in this offering. The Underwriter’s Warrants are exercisable at any time and from time to time, in whole or in part, commencing on the six-month anniversary of the effective date of the registration statement of which this prospectus is a part and expiring on the date that is five years following the commencement of sales of Ordinary Shares in this offering.

The Underwriter’s Warrants are deemed underwriter compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to FINRA Rule 5110(g)(1). The underwriters (or permitted assignees under Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from commencement of sales in this offering. In addition, the Underwriter’s Warrants provide for registration rights upon request, in certain cases. The piggyback registration right provided will not be greater than seven years from the commencement of sales of this offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the Underwriter’s Warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the Underwriter’s Warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger, or consolidation. However, neither the Underwriter’s Warrant exercise price, nor the number of Ordinary Shares underlying such warrants, will be adjusted for issuances of Ordinary Shares by us at a price below the exercise price of the Underwriter’s Warrants.

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Discretionary Accounts

The underwriters do not intend to confirm sales of the securities offered hereby to any accounts over which they have discretionary authority.

Tail Fee

We have also agreed with the underwriters that If within 12 months from the effective date of termination of the Engagement Period, the Company’s securities are sold by the Company or any of its affiliates in a transaction or series of transactions with any person whom the underwriters directly or indirectly introduced to the Company then the Company shall pay the underwriters, at the time of each such sale, a cash fee in the amount equal to seven percent (7.0%) of the gross proceeds received by the Company from each such sale, provided that payment of any such fee shall at all times be in compliance with FINRA Rule 5110(g)(5)(B). The Company may also terminate the Engagement Period for Cause (as defined in the Underwriting Agreement), and in such case the Company will not be responsible for paying for the fee as contemplated under this Section 6 in compliance with FINRA Rule 5110(g)(5)(B).

“Engagement Period” means the period between June 2025 and until the earliest of: (i) the Closing Date or the last Option Closing Date (until the later of them), and (ii) September 20, 2025.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we for a period of six (6) months and our executive officers, directors and certain shareholders, including all 5% or greater shareholders, have agreed, for a period of six (6) months from the date of this prospectus, not to engage in any of the following, whether directly or indirectly, without the Representative’s consent: offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, or the Lock-Up Securities; enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Lock-Up Securities; make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any Lock-Up Securities; enter into any transaction, swap, hedge, or other arrangement relating to any Lock-Up Securities, subject to customary exceptions; or publicly disclose the intention to do any of the foregoing.

Right of First Refusal

For twelve (12) months from the closing date of this offering, the underwriters will have an irrevocable right of first refusal to act as a member of the syndicate for each and every future public and private equity and debt offering, including all equity linked financings, during such twelve (12) month period, for us, or any successor to or any subsidiary of us, with a fee no less than forty percent (40%) of the total placement agent or underwriter economics in connection with any such financing. This right of first refusal shall be subject to FINRA Rule 5110(g)(6)(A) and in no event shall exceed a term of three (3) years.

Pricing of the Offering

Prior to this offering, there was no established public market for our Ordinary Shares. The public offering price was negotiated between us and the underwriters. In determining the price, we considered our history and prospects, our business potential and earnings prospects, an assessment of our management, general securities market conditions at the time of the offering, and such other factors that we deemed relevant.

An active trading market for our Ordinary Shares may not develop. It is also possible that the Ordinary Shares will not trade in the public market or above the initial public offering price following the closing of this offering.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering that may arise under the Securities Act and from any breach of the representations and warranties contained in the Underwriting Agreement. We have further agreed to contribute to payments that the underwriters may be required to make for these liabilities.

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Electronic Offer, Sale and Distribution of Shares

This prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Offer Restrictions Outside of the United States

Other than in the United States, no action has been taken that would permit a public offering of our Ordinary Shares in any jurisdiction where action for the purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that country or jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus is not a disclosure document under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus.

Canada

The Ordinary Shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors.”

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC, or the Prospectus Directive, as implemented in Member States of the European Economic Area, each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities. An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;
●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);
●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of the company or any underwriter for any such offer; or
●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by the company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des marchés financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

167

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005, or the Prospectus Regulations. The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority, or the ISA, nor have such securities been registered for sale in Israel. The Ordinary Shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be made effective only in compliance with the Israeli securities laws and regulations.

Italy

The offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Società e la Borsa, or “CONSOB”) pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and
●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.
●	Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:
●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and
●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

168

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended, or the FIEL, pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA).

169

This document is personal to the recipient only and not for general circulation in Switzerland.

United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or the FSMA) has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to the company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005, or FPO, (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts, or NI 33-105, the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Stabilization

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids, and purchases to cover positions created by short sales. Stabilizing transactions permit bids to purchase shares so long as the stabilizing bids do not exceed a specified maximum and are engaged in for the purpose of preventing or retarding a decline in the market price of the Ordinary Shares while the offering is in progress.

Over-allotment transactions involve sales by the underwriters of shares in excess of the number of shares that the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that the underwriters purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares that the underwriters purchase in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

170

Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the Ordinary Shares in the open market that could adversely affect investors who purchase in the offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the Ordinary Shares originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our Ordinary Shares. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

Other Relationships

The underwriters and their affiliates may in the future provide various advisory, investment and commercial banking and other services for us in the ordinary course of business, for which they may receive customary fees and commissions. However, we have not yet had, and have no present arrangements with any of the underwriters for any further services.

171

EXPENSES

Set forth below is an itemization of the total expenses, excluding underwriting discounts, expected to be incurred in connection with the offer and sale of our Ordinary Shares by us. With the exception of the SEC registration fee and the FINRA filing fee, all amounts are estimates:

SEC registration fee	$2,283.34
NYSE American listing fee	$55,000
FINRA filing fee	$8,840.13
Transfer agent fees and expenses	$2,500
Printer fees and expenses	$10,000
Legal fees and expenses	$450,000
Accounting fees and expenses	$90,000
Miscellaneous	$143,750
Total	$762,373.47

172

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel. Certain legal matters related to the offering will be passed upon for the underwriters by Sichenzia Ross Ference Carmel LLP.

173

EXPERTS

The financial statements of Nasus Pharma Ltd. as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024, included in this prospectus, have been audited by Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and senior management and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and senior management are located outside of the United States, any judgment obtained in the United States against us or any of our directors and senior management may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

We have irrevocably appointed Puglisi & Associates as our agent to receive service of process in any action against us in any U.S. federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering. Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;
●	the judgment is final and is not subject to any right of appeal;
●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts; however, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;
●	adequate service of process has been affected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;
●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court to issue it under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;
●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;
●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and
●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty by the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli CPI plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

174

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

The SEC maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and intend to submit to the SEC, on Form 6-K, unaudited interim financial information.

We maintain a corporate website at www.nasuspharma.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Audited consolidated financial statements of Nasus Pharma Ltd. and its subsidiary

F-1

Report of Independent Registered Public Accounting Firm

To the Shareholders and the Board of Directors of Nasus Pharma Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Nasus Pharma Ltd. and its subsidiary (the “Company”) as of December 31, 2024 and 2023, the related consolidated statements of operations, changes in shareholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2024, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024 and 2023, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1.B to the financial statements, the Company’s lack of revenues and accumulated operating losses raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1.B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Brightman Almagor Zohar & Co.
Certified Public Accountants
A Firm in the Deloitte Global Network

Tel -Aviv, Israel
March 21, 2025 (August 7, 2025, as to the effects of the forward share split described in Notes 7(d) and 14(g))

We have served as the Company’s auditor since 2024.

F-2

NASUS PHARMA LTD. AND ITS SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
(Amounts in thousands, except share and per share amounts)	2024	2023
Assets
Current assets:
Cash and cash equivalents	$284	$193
Restricted cash	27	17
Prepaid expenses and other current assets (of which $116 and $0 are to related parties as of December 31, 2024 and December 31, 2023, respectively)	146	234

Total current assets	457	444

Deferred offering cost	260	-

Total Assets	$717	$444

Liabilities and Shareholders’ Deficit
Current liabilities:
Accounts payable	$651	$655
Accrued expense and other current liabilities (of which $711 and $451 are to related parties as of December 31, 2024 and December 31, 2023, respectively)	987	616
Convertible securities (of which $605 and $365 are to related parties as of December 31, 2024 and December 31, 2023, respectively)	1,802	1,830
Short-term debt from shareholders (of which $- and $344 are to related parties as of December 31, 2024, and December 31, 2023, respectively)	-	627
Current liabilities related to discontinued operations	489	513

Total current liabilities	3,929	4,241

Total Liabilities	3,929	4,241

Commitments and contingencies (see Note 6)

Shareholders’ deficit
Ordinary Shares(*)(**), par value NIS 0.01 per share; 13,265,593 and 12,788,585 shares authorized as of December 31, 2024 and 2023, respectively; 7,362,906 and 6,889,709 shares issued as of December 31, 2024 and 2023, respectively.	20	19
Additional paid-in capital	9,432	7,316
Accumulated deficit	(12,664)	(11,132)

Total Shareholders’ Deficit	(3,212)	(3,797)

Total Liabilities and Shareholders’ Deficit	$717	$444

*	Unless otherwise stated, the term Ordinary Shares in these consolidated financial statements refers to all classes of shares, including Class Ordinary Shares, Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares and Class A-3 Ordinary Shares.
**	After giving effect to the forward share split, see also Note 7(d).

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NASUS PHARMA LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
(Amounts in thousands, except share and per share amounts)	2024	2023

Operating expenses:
Research and development (of which $208 and $228 are with related parties in 2024 and 2023, respectively)	$335	$567
General and administrative (of which $307 and $288 are with related parties in 2024 and 2023, respectively)	743	580
Total operating expenses	1,078	1,147
Operating loss from continuing operations	(1,078)	(1,147)

Interest expense (of which $17 and $27 are with related parties in 2024 and 2023, respectively)	(29)	(49)

Change in fair value of convertible securities	(443)	219

Other expense, net	(2)	(28)
Loss from continuing operations	(1,552)	(1,005)
Net income (loss) from discontinued operations	20	(46)
Net loss	$(1,532)	$(1,051)

Per share data:
Loss per share attributable to shareholders:
Basic	$(0.22)	$(0.15)
Diluted	$(0.22)	$(0.20)
Weighted average Ordinary Shares outstanding – basic(*)	7,027,725	6,889,708
Weighted average Ordinary Shares outstanding – diluted(*)	7,027,725	7,057,820

The accompanying notes are an integral part of these consolidated financial statements.

*	After giving effect to the forward share split, see also Note 7(d).

F-4

NASUS PHARMA LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Amounts in thousands, except share and per share amounts)

	Ordinary Shares* (**)		Additional Paid- in	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Deficit	Deficit

Balance as of January 1, 2023	6,889,709	$19	$7,277	$(10,081)	$(2,785)
					-
Share-based compensation	-	-	39	-	39
Net loss	-	-	-	(1,051)	(1,051)
Balance as of December 31, 2023	6,889,709	$19	$7,316	$(11,132)	$(3,797)
Share-based compensation	-	-	10	-	10
Conversion of SAFE	473,197	1	2,106	-	2,107
Net loss	-	-	-	(1,532)	(1,532)
Balance as of December 31, 2024	7,362,906	$20	$9,432	$(12,664)	$(3,212)

*	Unless otherwise stated, the term Ordinary Shares in these consolidated financial statements refers to all classes of shares, including Class Ordinary Shares, Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares and Class A-3 Ordinary Shares.
**	After giving effect to the forward share split, see also Note 7(d).

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NASUS PHARMA LTD. AND ITS SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year ended
(Amounts in thousands)	December 31, 2024	December 31, 2023

Cash flows from operating activities:
Net loss	$(1,532)	$(1,051)

Less: Net loss (income) from discontinued operations	(20)	46

Loss from continuing operations	(1,552)	(1,005)

Adjustments to reconcile loss from continuing operations to net cash used in operating activities:
Share-based compensation	10	39
Change in fair value of convertible securities	443	(219)
Effect of exchange rates	4	(13)
Accrued interest on short-term debt from shareholders	29	49
Change in operating assets and liabilities:
Prepaid expenses and other current assets	88	12
Accounts payable	(5)	(116)
Accrued expense and other current liabilities	322	271

Cash used in operating activities from continuing operations	(661)	(982)
Net cash used in operating activities from discontinued operations	(4)	(47)
Net cash used in operating activities	$(665)	$(1,029)

Cash flows from investing activities:

Cash used in investing activities from continuing operations		-
Cash used in investing activities from discontinued operations	-	-
Cash used in investing activities	$-	$-

Cash flows from financing activities:
Proceeds from issuance of convertible securities (of which $200 and $100 are with related parties in 2024 and 2023, respectively)	1,000	995
Proceeds from short-term debt from shareholders (of which $0 and $60 are with related parties in 2024 and 2023, respectively)	-	60
Payments in connection with deferred offering costs	(230)
Net cash provided by financing activities	$770	$1,055
Cash used in financing activities from discontinued operations	-	-
Cash provided by financing activities	$770	1,055

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4)	13
Net increase (decrease) in cash and cash equivalents	101	39

Cash, cash equivalents and restricted cash at beginning of year	210	171

Cash, cash equivalents and restricted cash at end of year	$311	$210

Supplemental disclosure of non-cash financing activities:
Offering cost included in accrued expense and other current liabilities	$30	-
Conversion of short-term debt from shareholders to 2024 SAFEs	$636	$-

The accompanying notes are an integral part of these consolidated financial statements.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated balance sheets to the total of the same such amounts shown on the consolidated statements of cash flows.

	December 31, 2024	December 31, 2023
Cash and cash equivalents	$284	$193
Restricted cash	27	17

Cash, cash equivalents and restricted cash at end of year	$311	$210

F-6

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

NOTE 1:	ORGANIZATION AND NATURE OF THE BUSINESS

a.	Description of the Business

Nasus Pharma Ltd. (the “Company”) was incorporated in May 2019 under the laws of the State of Israel. The Company is a clinical stage specialty pharmaceutical company focused primarily on the development of intranasal drugs to treat emergency medical conditions. The Company is developing a powder-based intranasal technology with a specialized product portfolio to address acute medical conditions and public health threats. The Company’s lead product candidate is NS002, an intranasal powder Epinephrine nasal spray for the treatment of type 1 severe allergies and anaphylaxis. The Company has also been developing NS001, an intranasal Naloxone powder nasal spray for the treatment of opioid overdose, however, the Company currently paused its work on NS001 and plans to pursue opportunities for further development of NS001.

The Company had a wholly-owned subsidiary in the United Kingdom which had no operations since its incorporation in September 2020 through its dissolution in February 2023.

b.	Liquidity and Going Concern

The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the U.S. (“U.S. GAAP”) on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

Since inception, the Company has devoted most of its efforts to business planning, research and development, clinical trials and raising capital. The Company is still in its development and clinical stage and has not yet generated revenues from its existing products under development and, accordingly, the extent of the Company’s future operating losses and the timing that the Company will become profitable are uncertain.

During the year ended December 31, 2024, the Company incurred a net loss of $1,532 (and a loss of $1,552 from continuing operations) and used net cash flows from operations of $665 (and cash used in continuing operations was $661). Additionally, as of December 31, 2024, the Company had cash and cash equivalents of $284 to fund its operations and an accumulated deficit of $12,664.

The Company has funded its operations to date primarily through equity financing and the issuance of convertible securities in the form of simple agreement of future equity (“SAFE”) (see Note 4 and Note 14). Additional funding will be required to complete the Company’s research and development and clinical trials, to attain regulatory approvals, to begin the commercialization efforts of the Company’s products and to achieve a level of sales adequate to support the Company’s cost structure.

Such conditions raise substantial doubts about the Company’s ability to continue as a going concern. Management’s plans include, but are not limited to, an initial public offering (“IPO”) in the United States. While the Company has been able to raise outside capital in the past, there can be no assurance that it will be able to successfully consummate an IPO or obtain additional financing on a timely basis in terms acceptable to the Company, if at all.

Management expects that the Company will continue to generate losses from the clinical development and regulatory activities of its product candidates, which would result in negative cash flow from operating activity. This has led management to conclude that there is substantial doubt about the Company’s ability to continue as a going concern. The Company’s consolidated financial statements do not reflect any adjustments that might result from the outcome of this uncertainty.

c.	Stock split

All share and per share amounts for Ordinary Shares, share options and loss per share amounts have been adjusted to give retroactive effect to the forward share split for all periods presented in these financial statements. See also Note 7(d).

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

NOTE 2:	SIGNIFICANT ACCOUNTING POLICIES

a.	Basis of presentation and principles of consolidation:

The accompanying consolidated financial statements are prepared in accordance with U.S. GAAP.

The consolidated financial statements include accounts of the Company’s wholly-owned subsidiary in the United Kingdom that was dissolved in February 2023.

b.	Use of estimates:

The preparation of consolidated financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Significant items subject to such estimates and assumptions include identifying the existence of embedded derivatives, share-based compensation and the determination of the fair value of the Company’s Ordinary Shares and share options and the fair value of convertible securities.

Management believes that the estimates, and judgments they made, are reasonable based upon information available to them at the time that these estimates and judgments are made. To the extent that there are material differences between these estimates and actual results, the Company’s consolidated financial statements will be affected.

c.	Financial statements in U.S. dollars:

The functional and reporting currency of the Company is the United States dollar (“USD” or “U.S. dollar”) as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

The Company balances and transactions denominated in U.S. dollars are presented at their original amounts. Non-U.S. dollar transactions and balances have been remeasured to U.S. dollars in accordance with Accounting Standards Codification (“ASC”) 830 of the Financial Accounting Standards Board (“FASB”). All transaction gains and losses from remeasurement of monetary balance sheet items denominated in non-U.S. dollar currencies are included within other expense , net in the consolidated statements of operations.

d.	Cash equivalents:

Financial instruments that potentially subject the Company to a concentration of credit risk consist of cash and cash equivalents, and restricted cash. The Company’s cash and cash equivalents consist of demand deposits with financial institutions. The associated risk of concentration is mitigated by banking with creditworthy institutions.

Cash equivalents are short-term highly liquid investments that are readily convertible to cash with maturities of three months or less as of the date acquired.

e.	Restricted cash:

Restricted cash primarily consists of amounts used to secure the  Company’s corporate credit cards, and are invested in highly liquid deposits, with maturities of three months or less.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

f.	Deferred offering costs:

Deferred offering costs, which consist of direct incremental legal, accounting, and consulting fees relating to the planned IPO, are capitalized. The deferred offering costs will be reclassified to shareholders’ equity and offset against the proceeds of the offering upon the consummation of the IPO. In the event the planned IPO is terminated, the deferred offering costs will be expensed. As of December 31, 2024, there were $260 deferred offering costs recorded on the consolidated balance sheet. There were no offering costs recorded as of December 31, 2023.

g.	Severance pay:

According to the Israeli Severance Pay Law, 1963 (“Severance Pay Law”), all of the Company’s employees are entitled to severance payment, following the termination of their employment. Under the Severance Pay Law, the severance payment is calculated as one-month salary for each year of employment, or a portion thereof. The Company’s liability for severance pay is covered by the provisions of Section 14 of the Severance Pay Law (“Section 14”).

Under Section 14 employees are entitled to monthly deposits, at a rate of 8.33% of their monthly salary, contributed on their behalf to their insurance funds. Payments in accordance with Section 14 release the Company from any future severance payments in respect of those employees.

Therefore, the Company does not recognize a liability for severance pay due to its employees beyond the monthly deposits they are required to make and, accordingly, the amount deposited under Section 14 are not recorded as an asset in the Company’s balance sheets. Severance expenses for the years ended December 31, 2024 and 2023 amounted to $10, and $10, respectively.

h.	Fair value measurement:

The Company measures and discloses the fair value of financial assets and liabilities in accordance with ASC Topic 820, “Fair Value Measurement.” Fair value is based on the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

The accounting standard establishes a fair value hierarchy that prioritizes observable and unobservable inputs used to measure fair value into three broad levels, which are described below:

Level 1	-	quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2	-	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.

Level 3	-	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

Balances included in the consolidated financial statements measured at fair value on a recurring basis include convertible securities. When developing fair value measurements, the Company maximizes the use of observable inputs and minimizes the use of unobservable inputs. However, for estimating the fair value of convertible securities the Company utilizes unobservable inputs in determining fair value due to the lack of observable inputs in the market, which requires greater judgment in measuring fair value. In instances where there is limited or no observable market data, fair value measurements for assets and liabilities are based primarily upon the Company’s own estimates, and the measurements reflect information and assumptions that management believes a market participant would use in pricing the asset or liability.

i.	General and Administrative

General and administrative expenses consist primarily of compensation-related expenses for management and other employees. Also, it consists of expenses for facilities, professional services fees, management fees, insurance costs, and other general overhead costs. General and administrative expenses are expensed as incurred with the exception of share-based compensation, which is recognized over the requisite service period.

j.	Research and development costs:

Research and development expenses include compensation-related expenses, consulting costs, external contract research and development expenses, clinical trial costs, raw materials, third party manufacturing costs. Research and development costs are expensed as incurred, except for share-based compensation, which is recognized over the requisite service period.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

k.	Patent Costs

Legal and related patent costs are expensed as incurred as their realization is uncertain. Costs related to patent registration are classified as general and administrative expenses, and costs related to acquired patents are recorded in research and development expenses within the consolidated statements of operations.

l.	Contingent liabilities

The Company accounts for its contingent liabilities in accordance with ASC No. 450, “Contingencies”. A provision is recorded when it is both probable that a liability has been incurred, and the amount of the loss can be reasonably estimated. With respect to legal matters, provisions are reviewed and adjusted to reflect the impact of negotiations, estimated settlements, legal rulings, advice of legal counsel and other information and events pertaining to a particular matter. See Note 6.

m.	Income tax

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to temporary differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income or expense in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred income tax assets to the amount expected to be realized based on management’s consideration of all positive and contradictory evidence available. As of December 31, 2024, and 2023, a full valuation allowance was established by the Company to reduce the deferred tax assets to the amount supported by future reversals of existing taxable temporary differences.

The Company evaluates uncertainty in income tax positions based on a more-likely-than-not recognition standard. If that threshold is met, the tax position is then measured at the largest amount that is greater than 50% likely of being realized upon ultimate settlement. If applicable, the Company records interest and penalties as a component of income tax expense. The Company applies a more-likely-than-not recognition threshold to uncertain tax positions based on the technical merits of the income tax positions taken. The Company does not recognize a tax benefit unless it is more likely than not that the tax position will be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of the position. The tax benefit that is recorded for these positions is measured at the largest amount of benefit that is greater than 50% likely of being realized upon ultimate settlement. The Company believes that its tax positions are all highly certain of being upheld upon examination. As such, as of December 31, 2024 and 2023, the Company has not recorded any liability for unrecognized tax benefits.

n.	Share-based compensation:

The Company measures and records the expense related to share-based compensation awards made to employees, directors, and non-employee service providers based on estimated fair values of those awards as determined on the date of grant. The Company recognizes share-based compensation expenses based on the accelerated attribution method over the requisite service period. The Company recognizes forfeitures of awards as they occur.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

The Company uses the Black-Scholes-Merton (“Black-Scholes”) option-pricing model to determine the fair value of share options. The Black-Scholes option pricing model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based compensation awards, including the Class Ordinary Share price, expected volatility of the underlying Class Ordinary Share, expected option term (the time from the grant date until the share options are exercised or expire), and expected divided yield. The Company calculates the fair value of share options granted using the following assumptions:

●	Class Ordinary Share Price – Since the Company’s Class Ordinary Shares are not publicly traded, the expected volatility is based on the historical and implied volatility of similar companies whose stock or option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies. The Company estimated its Class Ordinary Share price based on third party valuation.

●	Expected Volatility – The Company estimated volatility for share option grants by evaluating the average historical volatility of a peer group of companies for the period immediately preceding the share option grant for a term that is approximately equal to the share options’ expected term.

●	Expected Term—The expected term of the Company’s share options represents the period that the share options are expected to be outstanding. The Company has elected to use the “simplified” method for share options granted to employees and directors, as the Company does not have sufficient historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior. Under this approach, the midpoint of the share options vesting term and contractual expiration period to compute the expected term. The simplified method makes the assumption that the employee will exercise share options evenly over the period when the share options are vested and ending on the date when the share options expire. The expected term for share options granted to non-employees is based on the contractual term.

●	Risk-Free Interest Rate—The risk-free interest rate is based on the implied yield currently available on US Treasury zero-coupon issues with a term that is equal to the share options’ expected term at the grant date.

●	Dividend Yield—The Company has not declared or paid dividends to date and does not anticipate declaring dividends. As such, the dividend yield has been estimated to be zero.

o.	Basic and diluted net loss per share

Basic loss per share attributable to holders of Ordinary Shares is computed by dividing the net loss by the weighted average number of Ordinary Shares outstanding during the period. Diluted loss per share attributable to holders of Ordinary Shares is computed by dividing the net loss attributable to holders of Ordinary Shares and assumed conversions by the weighted average number of Ordinary Shares outstanding together with the number of additional Ordinary Shares that would have been outstanding if all potentially dilutive Ordinary Shares had been issued. Diluted net loss per share is the same as basic net loss per share in periods when the effects of potentially dilutive Ordinary Shares are anti-dilutive.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

p.	Risks and Uncertainties

The Company is subject to risks common to companies in the biotechnology industry, including but not limited to, risks of failure of preclinical studies and clinical trials, the need to obtain marketing approval for any product candidate that it may identify and develop, the need to successfully commercialize and gain market acceptance of its product candidates, dependence on key personnel, protection of proprietary technology, compliance with government regulations, development by competitors of technological innovations and reliance on third parties to assist in discovery and development activities, and conducting the Company’s clinical trials and performing data collection and analysis.

q.	Concentrations of Risk

Financial instruments that potentially subject the Company to a concentration of credit risk consist primarily of cash and cash equivalents. Bank deposits are held by financial institutions and these deposits may at times not be insured. The Company limits its credit risk associated with cash and cash equivalents by placing them with financial institutions that it believes are of high-quality credit rating. The Company has not experienced any losses on its deposits of cash or cash equivalents.

r.	Emerging Growth Company Status

The Company is an emerging growth company (“EGC”), as defined in Section 2(a) of the United States Securities Act of 1933 (“Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Section 102(b)(1) of the JOBS Act exempts EGCs from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an EGC can elect to opt out of the extended transition period and comply with the requirements that apply to non-EGCs but any such election to opt out is irrevocable. The Company has not elected to opt out of such extended transition period which means that when a financial accounting standard is issued or revised and it has different application dates for public or private companies, the Company, as an EGC, can adopt the new or revised standard at the time private companies adopt the new or revised standard. The Company will be eligible to use this extended transition period under the JOBS Act until the earlier of the date it (i) is no longer an EGC or (ii) affirmatively and irrevocably opts out of the extended transition period provided in the JOBS Act. As a result, the Company’s financial statements may not be comparable to the financial statements of issuers who are required to comply with the effective dates for new or revised accounting standards that are applicable to public companies, which may make comparison of the Company’s financials to those of other public companies more difficult.

The Company will cease to be an EGC on the date that is the earliest of (i) the end of the Company’s fiscal year in which its total annual gross revenue exceeds $1.235 billion, (ii) the last day of the Company’s fiscal year following the fifth anniversary of the date on which initial public offering has been consummated, (iii) the date on which the Company has issued more than $1.0 billion in non-convertible debt during the preceding three-year period or (iv) the last day of the Company’s fiscal year in which the market value of the Company’s Ordinary Shares held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second quarter.

s.	Recently Adopted Accounting Standards

As an EGC, the JOBS Act allows the Company to delay adoption of new or revised accounting pronouncements applicable to public companies until such pronouncements are made applicable to private companies. The Company has elected to use this extended transition period under the JOBS Act. The adoption dates discussed below reflects this election.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which replaces the existing incurred loss impairment model with an expected credit loss model and requires a financial asset measured at amortized cost to be presented at the net amount expected to be collected. The new guidance was adopted for the Company on January 1, 2023 and the adoption did not have a material impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures. This ASU improves reportable segment disclosure requirements, primarily through enhanced disclosures about significant segment expenses. This ASU is effective for our annual fiscal year 2024, and interim periods starting in fiscal year 2025. A public entity should apply the amendments in this ASU retrospectively to all prior periods presented in the financial statements.

The new guidance was adopted by the Company for fiscal year 2024 annual consolidated financial statements and this standard was applied retrospectively for the prior period presented in the financial statements. See Note 10 – Segment Reporting for further information.

t.	Recently Issued Accounting Standards Not Yet Adopted

In November 2024, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40), Disaggregation of Income Statement Expenses. This update aims to enhance the transparency of financial reporting by requiring public business entities (PBEs) to provide disaggregated disclosure of certain income statement expense captions into specified categories in disclosures within the footnotes to the financial statements. The ASU is effective for annual fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. Adoption of this ASU should be applied on a prospective basis, although retrospective application is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements and disclosures.

NOTE 3:	SHORT-TERM DEBT FROM SHAREHOLDERS

During July 2022, the Company received a loan in the amount of $500 from two existing shareholders (Messrs. Ronnie Hershman and Michael Gibber), including a director of the Company, for a term of twelve (12) months, at an interest rate of 8% per annum (the “July 2022 Loan”). On August 28, 2024, the Company and each of said shareholders entered into an exchange letter (the “July 2022 Loan Exchange Letter”), according to which the Company’s obligations in connection with the loan were discharged in consideration for the issuance of a Simple Agreement for Future Equity (“SAFE”) under the same terms as the 2024 SAFEs (see Note 4). The balance of the July 2022 Loan was $560 as of December 31 2023 (included in short-term debt from shareholders), and after considering interest accrued during 2024 through the date the July 2022 Loan Exchange Letter was executed and withholding taxes to be paid on behalf of the said shareholders, it was deemed that Dr. Ronnie Hershman invested an amount in the SAFE of $284 and Michael Gibber invested an amount in the SAFE of $286.

In February 2023, the Company received a loan in an aggregate amount of $60 from its co-founders, Mr. Udi Gilboa and Dr. Dalia Megiddo, and director, Dr. Ronnie Hershman, or the February 2023 Loan, under substantially the same terms as the July 2022 Loan, for a term of twelve (12) months, at an interest rate of 8% per annum. The balance of the February 2023 Loan, including interest accrued, was $67 as of December 31, 2023 and included in Short-term debt from shareholders. On August 28, 2024, the Company and each of these investors entered into an exchange letter (the “February 2023 Loan Exchange Letter”), according to which the Company’s obligations in connection with the February 2023 Loan were discharged in consideration for the issuance of a SAFE under the same terms as the 2024 SAFEs (see Note 4), under which Dr. Ronnie Hershman was deemed to have invested an amount in the SAFE of $44, Dr. Dalia Megiddo was deemed to have invested an amount in the SAFE of $11, and Mr. Udi Gilboa was deemed to have invested an amount in the SAFE of $11 in said SAFE.

NOTE 4:	CONVERTIBLE SECURITIES

a.	The Company has raised funds through the issuance of SAFE.

A SAFE requires conversion into shares of the Company upon the occurrence of certain events, or at the maturity date of the SAFE. The number of shares to be issued upon conversion of the SAFE are not fixed and will be dependent upon the nature of the event that occurred that resulted in its conversion, the fair value of shares as of the event’s date, and other factors as defined in the related agreement.

SAFEs are classified as a liability and the Company elected the fair value option in accordance with ASC 825, Financial Instruments (“ASC 825”). Accordingly, the liability is adjusted to fair value at each balance sheet date, with the change in fair value being recorded as change in fair value of convertible securities within the consolidated statements of operations. The Company reclassifies the SAFE amount from liability to equity once it converts into Ordinary Shares.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

b.	On February 17, 2022, the shareholders approved the issuance of SAFEs (the “2022 SAFEs”) to certain shareholders and third parties up to a maximum aggregate amount of $1,000. In March 2022 and April 2022, the Company raised $966 under the 2022 SAFE.

The 2022 SAFE investors are entitled to the rights and privileges set forth in the agreement, which include the issuance of the most senior shares outstanding upon conversion of the 2022 SAFEs in the event of an equity financing or liquidity event occurs prior to the termination of the 2022 SAFEs as defined in the related agreement. The investors will  receive a 40% discount on the share price in any of such event. If a dissolution event occurs prior to the termination of the 2022 SAFE, each SAFE investor will be entitled to receive, prior to consummation of the dissolution event, a portion of the related proceeds equal to its investment amount, or in case the applicable proceeds upon dissolution are insufficient to permit a full payment of the amounts invested under the 2022 SAFEs, a prorated amount in par with the other SAFE investors. In the event that the 2022 SAFEs mature after 15 months from its issuance, all amounts invested under the 2022 SAFEs are converted into the Company’s outstanding most senior shares based on a $41,000 valuation divided by number of outstanding shares including any outstanding share options. The 2022 SAFEs will expire and terminate immediately upon the earliest to occur of (1) the issuance of shares upon its conversion due to equity financing or liquidity event, or upon maturity; or (2) the payment, or setting aside for payment, of amounts due to the occurrence of dissolution event.

As of June and July 2023, the 2022 SAFEs matured and, accordingly, it should have been converted into 168,112 most senior outstanding shares. As of December 31, 2023, the shares had not been issued, and therefore, the 2022 SAFEs remained outstanding. On August 28, 2024, the 2022 SAFEs were converted into 168,112 Class A-3A Ordinary.

c.	On March 15, 2023, the shareholders approved the issuance of additional SAFEs to certain shareholders and third parties up to the maximum aggregate amount of $1,000 (the “2023 SAFEs”). In March and April 2023, the Company raised $995 under the 2023 SAFEs. In addition, the Company paid $15 as finder fees for issuance of the 2023 SAFEs which was recorded as other expense, net within the consolidated statements of operations.

The 2023 SAFEs investors are entitled to the rights and privileges set forth in the agreement, which include the issuance of the most senior shares outstanding upon conversion of the 2023 SAFEs in the event of an equity financing or liquidity event occurs prior to the termination of the 2023 SAFEs as defined in the related agreement. The investors will  receive a 40% discount on the share price in any of such event. If a dissolution event occurs prior to the termination of the 2023 SAFEs, each SAFE investor will be entitled to receive, prior to consummation of the dissolution event, a portion of the related proceeds equal to its investment amount, or in case the applicable proceeds upon dissolution are insufficient to permit a full payment of the amounts invested under the 2023 SAFEs, a prorated amount in par with the other SAFE investors. In the event the 2023 SAFEs mature after 15 months without a conversion prior to 15 months from its issuance, all amounts invested under the 2023 SAFEs are converted into the Company’s outstanding most senior shares based on a $24,600 valuation divided by number of outstanding shares including any outstanding share options. The 2023 SAFEs will expire and terminate immediately upon the earliest to occur of (1) the issuance of shares upon its conversion due to equity financing or liquidity event, or upon maturity; or (2) the payment, or setting aside for payment, of amounts due to the occurrence of dissolution event.

As of June, July and August 2024, the 2023 SAFEs have matured. On August 28, 2024, the 2023 SAFE were converted into 305,085 Class A-3B Ordinary.

d.	On April 9, 2024, the Board of Directors approved the issuance of additional SAFEs to certain shareholders and third parties up to the maximum aggregate amount of $1,500, which increased on August 28, 2024 to $2,000 (the “2024 SAFEs”). The Company raised $1,000 under the 2024 SAFEs during the year ended December 31, 2024. In addition, 2024 SAFEs in the amount of $636 were issued in connection with the discharge of the Company’s obligations under the July 2022 Loan and February 2023 Loan (see Note 3).

The 2024 SAFEs investors are entitled to the rights and privileges set forth in the agreement, which include the issuance of the most senior shares outstanding upon conversion of the 2024 SAFEs in the event that an initial public offering, merger, acquisition, qualified equity financing or other liquidity event occurs prior to the termination of the 2024 SAFEs as defined in the related agreement. The investors will  receive a 35% discount on the share price in any of such event. If a dissolution event occurs prior to the termination of the 2024 SAFEs, each SAFE investor will be entitled to receive, prior to consummation of the dissolution event, a portion of the related proceeds equal to its investment amount, or in case the applicable proceeds upon dissolution are insufficient to permit a full payment of the amounts invested under the 2024 SAFEs, a prorated amount in par with the other SAFE investors. If such events had not occurred within 18 months of the execution of the 2024 SAFEs, all amounts invested under the 2024 SAFEs are converted into the Company’s outstanding most senior shares based on the previous round of equity financing consummated discounted in 35% and divided by number of outstanding shares including any outstanding share options. The 2024 SAFEs will expire and terminate immediately upon the earliest to occur of (1) the issuance of shares upon its conversion due to a qualified equity financing or liquidity event as aforesaid, or upon maturity; or (2) the payment, or setting aside for payment, of amounts due to the occurrence of a dissolution event.

e.	The Company measured the 2022 SAFEs, the 2023 SAFEs and 2024 SAFEs upon receiving the cash and on each period end at its fair value in accordance with ASC 825-10 with the changes in fair value reported in the condensed consolidated statements of operations.

The SAFEs were valued at the end of the year using a probability-weighted expected return model, which incorporated significant unobservable inputs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

The Company used the following significant inputs in measuring the SAFEs:

	December 31,	December 31,
	2024	2023
Fair value of Ordinary Share*	$3.40	$4.12
Weighted average cost of capital	23.5%	21.70%
Risk free rate	4.16% - 4.24%	5.06%
Time to maturity	0.49-0.93	0.48

*	Including inputs and assumptions on the likelihood of a SAFE mandatory conversion, qualified equity financing or liquidity event or dissolution.

NOTE 5:	FAIR VALUE MEASUREMENTS

The following table provide the liabilities carried at fair value measured on a recurring basis:

Fair Value Measured as of December 31, 2024

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities	$-	$-	$1,802	$1,802
Total financial liabilities at fair value	$-	$-	$1,802	$1,802

Fair Value Measured as of December 31, 2023

Financial liabilities at fair value:	Level 1	Level 2	Level 3	Total
Convertible securities	$-	$-	$1,830	$1,830
Total financial liabilities at fair value	$-	$-	$1,830	$1,830

The changes in the fair value of the Company’s Level 3 financial liabilities, which are measured on a recurring basis are as follows:

Convertible securities

January 1, 2023	$1,054
Proceeds from issuance of 2023 SAFE	995
Change in fair value of convertible securities	(219)
December 31, 2023	$1,830
Proceeds from issuance of 2024 SAFEs	1,000
Conversion of SAFEs to Ordinary Shares*	(2,107)
Conversion of short-term debt from shareholders to 2024 SAFEs	636
Change in fair value of convertible securities	443
December 31, 2024	$1,802

(*) This amount is measured based on the fair value of the Class A-3A Ordinary Shares and Class A-3B Ordinary Shares issued upon the conversion of the 2022 SAFEs and 2023 SAFEs, respectively (see Note 4b and 4c). The fair value of such shares is based on a probability-weighted expected return model. The calculation incorporated significant unobservable inputs, including inputs and assumptions on the likelihood of consummation of an IPO.

There were no transfers between fair value measurement levels during the years ended December 31, 2024 and 2023.

The estimated fair value of the Company’s cash and cash equivalents, restricted cash, other current assets, accounts payable, accrued expense and other current liabilities and short-term debt from shareholders approximates their carrying values as these financial instruments are highly liquid or short-term in nature.

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NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

NOTE 6:-	CONTINGENT LIABILITIES AND COMMITMENTS

Litigation

a.	From time to time, the Company may be involved in various claims and legal proceedings. The Company reviews the status of each matter and assesses its potential financial exposure. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. The Company discloses pending claims and legal proceedings litigation if the Company believes a possibility exists that the claims and legal proceedings litigation will have a material effect on its financial results. Legal costs are accounted for as they are incurred.

b.	In May 2022, the Company received a letter from a supplier associated with the Taffix business, which demanded that the Company pay professional fees billed to the Company in connection with services provided by the supplier. In August 2022, the supplier commenced legal proceedings in the magistrate court of Tel Aviv, in an amount of $92. The Company recorded the entire contractual expenses prior to January 1, 2023 and a liability of $92 is recorded as current liabilities related to discontinued operations within the Company’s consolidated balance sheets as of December 31, 2024 and 2023.

Commitments

a.	In May 2019, the Company entered into a license agreement (“License Agreement”) with Formulex Pharma Innovations Ltd. (“Formulex”). Formulex is an Israeli corporation, owned by the Company’s shareholders, Mr. Ehud Gilboa, Dr. Dalia Megiddo and Dr. Ronnie Herschman. Pursuant to the License Agreement, Formulex granted the Company a license for the development, manufacture and commercialization of Formulex’s patent for dry powder compositions for intranasal delivery and rights in the know-how of its intranasal and inhaled formulations, combination products, and particle engineering, together, the Licensed Products. Also pursuant to the License Agreement, the Company pay Formulex royalties of the Licensed Products in the amount of 0.5% of net sales of the licensed products, which are capped at $100 in the aggregate. The royalty payment period commenced on the effective date of the agreement and will continue on a country-by-country, product-by-product basis for the longer of: (i) 15 years from the date of the first commercial sale of such Licensed Product in such country, or (ii) until the licensed patent expires in such country. The Company may terminate the License Agreement for any reason upon 60 days prior written notice. In the event of such termination, the Company has the right to acquire the Licensed Technology in an amount equal to the difference between the amount of royalty actually paid to Formulex prior to the date of termination and the amount of $100. Termination of the agreement does not relieve the parties of obligation accrued prior to such termination.

In June 2019, the Company entered into a service agreement with Formulex, as subsequently amended in March 2020, to facilitate the flow of information and know how, as well as help develop the Company products. The Company pays $5 a month under the service agreement. The services agreement automatically renews every year for a period of one year, unless terminated by either party upon 30 days’ written notice, in accordance with the terms and conditions set forth therein. In connection with the same, Formulex provided the Company with one-time development services in 2024 and 2023 for additional fees of $0 and $22, respectively.

In August 2024,  the Company signed an additional agreement with Formulex to provide services which support the Company in providing services to the governmental body (see Note 6b). As of December 31, 2024, an amount of $116 paid by the Company for future services to be provided by Formulex to the Company is recorded in the consolidated balance sheet as part of prepaid expenses and other current assets .

b.

In July 2024 the Company entered in a non-recurring research arrangement with a government body to perform research and development activities in connection with a new formulation, that is intended to be used through intranasal delivery. As of December 31, 2024, the research and development activity related to that arrangement have not commenced, and an amount of $108 received as advance from the governmental body is recorded in the consolidated balance sheet as part of accrued expenses and other current liabilities.

c.

In September 2019, the Company entered into a master service agreement and schedules of work (the  “Aptar Agreement”) with Aptar Group Inc. (“Aptar”) under which Aptar granted the Company technology access to co-development and support for the development and submissions to regulatory bodies of intranasal to deliver NS001 and NS002 using Aptar’s technology.

F-16

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

In connection with NS001, the Company is required to pay Aptar up to $1,350 in the aggregate comprising of $200 in development stage, $350 upon submission of New Drug Application (“NDA”) with the U.S. Food and Drug Administration (“FDA”) (or equivalent body outside the U.S.) and  $800 at market launch. The Company paid $200 to Aptar prior to January 1, 2022. In August 2021, the Company entered into a change order with respect to NS001, for the provision of additional services and deliverables to be provided by Aptar for an additional fee of 100 Euro ($103), out of which 40 ($41) Euro paid to Aptar prior to January 1, 2022, and the remaining amounts will be paid upon NDA submission and FDA approval of NS001.

In connection with NS002, the Company is required to pay Aptar up to $675 in the aggregate comprising of $150 in development stage, $225 upon submission of NDA with the FDA (or equivalent) and $300 at market launch. The Company paid $150 to Aptar prior to January 1, 2022.

The Company is also obligated to pay Aptar for each final product that achieves certain sales-based milestone events and tiered royalties on net sales of each final product by the Company or its affiliates or sublicensees at rates ranging from a low single-digit percentage, depending on the total annual worldwide net sales of each such final product up to seven years after first commercial sale. The Aptar Agreement has an early termination fee in case the Company terminate NS001 or NS002 programs for whatever reason, other than a breach of the agreement by Aptar, of $450 for each product.

In April 2021, the Company entered into an agreement with Aptar’s subdivision, NextBreath, which is subject to terms and conditions of the Aptar Agreement, to perform laboratory and development services in connection with NS001. For the services received under the agreement by April 2022, there is an amount of $529 outstanding payable to Aptar, which has not been paid to date.

On June 15, 2022, Aptar sent Nasus a Notice of Default Letter, which followed by Notice of Termination Letter sent on October 5, 2022, in which Aptar claimed for alleged breach of the contractual obligations of the Aptar Agreement made by Nasus and stated the outstanding amounts of $529 and in addition a termination fee of $450 related to NS001. The Company did not agree with the alleged breach made by Aptar and the existence of any grounds for termination of the Aptar’s Agreement. Since then, the Company and Aptar discussed and exchanged further correspondence, but were unable to resolve the claims and allegations made by each party. There is no legal proceeding between Nasus and Aptar. As of December 31, 2024 and 2023, a liability of $529   is recorded as accounts payable within the consolidated balance sheets. The Company has not recorded a liability for the termination fees of $900 ($450 for NS001 and $450 for NS002), as the Company believes it is not probable that it will be required to pay such amounts.

F-17

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

NOTE 7:	SHAREHOLDERS’ DEFICIT

a.	The Company’s authorized capital shares consist of 13,266 thousand shares of Ordinary Shares, comprised of: 9,540 thousand Class Ordinary Shares, 816 thousand Class A Ordinary Shares; 1,431 thousand Class A-1 Ordinary Shares; 477 thousand Class A-2 Ordinary Shares; 525 thousand Class A-3 Ordinary Shares ,172 thousand Class A-3A; and 305 thousand Class A-3B Ordinary Shares, of which 7,363 shares were issued and outstanding. Holders of each share class have the right to one vote per share. All share classes have the similar rights attached to them (noting that there are certain shareholders rights which are triggered based on a holding rate ), except that, (i) Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares, Class A-3; Class A-3A Ordinary Shares; and Class A-3B Ordinary Shares differ in Original Issue Price (as prescribed in the Company’s Articles of Association and noted below), (ii) while the Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares ,Class A-3 Ordinary Shares Class A-3A Ordinary Shares and Class A-3B Ordinary Shares are entitled to certain conversion ratio adjustments, such adjustment is affected by split or reverse split of such shares (with no special rights provided as down-round protection) and (iii) the appointment of board members is not determined at a general meeting, but rather through a specific mechanism of nomination, as detailed in the Company’s Articles of Association. Subject to the forgoing, each Class of the Company’s Ordinary Shares are treated equally, identically and rateably, on a per share basis, with respect to any dividends or distributions as may be declared and paid from time to time. Upon the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, holders of Ordinary Shares will be entitled to receive rateably all assets of the Company available for distribution to its shareholders. None of the shares have preferred rights in liquidation preferences or redemption rights. Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares, Class A-3 Ordinary Shares, Class A-3A Ordinary Shares and Class A-3B Ordinary Shares will automatically be converted into Ordinary Shares upon completion of an IPO. See also Note 14(f) for changes made to the share capital of the Company after December 31, 2024.

b.	Each of Class A Ordinary Shares; Class A-1 Ordinary Shares; Class A-2 Ordinary Shares; Class A-3 Ordinary Shares; Class A-3A Ordinary Shares; and Class A-3B Ordinary Shares is convertible, at the option of the holder at any time, into the number of Class Ordinary Shares as is determined by dividing the original issue price for such series of shares by the conversion price for such series of shares that is in effect at the time of conversion. The conversion price, adjusted to give effect to the forward stock split described in Note 7(c), for Class A Ordinary Shares; Class A-1 Ordinary Shares; Class A-2 Ordinary Shares; Class A-3 Ordinary Shares; Class A-3A Ordinary Shares; and Class A-3B Ordinary Shares is. $1.2264, $2.9931, $4.2965 and $6.0462, a price of applicable per share regarding each respective 2022 SAFE, as adjusted, and applicable price per share regarding each respective 2023 SAFE, as adjusted, respectively. The applicable conversion price of each is subject to adjustment upon share splits or combinations, recapitalizations, of the Company’s Class Ordinary Shares, and distribution of bonus shares.

Each of Class A Ordinary Shares; Class A-1 Ordinary Shares; Class A-2 Ordinary Shares; Class A-3 Ordinary Shares; Class A-3A Ordinary Shares and Class A-3B Ordinary Shares will automatically be converted into Class Ordinary Shares, at the then effective conversion price, upon the consummation of an initial public offering or the affirmative consent of the holders of majority of the Class A Ordinary Shares with respect to the Class A Ordinary Shares; (iii) the affirmative consent of the holders of majority of the Class A-1 Ordinary Shares with respect to the Class A-1 Ordinary Shares; (iv) the affirmative consent of the holders of majority of the Class A-2 Ordinary Shares with respect to the Class A-2 Ordinary Shares and (v) the affirmative consent of the holders of majority of the Class A-3 Ordinary Shares, with respect to the Ordinary A-3 Shares (vi) the affirmative consent of the holders of majority of the Class A-3A Ordinary Shares with respect to the Ordinary A-3A Shares; and, (vii) the affirmative consent of the holders of majority of the Class A-3B Ordinary Shares with respect to the Ordinary A-3B Shares.

c.	On August 28, 2024 the shareholders of the Company approved the issuance of Class A-3A Ordinary Shares and Class A-3B Ordinary Shares (see Note 7a and 7b).

d.	Subsequent to the balance sheet date, the shareholders of the Company approved to effect a forward share split at a ratio of 1-for-4.77008, which was effected on August 6, 2025.

All share and per share amounts for Ordinary Shares, Share Options and loss per share amounts have been adjusted to give retroactive effect to the forward share split for all periods presented in these financial statements. Any fractional shares that resulted from the reverse share split have been rounded up to the nearest whole share.

F-18

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

	December 31, 2024*		December 31, 2023*
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares

Class Ordinary Shares	9,540,160	4,770,409	9,540,160	4,770,409
Class A Ordinary Shares	815,684	766,476	815,684	766,476
Class A-1 Ordinary Shares	1,431,024	367,506	1,431,024	367,506
Class A-2 Ordinary Shares	477,008	465,479	477,008	465,479
Class A-3 Ordinary Shares	524,709	519,839	524,709	519,839
Class A-3A Ordinary Shares	171,723	168,112	-	-
Class A-3B Ordinary Shares	305,285	305,085	-	-
	13,265,593	7,362,906	12,788,585	6,889,709

*	After giving effect to the forward share split, see also Note 7(d).

NOTE 8:	SHARE-BASED PAYMENTS

Equity Incentive Plan – The Company has established the 2019 Incentive Option Plan (the “2019 Plan”) whereby the Company may grant share options to purchase its Class Ordinary Shares, for the purpose of providing incentives to our directors, officers, employees, office holders, service providers and their employees, or charitable entities. Share options granted under the 2019 Plan generally have 10-year terms and vest over a four-year period starting from the date specified in each agreement.

The maximum number of share options of Class Ordinary Shares that may be issued under the 2019 Plan is 246,170 shares. As of December 31, 2024, there were 54,140 share options available for issuance.

The following table presents a summary of share options activity for the years ended December 31, 2024 and 2023:

	Share Options	Weighted Average Exercise Price Per Share Option	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
Outstanding as of January 1, 2023	206,010	$2.64	7.23	$79
Granted	13,905	2.08		-
Exercised	-	-	-	-
Expired	(36,143)	1.89
Forfeited	(3,997)	4.30
Outstanding as of December 31, 2023	179,775	$2.71	6.36	$278
Granted	11,925	3.71
Exercised	-	-
Expired	-	-
Forfeited	-	-
Outstanding as of December 31, 2024	191,700	$2.77	5.64	227

Vested and Exercisable as of December 31, 2024	180,201	$2.72	5.06	$227

F-19

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

The aggregate intrinsic value was calculated as the difference between the exercise price of the share options and the fair value of the underlying Class Ordinary Shares as December 31, 2024 and 2023. The weighted-average grant-date fair value of share options granted during the years ended December 31, 2024 and 2023 was $1.72 and $2.33, respectively.

The following table sets forth the total share-based compensation expense resulting from share options granted to employees, directors and non-employee service  providers included in the Company’s consolidated statements of operations:

	Year ended December 31,
	2024	2023

Research and development	$9	$34
General and administrative	1	5

Total share-based compensation expenses	$10	$39

As of December 31, 2024, and 2023, unamortized share-based compensation expense was $16 and $6, respectively, related to non-vested share options, which is expected to be recognized over weighted average period of 0.9 and 0.46 years, respectively.

Fair Value of Share Options– The Company estimates the fair value of share option awards on the date of grant using the Black-Scholes option-pricing model. The Black-Scholes option-pricing model requires estimates of highly subjective assumptions, which affect the fair value of each share option. The assumptions used to estimate the fair value of share options granted are as follows:

	Year Ended December 31,
(Amounts in dollars, except percentages)	2024	2023
Expected volatility	63.63%	66%-68%
Expected dividends	0%	0%
Expected term (in years)	5.75	5-5.47
Risk free rate	4.64%	3.59%-3.66%
Fair value of Class Ordinary Shares	$3.47	$3.02-$2.64

F-20

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

●	Fair Value of Class Ordinary Shares – Since the Company’s Class Ordinary Shares are not publicly traded, the fair value of the Company’s Class Ordinary Shares was approved by the Company’s Board of Directors.

In estimating the fair value of the Company’s Class Ordinary Shares, management uses the assistance of third-party valuation specialist and consider factors management believes are material to the valuation process, including, but not limited to, the price at which recent equity was issued by the Company to independent third parties or transacted between third parties, actual and projected financial results, risks, prospects, and economic and market conditions, among other factors. Management believes the combination of these factors provides an appropriate estimate of the expected fair value and reflects the best estimate of the fair value of the Company’s Class Ordinary Shares at each grant date.

●	Expected Volatility – The expected volatility is based on the historical and implied volatility of similar companies whose stock or share option prices are publicly available, after considering the industry, stage of life cycle, size, market capitalization, and financial leverage of the other companies.

●	Risk-Free Interest Rate – The risk-free interest rate assumption is based on observed U.S. Treasury yield curve interest rates in effect at the time of grant appropriate for the expected term of the share options granted.

●	Expected term (years) – Expected term represents the period that the Company’s share option grants are expected to be outstanding. There is not sufficient historical share exercise data to calculate the expected term of the share options. Therefore, the Company elected to utilize the simplified method to value share option grants. Under this approach, the weighted-average expected life is presumed to be the average of the shortest vesting term and the contractual term of the share option.

●	Expected dividend yield – The Company does not anticipate paying any dividends in the foreseeable future.

NOTE 9:-	TAXES ON INCOME

a.	Tax rates applicable to the income of the Company:

The Israeli corporate income tax rate was 23% in 2024 and 2023.

The following table displays net deferred income tax:

	December 31,
	2024	2023

Deferred tax assets:

Net operating loss carryforward	$2,262	$2,476
Research and development	94	172
Vacation accrual	1	1
Gross deferred tax assets	2,357	2,649

Valuation allowance	(2,357)	(2,649)

Net deferred tax	$-	$-

b.	A reconciliation of the Company’s Israeli corporate income tax rate to effective tax rate is as follows:

	Year Ended December 31,
	2024	2023

Israel corporate income tax rate	23%	23%
Non-deductible share-based compensation	(0.16)%	(0.85)%
Effect of change in fair value of convertible securities	(28.92)%	20.97%
Change in valuation allowance	6.08%	(43.12)%

Effective tax rate	-%	-%

F-21

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

c.	Carry forward losses for tax purposes and other temporary differences:

As of December 31, 2024, the Company’s Israeli tax loss carryforward was approximately $10 million. Such losses can be carried forward indefinitely to offset against future taxable income of the Company.

Based on the available evidence, management believes that it is more likely than not that its deferred tax assets will not be realized and accordingly, a full valuation allowance has been provided.

d.	Final tax assessments:

As of December 31, 2024, all of Company’s tax assessments in Israel are not final.

e.	Uncertain tax positions:

The Company has reviewed the tax positions taken, or to be taken, in its tax returns for all tax years currently open to examination by a taxation authority. As of December 31, 2024, and 2023, the Company has not recorded any uncertain tax position liability.

NOTE 10:-	SEGMENT REPORTING

Segment information is prepared on the same basis that the Company’s chief operating decision maker (“CODM”), the Chief Executive Officer, manages the business, makes business decisions and assesses performance. The Company has one operating and reportable segment specializing in the development of intranasal drugs to treat emergency medical conditions, as described in Note 1(a). All of the Company’s assets are located in Israel.

The CODM assesses performance for this segment and decides how to allocate resources based on net loss. The measure of segment assets is reported on the balance sheet as cash and cash equivalents. The Chief Executive Officer performs the assessment of segment performance by using the reported measure of segment profit or loss to monitor actual results.

The table below summarizes the significant expense categories regularly reviewed by the CODM for the years ended December 31, 2024 and 2023:

	Year Ended December 31,
	2024	2023
Significant segment expenses
Payroll and payroll related (*)	$77	$62
Subcontractors and consultants (*)	444	737
Professional services (*)	583	142
Other	224	167
Other segment items:
Share-based compensation	10	39
Loss (income) from change in fair value of convertible securities	443	(219)
Interest expense	29	49
Other expense, net	2	28
Deferred issuance costs	(260)	-
Net loss (income) from discontinued operations	(20)	46
Net loss	$(1,532)	$(1,051)

(*) Excluding share-based compensation expenses and including costs capitalized as deferred issuance costs.

NOTE 11:-	NET LOSS PER SHARE ATTRIBUTABLE TO SHAREHOLDER

Basic net loss per share is computed using the weighted average number of shares of Ordinary Shares outstanding for the period. Diluted net loss per share reflects the effect of the assumed exercise of any share options, and the conversion of any convertible securities, in each case only in the periods in which such effect would have been dilutive.

For the years ended December 31, 2024 and 2023, net loss per share amounts were the same for Class Ordinary Shares, Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares, Class A-3 Ordinary Shares, Class A-3A Ordinary Shares and Class A-3B Ordinary Shares because the holders of each class are entitled to equal per share dividends.

F-22

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

The table below presents the computation of basic and diluted net loss per share:

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Numerator:
Loss from continuing operations	1,552	1,005
Net loss (income) from discontinued operations	(20)	46
Net loss attributable to holders of Ordinary Shares	$1,532	$1,051
Effect of dilutive securities:
Change in fair value of convertible securities related to dilutive effect*	-	361
Loss from continuing operations	1,552	1,366
Net loss (income) from discontinued operations	(20)	46
Net loss attributable to holders of Ordinary Shares and assumed conversions	$1,532	$1,412

Denominator***:
Weighted-average number of Ordinary Shares used to compute net loss per share, basic	7,027,725	6,889,708
Effect of dilutive securities:
2022 SAFE**	-	168,112
Weighted-average number of Ordinary Shares used to compute net loss per share, diluted	7,027,725	7,057,820

Net income (loss) per share, basic:
Continuing operations	(0.22)	(0.15)
Discontinued operations	0.00	(0.00)
Net loss per share, basic	$(0.22)	$(0.15)

Net income (loss) per share, diluted:
Continuing operations	(0.22)	(0.19)
Discontinued operations	0.0	(0.01)
Net loss per share, diluted	$(0.22)	$(0.20)

*	The dilutive effect on the numerator (net loss) in calculating the diluted net loss per share for the year ended December 31, 2023 represents the change in fair value in connection with the 2022 SAFEs.
**	The dilutive effect on the denominator (the weighted average number of Ordinary Shares) in calculating the diluted net loss per share for the year ended December 31, 2023 is based on the assumption the conversion of the 2022 SAFE into shares will occur upon its maturity.
***	After giving effect to the forward share split, see also Note 7(d).

The table below presents the number of securities that were excluded from the calculation of diluted net loss per share as the effect would have been anti-dilutive:

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Share options	191,700	179,777
2022 SAFE*	168,112	-
2023 SAFE**	305,085	305,085
2024 SAFE***	473,197	-

*	The weighted average number of Ordinary Shares in connection with the 2022 SAFE for the year ended December 31, 2024 is based on the conversion of the 2023 SAFE into shares on its maturity.
**	The weighted average number of Ordinary Shares in connection with the 2023 SAFE for the years ended December 31, 2024 and 2023 is based on the conversion of the 2023 SAFE into shares on its maturity.
***	The weighted average number of Ordinary Shares in connection with the 2024 SAFE for the year ended December 31, 2024 is based on the assumption the conversion of the 2024 SAFE into shares will occur upon its maturity.

NOTE 12:-	RELATED PARTIES

a.	Mr. Ehud Gilboa and Dr. Dalia Meggido are shareholders and each hold approximately 25% of the Company’s issued and outstanding Ordinary Shares. Mr. Gilboa is the Chairman of the Board of Directors and Dr. Meggido is a member of the Board of Directors, Chief Development Officer and Chief Medical Officer of the Company, and former Chief Executive Officer of the Company (until January 6, 2025).

b.	Dr. Ronnie Hershman is a member of the Board of Directors and beneficially holds approximately 18% of the Company’s outstanding Ordinary Shares.

c.	Mr. Gilboa and Dr. Meggido are each entitled to management fee of NIS 45 (approximately $13) plus customary social benefits of additional 25% of the management fee. In February 2022, both Mr. Gilboa and Dr. Meggido agreed to a voluntary deferral of such fee of NIS 9 (approximately $3), and an additional deferral of NIS 18 (approximately $5) in November 2022. As of December 31, 2024 and 2023, the aggregate deferred liability amounted to $530 and $318, respectively. For the years ended December 31, 2024 and 2023, management fees in the amount of $369 and 366, respectively, recorded as operating expense within the Company’s consolidated statements of operations. See Notes 14(d) and 14(e) for changes in 2025 to the these arrangements with Mr. Gilboa and Dalia Meggido.

F-23

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

d.	Mr. Gilboa subleases office space for a monthly fee of NIS 12 (approximately $3) and Topnotch Consultancy (2009) Ltd., a company owned by Mr. Gilboa, provides the Company with secretarial services for a monthly fee of NIS 15 (approximately $4), which increased from a monthly fee of NIS 5 (approximately $2) starting April 2024.

e.	Mr. Gilboa, Dr. Megiddo and Dr. Ronnie Hershman have all participated in SAFEs issued by the Company (see Note 4). Mr. Gilboa, Dr. Megiddo, Formulex and Dr. Hershman invested $35, $35 $30 and $100 respectively in the 2022 SAFEs, Dr. Hershman invested $100 in the 2023 SAFEs, Mr. Gilboa, Dr. Megiddo and Dr. Hershman invested $50, $50 and $100 respectively in the 2024 SAFEs.

f.	Mr. Gilboa, Dr. Megiddo and Dr. Ronnie Hershman invested $10, $10 and $290 in the short-term debt from shareholders as part of the July 2022 Loan and the February 2023 Loan, which was later exchanged to 2024 SAFEs (see Note 3).

g.	Mr. Gilboa, Dr. Megiddo and Dr. Hirshman are major shareholders of Formulex which granted services and additional services and license to the Company (see Notes 6).

h.	The following related party balances are included in the consolidated balance sheets:

	December 31, 2024	December 31, 2023
CURRENT ASSETS
Prepaid expenses and other current assets	$116	$-
CURRENT LIABILITIES:
Short-term debt from shareholders	$-	$344
Convertible securities	$605	$365
Accrued expense and other current liabilities	$711	$451

i.	The following related party transactions are included in the consolidated statements of operations:

	Year ended	Year ended
	December 31, 2024	December 31, 2023

Research and development	$208	$228
General and administrative	$307	$288
Interest expense	$17	$27

NOTE 13:-	DISCONTINUED OPERATIONS

During 2020, the Company’s research and development team in Israel developed a nasal powder that creates a hostile microenvironment in the nose where many airborne viruses can’t survive, which was marketed as Taffix (“Taffix”). At the end of 2021, the Company started the wind-down of Taffix by selling of all the manufacturing equipment, ceasing marketing efforts, seeking alternatives, fulling final orders but not accepting new orders, disposal of inventory and terminating of engagements with employee contractors and manufacturers. As of December 2022, the Company was no longer engaged in the development, production, marketing or sales of Taffix.

F-24

NASUS PHARMA LTD. AND ITS SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Amounts in thousands, except share and per share amounts)

In accordance with applicable accounting guidance, the results of Taffix are presented as net income (loss)  from discontinued operations in the consolidated statements of operations. Further, the Company reclassified the liabilities of Taffix current liabilities related to discontinued operations on the consolidated balance sheets as of December 31, 2024 and 2023. The consolidated statements of cash flows are presented on a consolidated basis for both continuing operations and discontinued operations.

The following table presents key components of “Net income (loss)  from discontinued operations”:

	Year ended December 31,
	2024	2023

General and administrative expense	(4)	(44)
Other income (expense), net	24	(2)
Net income (loss) from discontinued operations	$20	$(46)

The following table presents liabilities that are classified as discontinued operations on the consolidated balance sheets:

	December 31, 2024	December 31, 2023
Liabilities
Current Liabilities:
Accounts payable	$142	$158
Accrued expense and other current liabilities	92	85
Advances from customers	255	270

Current liabilities related to discontinued operations	$489	$513

NOTE 14:	SUBSEQUENT EVENTS

The Company evaluated subsequent events from the date of the consolidated balance sheet of December 31, 2024 through March 21, 2025, the date the consolidated financial statements were available to be issued, and has determined that, there have been no subsequent events that require recognition or disclosure in the consolidated financial statements as follows :

a.	In January through March 2025, the Company entered into agreements to raise additional $280 under the terms of the 2024 SAFEs (see Note 4). The proceeds from the issuance of the additional 2024 SAFEs were received during February and March 2025.
b.

In January 2025, the Board of Directors approved the engagement with Dan Teleman as Chief Executive Officer (“CEO”). The CEO is entitled to a gross monthly salary in the amount of NIS 30 ($8) beginning January 7, 2025 and until March 2025. Beginning April 1, 2025, the CEO is entitled to a gross monthly salary of NIS 40 ($11), to be increased to NIS 70 ($19) as of and subject to consummation of the IPO until the first anniversary of the IPO, and thereafter to NIS 75 ($21) until the second anniversary of the IPO and to NIS 80 ($22) thereafter. Additionally, the CEO will be entitled to an annual bonus in between 10%-20% of his annual gross salary (the “CEO Annual Bonus”).

The CEO also entitled for other benefits such as reimbursement of expenses and certain bonus payments, including a one-time bonus payment of NIS 120 ($33) upon and subject to consummation of the IPO (the “CEO IPO Bonus”).
In March 2025, the shareholders and the Board of Directors approved, subject to the consummation of the IPO, the following amendments to the agreement with the CEO (1) an increase in the CEO Annual Bonus from 10%-20% of his annual gross salary to 20%-30%; (2) one-time bonus of $75 if the Phase 3 clinical trial of NS002 successfully meets its primary end-point; and (3) an increase in the CEO IPO Bonus to NIS 240 ($66).

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c.	In January 2025, the Company granted the CEO and its Director of Finance 318,856 share options and 27,681 share options, respectively, to purchase 346,537 Class Ordinary Shares at an exercise price of $6.05. The share options are to vest over a period of 36 months, commencing January 7, 2025, with the share options granted to the CEO vesting fully upon change of control, other than IPO, as defined in the agreement. In addition, the Company increased the maximum number of Ordinary Shares reserved for issuance under the 2019 Plan by 477,008, from 246,170 Ordinary Shares to 723,178 Ordinary Shares.
d.	In March 2025, the shareholders and the Board of Directors approved compensation adjustments upon completion of the IPO to Mr. Udi Gilboa, as follows: (i) NIS 86 ($24) monthly consultation fee in the first year following the IPO, (ii) NIS 90 ($25) monthly consultation fee in the second year following the IPO, and (iii) NIS 95 ($26) monthly consultation fee from the third year following the IPO; (iv) monthly car allowance and maintenance expenses of NIS 4 ($1); (v) annual bonus of up to 25% of the annual consulting fees, the specific amount of which is subject to further approval of our Board of Directors; and (vi) one-time bonus of NIS 905 plus VAT ($250) upon completion of the IPO. Further, the compensation committee and Board of Directors, may grant Mr. Gilboa: (i) a special bonus of up to 1.5% of the proceeds of a qualified merger, sale, or assignment as provided therein; (ii) an equity financing bonus equal to up to 2% of the cash proceeds in a private placement or other equity financing transaction, and (iii) a one-time bonus for special efforts performed by Mr. Gilboa and/or in respect of the significant contribution of Mr. Gilboa to the Company’s operations, special projects or extra ordinary achievements which are not in the Company’s ordinary course of business.
e.	In March 2025, the Board of Directors and the Company’s shareholders approved compensation adjustments upon completion of the IPO to Dr. Dalia Megiddo, as follows: (i) NIS 86 ($24) monthly consultation fee in the first year following the IPO, (ii) NIS 97 ($27) monthly consultation fee in the second year following the IPO, and (iii) NIS 106 ($29) monthly consultation fee from the third year following the IPO; (iv) monthly car allowance and maintenance expenses of NIS 4 ($1); (v) annual bonus of up to 25% of annual consulting fees, subject to approval of our Board of Directors; one-time bonus of NIS 724 plus VAT ($200) upon completion of the IPO. Further, the compensation committee and the Board of Directors, may grant Dr. Megiddo (i) a special bonus of up to 1.5% of the proceeds of a qualified merger, sale, or assignment as provided therein; (ii) a one-time bonus for special efforts performed by Dr. Megiddo and/or in respect of the significant contribution of Dr. Megiddo to the Company’s operations, special projects or extra ordinary achievements which are not in the Company’s general course of business; (iii) a bonus of NIS 905plus VAT ($249) upon NDA submission for NS002 to the FDA; and (iv) a bonus of NIS 1,811 plus VAT ($497) upon FDA approval of an NDA for NS002.
f.

On March 17, 2025, the shareholders approved, subject to the effectiveness of the registration statement, the following changes to the Company’s share capital, which will take place on the effective date of the registration statement:

1.	Convert all shares of Class A Ordinary Shares, Class A-1 Ordinary Shares, Class A-2 Ordinary Shares, Class A-3 Ordinary Shares, Class A-3A Ordinary Shares and Class A-3B Ordinary Shares into Class Ordinary Shares on a ratio of 1-for-1;

2.	Execute a change in the par value of its Class Ordinary Shares such that following the change the Class Ordinary Shares have no par value; and

3.	Increase the Company’s authorized Class Ordinary Shares by 9,536 thousand shares. Following such increase, the Company’s authorized capital shares will consist of 22,802 thousand shares of Class Ordinary Shares, no par value.

g.

On August 6, 2025, the Company effected a forward share split at a ratio of 1-for-4.77008 (“Forward Share Split”). All shares and per share data in these financial statements have been retrospectively adjusted to reflect the Forward Share Split.

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1,250,000 Ordinary Shares

Nasus Pharma Ltd.

PRELIMINARY PROSPECTUS

Laidlaw & Company (UK) Ltd.	CRAFT CAPITAL MANAGEMENT LLC

               , 2025

Through and including            , 2025 (the 25th day after the date of this offering), all dealers effecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors, Officers and Employees

Indemnification

The Israeli Companies Law 5759-2999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;
●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court,: (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceedings of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and
●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and
●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We have entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

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Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to certain office holders or under certain circumstances, also by the shareholders.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 7. Recent Sales of Unregistered Securities

Set forth below are the sales of all securities by the Company since August 2022, which were not registered under the Securities Act. The Company believes that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.

In February 2023, we received a loan in an aggregate amount of $60 thousand from Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa, or the February 2023 Loan, under substantially the same terms as the July 2022 Loan, for a term of twelve (12) months, at an interest rate of 8% per annum. A definitive agreement for the February 2023 Loan was not executed. On August 28, 2024, we and each of Dr. Ronnie Hershman, Dr. Dalia Megiddo, and Mr. Udi Gilboa entered into an exchange letter, or the February 2023 Loan Exchange Letter, according to which our obligations in connection with the February 2023 Loan were discharged in consideration for the issuance of a SAFE under the same terms as the 2024 SAFEs, under which Dr. Ronnie Hershman was deemed to have invested an amount of $43,954, Dr. Dalia Megiddo was deemed to have invested an amount of $11,286, and Mr. Udi Gilboa was deemed to have invested an amount of $10,963 in said SAFEs.

In March 2023 through April 2023, we entered into SAFEs for aggregate proceeds of $995,000, collectively, the 2023 SAFEs, Per the terms of the 2023 SAFEs, since an initial public offering, merger, acquisition, equity financing other liquidity event or dissolution event did not take place within 15 months from the execution of the 2023 SAFEs, on August 28, 2024, the subscription amounts under such SAFEs were converted into 305,085 Class A-3B Ordinary Shares. Upon the effectiveness of the registration statement for this offering, such Class A-3B Ordinary Shares will automatically convert into Ordinary Shares.

In March 2024 through March 2025, we entered into SAFEs in the aggregate amount of $1,986,500, or the 2024 SAFEs, of which $300 thousand were canceled and terminated during November 2024. In addition, pursuant to the terms of the July 2022 Loan Exchange Letter and the February 2023 Loan Exchange Letter, the July 2022 Loan and February 2023 Loan were converted into 2024 SAFEs in the amount of $570,364 and $66,203, respectively; however, no additional proceeds were received pursuant to said exchanges. Per the terms of the 2024 SAFEs, upon an initial public offering, merger, acquisition, qualified equity financing or other liquidity event, the subscription amounts under such SAFEs will be converted into our Ordinary Shares upon the effectiveness of the registration statement for this offering at a conversion price reflecting a discount of 35%. However, if such events do not occur within 18 months of the execution of such SAFEs, such SAFEs will be converted into our securities of such class of shares having certain rights identical to the respective rights of the most senior class of shares on the basis of a previous round of equity financing consummated by the Company at a conversion price reflecting a discount of 35%, as prescribed in such SAFEs.

Since August 2022, we granted our directors, officers, consultants and employees options to purchase 372,367 Ordinary Shares under our 2019 Incentive Option Plan, at an exercise price ranging between $0.002 and $6.05 per Ordinary Share. Further, since March 2022, 329 Ordinary Shares were issued upon exercise of options at an exercise price of $8.80, and options to purchase 79,164 Ordinary Shares were forfeited and expired.

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Item 8. Exhibits and Financial Statement Schedules

Exhibits:

Exhibit Number	Exhibit Description

1.1*	Form of Underwriting Agreement.
3.1*	Articles of Association of Nasus Pharma Ltd.
3.2*	Articles of Association of Nasus Pharma Ltd. to be in effect upon the effectiveness of the registration statement for this offering.
4.1*+	Form of Indemnification Agreement.
4.2*	Form of Underwriter’s Warrants.
4.3*+	Nasus Pharma Compensation Policy.
5.1*	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Nasus Pharma Ltd.
5.2*	Opinion of Sullivan & Worcester LLP, U.S. counsel to Nasus Pharma Ltd.
10.1*	Nasus Pharma 2019 Incentive Option Plan.
10.2*	License Agreement, dated May 1, 2019, by and between Nasus Pharma Ltd. and Formulex Pharma Innovations Ltd.
10.3*	Form of 2022 SAFE.
10.4*	Form of 2023 SAFE.
10.5*	Form of 2024 SAFE.
23.1**	Consent of Brightman Almagor Zohar & Co., a firm in the Deloitte Global Network.
23.2*	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1).
23.3*	Consent of Sullivan & Worcester LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).
99.1*	Consent of David Silberman as director nominee.
99.2*	Consent of Dr. Sharon Shacham as director nominee.
99.3*	Consent of Isaac Israel as director nominee.
107*	Filing Fee Table.

*	Previously filed.
**	Filed herewith.
+	Indicates a management contract or any compensatory plan, contract or arrangement.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness of the date of the first contract or sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date and underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

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ii.	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned registrant hereby undertakes that:

(1)	That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel, on August 7, 2025.

Nasus Pharma Ltd.

By:	/s/ Dan Teleman
Dan Teleman
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dan Teleman	Chief Executive Officer	August 7, 2025
Dan Teleman	(Principal Executive Officer)

/s/ Oren Elmaliach	Director of Finance	August 7, 2025
Oren Elmaliach	(Principal Financial and Accounting Officer)

/s/ Udi Gilboa	Co-Founder and Executive Chairman of the	August 7, 2025
Udi Gilboa	Board of Directors

/s/ Dr. Dalia Megiddo	Co-Founder, Director	August 7, 2025
Dr. Dalia Megiddo

/s/ Dr. Ronnie Hershman	Director	August 7, 2025
Dr. Ronnie Hershman

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SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Nasus Pharma Ltd., has signed this registration statement on August 7, 2025.

/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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